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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ADVENT SOFTWARE, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: common stock, par value $0.01 per share, of Advent Software, Inc.
(2)	Aggregate number of securities to which transaction applies:
As of February 9, 2015, 52,512,213 shares of common stock; 819,249 shares of common stock issuable upon the exercise of stock options; 1,480,645 shares of common stock underlying restricted stock units; and 3,524,549 shares of common stock issuable upon the exercise of stock appreciation rights.
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
The maximum aggregate value was determined based upon the sum of: (A) 52,512,213 shares of common stock multiplied by $44.25 per share; (B) options to purchase 819,249 shares of common stock multiplied by $24.77 (the difference between $44.25 and the weighted average exercise price of $19.48 per share); (C) 1,480,645 shares of common stock underlying restricted stock units multiplied by $44.25 per share; and (D) 3,524,549 shares of common stock issuable upon exercise of stock appreciation rights multiplied by $26.35 (the difference between $44.25 and the weighted average exercise price of $17.90 per share). In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying the sum calculated in the preceding sentence by 0.0001162.
	(4)	Proposed maximum aggregate value of transaction: $2,502,348,630.38
	(5)	Total fee paid: $290,772.91
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

Advent Software, Inc.
600 Townsend Street
San Francisco, CA 94103

[    •    ], 2015

To the Stockholders of Advent Software, Inc.:

          You are cordially invited to attend a special meeting of stockholders (the "Special Meeting") of Advent Software, Inc., a Delaware corporation ("Advent", the "Company", "we", "us", or "our") to be held on [    •    ], 2015, at [    •    ], Pacific time, at [    •    ].

          At the Special Meeting, you will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the "Merger Agreement"), dated as of February 2, 2015, by and among Advent, SS&C Technologies Holdings, Inc., a Delaware corporation ("SS&C"), and Arbor Acquisition Company, Inc. ("Merger Sub"), a Delaware corporation and a wholly-owned subsidiary of SS&C. Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into Advent (the "merger"), and Advent will become a wholly-owned subsidiary of SS&C. At the Special Meeting, you will also be asked to approve, on a non-binding, advisory basis, the compensation that will or may become payable to Advent's named executive officers in connection with the merger.

          If the merger is completed, you will be entitled to receive $44.25 in cash, without interest, for each share of common stock that you own (unless you have properly exercised and not withdrawn appraisal rights under Delaware law), which represents a premium of: (1) approximately 44% to the closing price of Advent's common stock on January 9, 2015, prior to an increase in share price and trading volume, and related analyst commentary regarding speculation concerning Advent as a takeover target; (2) approximately 26% to the all-time high of the trading price for Advent's common stock prior to January 9, 2015 (as adjusted for dividends); and (3) approximately 7% to the closing price of Advent's common stock on February 2, 2015, the day on which Advent entered into the Merger Agreement.

          The Board of Directors of Advent (the "Board of Directors"), after considering the factors more fully described in the enclosed proxy statement, has unanimously (1) determined that the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement are advisable and in the best interests of Advent and its stockholders; and (2) adopted and approved the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement. The Board of Directors recommends that you vote (1) "FOR" the adoption of the Merger Agreement; (2) "FOR" the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) "FOR" the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable to Advent's named executive officers in connection with the merger.

          The enclosed proxy statement provides detailed information about the Special Meeting, the Merger Agreement and the merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement. The proxy statement also describes the actions and determinations of the Board of Directors in connection with its evaluation of the Merger Agreement and the merger. We encourage you to read the proxy statement and its annexes, including the Merger Agreement, carefully and in their entirety, as they contain important information.

          Whether or not you plan to attend the Special Meeting in person, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you attend the Special Meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted.

          If you hold your shares in "street name", you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.

          Your vote is very important, regardless of the number of shares that you own. We cannot complete the merger unless the proposal to adopt the Merger Agreement is approved by the affirmative vote of the holders of at least a majority of the outstanding shares of common stock.

          If you have any questions or need assistance voting your shares, please contact our Proxy Solicitor:

MacKenzie Partners, Inc.
105 Madison Avenue
New York, New York 10016
Call Toll-Free: (800) 322-2885
Call Collect: (212) 929-5500

          On behalf of the Board of Directors, I thank you for your support and appreciate your consideration of this matter.

Sincerely,
[•] David Peter F. Hess Chief Executive Officer and President

          The accompanying proxy statement is dated [    •    ], 2015 and, together with the enclosed form of proxy card, is first being mailed on or about [    •    ], 2015.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

Advent Software, Inc.
600 Townsend Street
San Francisco, CA 94103

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [    •    ], 2015

         Notice is hereby given that a special meeting of stockholders (the "Special Meeting") of Advent Software, Inc., a Delaware corporation ("Advent", the "Company", "we", "us", or "our") will be held on [    •    ], 2015, at [    •    ], at [    •    ], Pacific time, at [    •    ], for the following purposes:

           1.      To consider and vote on the proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the "Merger Agreement"), dated as of February 2, 2015, by and among Advent, SS&C Technologies Holdings, Inc., a Delaware corporation ("SS&C"), and Arbor Acquisition Company, Inc. ("Merger Sub"), a Delaware corporation and wholly-owned subsidiary of SS&C. Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into Advent (the "merger"), and Advent will become a wholly-owned subsidiary of SS&C;

           2.      To consider and vote on any proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting;

           3.      To consider and vote on the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable to Advent's named executive officers in connection with the merger; and

           4.      To transact any other business that may properly come before the Special Meeting or any adjournment, postponement or other delay of the Special Meeting.

         Only stockholders of record as of the close of business on [    •    ], 2015 are entitled to notice of the Special Meeting and to vote at the Special Meeting or any adjournment, postponement or other delay thereof.

         The Board of Directors unanimously recommends that you vote (1) "FOR" the adoption of the Merger Agreement; (2) "FOR" the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) "FOR" the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable to Advent's named executive officers in connection with the merger.

         Whether or not you plan to attend the Special Meeting in person, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you attend the Special Meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted. If you hold your shares in "street name", you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.

By the Order of the Board of Directors,
[•] Randall Cook Senior Vice President, General Counsel & Secretary

Dated: [    •    ], 2015

YOUR VOTE IS IMPORTANT

        WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE (1) BY TELEPHONE; (2) THROUGH THE INTERNET; OR (3) BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. You may revoke your proxy or change your vote at any time before it is voted at the Special Meeting.

        If you hold your shares in "street name", you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.

        If you are a stockholder of record, voting in person by ballot at the Special Meeting will revoke any proxy that you previously submitted. If you hold your shares through a bank, broker or other nominee, you must obtain a "legal proxy" in order to vote in person at the Special Meeting.

        If you fail to (1) return your proxy card; (2) grant your proxy electronically over the Internet or by telephone; or (3) attend the Special Meeting in person, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote "AGAINST" the proposal to adopt the Merger Agreement but will have no effect on the other two proposals.

        We encourage you to read the accompanying proxy statement and its annexes, including all documents incorporated by reference into the accompanying proxy statement, carefully and in their entirety. If you have any questions concerning the merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of common stock, please contact our Proxy Solicitor:

MacKenzie Partners, Inc.
105 Madison Avenue
New York, New York 10016
Call Toll-Free: (800) 322-2885
Call Collect: (212) 929-5500

i

ii

iii

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

SUMMARY

        This summary highlights selected information from this proxy statement related to the merger of Arbor Acquisition Company, Inc. with and into Advent Software, Inc., which we refer to as the "merger", and may not contain all of the information that is important to you. To understand the merger more fully and for a more complete description of the legal terms of the merger, you should carefully read this entire proxy statement, the annexes to this proxy statement and the documents that we refer to in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section entitled "Where You Can Find More Information". The Merger Agreement is attached as Annex A to this proxy statement. We encourage you to read the Merger Agreement, which is the legal document that governs the merger, carefully and in its entirety.

        Except as otherwise specifically noted in this proxy statement, "Advent", the "Company", "we", "our", "us" and similar words refer to Advent Software, Inc., including, in certain cases, our subsidiaries. Throughout this proxy statement, we refer to SS&C Technologies Holdings, Inc. as "SS&C" and Arbor Acquisition Company, Inc. as "Merger Sub". In addition, throughout this proxy statement we refer to the Agreement and Plan of merger, dated February 2, 2015, by and among Advent, SS&C and Merger Sub, as it may be amended from time to time, as the "Merger Agreement".

Parties Involved in the Merger

  Advent Software, Inc.

        Advent is a leading provider of software and services to the global investment management industry. Advent offers software products and services for automating and integrating data and work flows across the investment management organization, as well as between the investment management organization and external parties. Advent's products are intended to increase operational efficiency, improve the accuracy of client information and enable better decision-making. Advent was founded and incorporated in 1983 in California and reincorporated in Delaware in November 1995.

        Advent's common stock is listed on The NASDAQ Global Select Market ("NASDAQ") under the symbol "ADVS".

  SS&C Technologies Holdings, Inc.

        SS&C is a leading provider of mission-critical, sophisticated software products and software-enabled services that allow financial services providers to automate complex business processes and effectively manage their information processing requirements. SS&C's portfolio of software products and rapidly deployable software-enabled services allows its clients to automate and integrate front-office functions such as trading and modeling, middle-office functions such as portfolio management and reporting, and back-office functions such as accounting, performance measurement, reconciliation, reporting, processing and clearing.

        SS&C's common stock is listed on NASDAQ under the symbol "SSNC".

  Arbor Acquisition Company, Inc.

        Merger Sub is a wholly-owned direct subsidiary of SS&C and was formed on January 22, 2015, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement.

The Merger and the Per Share Merger Consideration

        Upon the terms and subject to the conditions of the Merger Agreement, if the merger is completed, Merger Sub will merge with and into Advent, and Advent will continue as the surviving corporation and as a wholly-owned subsidiary of SS&C (the "Surviving Corporation"). As a result of the merger, Advent will cease to be a publicly traded company, all outstanding shares of Advent stock will be canceled and converted into the right to receive $44.25 per share in cash, without interest and less any applicable withholding taxes (the "Per Share Merger Consideration"), except for any shares owned by stockholders who are entitled to and who properly exercise and do not withdraw appraisal rights under the Delaware General Corporation Law (the "DGCL"), which will have the rights set forth in the DGCL, and except for any shares owned by Advent, SS&C, Merger Sub or any of their affiliates, which will be canceled. After the merger is completed, you will have the right to receive the Per Share Merger Consideration, or, if you properly exercise and do not withdraw your appraisal rights as described in the section entitled "The Merger—Appraisal Rights", you will have the rights set forth in the DGCL, but in either case you will no longer have any rights as a stockholder of Advent.

Material U.S. Federal Income Tax Consequences of the Merger

        For U.S. federal income tax purposes, the receipt of cash by a U.S. Holder (as defined in the section entitled "The Merger—Material U.S. Federal Income Tax Consequences of the Merger") in exchange for such U.S. Holder's shares of common stock in the merger generally will result in the recognition of gain or loss in an amount measured by the difference, if any, between the amount of cash that such U.S. Holder receives in the merger and such U.S. Holder's adjusted tax basis in the shares of common stock surrendered in the merger.

        A Non-U.S. Holder (as defined in the section entitled "The Merger—Material U.S. Federal Income Tax Consequences of the Merger") generally will not be subject to U.S. federal income tax with respect to the exchange of common stock for cash in the merger unless such Non-U.S. Holder has certain connections to the United States.

        For more information, see the section entitled "The Merger—Material U.S. Federal Income Tax Consequences of the Merger". Stockholders should consult their own tax advisors concerning the U.S. federal income tax consequences relating to the merger in light of their particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Treatment of Advent Equity-Based Awards

        The Merger Agreement provides that Advent's equity awards outstanding immediately prior to the effective time of the merger (the "Effective Time") will be subject to the following treatment in the merger:

  Options and Stock Appreciation Rights

        Outstanding options to purchase Advent common stock ("Company Stock Options") and outstanding stock appreciation rights with respect to Advent common stock ("Company Stock Appreciation Rights") that are vested will be canceled and converted into the right to receive an amount in cash equal to the product of (i) the number of shares of Advent common stock subject to such Company Stock Option or Company Stock Appreciation Right, as applicable, and (ii) the excess, if any, of $44.25 over the exercise price per share of such Company Stock Option or Company Stock Appreciation Right, as applicable, less any required withholding taxes. Each Company Stock Option and Company Stock Appreciation Right that is outstanding and unvested immediately prior to the effective time of the merger, will be converted into a stock option or stock appreciation right, as applicable, in respect of shares of SS&C common stock, with the number of SS&C shares and the exercise price adjusted based on the equity award exchange ratio set forth in the Merger Agreement and defined below.

  Restricted Stock Units

        Each outstanding restricted stock unit in respect of Advent common stock (a "Company RSU") that is unvested immediately prior to the effective time of the Merger unvested will be converted into a restricted stock unit with respect to shares of SS&C common stock, with the number of shares of SS&C common stock adjusted based on the equity award exchange ratio set forth in the merger agreement. Any dividend equivalent rights applicable to any such unvested Company RSU will be allocated on a pro rata basis to the resulting shares of SS&C common stock. Each Company RSU that by its terms will vest as of the effective time of the Merger will be canceled and converted into the right to receive $44.25 for each share of Advent common stock underlying such vested Company RSU, plus dividend equivalent rights, as applicable, less any required withholding taxes.

  Performance-Based Restricted Stock Unit Awards

        Each Company RSU with performance-based vesting conditions ("Company Performance RSUs") will vest immediately prior to the effective time of the Merger with respect to a number of shares of Advent common stock based on the applicable level of Advent's performance as determined by the Compensation Committee of Advent's Board of Directors. Such vested shares subject to the Company Performance RSUs will be canceled and converted into the right to receive $44.25 for each share of Advent common stock underlying such vested Company Performance RSU, less any required withholding taxes. The remaining unvested shares of Advent common stock subject to such Company Performance RSU will be converted into a time-vested restricted stock unit with respect to shares of SS&C common stock, with the number of shares of SS&C common stock adjusted based on the equity award exchange ratio set forth in the merger agreement.

        For more information, see the section entitled "The Merger—Treatment of Advent Equity-Based Awards".

SS&C's Financing for the Merger

        The obligation of SS&C and Merger Sub to consummate the merger is not subject to any financing condition. SS&C anticipates that the total amount of funds necessary to complete the merger and the related transactions will be approximately $2.4 billion. This amount includes the funds needed to (1) pay stockholders the amounts due under the Merger Agreement; and (2) make payments in respect of our outstanding, vested equity-based awards pursuant to the Merger Agreement; and excludes amounts to be used to refinance indebtedness outstanding under SS&C's and Advent's existing credit agreements and to pay fees and expenses related to the transactions.

        According to SS&C, the funds necessary to consummate the merger and related transactions, to refinance existing senior secured credit facilities of SS&C and Advent and to pay related transaction expenses will be provided from a combination of SS&C's cash on hand and:

  •
  senior secured credit facilities of SS&C in an aggregate principal amount of $2,630 million, comprised of:

  •
  a $2,080 million senior secured term loan B facility to be made available to SS&C ("Term Loan B-1 Facility");

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  a $400 million senior secured term loan B facility to be made available to SS&C Technologies Holdings Europe S.a.r.L, a wholly-owned subsidiary of SS&C ("Term Loan B-2 Facility"); and

    •
    a $150 million senior secured revolving credit facility to be made available to SS&C (which may only be drawn to pay certain fees and costs and which is expected to be undrawn at the closing of the merger) (the "Revolving Credit Facility" and, together with the Term Loan B-1 Facility and the Term Loan B-2 Facility, the "Senior Secured Credit Facilities");

  •
  $500 million in aggregate principal amount of unsecured senior notes (the "Notes") and/or, to the extent that the aggregate principal amount of the Notes issued on or prior to the closing of the merger is less than $500 million, a senior unsecured bridge loan facility up to an aggregate principal amount of $500 million less the aggregate principal amount of Notes issued (the "Debt Bridge Facility"); and

  •
  the issuance of shares of SS&C's equity yielding gross proceeds of up to $400 million in a public offering or private placement ("Equity Securities") and/or, to the extent that the issuance and sale of such Equity Securities on or prior to the closing of the merger results in less than $400 million in aggregate gross proceeds, a senior unsecured bridge loan facility up to an aggregate principal amount of $400 million less the aggregate gross proceeds from the issuance and sale of Equity Securities (the "Equity Bridge Facility" and, together with the Senior Secured Credit Facilities and the Debt Bridge Facility, the "Debt Facilities").

        SS&C received a commitment letter dated February 2, 2015 (the "Commitment Letter") with Deutsche Bank AG New York Branch ("DBNY"), Deutsche Bank AG Cayman Islands Branch ("DBCI") and Deutsche Bank Securities Inc. ("DBSI" and, together with DBNY and DBCI, "Deutsche Bank") and Morgan Stanley Senior Funding, Inc. ("Morgan Stanley" and, together with Deutsche Bank, the "Commitment Parties"), pursuant to which the Commitment Parties have committed to provide to SS&C (i) the Senior Secured Credit Facilities, (ii) to the extent that the aggregate principal amount of the Notes issued and sold on or prior to the closing date of the merger is less than $500 million, the Debt Bridge Facility and (iii) to the extent that the gross proceeds from the Equity Securities issued and sold on or prior to the closing date of the merger is less than $400 million, the Equity Bridge Facility. The Commitment Parties' obligations to provide the Debt Facilities are subject to the satisfaction of customary conditions precedent, including entry into customary documentation and completion of a customary marketing period.

        In addition to entering into the Commitment Letter, SS&C has also entered into an engagement letter with affiliates of the Commitment Parties to engage them for the issuance and sale of the Notes and the Equity Securities.

        For more information, see the section entitled "The Merger—SS&C's Financing for the Merger".

Conditions to Completion of the Merger

        As more fully described in this proxy statement and in the Merger Agreement, the obligations of Advent, SS&C and Merger Sub, as applicable, to consummate the merger are subject to the satisfaction (or, if permitted by applicable law, waiver) of certain conditions, including:

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  the absence of any applicable law, and no order, injunction or ruling or similar requirement, that restrains, enjoins or prohibits the completion of the merger;

  •
  the adoption of the Merger Agreement by an affirmative vote of the majority of the outstanding shares of our common stock entitled to vote thereon in accordance with the DGCL;

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  the expiration (or termination) of the waiting period (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), relating to the merger;

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  the accuracy of the representations and warranties made by the other party in the Merger Agreement, subject to materiality qualifiers (generally other than as would not constitute a "material adverse effect" or, in the case of the capitalization representations and warranties of Advent, other than as would not increase the aggregate merger consideration by more than 0.5%), as of the date of the Merger Agreement and as of the Effective Time (or the date in respect of which such representation or warranty was specifically made if made only as of a specified date); and

  •
  the other party's performance in all material respects of its covenants and obligations under the Merger Agreement that are required to be performed at or prior to the Effective Time.

        In addition to the foregoing mutual conditions, the obligations of SS&C and Merger Sub are subject to the satisfaction (or, if permitted by applicable law, waiver) of certain additional conditions that only apply to SS&C and Merger Sub, including:

  •
  the absence of any unresolved action or proceeding brought by any governmental authority (i) challenging or seeking to make illegal, to delay materially or otherwise to restrain or prohibit the consummation of the merger, seeking to obtain material damages or otherwise relating to the transactions contemplated by the Merger Agreement; (ii) seeking to restrain or prohibit the ownership or operation of SS&C, Advent or any of their respective affiliates of all or any portion of their respective businesses or assets, or (iii) seeking to compel SS&C, Advent or any of their respective affiliates to take any action that would not be required to be taken pursuant to the Merger Agreement in order to obtain governmental approvals for the merger, and no applicable law will have been enacted, enforced, promulgated or issued that has, or is reasonably likely to have, any of the effects described in the preceding clauses (i) to (iii);

  •
  the absence of any condition to the completion of the merger imposed by any governmental authority that includes the taking of any action that is not required to be taken pursuant to the Merger Agreement (including the actions described in the preceding bullet) ; and

  •
  the absence of any event, occurrence, revelation or development of a state of circumstances or facts which, individually or in the aggregate, has had or would reasonably be expected to have a "company material adverse effect" since the date of the Merger Agreement and which is continuing.

Recommendations of the Board of Directors

        After considering various factors described in the section entitled "The Merger—Recommendations of the Board of Directors and Reasons for the Merger", Advent's Board of Directors (the "Board of Directors") unanimously (1) determined that the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement are advisable and in the best interests of Advent and its stockholders and (2) approved the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement. The Board of Directors unanimously recommends that you vote (1) "FOR" the adoption of the Merger Agreement; (2) "FOR" the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) "FOR" the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable to Advent's named executive officers in connection with the merger.

Opinion of Qatalyst Partners LP

        We retained Qatalyst Partners LP, which we refer to as Qatalyst Partners, to act as our financial advisor in connection with the merger. We selected Qatalyst Partners to act as our financial advisor based on Qatalyst Partners' qualifications, expertise, reputation and knowledge of our business and affairs and the industry in which we operate. At the meeting of the Board of Directors on February 2, 2015, during which the Board of Directors approved the Merger Agreement and the merger, Qatalyst Partners rendered its oral opinion, subsequently confirmed in writing, that as of February 2, 2015 and based upon and subject to the considerations, limitations and other matters set forth in the written opinion, the $44.25 Per Share Merger Consideration to be received by the holders of our common stock (other than SS&C and its affiliates) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.

        The full text of the written opinion of Qatalyst Partners, dated February 2, 2015, is attached to this proxy statement as Annex B and is incorporated into this proxy statement by reference. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications of the review undertaken by Qatalyst Partners in rendering its opinion. You should read the opinion carefully in its entirety. Qatalyst Partners' opinion was provided to the Board of Directors and addressed only, as of the date of the opinion, the fairness from a financial point of view of the $44.25 Per Share Merger Consideration to be received by the holders of our common stock (other than SS&C and its affiliates) pursuant to the Merger Agreement. It does not address any other aspect of the merger and does not constitute a recommendation as to how any of our stockholders should vote with respect to the merger or any other matter.

        For a more complete description, see the section of this proxy statement entitled "The Merger—Opinion of Qatalyst Partners LP".

Interests of Advent's Directors and Executive Officers in the Merger

        When considering the recommendations of the Board of Directors that you vote to approve the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, your interests as a stockholder. In (1) evaluating and negotiating the Merger Agreement; (2) approving the Merger Agreement and the merger; and (3) recommending that the Merger Agreement be adopted by stockholders, the Board of Directors was aware of and considered these interests to the extent that they existed at the time, among other matters. These interests include the following:

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  accelerated vesting of equity-based awards held by our non-employee directors simultaneously with the Effective Time, and the settlement of any vested equity-based awards in exchange for cash;

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  the cash out of vested equity-based awards held by our executive officers and the conversion of unvested equity-based awards into comparable SS&C equity-based awards (as described in the section entitled "The Merger Agreement—Treatment of Advent Equity-Based Awards");

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  the entitlement of each executive officer to receive payments and benefits under Advent's Chief Executive Officer Severance Plan or Advent's Executive Severance Plan, as applicable, in connection with an involuntary termination of employment other than for "Cause", as such term is defined in such plans, or if the executive officer voluntarily terminates his employment for "Good Reason", as such term is defined in such plans, during the period beginning three (3) months prior to and ending twelve (12) months after the Effective Time; and

  •
  continued indemnification and directors' and officers' liability insurance to be provided by the Surviving Corporation.

        If the proposal to adopt the Merger Agreement is approved, the shares of common stock held by our directors and executive officers will be treated in the same manner as outstanding shares of common stock held by all other stockholders. For more information, see the sections of this proxy statement entitled "The Merger—Interests of Advent's Directors and Executive Officers in the Merger" and "The Merger Agreement—Treatment of Advent Equity-Based Awards".

Appraisal Rights

        If the merger is completed, stockholders who do not vote in favor of the adoption of the Merger Agreement and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL. This means that stockholders who fully comply with Section 262 of the DGCL will be entitled to have their shares appraised by the Court of Chancery of the State of Delaware and to receive payment in cash of the "fair value" of their shares of common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with interest to be paid on the amount determined to be fair value as determined by the court. Due to the complexity of the appraisal process, stockholders who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.

        Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the Per Share Merger Consideration.

        To exercise your appraisal rights, you must fully comply with Section 262 of the DGCL, which means you must, among other things, (i) deliver a written demand for appraisal of your shares to Advent before the vote is taken on the proposal to adopt the Merger Agreement; (ii) not vote in favor of the proposal to adopt the Merger Agreement, either in person or by proxy; and (iii) continue to hold your shares through the Effective Time. Your failure to follow exactly the procedures specified under the DGCL will result in the loss of your appraisal rights. The requirements under the DGCL for exercising appraisal rights are described in further detail in this proxy statement in the section entitled "The Merger—Appraisal Rights", and Section 262 of the DGCL is reproduced in Annex C to this proxy statement. If you hold your shares of common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal of your shares on your behalf by your bank, broker or other nominee.

Restrictions on Solicitation of Alternative Acquisition Proposals

        Under the terms of the Merger Agreement, Advent and its subsidiaries may not, and may not authorize any of their respective directors and officers, employees, investment bankers, attorneys, accountants, consultants and other agents or advisors to take certain actions to solicit or otherwise facilitate alternative acquisition proposals and transactions, including:

  •
  soliciting, initiating or taking any action to knowingly facilitate or knowingly encourage the submission of any Acquisition Proposal, as defined and described in the section entitled "The Merger Agreement—Restrictions on Solicitation of Alternative Acquisition Proposals";

  •
  entering into or participating in any discussions or negotiations with, furnishing any nonpublic information relating to Advent or any of its subsidiaries or affording access to the business, properties, assets, books or records of Advent or any of its subsidiaries to any third party that is seeking to make, or has made an Acquisition Proposal; or

  •
  entering into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement or other similar agreement relating to an Acquisition Proposal.

        Notwithstanding the restrictions described above, if Advent receives a bona fide written Acquisition Proposal before obtaining the approval of Advent stockholders for the merger and the Board of Directors reasonably believes the Acquisition Proposal would reasonably be expected to lead to a Superior Proposal as described in the section entitled "The Merger Agreement—Restrictions on

Solicitation of Alternative Acquisition Proposals", subject to its compliance with the non-solicitation provision of the Merger Agreement, Advent may:

  •
  engage in negotiations or discussions with the third party that has made the Acquisition Proposal; and

  •
  furnish to the third party that has made an Acquisition Proposal or its representatives non-public information relating to Advent or any of its subsidiaries pursuant to a confidentiality agreement with the third party on terms no less favorable to Advent (other than standstill obligations) than those contained in the confidentiality agreement previously entered into between Advent and SS&C (referred to as an "acceptable confidentiality agreement").

        In addition to the foregoing, Advent may terminate the Merger Agreement to enter into a definitive agreement with a third party to complete a Superior Proposal if Advent notifies SS&C at least three (3) business days prior to such termination and SS&C's fails to make a written counter-offer within that three (3) business day period that is at least as favorable as such Superior Proposal, and Advent pays SS&C an $80 million termination fee. For more information, see the section entitled "The Merger Agreement—Changes in Board Recommendation".

Termination of the Merger Agreement

        Advent and SS&C may terminate the Merger Agreement at any time by mutual consent. In addition, either Advent or SS&C may terminate the Merger Agreement if:

  •
  Advent's stockholders fail to adopt the Merger Agreement at the Special Meeting or any adjournment or postponement thereof;

  •
  the merger has not been consummated on or before August 2, 2015 (the "End Date"), provided that if, as of the End Date, one or more closing conditions relating to antitrust clearances or approvals or governmental actions challenging the merger has not been satisfied or waived, then the End Date will be extended automatically to December 31, 2015 (except that the right to terminate the Merger Agreement as a result of the occurrence of the End Date will not be available to any party whose breach of any provision of the Merger Agreement results in the failure of the closing of the merger to have occurred by such date); or

  •
  there is any final, nonappealable (i) applicable law that makes consummation of the merger illegal or otherwise prohibited, or (ii) order, injunction, judgment, decree, ruling or interpretation that (x) restrains or enjoins Advent or SS&C from consummating the merger or (y) conditions the consummation of the merger on the taking of any action that is not required to be taken pursuant to the Merger Agreement (as described in the section entitled "The Merger Agreement—Required Efforts to Consummate the Merger").

        Advent may also terminate the Merger Agreement if:

  •
  prior to the adoption of the Merger Agreement by Advent's stockholders, if the Board of Directors makes an adverse recommendation change in compliance with Advent's obligations described in the sections entitled "The Merger Agreement—Restrictions on Solicitation of Alternative Acquisition Proposals" and "The Merger Agreement—Changes in Board Recommendation", in order to enter into a definitive agreement concerning a Superior Proposal, subject to Advent paying to SS&C a termination fee of $80 million; or

  •
  SS&C or Merger Sub breaches or fails to perform any of its respective representations, warranties, covenants or other agreements set forth in the Merger Agreement such that certain conditions set forth in the Merger Agreement are not satisfied, and such breach is not capable of being cured, or is not cured, by the End Date.

        SS&C may also terminate the Merger Agreement if:

  •
  the Board of Directors withdraws or changes its recommendation change in favor of the Merger Agreement and the merger, or at any time after receipt or public announcement of an Acquisition Proposal, the Board of Directors fails to reaffirm its recommendation in favor of the Merger Agreement and the merger as promptly as practicable (but in any event within five (5) business days) after receipt of any written request to do so from SS&C;

  •
  Advent breaches or fails to perform any of its representations, warranties, covenants or other agreements set forth in the Merger Agreement such that certain conditions set forth in the Merger Agreement are not satisfied, and such breach is not capable of being cured, or is not cured, by the End Date; or

  •
  Advent intentionally and materially breaches its obligations described in the section entitled "The Merger Agreement—Restrictions on Solicitation of Alternative Acquisition Proposals" and "The Merger Agreement—Changes in Board Recommendation".

Fees Payable by Advent

        Except as described below, whether or not the merger is completed, Advent, on the one hand, and SS&C and Merger Sub, on the other hand, are each responsible for all of their own respective costs and expenses incurred in connection with the merger and the other transactions contemplated by the Merger Agreement.

        If Advent's stockholders fail to adopt the Merger Agreement at the Special Meeting or any adjournment or postponement thereof, however, and SS&C or Advent thereafter terminate the Merger Agreement, Advent must reimburse SS&C for up to $12.5 million of SS&C's out-of-pocket expenses related to the transactions contemplated by the Merger Agreement. If Advent pays any of SS&C's expenses as a result of the foregoing, such amounts would be deducted from any other fees that Advent is subsequently obligated to pay under the circumstances described below.

        Advent must also pay SS&C a termination fee of $80 million if the Merger Agreement is terminated under the following circumstances:

  •
  SS&C terminates the Merger Agreement because of an adverse recommendation change, because, after receipt or public announcement of an Acquisition Proposal, the Board of Directors failed to reaffirm its recommendation in favor of the Merger Agreement within five (5) business days of being requested to do so by SS&C or because of an intentional and material breach of Advent's obligations described in the sections entitled "The Merger Agreement—Restrictions on Solicitation of Alternative Acquisition Proposals" and "The Merger Agreement—Changes in Board Recommendation"; or

  •
  Advent terminates the Merger Agreement because, prior to the stockholder meeting to approve the Merger Agreement, the Board of Directors makes an adverse recommendation change in compliance with Advent's obligations described in the sections entitled "The Merger Agreement—Restrictions on Solicitation of Alternative Acquisition Proposals" and "The Merger Agreement—Changes in Board Recommendation" in order to enter into a definitive written agreement concerning a Superior Proposal.

        In addition, Advent must pay to SS&C a fee of $80 million if the Merger Agreement is terminated by SS&C or Advent because (i) the merger has not been consummated on or before the End Date or (ii) the stockholder approval of the Merger Agreement is not obtained at the stockholder meeting to approve the Merger Agreement (including any adjournment or postponement thereof), or if the

Merger Agreement is terminated by SS&C because of Advent's intentional breach of any of its representations, warranties, covenants or agreements contained in the Merger Agreement, but only if:

  •
  after the date of the Merger Agreement and prior to such termination, an Acquisition Proposal is publicly announced or otherwise been communicated to the Board of Directors or Advent's stockholders and not publicly withdrawn; and

  •
  within twelve months following the date of such termination, Advent enters into a definitive agreement with respect to, or recommends to its stockholders an Acquisition Proposal, or an Acquisition Proposal is consummated (provided that, for purposes of this bullet, each reference to "15%" in the definition of Acquisition Proposal will be deemed to be a reference to "50%").

The Special Meeting

  Date, Time and Place

        A special meeting of stockholders of Advent (the "Special Meeting") will be held on [    •    ], 2015, at [    •    ], Pacific time, at [    •    ].

  Record Date; Shares Entitled to Vote

        You are entitled to vote at the Special Meeting if you owned shares of common stock at the close of business on [    •    ], 2015 (the "Record Date"). You will have one vote at the Special Meeting for each share of common stock that you owned at the close of business on the Record Date.

  Purpose

        At the Special Meeting, we will ask stockholders to vote on proposals to (1) adopt the Merger Agreement; (2) adjourn the Special Meeting to a later date or dates to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the special meeting; and (3) approve, on a non-binding, advisory basis, the compensation that will or may become payable to Advent's named executive officers in connection with the merger.

  Quorum

        As of the Record Date, there were [    •    ] shares of common stock outstanding and entitled to vote at the Special Meeting. The holders of a majority in voting power of the shares of stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at the Special Meeting.

  Required Vote

        The affirmative vote of the holders of a majority of the outstanding shares of common stock is required to adopt the Merger Agreement. Approval of the proposal to adjourn the Special Meeting, whether or not a quorum is present, requires the affirmative vote of a majority of the shares of stock having voting power present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter. Approval, on a non-binding, advisory basis, of the compensation that will or may become payable to Advent's executive officers in connection with the merger requires the affirmative vote of a majority of the shares of stock having voting power present in person or represented by proxy at the Special Meeting entitled to vote on the subject matter.

        Concurrently with the execution of the Merger Agreement, Stephanie G. DiMarco ("DiMarco"), the DiMarco/Harleen Revocable Living Trust (the "Revocable Living Trust") and the DiMarco/Harleen 1996 Charitable Trust (the "Charitable Trust" and together with DiMarco and the Revocable Living Trust, the "Stockholders"), entered into a voting agreement with SS&C, which we refer to as the Voting

Agreement. The Voting Agreement requires the Stockholders to vote all of their shares (i) in favor of the adoption and approval of the Merger Agreement and approval of the merger all agreements related to the merger and any actions related thereto at any meeting of the stockholders or the Company and any adjournment thereof at which any of the foregoing matters are submitted for consideration, and (ii) against any Acquisition Proposal (as defined by the Merger Agreement) and certain other actions that would reasonably be expected to interfere with consummation of the merger. The Stockholders have waived appraisal rights and provided an irrevocable proxy. The Voting Agreement does not limit or restrict a stockholder who signs such Voting Agreement in his or her capacity as a director or officer from acting in such capacity in such person's discretion on any matter. The Voting Agreement terminates upon termination of the Merger Agreement in accordance with its terms. As of February 9, 2015, the Stockholders collectively beneficially owned approximately 5.8% of the outstanding shares of common stock of the Company on an as-converted basis. The foregoing summary of the Voting Agreement is subject to, and qualified in its entirety by reference to, the full text of the Voting Agreement by and among SS&C, Merger Sub and the Stockholders. A copy of the Voting Agreement is attached as Annex D to this proxy statement and is incorporated herein by reference.

  Share Ownership of Our Directors and Executive Officers

        As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, [    •    ] shares of common stock, representing approximately [    •    ]% of the shares of common stock outstanding on the Record Date. Our Chair of the Board, Stephanie DiMarco, and certain of her trusts have executed voting agreements obligating them to vote all of their shares of common stock (1) "FOR" the adoption of the Merger Agreement; and (2) "FOR" the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and have further informed us that they currently intend to vote (3) "FOR" the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable to Advent's named executive officers in connection with the merger.

  Voting and Proxies

        Any stockholder of record entitled to vote may submit a proxy by returning a signed proxy card by mail in the accompanying prepaid reply envelope or granting a proxy electronically over the Internet or by telephone, or may vote in person by appearing at the Special Meeting. If you are a beneficial owner and hold your shares of common stock in "street name" through a bank, broker or other nominee, you should instruct your bank, broker or other nominee on how you wish to vote your shares of common stock using the instructions provided by your bank, broker or other nominee. Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote on routine matters. The proposals to be considered at the Special Meeting are non-routine matters, and banks, brokers and other nominees cannot vote on these proposals without your instructions. Therefore, it is important that you cast your vote or instruct your bank, broker or other nominee on how you wish to vote your shares.

        If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by (1) signing another proxy card with a later date and returning it prior to the Special Meeting; (2) submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy; (3) delivering a written notice of revocation to our Corporate Secretary; or (4) attending the Special Meeting and voting in person by ballot.

        If you hold your shares of common stock in "street name", you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the Special Meeting if you obtain a "legal proxy" from your bank, broker or other nominee.

Effect on Advent if the Merger is Not Completed

        If the Merger Agreement is not adopted by stockholders or if the merger is not completed for any other reason, stockholders will not receive the Per Share Merger Consideration. Instead, Advent will remain an independent public company, our common stock will continue to be listed and traded on NASDAQ and registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and we will continue to file periodic reports with the SEC. Under specified circumstances, Advent will be required to pay SS&C a termination fee upon the termination of the Merger Agreement. For more details see the section of this proxy statement entitled "The Merger Agreement—Termination Fee Payable by Advent".

Legal Proceedings Regarding the Merger

        Following the announcement of the merger, three putative class action lawsuits challenging the transactions contemplated by the Merger Agreement have been filed by purported Advent stockholders in the Court of Chancery of the State of Delaware against Advent, the Board of Directors, SS&C and Merger Sub. The actions are captioned Chitwood v. Advent Software, Inc., et al., Case No. 10623-VCL (the "Chitwood complaint"), City of Atlanta Firefighters' Pension Fund v. David Peter F. Hess, Jr., et al., Case No. 10633-VCL (the "Atlanta Firefighters' complaint"), and Klein v. Advent Software, Inc., et al., Case No. 10670-VCL (the "Klein complaint"). The complaints generally allege, among other things, that the Board of Directors breached its fiduciary duties to Advent's stockholders by engaging in a flawed sales process, agreeing to a transaction price that does not adequately compensate Advent stockholders and agreeing to certain deal protection provisions in the Merger Agreement that the plaintiff alleges impede or preclude a potential topping bid. The Chitwood and Klein complaints assert that Advent, SS&C and Merger Sub aided and abetted the Board of Directors' breaches of fiduciary duties. The Atlanta Firefighters' complaint asserts that SS&C and Merger Sub aided and abetted the Board of Directors' breaches of fiduciary duties.

        The Chitwood complaint seeks to enjoin the merger, and also seeks damages and costs. The Atlanta Firefighters' complaint seeks to enjoin the merger or, alternatively, seeks rescission of the merger or an award of rescissory or other compensatory damages in the event the defendants are able to consummate it, as well as costs. The Klein complaint seeks to enjoin the merger, seeks rescission of the Merger Agreement or any of its terms, or an award of rescissory damages, to the extent already implemented, and also seeks damages and costs.

QUESTIONS AND ANSWERS

        The following questions and answers address some commonly asked questions regarding the merger, the Merger Agreement and the Special Meeting. These questions and answers may not address all questions that are important to you. We encourage you to read carefully the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section entitled "Where You Can Find More Information".

Q:
Why am I receiving these materials?

A:
The Board of Directors is furnishing this proxy statement and form of proxy card to the holders of shares of Advent common stock in connection with the solicitation of proxies to be voted at the Special Meeting.

Q:
What am I being asked to vote on at the Special Meeting?

A:
You are being asked to vote on the following proposals:

•
to adopt the Merger Agreement pursuant to which Merger Sub will merge with and into Advent, and Advent will become a wholly-owned subsidiary of SS&C;

•
to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and

•
to approve, on a non-binding, advisory basis, the compensation that will or may become payable to Advent's named executive officers in connection with the merger.

Q:
When and where is the Special Meeting?

A:
The Special Meeting will take place on [    •    ], 2015, at [    •    ], Pacific time, at [    •    ].

Q:
Who is entitled to vote at the Special Meeting?

A:
Stockholders as of the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting. Each holder of shares of common stock is entitled to cast one vote on each matter properly brought before the Special Meeting for each share of common stock owned as of the Record Date.

Q:
May I attend the Special Meeting and vote in person?

A:
Yes. All stockholders as of the Record Date may attend the Special Meeting and vote in person. Seating will be limited. Stockholders will need to present proof of ownership of shares of common stock as of the Record Date, such as a bank or brokerage account statement, and a form of personal identification to be admitted to the Special Meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Special Meeting.

  Even if you plan to attend the Special Meeting in person, to ensure that your shares will be represented at the Special Meeting we encourage you to sign, date and return the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you attend the Special Meeting and vote in person by ballot, your vote will revoke any proxy previously submitted.

  If you hold your shares in "street name", you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions. If you hold your shares in "street name", you may not vote your shares in person at the Special Meeting unless you obtain a "legal proxy" from your bank, broker or other nominee.

Q:
What is the proposed merger and what effects will it have on Advent?

A:
The proposed merger is the acquisition of Advent by SS&C. If the proposal to adopt the Merger Agreement is approved by stockholders and the other closing conditions under the Merger Agreement have been satisfied or waived, Merger Sub will merge with and into Advent, with Advent continuing as the Surviving Corporation. As a result of the merger, Advent will become a wholly-owned subsidiary of SS&C, and our common stock will no longer be publicly traded and will be delisted from NASDAQ. In addition, our common stock will be deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC.

Q:
What will I receive if the merger is completed?

A:
Upon completion of the merger, you will be entitled to receive the $44.25 Per Share Merger Consideration for each share of common stock that you own, unless you have properly exercised and not withdrawn your appraisal rights under the DGCL. For example, if you own 100 shares of common stock, you will receive $4,425.00 in cash in exchange for your shares of common stock, less any applicable withholding taxes.

Q:
How does the Per Share Merger Consideration compare to the unaffected market price of Advent's common stock?

A:
The relationship of the $44.25 Per Share Merger Consideration to the trading price of the common stock constituted a premium of: (1) approximately 44% to the closing price of Advent's common stock on January 9, 2015, prior to an increase in share price and trading volume, and related analyst commentary regarding speculation concerning Advent as a takeover target; (2) approximately 26% to the all-time high of the trading price for Advent's common stock prior to January 9, 2015 (as adjusted for dividends); and (3) approximately 7% to the closing price of Advent's common stock on February 2, 2015, the day on which Advent entered into the Merger Agreement.

Q:
What do I need to do now?

A:
We encourage you to read this proxy statement, the annexes to this proxy statement and the documents that we refer to in this proxy statement carefully and consider how the merger affects you. Then sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope, or grant your proxy electronically over the Internet or by telephone, so that your shares can be voted at the Special Meeting, unless you wish to seek appraisal. If you hold your shares in "street name", please refer to the voting instruction forms provided by your bank, broker or other nominee to vote your shares. Please do not send your stock certificates with your proxy card.

Q:
Should I send in my stock certificates now?

A:
No. After the merger is completed, you will receive a letter of transmittal containing instructions for how to send your stock certificates to the payment agent in order to receive the appropriate cash payment for the shares of common stock represented by your stock certificates. You should use the letter of transmittal to exchange your stock certificates for the cash payment to which you are entitled. Please do not send your stock certificates with your proxy card.

Q:
What happens if I sell or otherwise transfer my shares of common stock after the Record Date but before the Special Meeting?

A:
The Record Date for the Special Meeting is earlier than the date of the Special Meeting and the date the merger is expected to be completed. If you sell or transfer your shares of common stock after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares and each of you notifies Advent in writing of such special arrangements, you will transfer the right to receive the Per Share Merger Consideration, if the merger is completed, to the person to whom you sell or transfer your shares, but you will retain your right to vote those shares at the Special Meeting. Even if you sell or otherwise transfer your shares of common stock after the Record Date, we encourage you to sign, date and return the enclosed proxy card in the accompanying reply envelope or grant your proxy electronically over the Internet or by telephone.

Q:
How does the Board of Directors recommend that I vote?

A:
The Board of Directors, after considering the various factors described in the section entitled "The Merger—Recommendations of the Board of Directors and Reasons for the Merger", has unanimously (1) determined that the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement are advisable and in the best interests of Advent and its stockholders; and (2) adopted and approved the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement.

  The Board of Directors recommends that you vote (1) "FOR" the adoption of the Merger Agreement; (2) "FOR" the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) "FOR" the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable to Advent's named executive officers in connection with the merger.

Q:
What happens if the merger is not completed?

A:
If the Merger Agreement is not adopted by stockholders or if the merger is not completed for any other reason, stockholders will not receive the Per Share Merger Consideration. Instead, Advent will remain an independent public company, our common stock will continue to be listed and traded on NASDAQ and registered under the Exchange Act, and we will continue to file periodic reports with the SEC.

  Under specified circumstances, Advent will be required to pay SS&C a termination fee upon the termination of the Merger Agreement, as described in the section entitled "The Merger Agreement—Termination Fee Payable by Advent", or reimburse SS&C for certain expenses, as described in the section entitled "The Merger Agreement—Expense Reimbursement Payable by Advent".

Q:
What vote is required to adopt the Merger Agreement?

A:
The affirmative vote of the holders of a majority of the outstanding shares of common stock is required to adopt the Merger Agreement.

  If a quorum is present at the Special Meeting, the failure of any stockholder of record to (1) submit a signed proxy card; (2) grant a proxy over the Internet or by telephone; or (3) vote in person by ballot at the Special Meeting will have the same effect as a vote "AGAINST" the proposal to adopt the Merger Agreement. If you hold your shares in "street name" and a quorum is present at the Special Meeting, the failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote "AGAINST" the proposal to adopt the Merger Agreement. If a quorum is present at the Special Meeting, abstentions will have the same effect as a vote "AGAINST" the proposal to adopt the Merger Agreement.

Q:
What vote is required to approve any proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting and to approve, on a non-binding, advisory basis, the compensation that will or may become payable to Advent's named executive officers in connection with the merger?

A:
Approval of the proposal to adjourn the Special Meeting, whether or not a quorum is present, requires the affirmative vote of a majority of the stock having voting power present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter. Approval, by a non-binding, advisory vote, of compensation that will or may become payable to Advent's named executive officers in connection with the merger requires the affirmative vote of a majority of the stock having voting power present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter.

  The failure of any stockholder of record to (1) submit a signed proxy card; (2) grant a proxy over the Internet or by telephone; or (3) vote in person by ballot at the Special Meeting will not have any effect on the adjournment proposal or the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable to Advent's named executive officers in connection with the merger. If you hold your shares in "street name", the failure to instruct your bank, broker or other nominee how to vote your shares will not have any effect on the adjournment proposal and the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable to Advent's named executive officers in connection with the merger. Abstentions will have the same effect as a vote "AGAINST" the adjournment proposal and the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable to Advent's named executive officers in connection with the merger.

Q:
Why am I being asked to cast a non-binding, advisory vote regarding compensation that will or may become payable to Advent's named executive officers in connection with the merger?

A:
SEC rules require Advent to seek a non-binding, advisory vote regarding compensation that will or may become payable by Advent to its named executive officers in connection with the merger.

Q:
What is the compensation that will or may become payable to Advent's named executive officers in connection with the merger for purposes of this advisory vote?

A:
The compensation that will or may become payable by Advent to its named executive officers in connection with the merger is certain compensation that is tied to or based on the merger and payable to certain of Advent's named executive officers. For further detail, see the section entitled "Proposal 3: Advisory, Non-Binding Vote on Merger-Related Executive Compensation Arrangements".

Q:
What will happen if stockholders do not approve the compensation that will or may become payable by Advent to its named executive officers in connection with the merger at the Special Meeting?

A:
Approval of the compensation that will or may become payable by Advent to its named executive officers in connection with the merger is not a condition to completion of the merger. The vote with respect to the compensation that will or may become payable by Advent to its named executive officers in connection with the merger is an advisory vote and will not be binding on Advent or SS&C. If the Merger Agreement is adopted by the stockholders and the merger is completed, the compensation that will or may become payable by Advent to its named executive officers in connection with the merger will be paid to Advent's named executive officers even if stockholders fail to approve such compensation.

Q:
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, to be the "stockholder of record". In this case, this proxy statement and your proxy card have been sent directly to you by Advent.

  If your shares are held through a bank, broker or other nominee, you are considered the "beneficial owner" of shares of common stock held in "street name". In that case, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following their instructions for voting. You are also invited to attend the Special Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the Special Meeting unless you obtain a "legal proxy" from your bank, broker or other nominee.

Q:
How may I vote?

A:
If you are a stockholder of record (that is, if your shares of common stock are registered in your name with Computershare Trust Company, N.A., our transfer agent), there are four ways to vote:

•
by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope;

•
by visiting the Internet at the address on your proxy card;

•
by calling toll-free (within the U.S. or Canada) the phone number on your proxy card; or

•
by attending the Special Meeting and voting in person by ballot;

  A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares of common stock, and to confirm that your voting instructions have been properly recorded when voting electronically over the Internet or by telephone. Please be aware that, although there is no charge for voting your shares, if you vote electronically over the Internet or by telephone, you may incur costs such as Internet access and telephone charges for which you will be responsible.

  Even if you plan to attend the Special Meeting in person, you are strongly encouraged to vote your shares of common stock by proxy. If you are a record holder or if you obtain a "legal proxy" to vote shares that you beneficially own, you may still vote your shares of common stock in person by ballot at the Special Meeting even if you have previously voted by proxy. If you are present at the Special Meeting and vote in person by ballot, your previous vote by proxy will not be counted.

  If your shares are held in "street name" through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee, or, if such a service is provided by your bank, broker or other nominee, electronically over the Internet or by telephone. To vote over the Internet or by telephone through your bank, broker or other nominee, you should follow the instructions on the voting form provided by your bank, broker or other nominee.

Q:
If my broker holds my shares in "street name", will my broker vote my shares for me?

A:
No. Your bank, broker or other nominee is permitted to vote your shares on any proposal currently scheduled to be considered at the Special Meeting only if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote your shares. Without instructions, your shares will not be voted on such proposals, which will have the same effect as if you voted against adoption of the Merger Agreement, but will have no effect on the adjournment proposal or the proposal to approve, on a non-binding, advisory basis, compensation that will or may become payable to Advent's named executive officers in connection with the merger.

Q:
May I change my vote after I have mailed my signed proxy card?

A:
Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:

•
signing another proxy card with a later date and returning it to us prior to the Special Meeting;

•
submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

•
delivering a written notice of revocation to the Corporate Secretary; or

•
attending the Special Meeting and voting in person by ballot.

  If you hold your shares of common stock in "street name", you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the Special Meeting if you obtain a "legal proxy" from your bank, broker or other nominee.

Q:
What is a proxy?

A:
A proxy is your legal designation of another person, referred to as a "proxy", to vote your shares of common stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a "proxy statement". The document used to designate a proxy to vote your shares of common stock is called a "proxy card". David Peter F. Hess, our Chief Executive Officer and President, and James S. Cox, our Executive Vice President and Chief Financial Officer, with full power of substitution, are the proxy holders for the Special Meeting.

Q:
If a stockholder gives a proxy, how are the shares voted?

A:
Regardless of the method you choose to vote, the proxy holders will vote your shares in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

  If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted (1) "FOR" the adoption of the Merger Agreement; (2) "FOR" the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) "FOR" the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable to Advent's named executive officers in connection with the merger.

Q:
What should I do if I receive more than one set of voting materials?

A:
Please sign, date and return (or grant your proxy electronically over the Internet or by telephone) each proxy card and voting instruction card that you receive.

  You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card.

Q:
Where can I find the voting results of the Special Meeting?

A:
If available, Advent may announce preliminary voting results at the conclusion of the Special Meeting. Advent intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the Special Meeting. All reports that Advent files with the SEC are publicly available when filed. See the section of this proxy statement entitled "Where You Can Find More Information".

Q:
Will I be subject to U.S. federal income tax upon the exchange of common stock for cash pursuant to the merger?

A:
If you are a U.S. Holder (as defined in the section entitled "The Merger—Material U.S. Federal Income Tax Consequences of the Merger"), the exchange of common stock for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes, which generally will require a U.S. Holder to recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received by such U.S. Holder in the merger and such U.S. Holder's adjusted tax basis in the shares of common stock surrendered in the merger.

  A Non-U.S. Holder (as defined in the section entitled "The Merger—Material U.S. Federal Income Tax Consequences of the Merger") generally will not be subject to U.S. federal income tax with respect to the exchange of common stock for cash in the merger unless such Non-U.S. Holder has certain connections to the United States.

  Because particular circumstances may differ, we recommend that you consult your own tax advisor to determine the U.S. federal income tax consequences relating to the merger in light of your own particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction. A more complete description of material U.S. federal income tax consequences of the merger is provided in the section entitled "The Merger—Material U.S. Federal Income Tax Consequences of the Merger".

Q:
What will the holders of Advent stock options, restricted stock units and stock appreciation rights receive in the merger?

A:
At the Effective Time, each vested Company Stock Option and Company Stock Appreciation Right that remains outstanding and unexercised as of immediately prior to the Effective Time will be canceled and converted into the right to receive an amount in cash equal to the product of (i) the number of shares of Advent common stock subject to such Company Stock Option or Company Stock Appreciation Right, as applicable, and (ii) the excess, if any, of $44.25 over the exercise price per share of such Company Stock Option or Company Stock Appreciation Right, as applicable, less any required withholding taxes.

  Each unvested Company Stock Option and Company Stock Appreciation Right that remains outstanding and unexercisable as of immediately prior to the Effective Time will cease to represent a right to acquire shares of Advent common stock or cash, as applicable, and will be converted into a right to a stock option or stock appreciation right, as applicable, in respect of shares of SS&C common stock. The number of shares of SS&C common stock subject to the new stock option or stock appreciation right will be equal to the product of (i) the number of shares of Advent common stock subject to the Company Stock Option or Company Stock Appreciation Right and (ii) a fraction (the "equity award exchange ratio"), the numerator of which is $44.25 and the denominator of which is the average, rounded to the nearest one ten thousandth, of the closing-sale prices of SS&C common stock on NASDAQ as reported by The Wall Street Journal for the ten full trading days ending on (and including) the trading day preceding the closing date of the merger, rounded to the nearest one ten thousandth (rounding fractional shares down to the nearest whole number of shares). The exercise price per share of SS&C common stock under the new stock option or stock appreciation right will be equal to the exercise price per share of the Company Stock Option or Company Stock Appreciation Right divided by the equity award exchange ratio (rounded up to the nearest whole cent).

  Each Company RSU that by its terms will vest as of the Effective Time will be canceled and converted into the right to receive $44.25 for each share of Advent common stock underlying such vested Company RSU, less any required withholding taxes. Any dividend equivalent rights applicable to any such vested Company RSU will vest and be paid to the holder of such vested Company RSU in accordance with its terms.

  Each unvested Company RSU will cease to represent a right with respect to shares of Advent common stock and will be converted into a restricted stock unit with respect to shares of SS&C common stock. The number of shares of SS&C common stock subject to the new restricted stock unit will be equal to the product of (i) the number of shares of Advent common stock subject to the Company RSU and (ii) the equity award exchange ratio (rounding fractional shares down to the nearest whole number of shares). Any dividend equivalent rights applicable to any such unvested Company RSU will be allocated on a pro rata basis to the resulting shares of SS&C common stock (rounded down to the nearest whole cent).

  For each Company Performance RSU, the performance period will terminate immediately prior to the Effective Time and a number of shares of Advent common stock subject to such Company Performance RSU, pro-rated for the shortened performance period, will vest immediately prior to the Effective Time based on the applicable level of Advent's performance as determined by the Compensation Committee of Advent's Board of Directors. The number of shares of Advent common stock underlying such vested Company Performance RSU will be canceled and converted into the right to receive $44.25 for each share of Advent common stock underlying such vested Company Performance RSU, less any required withholding taxes. The remaining unvested shares of Advent common stock subject to such Company Performance RSU will cease to represent a right with respect to Advent common stock and will be converted into a restricted stock unit with respect to shares of SS&C common stock, which will vest based on time over the remaining portion of the original performance period. The number of shares of SS&C common stock subject to the new restricted stock unit will be equal to the product of (i) the number of remaining unvested shares of Advent common stock subject to the Company Performance RSU and (ii) the equity award exchange ratio (rounding fractional shares down to the nearest whole shares).

Q:
What will happen to the ESPP?

A:
Advent's 2005 Employee Stock Purchase Plan (the "ESPP") will be terminated effective immediately prior to the Effective Time. The offering period under the ESPP that is currently in effect will be the last offering period under the ESPP. Rights to purchase shares of Advent common stock for such offering period will be exercised on the earlier of (1) May 29, 2015 (which is the regularly scheduled purchase date of such offering period) and (2) the final payroll date prior to the closing date of the merger. After the date of the Merger Agreement, ESPP participants will not be permitted to increase the rate of payroll contributions to the ESPP. Any shares of Advent common stock purchased through the ESPP will be canceled at the Effective Time and will receive $44.25 per share in the merger as all other shares of Advent common stock.

Q:
When do you expect the merger to be completed?

A:
We are working toward completing the merger as quickly as possible and currently expect to complete the merger in mid-2015. However, the exact timing of completion of the merger cannot be predicted because the merger is subject to the closing conditions specified in the Merger Agreement, many of which are outside of our control.

Q:
Am I entitled to appraisal rights under the DGCL?

A:
If the merger is completed, stockholders who do not vote in favor of the adoption of the Merger Agreement and who properly demand appraisal of their shares and who do not withdraw such demand or otherwise lose their right to appraisal will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL. This means that holders of shares of Advent common stock who fully comply with Section 262 of the DGCL are entitled to have their shares appraised by the Court of Chancery of the State of Delaware and to receive in lieu of the Per Share Merger Consideration payment in cash of the "fair value" of the shares of common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with interest to be paid on the amount determined to be fair value as determined by the court. Stockholders who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the Per Share Merger Consideration. The DGCL requirements for exercising appraisal rights are described in additional detail in this proxy statement in the section entitled "The Merger—Appraisal Rights", and Section 262 of the DGCL is reproduced in Annex C to this proxy statement.

Q:
Do any of Advent's directors or officers have interests in the merger that may differ from those of Advent stockholders generally?

A:
Yes. In considering the recommendations of the Board of Directors with respect to the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of stockholders generally. In (i) evaluating and negotiating the Merger Agreement; (ii) approving the Merger Agreement and the merger; and (iii) recommending that the Merger Agreement be adopted by stockholders, the Board of Directors was aware of and considered these interests to the extent that they existed at the time, among other matters. For more information, see the section of this proxy statement entitled "The Merger—Interests of the Directors and Executive Officers of Advent in the Merger".

Q:
Who can help answer my questions?

A:
If you have any questions concerning the merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of common stock, please contact our Proxy Solicitor:

MacKenzie Partners, Inc.
105 Madison Avenue
New York, New York 10016
Call Toll-Free: (800) 322-2885
Call Collect: (212) 929-5500

FORWARD-LOOKING STATEMENTS

        This proxy statement, the documents to which we refer you in this proxy statement and information included in oral statements or other written statements made or to be made by us or on our behalf contain "forward-looking statements" that do not directly or exclusively relate to historical facts. You can typically identify forward-looking statements by the use of forward-looking words, such as "may", "should", "could", "project", "believe", "anticipate", "expect", "estimate", "continue", "potential", "plan", "forecast" and other words of similar import. Stockholders are cautioned that any forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including in our most recent filings on Forms 10-K and 10-Q, factors and matters described or incorporated by reference in this proxy statement, and the following factors:

  •
  the inability to complete the merger due to the failure to obtain stockholder approval or failure to satisfy the other conditions to the completion of the merger, including receipt of the required regulatory approval;

  •
  the failure by SS&C to obtain the necessary debt financing set forth in the debt commitment letter entered into in connection with the merger, or alternative financing, or the failure of any such financing to be sufficient to complete the merger and the other transactions contemplated by the Merger Agreement;

  •
  the risk that the Merger Agreement may be terminated in circumstances that require us to pay SS&C a termination fee of $80 million or reimburse SS&C's expenses related to the transactions contemplated by the Merger Agreement up to $12.5 million;

  •
  the outcome of any legal proceedings that may be instituted against us and others related to the Merger Agreement;

  •
  risks that the proposed merger disrupts our current operations or affects our ability to retain or recruit key employees;

  •
  the inability to pursue alternative business opportunities, including acquisitions, or make changes to our business during the pendency of the merger and other restrictions on our ability to conduct our business, including prohibiting our ability to declare dividends;

  •
  the fact that receipt of the all-cash Per Share Merger Consideration would be taxable to stockholders that are treated as U.S. holders for U.S. federal income tax purposes;

  •
  the fact that, if the merger is completed, stockholders will forgo the opportunity to realize the potential long-term value of the successful execution of Advent's current strategy as an independent company;

  •
  the possibility that SS&C could, at a later date, engage in unspecified transactions, including restructuring efforts, special dividends or the sale of some or all of Advent's assets to one or more as yet unknown purchasers, that could conceivably produce a higher aggregate value than that available to stockholders in the merger;

  •
  the fact that under the terms of the Merger Agreement, Advent is unable to solicit other acquisition proposals during the pendency of the merger;

  •
  the effect of the announcement or pendency of the merger on our business relationships, operating results and business generally, including but not limited to the possibility of slowing new license sales and renewals by clients;

  •
  the amount of the costs, fees, expenses and charges related to the Merger Agreement or the merger;

  •
  risks related to the merger diverting management's or employees' attention from ongoing business operations; and

  •
  risks that our stock price may decline significantly if the merger is not completed.

        Consequently, all of the forward-looking statements that we make in this proxy statement are qualified by the information contained or incorporated by reference herein, including (1) the information contained under this caption; and (2) the information contained under the caption "Risk Factors" and information in our consolidated financial statements and notes thereto included in our most recent filings on Forms 10-K and 10-Q. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.

        Except as required by applicable law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. Stockholders are advised to consult any future disclosures that we make on related subjects as may be detailed in our other filings made from time to time with the SEC.

 THE SPECIAL MEETING

        The enclosed proxy is solicited on behalf of the Board of Directors for use at the Special Meeting.

Date, Time and Place

        We will hold the Special Meeting on [    •    ], 2015, at [    •    ], at [    •    ], Pacific time, at [    •    ].

Purpose of the Special Meeting

        At the Special Meeting, we will ask stockholders to vote on proposals to (i) adopt the Merger Agreement, (ii) adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (iii) approve, on a non-binding, advisory basis, the compensation that will or may become payable to Advent's named executive officers in connection with the merger.

Record Date; Shares Entitled to Vote; Quorum

        Only stockholders of record as of the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting. A list of stockholders entitled to vote at the special meeting will be available at our principal executive offices, located at 600 Townsend Street, San Francisco, CA 94103, during regular business hours for a period of no less than ten days before the Special Meeting and at the place of the Special Meeting during the meeting.

        As of the Record Date, there were [    •    ] shares of common stock outstanding and entitled to vote at the special meeting.

        The holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at the Special Meeting. In the event that a quorum is not present at the Special Meeting, it is expected that the meeting will be adjourned to solicit additional proxies.

Vote Required; Abstentions and Broker Non-Votes

        The affirmative vote of the holders of a majority of the outstanding shares of common stock is required to adopt the Merger Agreement. Adoption of the Merger Agreement by stockholders is a condition to the closing of the merger.

        Approval of the proposal to adjourn the Special Meeting, whether or not a quorum is present, requires the affirmative vote of a majority of the shares of stock having voting power present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter. Approval, on a non-binding, advisory basis, of the compensation that will or may become payable to Advent's named executive officers in connection with the merger requires the affirmative vote of a majority of the shares of stock having voting power present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter.

        If a stockholder abstains from voting, that abstention will have the same effect as if the stockholder voted "AGAINST" the proposal to adopt the Merger Agreement. For stockholders who attend the meeting or are represented by proxy and abstain from voting, the abstention will have the same effect as if the stockholder voted "AGAINST" any proposal to adjourn the Special Meeting to a later date to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting and "AGAINST" the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable to Advent's named executive officers in connection with the merger.

        Each "broker non-vote" will also count as a vote "AGAINST" the proposal to adopt the Merger Agreement, but will have no effect on (i) any proposal to adjourn the Special Meeting to a later date to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting or (ii) the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable to Advent's named executive officers in connection with the merger. A "broker non-vote" generally occurs when a bank, broker or other nominee holding shares on your behalf does not vote on a proposal because the bank, broker or other nominee has not received your voting instructions and lacks discretionary power to vote the shares. "Broker non-votes", if any, will be counted for the purpose of determining whether a quorum is present.

Shares Held by Advent's Directors and Executive Officers

        As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, [    •    ] shares of common stock, representing approximately [    •    ]% of the shares of common stock outstanding on the Record Date. Our directors and executive officers are obligated to (and the Chair of the Board, Stephanie G. DiMarco, has executed a voting agreement obligating her to) vote all of their shares of common stock (1) "FOR" the adoption of the Merger Agreement; and (2) "FOR" the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and have further informed us that they currently intend to vote (3) "FOR" the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable to Advent's named executive officers in connection with the merger.

Voting of Proxies

        If your shares are registered in your name with our transfer agent, Computershare Trust Company, N.A., you may cause your shares to be voted by returning a signed and dated proxy card in the accompanying prepaid envelope, or you may vote in person at the Special Meeting. Additionally, you may grant a proxy electronically over the Internet or by telephone by following the instructions on your proxy card. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to grant a proxy electronically over the Internet or by telephone. Based on your proxy cards or Internet and telephone proxies, the proxy holders will vote your shares according to your directions.

        If you plan to attend the Special Meeting and wish to vote in person, you will be given a ballot at the Special Meeting. If your shares are registered in your name, you are encouraged to vote by proxy even if you plan to attend the Special Meeting in person. If you attend the Special Meeting and vote in person by ballot, your vote will revoke any previously submitted proxy.

        Voting instructions are included on your proxy card. All shares represented by properly signed and dated proxies received in time for the Special Meeting will be voted at the Special Meeting in accordance with the instructions of the stockholder. Properly signed and dated proxies that do not contain voting instructions will be voted (1) "FOR" adoption of the Merger Agreement; (2) "FOR" the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) "FOR" the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable to Advent's named executive officers in connection with the merger.

        If your shares are held in "street name" through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee or attending the Special Meeting and voting in person with a "legal proxy" from your bank, broker or other nominee. If such a service is provided, you may vote over the Internet or telephone through your bank, broker or other nominee by following the instructions on the voting form provided by your bank, broker or other nominee. If you do not return your bank's, broker's or other nominee's voting form, do not vote via the Internet or telephone through your bank, broker or other nominee, if possible, or do not attend the Special Meeting and vote in person with a "legal proxy" from your bank, broker or other nominee, it will have the same effect as if you voted "AGAINST" the proposal to adopt the Merger Agreement but will not have any effect on the adjournment proposal or the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable to Advent's named executive officers in connection with the merger.

Revocability of Proxies

        If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:

  •
  signing another proxy card with a later date and returning it to us prior to the Special Meeting;

  •
  submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

  •
  delivering a written notice of revocation to our Corporate Secretary; or

  •
  attending the Special Meeting and voting in person by ballot.

        If you have submitted a proxy, your appearance at the Special Meeting, in the absence of voting in person or submitting an additional proxy or revocation, will not have the effect of revoking your prior proxy.

        If you hold your shares of common stock in "street name", you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the Special Meeting if you obtain a "legal proxy" from your bank, broker or other nominee.

        Any adjournment, postponement or other delay of the Special Meeting, including for the purpose of soliciting additional proxies, will allow stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned, postponed or delayed.

Board of Directors' Recommendation

        The Board of Directors, after considering various factors described in the section entitled "The Merger—Recommendations of the Board of Directors and Reasons for the Merger", has unanimously (i) determined that the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement are advisable and in the best interests of Advent and stockholders and (ii) adopted and approved the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement. The Board of Directors unanimously recommends that you vote (x) "FOR" the adoption of the Merger Agreement; (y) "FOR" the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (z) "FOR" the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable to Advent's named executive officers in connection with the merger.

Solicitation of Proxies

        The expense of soliciting proxies will be borne by Advent. We have retained MacKenzie Partners, Inc., a proxy solicitation firm (the "Proxy Solicitor"), to solicit proxies in connection with the Special Meeting at a cost of approximately $17,500 plus expenses. We will also indemnify the Proxy Solicitor against losses arising out of its provisions of these services on our behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, fax, over the Internet or other means of communication. No additional compensation will be paid for such services.

Anticipated Date of Completion of the Merger

        Assuming timely satisfaction of necessary closing conditions, including the approval by stockholders of the proposal to adopt the Merger Agreement, we anticipate that the merger will be consummated in mid-2015.

Appraisal Rights

        If the merger is completed, stockholders who do not vote in favor of the adoption of the Merger Agreement and who properly demand appraisal of their shares and who do not withdraw their demand or otherwise lose their right to appraisal will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL. This means that holders of shares of Advent common stock who fully comply with Section 262 of the DGCL are entitled to have their shares appraised by the Court of Chancery of the State of Delaware and to receive, in lieu of the Per Share Merger Consideration, payment in cash of the "fair value" of their shares of common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with interest to be paid on the amount determined to be fair value as determined by the court, so long as they comply with the procedures established by Section 262 of the DGCL. Due to the complexity of the appraisal process, stockholders who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.

        Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the Per Share Merger Consideration.

        To exercise your appraisal rights, you must fully comply with Section 262 of the DGCL, which means you must, among other things (i) deliver a written demand for appraisal of your shares to Advent before the vote is taken on the adoption of the Merger Agreement; (ii) not vote in favor of the proposal to adopt the Merger Agreement, either in person or by proxy; and (iii) continue to hold your shares through the Effective Time. Your failure to follow exactly the procedures specified under the DGCL will result in the loss of your appraisal rights. The requirements under the DGCL for exercising appraisal rights are described in further detail in this proxy statement in the section entitled "The Merger—Appraisal Rights", and Section 262 of the DGCL is reproduced in Annex C to this proxy statement. If you hold your shares of common stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such bank, brokerage firm or nominee.

Other Matters

        At this time, we know of no other matters to be voted on at the Special Meeting. If any other matters properly come before the Special Meeting, your shares of common stock will be voted in accordance with the discretion of the appointed proxy holders.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on [    •    ], 2015

        The proxy statement is available at www.advent.com under "About Advent—Investor Relations—SEC Filings".

Householding of Special Meeting Materials

        Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as "householding", reduces the volume of duplicate information received at your household and helps to reduce our expenses.

        If you would like to receive your own set of our disclosure documents this year or in future years, follow the instructions described below. Similarly, if you share an address with another stockholder and together both of you would like to receive only a single set of our disclosure documents, follow these instructions.

        If you are a stockholder of record, you may contact us by writing to Advent Software, Inc., Attention: Investor Relations, 600 Townsend Street, San Francisco, CA 94103 or calling our Investor Relations Department at (415) 645-4738. Eligible stockholders of record receiving multiple copies of this proxy statement can request householding by contacting us in the same manner. If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.

Questions and Additional Information

        If you have any questions concerning the merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of common stock, please contact our Proxy Solicitor:

MacKenzie Partners, Inc.
105 Madison Avenue
New York, New York 10016
Call Toll-Free: (800) 322-2885
Call Collect: (212) 929-5500

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

        We are asking you to approve and adopt the Merger Agreement and the merger contemplated by the Merger Agreement.

        For a summary of and detailed information regarding this proposal, see the information about the Merger Agreement and the merger throughout this proxy statement, including the information set forth in the sections entitled "The Merger" beginning on page 36 of this proxy statement and "The Merger Agreement" beginning on page 74 of this proxy statement. A copy of the Merger Agreement is attached to this proxy statement as Annex A. You are urged to read the Merger Agreement carefully in its entirety.

        Under applicable law, we cannot complete the merger without the affirmative vote of a majority of the outstanding shares of Advent common stock voting in favor of the proposal to approve and adopt the Merger Agreement and the merger. If you abstain from voting, fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have the same effect as a vote against the proposal to adopt the Merger Agreement.

        The Board of Directors unanimously recommends that you vote "FOR" this proposal.

PROPOSAL 2: ADJOURNMENT OF THE SPECIAL MEETING

        We are asking you to approve a proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. If stockholders approve the adjournment proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including proxies from stockholders that have previously returned properly executed proxies voting against adoption of the Merger Agreement. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against adoption of the Merger Agreement such that the proposal to adopt the Merger Agreement would be defeated, we could adjourn the Special Meeting without a vote on the adoption of the Merger Agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the Merger Agreement. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present or otherwise at the discretion of the chairman of the Special Meeting.

        The Board of Directors unanimously recommends that you vote "FOR" this proposal.

PROPOSAL 3: NON-BINDING, ADVISORY VOTE ON MERGER-RELATED
EXECUTIVE COMPENSATION ARRANGEMENTS

        Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the payment of certain compensation that will or may become payable to Advent's named executive officers in connection with the merger, as disclosed in the section of this proxy statement entitled "The Merger—Interests of Advent's Directors and Executive Officers in the Merger—Payments Upon Termination Following Change of Control".

        We are asking stockholders to approve, on a non-binding, advisory basis, the compensation that will or may become payable to Advent's named executive officers in connection with the merger. These payments are set forth in the section entitled "The Merger—Interests of Advent's Directors and Executive Officers in the Merger—Payments Upon Termination Following Change of Control" and the accompanying footnotes. The Board of Directors encourages you to carefully review the named executive officer merger-related compensation information disclosed in this proxy statement.

        Accordingly, we are seeking approval of the following resolution at the Special Meeting:

        "RESOLVED, that the stockholders of Advent Software, Inc. approve, on a non-binding, advisory basis, the compensation that will or may become payable to Advent's named executive officers that is based on or otherwise relates to the merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section entitled 'The Merger—Interests of Advent's Directors and Executive Officers in the Merger—Payments Upon Termination Following Change of Control' in Advent's proxy statement for the Special Meeting".

        Stockholders should note that this proposal is not a condition to completion of the merger, and as an advisory vote, the result will not be binding on Advent, the Board of Directors or SS&C. Further, the underlying plans and arrangements are contractual in nature, and the compensation that is based on or otherwise relates to the merger is not, by its terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the merger is consummated our named executive officers will be eligible to receive the compensation that is based on or otherwise relates to the merger in accordance with the terms and conditions applicable to those payments.

        The Board of Directors unanimously recommends that you vote "FOR" this proposal.

THE MERGER

        This discussion of the merger is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should read the entire Merger Agreement carefully as it is the legal document that governs the merger.

Parties Involved in the Merger

  Advent Software, Inc.
  600 Townsend Street
  San Francisco, CA 94103

        Advent is a leading provider of software and services to the global investment management industry. Advent offers software products and services for automating and integrating data and work flows across the investment management organization, as well as between the investment management organization and external parties. Advent's products are intended to increase operational efficiency, improve the accuracy of client information and enable better decision-making. Advent was founded and incorporated in 1983 in California and reincorporated in Delaware in November 1995.

        Advent's common stock is listed on NASDAQ under the symbol "ADVS".

  SS&C Technologies Holdings, Inc.
  80 Lamberton Road
  Windsor, CT 06095

        SS&C is a leading provider of mission-critical, sophisticated software products and software-enabled services that allow financial services providers to automate complex business processes and effectively manage their information processing requirements. SS&C's portfolio of software products and rapidly deployable software-enabled services allows its clients to automate and integrate front-office functions such as trading and modeling, middle-office functions such as portfolio management and reporting, and back-office functions such as accounting, performance measurement, reconciliation, reporting, processing and clearing.

        SS&C's common stock is listed on NASDAQ under the symbol "SSNC".

  Arbor Acquisition Company, Inc.
  c/o SS&C Technologies Holdings, Inc.
  80 Lamberton Road
  Windsor, CT 06095

        Merger Sub is a wholly-owned direct subsidiary of SS&C and was formed on January 22, 2015, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement.

Effect of the Merger

        Upon the terms and subject to the conditions of the Merger Agreement, if the merger is completed, Merger Sub will merge with and into Advent, and Advent will continue as the Surviving Corporation and as a wholly-owned subsidiary of SS&C. As a result of the merger, Advent's common stock will no longer be publicly traded and will be delisted from NASDAQ. In addition, our common stock will be deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC. If the merger is completed, you will not own any shares of the capital stock of the Surviving Corporation.

        The Effective Time will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as we, SS&C and Merger Sub may agree and specify in the certificate of merger).

Effect on Advent if the Merger is Not Completed

        If the Merger Agreement is not adopted by stockholders or if the merger is not completed for any other reason, stockholders will not receive the Per Share Merger Consideration. Instead, Advent will remain an independent public company, our common stock will continue to be listed and traded on NASDAQ and registered under the Exchange Act and we will continue to file periodic reports with the SEC. In addition, if the merger is not completed, we expect that management will operate the business in a manner similar to that in which it is being operated today and that stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including risks related to the highly competitive industry in which Advent operates and risks related to adverse economic conditions.

        Furthermore, if the merger is not completed, and depending on the circumstances that caused the merger not to be completed, the price of our common stock may decline significantly. If that were to occur, it is uncertain when, if ever, the price of our common stock would return to the price at which it trades as of the date of this proxy statement.

        Accordingly, if the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of common stock. If the merger is not completed, the Board of Directors will continue to evaluate and review Advent's business operations, strategic direction and capitalization, among other things, and will make such changes as are deemed appropriate. If the Merger Agreement is not adopted by stockholders or if the merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to the Board of Directors will be offered or that Advent's business, prospects or results of operation will not be adversely impacted.

        In addition, Advent will be required to pay to SS&C a termination fee of $80 million if the Merger Agreement is terminated under specified circumstances. In certain cases, SS&C may be due up to $12.5 million from Advent as reimbursement for expenses related to the transactions contemplated by the Merger Agreement. In no case will SS&C be due its termination fee and expense reimbursement; if SS&C has collected any money for expense reimbursements, such amounts will be deducted from the termination fee when due. For more information please see the sections entitled "The Merger Agreement—Termination Fee Payable by Advent" and "The Merger Agreement—Expense Reimbursement Payable by Advent".

Merger Consideration

        In the merger, each outstanding share of common stock (other than shares (i) held by Advent as treasury stock; (ii) owned by SS&C, Merger Sub or any other direct or indirect subsidiary of SS&C; (iii) owned by any direct or indirect subsidiary of Advent; and (iv) held by stockholders who are entitled to and who properly exercise appraisal rights under the DGCL) will be converted into the right to receive the Per Share Merger Consideration.

        After the merger is completed, you will have the right to receive the Per Share Merger Consideration (except that stockholders who properly exercise and do not withdraw their appraisal rights will not have the right to receive the Per Share Merger Consideration but will have the right to receive payment of the "fair value" of their shares as determined pursuant to an appraisal proceeding as contemplated by Delaware law, as described below in the section entitled "—Appraisal Rights"), but you will no longer have any rights as a stockholder.

Background of the Merger

        The Board of Directors and Advent's senior management regularly evaluate Advent's strategic direction and ongoing business plans with a view toward enhancing stockholder value. As part of this evaluation, the Board of Directors has from time to time considered a variety of potential strategic alternatives for Advent, including the continuation of Advent's current business plan as an independent enterprise; modifications to Advent's strategy and product direction; and a possible sale of Advent.

        In the second half of 2012 and early 2013, at the direction of the Board of Directors, Advent undertook a review of its business and strategic alternatives, pursuant to which it retained Qatalyst Partners as its financial advisor (the "Strategic Review"). At a Board meeting on September 25, 2012, the Board discussed the Strategic Review, including discussing with representatives of Qatalyst Partners the likelihood that strategic parties and private equity sponsors would be interested in an acquisition of Advent at a meaningful premium to its then current valuation. After such discussion, the Board concluded that the risks associated with an outreach process outweighed the potential benefits and likelihood of success and determined that Advent should continue to execute on its growth strategy as an independent company. During this time period, the Company also considered a large potential acquisition of assets and had discussions with four private equity firms as potential financial partners in connection therewith, but ultimately concluded not to pursue such transaction. Subsequently, in December 2012, after two private equity firms had expressed interest in acquiring Advent, the Board, with the assistance of Qatalyst Partners, determined to engage in a process to solicit indications of interest from a number of private equity firms in order to gauge the interest and likely valuation range for an acquisition of Advent. Several private equity firms entered into non-disclosure agreements and participated in meetings with management. The non-disclosure agreements included customary standstill provisions, but none of the parties to such agreements remains bound by a standstill provision at this time. Following such meetings, in March 2013 Advent received non-binding proposals from four parties to acquire Advent for cash at per share values ranging from $28.50 to $31.50. The Board, after consideration of the non-binding proposals and the Company's strategic plan and discussions with management and its financial advisor, determined that it was in the best interests of Advent and its stockholders to continue to execute on its strategic plan as an independent company as the best way to maximize shareholder value. During the time of the solicitation, speculation on the existence of the Strategic Review was reported on in various media outlets and, in March 2013, SS&C initiated contact to indicate a preliminary interest during such process. The preliminary contact with SS&C did not lead to any further discussions between the parties at that time. Advent disclosed the determination of the Board to execute its plan as an independent company in its press release dated March 18, 2013. From the termination of the Strategic Review to entry into the Merger Agreement, Advent did not receive any additional in-bound inquiries regarding the sale of its business, nor did Advent have any substantive discussions with any parties regarding such a transaction.

        Following the conclusion of the Strategic Review, the Board of Directors evaluated potential alternatives to return value to stockholders and, in June 2013, determined to return value to stockholders via a special dividend. Over the course of the first half of 2013, Advent management negotiated and closed on a $425 million senior credit facility, and on June 13, 2013, Advent announced that it had declared a $9.00 per share special cash dividend to stockholders, payable to stockholders of record on July 1, 2013 (the "Special Dividend"), which was funded by cash on hand and the proceeds of such credit facility. Since the Special Dividend, Advent has declared and paid three additional quarterly cash dividends of $0.13 per share each to its stockholders.

        Over such period, Advent continued to execute on its standalone operating plan. The trading price of Advent's stock during such period increased from $26.60 per share on July 10, 2013 (the ex-dividend trading date after the Special Dividend) to $31.50 per share on December 2, 2014. Also over such period, Advent's revenue growth rate continued to slow, from 10% in fiscal year 2012 to 7% in fiscal year 2013 to a projected 4% for fiscal year 2014, while the increase in operating margin growth from

24% to 30% between fiscal years 2012 to 2013 had moderated from 30% to a projected 32% between fiscal year 2013 to 2014.

        On December 2, 2014, Jim Cox, the Chief Financial Officer of Advent, and William Stone, the Chief Executive Officer of SS&C, had a conversation during an industry event in London. During the conversation, the executives discussed, among other things, growing trends in the industry and the strategic logic of a potential transaction involving their companies. Mr. Stone indicated to Mr. Cox that SS&C may be interested in exploring discussions concerning the acquisition of Advent by SS&C, and during such conversation, the two individuals discussed a preliminary range of value of between $40.00 and $45.00 per share of Advent stock. Mr. Cox confirmed that he would discuss such interest with Pete Hess, the Chief Executive Officer of Advent, and the Board.

        On December 5, 2014, Messrs. Hess and Stone had a telephone call to discuss the SS&C preliminary interest in an acquisition transaction. During the course of the conversation, Mr. Stone confirmed that SS&C was interested in exploring discussions with Advent concerning a potential transaction and that SS&C, subject to due diligence and the satisfactory negotiation of definitive transaction agreements, might be willing to pay between $40.00 and $45.00 per share of Advent stock, which represented an approximately 26% to 42% premium to Advent's trading price as of such date. Mr. Hess agreed to report SS&C's interest back to the Board, and on December 6, 2014, Mr. Hess reported the contents of such discussions to Stephanie DiMarco, Chair of the Board and Advent's founder.

        On December 8, 2014, at a regular meeting of the Board, Messrs. Hess and Cox reviewed with the Board their discussions with Mr. Stone and Mr. Stone's indication that SS&C might be willing to pay between $40.00 and $45.00 per share of Advent stock. Representatives of Wilson Sonsini Goodrich and Rosati ("Wilson Sonsini"), the Board's and the Company's regular outside counsel, discussed with the Board its fiduciary duties in connection with considering an acquisition proposal. The Board discussed the advisability of continuing conversations with SS&C and determined that, while the Board had not decided to sell the Company, given the premium implied by SS&C's indicative range, it was in the best interests of Advent's stockholders for Mr. Hess to continue discussions with SS&C in order to gauge the seriousness of SS&C's interest and to determine what specifically SS&C would be willing to pay to acquire Advent.

        On December 9, 2014, Mr. Hess and Mr. Stone had another phone conversation. During the conversation, Mr. Hess indicated to Mr. Stone that if SS&C could get to the high end of the $40.00 to $45.00 per share range, then the Board would be interested in pursuing further discussions to explore a potential transaction. Mr. Stone responded that, while he did not believe SS&C would be willing to offer $45.00 per share, it might be prepared to make a proposal toward the top of that range, provided that SS&C first needed to validate the business case for an acquisition in terms of revenue, costs, and synergies.

        On December 10, 2014, at a special meeting of the Board, Mr. Hess provided the Board with an update on his conversation with Mr. Stone to the Board. After discussion, the Board determined that the management team and its legal advisors should negotiate a non-disclosure agreement with SS&C, and the senior management team should hold meetings to permit SS&C to validate its business case and provide a more specific indication of interest.

        On December 15, 2014, following negotiations between Advent and SS&C, the companies entered into a non-disclosure agreement, which contained a customary one-year standstill provision.

        On December 17, 2014, Messrs. Hess and Cox had an in-person meeting with Mr. Stone and other senior executive officers of SS&C in New York. During the meeting, the parties reviewed the business and discussed potential sources of revenue and cost synergies in a combination of Advent and SS&C, including the opportunity for SS&C to cross-sell its products to Advent's customer base, as well as potential financing for the acquisition. Mr. Hess reiterated that, for the Board to be interested in continuing discussions, SS&C would need to make an acquisition proposal toward the higher end of the $40.00 to $45.00 per share price range previously discussed.

        On December 19, 2014, at a special meeting of the Board, Mr. Hess reported to the Board the discussion at the management meeting. Representatives of Qatalyst Partners, present at the meeting at the invitation of the Board, led the Board through a discussion of SS&C's ability to finance a transaction, indicating that a transaction fully financed with debt, particularly at the higher end of the $40.00 to $45.00 per share range, could be challenging for SS&C given the requisite leverage ratio (measured as debt to EBITDA). The Board also discussed, together with representatives of Qatalyst Partners, whether to contact other potential parties to gauge their potential interest in a transaction. The Board considered the view that (a) with respect to strategic parties, no other strategic party had indicated any significant interest in Advent after the market speculations regarding the Strategic Review had commenced and none likely had the strategic interest and financial capability of acquiring Advent at a superior price to the $40.00 to $45.00 price range, and (b) with respect to private equity sponsors, it would be challenging for such sponsors to reach the higher end of the $40.00 to $45.00 price range, given constraints on financing, Advent's current financial profile and the rates of return typically expected by such firms. The Board and its advisors also discussed the risks of a leak concerning its discussions with SS&C, including the corresponding risk of negatively impacting relationships with customers, suppliers, and employees. After discussion, the Board determined that it should await a proposal from SS&C prior to making a definitive decision on whether outreach to other parties was in the best interests of Advent's stockholders. The Board also resolved at this meeting to authorize a special Strategic Transaction Committee, consisting of Wendell Van Auken, Stephanie DiMarco, Jim Kirsner and Rob Tarkoff, to facilitate decision-making at the Board-level in light of a potentially fast paced negotiation and to oversee the day-to-day negotiations with SS&C and any potential outreach to other buyers. The Board also formally resolved to retain Qatalyst Partners.

        On December 22, 2014, SS&C delivered a non-binding proposal to Advent for an acquisition at a price per share of $42.75 in cash, which represented an approximately 38% premium to Advent's trading price at the time of the proposal. The non-binding proposal contemplated debt financing up to a pro-forma leverage ratio of 5.5X net debt to EBITDA and indicated that such price was premised on exclusive negotiations regarding a transaction.

        On December 23, 2014, the Strategic Transaction Committee met to discuss the SS&C proposal. The committee reviewed the status of discussions to date, and determined that the proposal merited review and discussion by the full Board.

        On December 29, 2014, in a special meeting, the Board met to discuss the SS&C proposal. After management reviewed the status of discussions to date, including the $42.75 proposal, representatives of Wilson Sonsini led the Board through a discussion of their fiduciary duties in considering a sale of Advent. Then, representatives of Qatalyst Partners discussed with the Board financial aspects of the SS&C proposal. Representatives of Qatalyst Partners also again presented their views on other potential bidders for Advent and discussed SS&C's likely need for additional sources of financing at purchase prices that would otherwise require debt financing of more than 5.5X net leverage. The Board again engaged in a discussion on whether, at this point in time, it was in the best interests of Advent's stockholders to reach out to other potential private equity and/or strategic bidders, focusing on substantially similar factors to those discussed during the December 19, 2014 special meeting. The Board weighed the potential for a higher offer from either a wide or a limited outreach process, against the potential delays and concomitant execution risk to a transaction with SS&C, risk of management distraction and the heightened risk of an inadvertent public disclosure regarding a possible transaction that could create other risks to Advent. The Board also discussed that, were it to execute a definitive merger agreement with SS&C, it would insist on the inclusion of reasonable deal-protection provisions that would not impede a willing and financially capable third party (if any) to make a superior proposal following the announcement of any transaction. Given these considerations, the Board determined that Advent management and its advisors should focus on using the potential for a reasonable time period for exclusivity to obtain a better per share price from SS&C and to obtain certainty on other significant deal terms. The Board also discussed a counterproposal to present to SS&C and instructed Qatalyst Partners to present a counteroffer at a higher price.

        On December 30, 2014, at the direction of the Board, representatives of Qatalyst Partners contacted both SS&C's financial advisor, Morgan Stanley, and Mr. Stone, and in each conversation, proposed a counteroffer at $47.50 per share. Representatives of Morgan Stanley and Mr. Stone indicated that they would consider such counterproposal. On January 3, 2015, representatives of Qatalyst Partners had another phone conversation with representatives of Morgan Stanley on the same topic.

        On January 5, 2015, representatives of Morgan Stanley contacted representatives of Qatalyst Partners with a revised proposal at $43.50 per share in cash, which represented an approximately 46% premium to the trading price at such date.

        Later on January 5, 2015, the Strategic Transaction Committee convened to review SS&C's latest proposal. The Committee discussed with members of management and representatives of Qatalyst Partners whether $43.50 per share likely was the maximum price that SS&C could finance. The Strategic Transaction Committee then explored whether permitting SS&C to pay part of the deal consideration in SS&C equity may lead to a higher value than an all cash transaction for Advent's stockholders. The Strategic Transaction Committee ultimately determined, based in part on prior feedback provided to representatives of Qatalyst Partners by representatives of Morgan Stanley, that the use of equity consideration was unlikely to result in a higher per share value unless the equity consideration were to constitute a material percentage of the deal consideration, which would expose Advent stockholders to additional risks. The Strategic Transaction Committee directed Mr. Hess to contact Mr. Stone and attempt to obtain a higher per share value in cash for Advent's stockholders.

        On January 6, 2015, Mr. Hess and Mr. Stone had a telephone conversation regarding the price per share of a potential transaction. Mr. Hess indicated that the Board was prepared to provide SS&C with a reasonable period of exclusivity if SS&C increased its proposed price. Following negotiations, the executives agreed to bring back for their respective boards of directors for consideration a per share price of $44.25 in cash, which represented a premium of approximately 51% to Advent's trading price as of such date. During such conversation, Mr. Stone indicated that SS&C would not consider a further increase beyond $44.25 and that the price of $44.25 was contingent on Advent negotiating exclusively with SS&C with regard to a transaction.

        Later on January 6, 2015, in a special meeting, the Board met to receive Mr. Hess's update from his conversation with Mr. Stone. After summarizing the updated proposal, representatives of Qatalyst Partners and Mr. Hess each expressed their view that, in their judgments and based on the previous conversations with Mr. Stone and Morgan Stanley, as well as SS&C's financing capacity, it was unlikely that Advent could obtain a price above $44.25 in a transaction with SS&C or with any other potential acquiror. Representatives of Qatalyst Partners reviewed with the Board financial aspects of the transaction in light of the higher per share price. After deliberation, the Board determined that $44.25 per share price represented a very attractive valuation for Advent stockholders and formed an adequate basis for negotiation of other terms of an acquisition transaction. The Board then discussed other material terms of a transaction that would require negotiation, and authorized the Strategic Transaction Committee to oversee such negotiation. The Board also considered the request for exclusivity from SS&C and, after deliberation, including consideration of the viability of alternative bidders and its sense of the unwillingness of SS&C to proceed without exclusivity, concluded that engaging with SS&C on an exclusive basis was in the best interests of Advent's stockholders.

        Representatives of Qatalyst Partners communicated to representatives of SS&C and its financial advisors Advent's willingness to grant exclusivity on the basis of the $44.25 per share price. However, representatives of Qatalyst Partners indicated that such exclusivity would be conditioned on an understanding between the parties that the transaction should not be conditioned upon the availability of debt financing, nor subject to any limitations on the availability of specific performance in the event debt financing was unavailable, and that any deal protection measures in the agreement, including the size of the termination fee should be customary and reasonable.

        On January 8, 2015, Advent and SS&C executed an exclusivity agreement for a period ending on February 2, 2015, and SS&C delivered its confirmatory due diligence requests. On January 11, 2015, Advent made an online data room with confirmatory due diligence materials available to SS&C and its financing sources, and over the course of the next three weeks, SS&C, its financing sources, and its advisors engaged in business, financial and legal due diligence of Advent.

        Beginning on January 12, 2015, Advent's trading price began experiencing a marked rise, together with unusual trading volumes, rising from a closing price of $30.79 per share on January 9, 2015 to a closing price of $37.90 per share on January 27, 2015, the date before a published Bloomberg article reporting the existence of the potential transaction from an undisclosed source.

        On January 15, 2015, Messrs. Hess and Cox had a meeting with SS&C and its debt financing sources to deliver an overview of the Advent business as part of the lenders' financing due diligence.

        On January 15, 2015, the Strategic Transaction Committee held a meeting, during which representatives of Qatalyst Partners and members of management updated the committee as to the status of due diligence and SS&C's financing efforts. The committee also discussed the recent movements in Advent's stock trading, and the possibility that the existence of the transaction had been leaked. In response, the committee reminded the attendees of the importance of maintaining confidentiality and asked representatives of Qatalyst Partners and Wilson Sonsini to contact their counterpart advisors at SS&C to remind all parties of the confidentiality obligations in the transaction.

        On January 17, 2015, representatives of Davis Polk & Wardwell ("Davis Polk"), counsel to SS&C, delivered an initial draft of the merger agreement to representatives of Wilson Sonsini. The Davis Polk initial draft of the Merger Agreement contemplated a termination fee of 4% of the enterprise value of Advent, or approximately $107 million, in the event of the entry by Advent into an alternative proposal, as well as up to an additional $15 million in expense reimbursements due to SS&C in such circumstances. Over the course of the next two weeks, the parties and their legal counsel negotiated the terms of the merger agreement.

        On January 22, 2015, Messrs. Hess and Cox met with members of SS&C's senior management. In attendance were representatives of financial advisors from each party. The parties discussed potential sources of cost synergies, which SS&C needed to identify in connection with its financing efforts, as well as sources of revenue synergies and future development plans for Advent Direct, Advent's next-generation SaaS product offering.

        Also on January 22, 2015, Wilson Sonsini delivered a response markup to the draft merger agreement, which contemplated a termination fee of 2% of the equity value of Advent, with no further expense reimbursements.

        On January 26, 2015, in a special meeting, the Board met to receive an update on the status of discussions. Representatives of Qatalyst Partners reported on the status of SS&C's financing efforts, and indicated that SS&C's lenders appeared to be on track in obtaining internal approvals to finance the transaction. The Board then discussed the communications strategy in connection with the anticipated signing of an acquisition agreement and Advent's contemporaneously scheduled earnings release. Finally, representatives of Wilson Sonsini reviewed with the Board the material open issues in the merger agreement negotiations with Davis Polk, including the terms relating to deal protection and deal certainty.

        On January 28, 2015, Bloomberg published a news article reporting that undisclosed sources had informed it that SS&C was negotiating an acquisition transaction with Advent at a price of around $45.00 per share. That day, the trading price of Advent's common stock increased to close at $41.63 per share from a closing price of $37.90 on the prior day.

        On January 29, 2015, the Strategic Transaction Committee met to receive another update from Advent's management and advisors on the status of the transaction, and to further discuss communications strategy, particularly in light of the Bloomberg article. Advisors to Advent confirmed that negotiations were on schedule for a deal signing that would be contemporaneous with the scheduled earnings release of Q4 2014 results on February 2, 2015.

        On January 30, 2015, in a special meeting, the Board met to receive an update on the status of discussions. Representatives of Wilson Sonsini reviewed with the Board the material terms of the draft merger agreement, which had been negotiated with Davis Polk over the prior two weeks, including the material open issues that had not yet been resolved. The Board asked questions of representatives of Wilson Sonsini, engaged in discussions regarding the open issues, and gave direction to representatives of Wilson Sonsini and Company management on the Board's views on the remaining issues. Representatives of Wilson Sonsini also reviewed with the Board proposed amendments to Advent's bylaws which would provide that Delaware courts would be the exclusive forum for certain types of claims relating to Advent. Representatives of Qatalyst Partners then reviewed with the Board their financial analyses of the $44.25 per share cash consideration to be received by holders of shares of Advent common stock pursuant to the Merger Agreement.

        Between January 30, 2015 and February 2, 2015, the parties worked to resolve the remaining open issues in the merger agreement, including the size of the termination fee, which was finalized at $80 million, or approximately 3.2% of equity value and 3.0% of enterprise value. Davis Polk delivered to Wilson Sonsini draft debt commitment letters from affiliates of Morgan Stanley and Deutsche Bank on January 31, 2015, and negotiations on such debt commitment papers continued between SS&C, its lenders and their respective advisors also throughout the same time period. Around this time, Mr. Hess and Mr. Stone had a high-level discussion concerning potential management of the Advent business following the transaction. Mr. Stone and Mr. Hess discussed a potential reporting structure after the closing of the transaction, in which Mr. Hess would report to Normand A. Boulanger, the President and Chief Operating Officer of SS&C. The executives did not discuss potential compensation or specific job responsibilities, and there otherwise have not been any agreements, arrangements, or understandings with respect to the post-transaction employment of Advent executive officers.

        On February 2, 2015, the Board reconvened in a special meeting to consider the terms of the proposed transaction. Also participating were certain members of Advent's management and representatives of Qatalyst Partners and Wilson Sonsini. The representatives of Wilson Sonsini reviewed the terms of the draft merger agreement circulated earlier that morning, including the resolution on the open issues previously discussed with the Board at the January 30, 2015 meeting, and reviewed certain other matters. Representatives of Qatalyst Partners then confirmed that there were no material changes to their financial analysis from that previously reviewed with the Board at the January 30, 2015 meeting, and then delivered to the Board Qatalyst Partners' oral opinion, subsequently confirmed in writing by delivery of a written opinion dated February 2, 2015, that, as of that date and based upon and subject to the factors, assumptions, considerations, limitations and other matters set forth in its written opinion, the $44.25 Per Share Merger Consideration to be received by the holders of Advent common stock, other than SS&C or any affiliates of SS&C, pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. For more information about Qatalyst Partners' opinion, see below under the heading "—Opinion of Qatalyst Partners LP". After discussing potential reasons for and against the proposed transaction (see below under the heading "—Recommendations of the Board of Directors and Reasons for the Merger"), the Board unanimously determined that the Merger and the transactions contemplated by the Merger Agreement were at a price and on terms that were fair to, advisable and in the best interests of Advent's stockholders. The Board therefore approved the Merger and Merger Agreement and recommended that Advent's stockholders vote to approve the Merger Agreement at any meeting of stockholders to be called for the purposes of acting thereon. The Board also adopted a resolution authorizing amendments to Advent's bylaws to provide that Delaware courts would be the exclusive forum for certain types of claims relating to Advent.

        In the afternoon of February 2, 2015, the parties executed the Merger Agreement and related agreements in connection with the transaction, and issued a joint press release announcing the transaction.

Recommendations of the Board of Directors and Reasons for the Merger

  Recommendations of the Board of Directors

        The Board of Directors has unanimously (1) determined that the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement are advisable and in the best interests of Advent and its stockholders; and (2) adopted and approved the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement.

        The Board of Directors unanimously recommends that you vote (1) "FOR" the adoption the Merger Agreement; (2) "FOR" the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) "FOR" the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Advent to its named executive officers in connection with the merger.

  Reasons for the Merger

        During the course of its deliberations on the merger, the Board of Directors held numerous meetings and consulted with our senior management, Qatalyst Partners and legal counsel, and reviewed, evaluated and considered numerous factors and a significant amount of information and data, including the following:

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  our business plans and strategic objectives, as well as the risks to executing our business plans and accomplishing these strategic objectives in light of customer trends and demand for our products and services, risks associated with new product introductions, the current business environment and industry consolidation and other evolving competitive dynamics in the investment management industry;

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  our business and competitive prospects if we remain an independent company and the scale and other skills and assets required to effectively compete, noting in particular:

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  the highly fragmented nature of the market for investment management software, which is also subject to rapid change and is sensitive to new product introductions and marketing efforts by industry participants;

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  growing interest of large, well-capitalized competitors (such as State Street Corporation, the Eagle Investment Systems subsidiary of Bank of New York/Mellon Financial Corporation, Blackrock Solutions, Multifonds, SunGard and SS&C itself) in the field of investment management software as well as the emergence of new market entrants (such as Addepar, Envestnet and Enfusion), and competition from proprietary systems used by our existing and potential clients; and

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  the ability of large competitors with greater financial, technical, sales and marketing resources to potentially offer lower prices or better contractual terms to customers due to their greater resources and scale;

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  the current macroeconomic climate and conditions in the United States and around the world, and the potential impact of these conditions on our business and prospects as an independent company;

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  our current financial condition, as well as our historical financial performance and results of operations;

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  management forecasts of our financial condition and results of operations;

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  current conditions in the financial market generally, as well as the historical trading prices and other statistics with respect to Advent common stock and the stock of certain comparable companies that the Board of Directors, in consultation with Qatalyst Partners, determined to be relevant;

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  possible alternatives to the merger (including the option of continuing to operate our business independently), the timing and the likelihood of accomplishing the business plans and strategic objectives of those alternatives and potential benefits and risks of those alternatives;

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  the results of our 2013 discussions with certain third parties that would reasonably be expected to have interest in acquiring Advent relating to a possible acquisition of Advent, and our ability under the terms of the Merger Agreement to negotiate with third parties concerning certain unsolicited competing acquisition proposals if we receive such a proposal during the pendency of the merger; and

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  the terms of the Merger Agreement that would reasonably be expected to have an impact on the likelihood we will receive an unsolicited competing acquisition proposal during the pendency of the merger (including the termination fees that would be payable under certain circumstances in connection therewith).

        In reaching its decision to approve the Merger Agreement and the merger, and to recommend that our stockholders adopt the Merger Agreement, the Board of Directors determined that the following were positive reasons to support the Merger Agreement and the merger:

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  the belief of the Board of Directors that the merger consideration of $44.25 per share to be received by Advent stockholders in the merger compares favorably to a range of values of Advent as an independent company based on traditional valuation analyses such as discounted cash flow analyses, selected companies analyses and selected transactions analyses;

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  the fact the merger consideration of $44.25 per share to be received by Advent stockholders in the merger reflected:

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  a 44% premium to the to the closing price of Advent's common stock on January 9, 2015, prior to an increase in share price and trading volume, and related analyst commentary regarding speculation concerning Advent as a takeover target;

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  a 26% premium to the all-time high of the trading price for Advent's common stock prior to January 9, 2015 (as adjusted for dividends); and

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  a 7% premium to the closing price of Advent's common stock on February 2, 2015, the day on which Advent entered into the Merger Agreement;

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  the belief of the Board of Directors that the merger consideration of $44.25 per share to be received by Advent stockholders in the merger provides certainty of value to our stockholders in the near term because:

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  the merger consideration is a fixed amount per share payable in cash; and

    •
    the Board's view is that the merger is likely to be completed in light of the nature of the closing conditions contained in the Merger Agreement and SS&C's strong reputation as an acquiror and historical track record of completing its acquisitions on the terms proposed;

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  the belief of the Board of Directors that the merger consideration of $44.25 per share to be received by Advent stockholders in the merger provides greater certainty of value (and less risk) to our stockholders relative to the potential trading price of our common stock over a longer period of time after accounting for the long term risks to our business resulting from operational execution risk and evolving industry dynamics, noting in particular:

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  the highly fragmented nature of the market for investment management software, which is also subject to rapid change and is sensitive to new product introductions and marketing efforts by industry participants;

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  growing interest of large, well-capitalized competitors (State Street Corporation, the Eagle Investment Systems subsidiary of Bank of New York/Mellon Financial Corporation, Blackrock Solutions, Multifonds, SunGard and SS&C itself) in the field of investment management software as well as the emergence of new market entrants (such as Addepar, Envestnet and Enfusion), and competition from proprietary systems used by our existing and potential clients; and

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  the ability of large competitors with greater financial, technical, sales and marketing resources to potentially offer lower prices or better contractual terms to customers due to their greater resources and scale;

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  the belief of the Board of Directors that Advent stockholders will receive the highest price reasonably obtainable in the merger due to:

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  the belief of the Board of Directors that after extensive negotiations with representatives of SS&C, we obtained the highest price that SS&C is willing to pay for Advent; and

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  the fact that, in 2013, the Board of Directors, with the advice and assistance of our management, representatives of Qatalyst Partners and legal counsel, evaluated a list of third parties that it believed would be reasonably expected to have interest in an acquisition of Advent based on their respective businesses, strategic objectives and financial capabilities, contacted and held preliminary discussions with some of those third parties to determine their level of interest in an acquisition of Advent, but ultimately did not receive any offers or proposals to acquire Advent from any of them at prices that were comparable to the price being paid by SS&C;

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  the fact that we are permitted under the terms of the Merger Agreement, subject to the limitations and requirements contained in the Merger Agreement, to furnish confidential information to, and conduct negotiations with, any third party that has made an unsolicited proposal to acquire Advent, and ultimately terminate the Merger Agreement with SS&C to accept a superior acquisition proposal from a third party under certain circumstances and subject to certain conditions, including the payment to SS&C of an $80.0 million termination fee, which the Board of Directors considered to be a reasonable termination fee in light of market comparables and not preclusive of third party proposals to acquire Advent; and

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  the oral opinion of Qatalyst Partners to the Board of Directors, subsequently confirmed in writing, that, as of February 2, 2015, and based upon and subject to the considerations, limitations and other matters set forth in the opinion, the consideration to be received by the holders of shares of Advent common stock (other than SS&C or affiliates of SS&C) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.

      (The full text of the written opinion of Qatalyst Partners, dated as of February 2, 2015, is attached as Annex B to this proxy statement and is incorporated by reference in this proxy statement in its entirety. See also "The Merger—Opinion of Qatalyst Partners LP".)

        In reaching its decision to approve the Merger Agreement and the merger, and to recommend that our stockholders adopt the Merger Agreement, the Board of Directors considered the following potentially negative aspects of the merger and consequences of announcing the merger, but nevertheless determined that the Merger Agreement and the merger are advisable and in the best interests of our stockholders:

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  the fact that our stockholders will not participate in any future growth potential or benefit from any future increase in our value;

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  the restrictions contained in the Merger Agreement on our ability to solicit competing acquisition proposals and the requirement that we pay a termination fee of $80.0 million to SS&C in order to terminate our Merger Agreement with SS&C and accept a superior acquisition proposal from a third party, which amount was deemed by the Board of Directors to be reasonable and customary and unlikely to deter or impede a financially capable third party with strategic interest from making a superior proposal;

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  the potential loss of customer, vendor or other commercial relationships prior to the completion of the merger as a result of their potential unwillingness to do business with SS&C, or other potential disruption to customer, vendor or other commercial relationships that are important to us as a result of the merger;

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  the restrictions on the conduct of our business prior to the completion of the merger, requiring us to conduct our business in the ordinary course and preventing us from taking certain specified actions, subject to specific limitations, all of which may delay or prevent us from undertaking business opportunities that may arise pending completion of the merger;

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  the potential negative effect of the public announcement of the merger on our ability to retain management, technical, sales and other key personnel;

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  the risk of diverting management's focus and resources from other strategic opportunities and from operational matters while working to implement the merger;

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  the risk that the merger would not be completed and that we would be required to operate our business independently after experiencing the disruptions and negative consequences of the announcement and pendency of the merger described above;

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  the fact that the merger consideration consists of cash and, therefore will be taxable to our stockholders for U.S. federal income tax purposes;

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  the possibility that we may be obligated to reimburse SS&C for its expenses if our stockholders fail to approve the proposal to adopt the Merger Agreement; and

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  the interests that certain of our directors and executive officers may have with respect to the merger, in addition to their interests as stockholders of Advent generally, as described below in "The Merger—Interests of Advent's Directors and Executive Officers in the Merger".

        The preceding discussion of the information and factors considered by the Board of Directors is not, and is not intended to be, exhaustive. In light of the variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the Board of Directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the various factors considered in reaching its determination. In addition, the Board of Directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the Board of Directors, but rather the Board of Directors conducted an overall analysis of the factors described above, including discussions with and questioning of our senior management, financial advisor and legal counsel.

Opinion of Qatalyst Partners LP

        We retained Qatalyst Partners to act as financial advisor to the Board of Directors in connection with a potential transaction such as the merger and to evaluate whether the consideration to be received by the holders of our common stock, other than SS&C or any affiliates of SS&C, pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. We selected Qatalyst Partners to act as our financial advisor based on Qatalyst Partners' qualifications, expertise, reputation and knowledge of our business and affairs and the industry in which we operate. Qatalyst Partners has provided its written consent to the reproduction of the Qatalyst Partners' opinion in this proxy statement. At the meeting of the Board of Directors on February 2, 2015, Qatalyst Partners rendered its oral opinion, that, as of such date and based upon and subject to the considerations, limitations and other matters set forth therein, the $44.25 Per Share Merger Consideration to be received by the holders of our common stock, other than SS&C or any affiliates of SS&C, pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. Qatalyst Partners delivered its written opinion, dated February 2, 2015, to the Board of Directors following the meeting of the Board of Directors.

        The full text of Qatalyst Partners' written opinion, dated February 2, 2015 to the Board of Directors is attached hereto as Annex B and is incorporated by reference herein. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications of the review undertaken by Qatalyst Partners in rendering its opinion. You should read the opinion carefully in its entirety. Qatalyst Partners' opinion was provided to the Board of Directors and addresses only, as of the date of the opinion, the fairness from a financial point of view, of the $44.25 Per Share Merger Consideration to be received by the holders of our common stock, other than SS&C or any affiliates of SS&C, pursuant to the Merger Agreement, and it does not address any other aspect of the merger. It does not constitute a recommendation as to how any stockholder should vote with respect to the merger or any other matter and does not in any manner address the price at which our common stock will trade at any time. The summary of Qatalyst Partners' opinion set forth herein is qualified in its entirety by reference to the full text of the opinion.

        In arriving at its opinion, Qatalyst Partners reviewed the Merger Agreement, certain related documents, and certain publicly available financial statements and other business and financial information of Advent. Qatalyst Partners also reviewed our Management Projections, as defined and described below in the section entitled "The Merger—Management Projections", which contain certain forward-looking information prepared by our management, including our financial projections and operating data. Additionally, Qatalyst Partners discussed our past and current operations and financial condition and prospects with our senior executives. Qatalyst Partners also reviewed the historical market prices and trading activity for our common stock and compared our financial performance and the prices and trading activity of our common stock with that of certain other selected publicly-traded companies and their securities. In addition, Qatalyst Partners reviewed the financial terms, to the extent publicly available, of selected acquisition transactions and performed such other analyses, reviewed such other information and considered such other factors as Qatalyst Partners deemed appropriate.

        In arriving at its opinion, Qatalyst Partners assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to, or discussed with, Qatalyst Partners by Advent. With respect to the Management Projections, Qatalyst Partners was advised by our management, and Qatalyst Partners assumed, that the Management Projections had been reasonably prepared on bases reflecting the best currently available estimates and judgments of our management of our future financial performance and other matters covered thereby. Qatalyst Partners assumed that the merger will be consummated in accordance with the terms set forth in the Merger Agreement, without any modification, waiver or delay. In addition, Qatalyst Partners assumed, that in connection with the receipt of all the necessary approvals of the proposed merger, no delays, limitations, conditions or restrictions will be imposed that could have an adverse effect on us or the contemplated benefits expected to be derived in the proposed merger. Qatalyst Partners did not make any independent evaluation or appraisal of our assets or liabilities (contingent or otherwise), nor was Qatalyst Partners furnished with any such evaluation or appraisal. In addition, Qatalyst Partners relied, without independent verification, upon the assessment of our management as to our existing and future technology and products and the risks associated with such technology and products. In arriving at its opinion, Qatalyst Partners was not authorized to solicit, and did not solicit, interest from any party with respect to an acquisition, business combination or other extraordinary transaction involving Advent. Qatalyst Partners' opinion has been approved by Qatalyst Partners' opinion committee in accordance with its customary practice.

        Qatalyst Partners' opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of the opinion. Events occurring after the date of the opinion may affect Qatalyst Partners' opinion and the assumptions used in preparing it, and Qatalyst Partners has not assumed any obligation to update, revise or reaffirm its opinion. Qatalyst Partners' opinion does not address our underlying business decision to engage in the merger, or the relative merits of the merger as compared to any strategic alternatives that may be available to us. Qatalyst Partners' opinion is limited to the fairness, from a financial point of view, of the $44.25 Per Share Merger Consideration to be received by the holders of our common stock, other than SS&C or any affiliates of SS&C, pursuant to the Merger Agreement, and Qatalyst Partners expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of our officers, directors or employees, or any class of such persons, relative to such consideration.

        The following is a brief summary of the material analyses performed by Qatalyst Partners in connection with its opinion dated February 2, 2015. The analyses and factors described below must be considered as a whole; considering any portion of such analyses or factors, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Qatalyst Partners' opinion. For purposes of its analyses, Qatalyst Partners utilized both the consensus of third-party research analysts' projections (the "Analyst Projections") and the Management Projections. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by Qatalyst Partners, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Qatalyst Partners' financial analyses.

  Illustrative Discounted Cash Flow Analysis

        Qatalyst Partners performed an illustrative discounted cash flow analysis, which is designed to imply a potential, present value of share values for our common stock as of December 31, 2014 by:

  •
  adding:

  (a)
  the implied net present value of the estimated future unlevered free cash flows of Advent, based on the Management Projections, for calendar year 2015 through calendar year 2018 (which implied present value was calculated by using a range of discount rates of 8.0% to 11.0%, based on Qatalyst Partners' calculation of Advent's estimated weighted average cost of capital); and

    (b)
    the implied net present value of a corresponding terminal value of Advent, calculated by multiplying the estimated unlevered free cash flow in calendar year 2019, based on the Management Projections, by a range of multiples of enterprise value to next-twelve-months estimated unlevered free cash flow of 15.0x to 23.0x, and discounted to present value using the same range of discount rates used in item (a) above;

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  applying a dilution factor of 9% to reflect the dilution to current stockholders over the projection period due to the effect of future equity compensation grants projected by our management;

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  subtracting our net debt provided by our management as of December 31, 2014; and

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  dividing the resulting amount by the number of fully-diluted shares (assuming treasury stock method) of our common stock outstanding, adjusted for RSUs, stock options and SARs outstanding, as provided by our management as of January 29, 2015.

        Based on the calculations set forth above, this analysis implied a range of values for our common stock of approximately $27.96 to $44.94 per share.

  Selected Companies Analysis

        Qatalyst Partners compared selected financial information and public market multiples for Advent with publicly available information and public market multiples for selected companies. The companies used in this comparison included those companies listed below and were selected because they are publicly traded companies in the financial technology industry, which we refer to as FinTech.

Selected FinTech Companies
Fiserv, Inc. SEI Investments Company FactSet Research Systems Inc. SS&C Technologies Holdings, Inc. DST Systems, Inc. Temenos Group AG Fidessa group plc SimCorp A/S Bottomline Technologies, Inc.

        Based upon research analyst consensus estimates for calendar year 2015, and using the closing prices as of January 30, 2015 for shares of the selected companies, Qatalyst Partners calculated, among other things, the implied fully diluted equity value divided by the estimated levered free cash flow for calendar year 2015 (the "CY2015E Levered FCF Multiples") for each of the selected companies. The median CY2015E Levered FCF Multiples among the selected companies analyzed was 21.1x. The CY2015E Levered FCF Multiple for Advent was 15.7x based on the Analyst Projections using our closing share price on January 9, 2015, prior to an increase in share price and trading volume, and related analyst commentary regarding speculation concerning Advent as a takeover target.

        Based on an analysis of the CY2015E Levered FCF Multiples for the selected companies, Qatalyst Partners selected a representative range of 16.0x to 22.0x and applied this range to our estimated calendar year 2015 levered free cash flow based on each of the Management Projections and the Analyst Projections. Based on our fully-diluted shares (assuming treasury stock method), including common stock, RSUs, stock options and SARs outstanding as provided by our management as of January 29, 2015, this analysis implied a range of values for our common stock of approximately $28.52 to $38.70 per share based on the Management Projections and approximately $31.28 to $42.48 per share based on the Analyst Projections.

        No company included in the selected companies analysis is identical to Advent. In evaluating the selected companies, Qatalyst Partners made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters. Many of these matters are beyond our control, such as the impact of competition on our business and the industry in general, industry growth and the absence of any material adverse change in our financial condition and prospects or the industry or in the financial markets in general. Mathematical analysis, such as determining the arithmetic mean, median, or the high or low, is not in itself a meaningful method of using selected company data.

  Selected Transactions Analysis

        Qatalyst Partners compared 5 selected public FinTech transactions announced between March 2005 and March 2012. These transactions are listed below:

Announcement Date	Target	Acquiror
March 19, 2012	Misys	Vista Equity Partners
March 14, 2012	GlobeOp Financial Services S.A.	SS&C Technologies Holdings, Inc.
March 1, 2010	RiskMetrics Group, Inc.	MSCI, Inc.
July 27, 2005	SS&C Technologies Holdings, Inc.	The Carlyle Group
March 28, 2005	SunGard Data Systems Inc.	Investor Group

        For each of the transactions listed above, Qatalyst Partners reviewed, among other things, the implied fully diluted enterprise value of the target company as a multiple of the last-twelve-months revenue (the "LTM Revenue Multiple"), as reflected in certain publicly available financial statements and press releases. Qatalyst Partners also reviewed the implied fully diluted enterprise value of the target company as a multiple of analyst estimates of the next-twelve-months revenue of the target company (the "NTM Revenue Multiple"), when available. The median LTM Revenue Multiple among the selected transactions analyzed was 3.5x, and the median NTM Revenue Multiple among the selected transactions analyzed was 3.1x.

        Based on the analysis of the LTM Revenue Multiples and NTM Revenue Multiples for the transactions noted above, Qatalyst Partners applied an LTM Revenue Multiple range of 3.2x to 5.3x (the minimum and maximum multiples for such transactions) to our LTM (ending December 31, 2014) revenue, and an NTM Revenue Multiple range of 3.0x to 5.1x (the minimum and maximum multiples for such transactions) to our NTM (ending December 31, 2015) estimated revenue reflected in the Analyst Projections. Based on the calculations set forth above and our fully-diluted shares (assuming treasury stock method), including common stock, RSUs, stock options and SARs outstanding as provided by our management as of January 29, 2015, this analysis implied a range of values for the our common stock of approximately $19.61 to $34.31 per share, with a median of $21.96 per share based on the LTM multiples, and approximately $19.77 to $35.08 per share, with a median of $20.34 per share, based on the NTM multiples.

        For each of the transactions listed above, Qatalyst Partners also reviewed, among other things, the implied fully diluted enterprise value of the target company as a multiple of the last-twelve-months EBITDA (the "LTM EBITDA Multiple"), as reflected in certain publicly available financial statements and press releases. Qatalyst Partners also reviewed the implied fully diluted enterprise value of the target company as a multiple of analyst estimates of the next-twelve-months EBITDA of the target company (the "NTM EBITDA Multiple"), when available. The median LTM EBITDA Multiple among the selected transactions analyzed was 12.7x, and the median NTM EBITDA Multiple among the selected transactions analyzed was 10.2x.

        Based on the analysis of the LTM EBITDA Multiples and NTM EBITDA Multiples for the transactions noted above, Qatalyst Partners applied an LTM EBITDA Multiple range of 10.7x to 14.5x

(the minimum and maximum multiples for such transactions) to our LTM (ending December 31, 2014) EBITDA, and an NTM EBITDA Multiple range of 10.0x to 16.0x (the minimum and maximum multiples for such transactions) to our NTM (ending December 31, 2015) estimated EBITDA reflected in the Analyst Projections. Based on the calculations set forth above and our fully-diluted shares (assuming treasury stock method), including common stock, RSUs, stock options and SARs outstanding as provided by our management as of January 29, 2015, this analysis implied a range of values for our common stock of approximately $23.78 to $32.80 per share, with a median of $28.54 per share, based on the LTM multiples, and approximately $23.88 to $39.16 per share, with a median of $24.43 per share, based on the NTM multiples.

        For each of the transactions listed above, Qatalyst Partners also reviewed, among other things, the implied fully diluted equity value of the target company as a multiple of the last-twelve-months levered free cash flow (the "LTM LFCF Multiple"), as reflected in certain publicly available financial statements and press releases. Qatalyst Partners also reviewed the implied fully diluted equity value of the target company as a multiple of analyst estimates of the next-twelve-months levered free cash flow of the target company (the "NTM LFCF Multiple"), when available. The median LTM LFCF Multiple among the selected transactions analyzed was 21.8x, and the median NTM LFCF Multiple among the selected transactions analyzed was 20.5x.

        Based on the analysis of the LTM LFCF Multiples and the NTM LFCF Multiples for the transactions noted above, Qatalyst Partners applied an LTM LFCF Multiple range of 19.1x to 23.2x (the minimum and maximum multiples for such transactions) to our LTM (ending December 31, 2014) levered free cash flow, and an NTM LFCF Multiple range of 20.4x to 22.1x (the minimum and maximum multiples for such transactions) to our NTM (ending December 31, 2015) estimated levered free cash flow reflected in the Analyst Projections. Based on the calculations set forth above and our fully-diluted shares (assuming treasury stock method), including common stock, RSUs, stock options and SARs outstanding as provided by our management of as of January 29, 2015, this analysis implied a range of values for our common stock of approximately $35.45 to $42.79 per share, with a median of $40.42 per share, based on the LTM multiples, and approximately $39.47 to $42.61 per share, with a median of $39.61 per share, based on the NTM multiples.

        For each of the transactions listed above, Qatalyst Partners also reviewed, among other things, the price per share paid for the target company as a multiple of the last-twelve-months earnings per share for the target company (the "LTM P/E Multiple"), as reflected in certain publicly available financial statements and press releases. Qatalyst Partners also reviewed the price per share paid for the target company as a multiple of analyst estimates of the next-twelve-months earnings per share of the target company (the "NTM P/E Multiple"). The median LTM P/E Multiple among the selected transactions analyzed was 24.5x, and the median NTM P/E Multiple among the selected transactions analyzed was 23.2x.

        Based on the analysis of the LTM P/E Multiples and the NTM P/E Multiples for the transactions noted above, Qatalyst Partners applied an LTM P/E Multiple range of 21.2x to 27.5x (the minimum and maximum multiples for such transactions) to our LTM (ending December 31, 2014) earnings per share, and an NTM P/E Multiple range of 16.7x to 28.0x (the minimum and maximum multiples for such transactions) to our NTM (ending December 31, 2015) earnings per share reflected in the Analyst Projections. Based on the calculations set forth above, this analysis implied a range of values for our common stock of approximately $30.57 to $39.60 per share, with a median of $35.31 per share, based on the LTM multiples, and approximately $25.90 to $43.41 per share, with a median of $36.00 per share, based on the NTM multiples.

        No company or transaction utilized in the selected transactions analysis is identical to Advent or the merger. In evaluating the selected transactions, Qatalyst Partners made judgments and assumptions with regard to general business, market and financial conditions and other matters, many of which are beyond our control, such as the impact of competition on our business or the industry generally, industry growth and the absence of any material adverse change in our financial condition or the industry or in the financial markets in general, which could affect the public trading value of the companies and the aggregate value of the transactions to which they are being compared. Because of the unique circumstances of each of these transactions and the merger, Qatalyst Partners cautioned against placing undue reliance on this information.

  Miscellaneous

        In connection with the review of the merger by the Board of Directors, Qatalyst Partners performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily amenable to a partial analysis or summary description. In arriving at its opinion, Qatalyst Partners considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Qatalyst Partners believes that selecting any portion of its analyses, without considering all analyses as a whole, could create a misleading or incomplete view of the process underlying its analyses and opinion. In addition, Qatalyst Partners may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Qatalyst Partners' view of the actual value of Advent. In performing its analyses, Qatalyst Partners made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond our control. Any estimates contained in Qatalyst Partners' analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

        Qatalyst Partners conducted the analyses described above solely as part of its analysis of the fairness, from a financial point of view, of the $44.25 Per Share Merger Consideration to be received by the holders of our common stock, other than SS&C or any affiliates of SS&C, pursuant to the Merger Agreement, and in connection with the delivery of its opinion to the Board of Directors. These analyses do not purport to be appraisals or to reflect the price at which our common stock might actually trade.

        Qatalyst Partners' opinion and its presentation to the Board of Directors was one of many factors considered by the Board of Directors in deciding to approve the Merger Agreement. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the Board of Directors with respect to the $44.25 Per Share Merger Consideration to be received by our stockholders pursuant to the merger or of whether the Board of Directors would have been willing to agree to a different consideration. The $44.25 Per Share Merger Consideration was determined through arm's-length negotiations between Advent and SS&C and was approved by the Board of Directors. Qatalyst Partners provided advice to us during these negotiations. Qatalyst Partners did not, however, recommend any specific consideration to us or that any specific consideration constituted the only appropriate consideration for the merger.

        Qatalyst Partners provides investment banking and other services to a wide range of corporations and individuals, domestically and offshore, from which conflicting interests or duties may arise. In the ordinary course of these activities, affiliates of Qatalyst Partners may at any time hold long or short positions, and may trade or otherwise effect transactions in debt or equity securities or loans of Advent, SS&C or certain of their respective affiliates. During the two year period prior to the date of Qatalyst Partners' opinion, no material relationship existed between Qatalyst Partners or any of its affiliates and Advent or SS&C pursuant to which compensation was received by Qatalyst Partners or its affiliates other than Qatalyst Partners acting as Advent's financial advisor in connection with our 2013 dividend recapitalization and debt financing (for which Qatalyst Partners received total compensation of approximately $7.5 million) and a prior Strategic Review (for which Qatalyst Partners received total compensation of approximately $250,000); however, Qatalyst Partners and/or its affiliates may in the future provide investment banking and other financial services to Advent or SS&C or any of their respective affiliates for which it would expect to receive compensation.

        Under the terms of its engagement letter, Qatalyst Partners provided us with financial advisory services in connection with the proposed merger for which it will be paid approximately $33 million, $5 million of which was payable upon delivery of its opinion, and the remaining portion of which will be paid upon, and subject to, consummation of the merger. We have also agreed to reimburse Qatalyst Partners for its expenses incurred in performing its services. We have also agreed to indemnify Qatalyst Partners and its affiliates, their respective members, directors, officers, partners, agents and employees and any person controlling Qatalyst Partners or any of its affiliates against certain liabilities, including liabilities under the federal securities law, and expenses related to or arising out of Qatalyst Partners' engagement.

Management Projections

        Advent does not, as a matter of course, publicly disclose projections as to its future financial performance. However, in connection with its financial planning as well as the consideration of the proposal from SS&C, management prepared a set of financial projections for the calendar years 2015-2017, as well as extrapolations of such projections for calendar years 2018 and 2019, and these projections were provided to the Board of Directors and Qatalyst Partners in December 2014 (the "Management Projections"). The Management Projections were the only financial forecasts with respect to Advent provided by Advent for use by Advent's financial advisor in performing its financial analysis during the consideration of the proposal from SS&C. The Management Projections for calendar years 2015 and 2016, other than unlevered free cash flow, were also made available to SS&C in connection with its and its lenders' due diligence review.

        The Management Projections were not prepared with a view to public disclosure and are included in this proxy statement only because the Management Projections were made available to SS&C and its lenders in connection with their due diligence review of Advent, and made available to Qatalyst Partners for use in connection with its financial analysis as described in this proxy statement. The Management Projections were not prepared with a view to compliance with (1) GAAP, (2) the published guidelines of the SEC regarding projections and forward-looking statements; or (3) the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Furthermore, PricewaterhouseCoopers LLP, our independent registered public accountant, has not examined, reviewed, compiled or otherwise applied procedures to the Management Projections and, accordingly, assumes no responsibility for, and expresses no opinion on, them. The Management Projections included in this proxy statement have been prepared by, and are the responsibility of, Advent management.

        Although a summary of the Management Projections is presented with numerical specificity, they reflect numerous assumptions and estimates as to future events made by Advent management that they believed were reasonable at the time the Management Projections were prepared, taking into account the relevant information available to Advent management at the time. However, this information is not fact and should not be relied upon as being necessarily indicative of actual future results. Important factors that may affect actual results and cause the Management Projections not to be achieved include general economic conditions, Advent's ability to achieve forecasted sales, accuracy of certain accounting assumptions, changes in actual or projected cash flows, competitive pressures and changes in tax laws. In addition, the Management Projections do not take into account any circumstances or events occurring after the date that they were prepared and do not give effect to the Merger. As a result, there can be no assurance that the Management Projections will be realized, and actual results may be materially better or worse than those contained in the Management Projections. The Management

Projections cover multiple years, and such information by its nature becomes less reliable with each successive year. The inclusion of the Management Projections in this proxy statement should not be regarded as an indication that the Board of Directors, Advent, Qatalyst Partners, or any of their respective affiliates or representatives or any other recipient of this information considered, or now considers, the Management Projections to be predictive of actual future results. The summary of the Management Projections is not included in this proxy statement in order to induce any stockholder to vote in favor of the proposal to adopt the Merger Agreement or any of the other proposals to be voted on at the Special Meeting. We do not intend to update or otherwise revise the Management Projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Management Projections are shown to be in error or no longer appropriate. In light of the foregoing factors and the uncertainties inherent in the Management Projections, stockholders are cautioned not to place undue, if any, reliance on the projections included in this proxy statement.

        The Management Projections and the accompanying tables contain certain non-GAAP financial measures, including non-GAAP Operating Income, Free Cash Flow and adjusted EBITDA, which Advent believes are helpful in understanding its past financial performance and future results. The non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with Advent's consolidated financial statements prepared in accordance with GAAP and the reconciliation to GAAP measures presented herein. Advent's management regularly uses Advent's supplemental non-GAAP financial measures internally to understand and manage the business and forecast future periods.

        As referred to below, adjusted EBITDA is a financial measure commonly used in our industry but is not defined under GAAP. Adjusted EBITDA included in this Management's Projections section represents income before interest, income taxes, depreciation and amortization, stock based compensation and restructuring costs. We believe that adjusted EBITDA is a performance measure that provides securities analysts, investors and other interested parties with a measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies in our industry and is frequently used in ratios to determine covenants for debt and can serve as an element used to determine the credit risk of a company to its lenders. We further believe that adjusted EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an adjusted EBITDA measure when reporting their results. We believe that adjusted EBITDA facilitates company-to-company operating performance comparisons by adjusting for potential differences caused by variations in capital structures (affecting net interest expense and stock based compensation), taxation (such as the impact of differences in effective tax rates or net operating losses), and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), and restructuring costs which may vary for different companies for reasons unrelated to operating performance. Adjusted EBITDA has limitations, including that it is not necessarily comparable to other similarly titled financial measures of other companies due to the potential inconsistencies in the method of calculation.

        The Management Projections are forward-looking statements. For information on factors that may cause Advent's future results to materially vary, see the information under the section entitled "Forward-Looking Statements."

	Projections
	FY 2015	FY 2016	FY 2017	FY 2018	FY 2019
Revenue	$420	$445	$472	$505	$544
GAAP Operating Income	$95	$118	$136	$154	$174
Non-GAAP Operating Income	$139	$156	$174	$192	$212
Adjusted EBITDA	$152	$169	$187	$205	$225
Cash Provided by Operating Activities	$115	$128	$140	$151	$163
Free Cash Flow	$99	$112	$126	$138	$151
Unlevered Free Cash Flow	$101	$112	$127	$139	$150

        Set forth below is a reconciliation of projected Non-GAAP operating income and adjusted EBITDA to projected GAAP Operating Income and a reconciliation of Free Cash Flow to Cash Provided by Operating Activities, based on financial information available to, or projected by, Advent (totals may not add due to rounding):

	Projections
	FY 2015	FY 2016	FY 2017	FY 2018	FY 2019
GAAP Operating Income	$95	$118	$136	$154	$174
Amortization of acquired intangibles	7	8	8	8	8
Restructuring charges	6	—	—	—	—
Stock-based compensation	30	30	30	30	30

Non-GAAP Operating Income	$139	$156	$174	$192	$212

GAAP Operating Income	$95	$118	$136	$154	$174
Depreciation expense	11	11	11	11	11
Amortization expense	9	10	10	10	10
Stock-based compensation	30	30	30	30	30
Restructuring charges	6	—	—	—	—

Adjusted EBITDA	$152	$169	$187	$205	$225

Cash Provided by Operating Activities	$115	$128	$140	$151	$163
Purchases of property and equipment	(15)	(12)	(10)	(9)	(8)
Capitalized software development costs	(2)	(4)	(4)	(4)	(4)

Free Cash Flow	$99	$112	$126	$138	$151

Unlevered free cash flow projections are determined by calculating free cash flow and removing the after tax impact of net cash interest expense (income).

        As noted above, the plans and projections reflect numerous estimates and assumptions made with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to our business, all of which are difficult to predict and many of which are beyond our control.

Interests of Advent's Directors and Executive Officers in the Merger

        When considering the recommendations of the Board of Directors that you vote to approve the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers have interests in the merger that are different from, or in addition to, the interests of stockholders generally, as more fully described below. The Board of Directors was aware of and considered these interests to the extent that they existed at the time, among other matters, in approving the Merger Agreement and the merger and recommending that the Merger Agreement be adopted by stockholders. For additional information, see the sections of this proxy statement entitled "The Merger Agreement—Treatment of Advent Equity-Based Awards" and "The Merger Agreement—Employee Benefit Matters".

  Arrangements with SS&C

        As of the date of this proxy statement, none of our executive officers has entered into any agreement with SS&C or any of its affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Corporation or one or more of its affiliates. Around the end of January 2015, Mr. Hess and Mr. Stone had a high-level discussion concerning potential management of the Advent business following the transaction. Mr. Stone and Mr. Hess discussed a potential reporting structure after the closing of the transaction, in which Mr. Hess would report to Normand A. Boulanger, the President and Chief Operating Officer of SS&C. The executives did not discuss potential compensation or specific job responsibilities, and there otherwise have not been any agreements, arrangements, or understandings with respect to the post-transaction employment of Advent executive officers.

        Prior to or following the closing of the merger (but not prior to Advent and SS&C arriving at the $44.25 Per Share Merger Consideration), certain of our executive officers may have discussions, or may enter into agreements with, SS&C or Merger Sub or their respective affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Corporation or one or more of its affiliates.

  Insurance and Indemnification of Directors and Executive Officers

        The Surviving Corporation and SS&C will indemnify, defend and hold harmless, and advance expenses to current or former directors and officers of Advent and its subsidiaries with respect to all acts or omissions by them in their capacities as such or any transactions contemplated by the Merger Agreement, to the fullest extent that Advent would be permitted by applicable law. SS&C will cause the certificate of incorporation, bylaws or other organizational documents of the Surviving Corporation and its subsidiaries to contain provisions with respect to indemnification, advancement of expenses and limitation of director, officer and employee liability that are at least as favorable to the current or former directors and officers of Advent and its subsidiaries as those set forth in Advent's and its subsidiaries' organizational documents as of the date of the Merger Agreement. The Surviving Corporation and its subsidiaries will not, for a period of six years from the Effective Time, amend, repeal or otherwise modify these provisions in the organizational documents in any manner that would adversely affect the rights of the current or former directors and officers of Advent and its subsidiaries.

        The Merger Agreement also provides that prior to the Effective Time, Advent may, with SS&C's consent, purchase a six year prepaid "tail" policy of officers and directors liability insurance. If Advent does not purchase a "tail" policy prior to the Effective Time, for at least six years after the Effective Time, SS&C will cause the Surviving Corporation and its other subsidiaries to maintain in full force and effect, on terms and conditions no less advantageous to the current or former directors and officers of Advent and its subsidiaries, the existing directors' and officers' liability insurance and fiduciary insurance maintained by Advent as of the date of the Merger Agreement. The "tail" policy will cover claims arising from facts, events, acts or omissions that occurred at or prior to the Effective Time, including the transactions contemplated in the Merger Agreement. The obligation of SS&C or the Surviving Corporation, as applicable, is subject to an annual premium cap of 250% of the aggregate annual premiums currently paid by Advent for such coverage for its last full fiscal year. For more information, see the section of this proxy statement entitled "The Merger Agreement—Directors' and Officers' Indemnification and Insurance".

  Treatment of Equity-Based Awards

  Treatment of Stock Options

        As of February 9, 2015, there were 84,000 outstanding Company Stock Options held by our directors and executive officers. As of the Effective Time, each vested Company Stock Option that remains outstanding and unexercised as of immediately prior to the Effective Time will be canceled and converted into the right to receive an amount in cash equal to the product of (i) the number of shares of Advent common stock subject to such Company Stock Option, as applicable, and (ii) the excess, if any, of $44.25 over the exercise price per share of such Company Stock Option, less any required withholding taxes.

        Each unvested Company Stock Option that remains outstanding and unexercisable as of immediately prior to the Effective Date will cease to represent a right to acquire shares of Advent common stock or cash, as applicable, and will be converted into a stock option in respect of shares of SS&C common stock. The number of shares of SS&C common stock subject to the new stock option will be equal to the product of (i) the number of shares of Advent common stock subject to the Company Stock Option and (ii) the equity award exchange ratio (rounding fractional shares down to the nearest whole number of shares). The exercise price per share of SS&C common stock under the new stock option will be equal to the exercise price per share of the Company Stock Option divided by the equity award exchange ratio (rounded up to the nearest whole cent).

  Treatment of Stock Appreciation Rights

        As of February 9, 2015, there were 1,802,305 outstanding Company Stock Appreciation Rights held by our directors and executive officers. As of the Effective Time, each vested Company Stock Appreciation Right that remains outstanding and unexercised as of immediately prior to the Effective Time will be canceled and converted into the right to receive an amount in cash equal to the product of (i) the number of shares of Advent common stock subject to such Company Stock Appreciation Right and (ii) the excess, if any, of $44.25 over the exercise price per share of such Company Stock Appreciation Right, less any required withholding taxes.

        Each unvested Company Stock Appreciation Right that remains outstanding and unexercisable as of immediately prior to the Effective Time will cease to represent a right to acquire shares of Advent common stock or cash, as applicable, and will be converted into a stock appreciation right in respect of shares of SS&C common stock. The number of shares of SS&C common stock subject to the new stock appreciation right will be equal to the product of (i) the number of shares of Advent common stock subject to the Company Stock Appreciation Right and (ii) the equity award exchange ratio (rounding fractional shares down to the nearest whole number of shares). The exercise price per share of SS&C common stock under the new stock appreciation right will be equal to the exercise price per share of the Company Stock Appreciation Right divided by the equity award exchange ratio (rounded up to the nearest whole cent).

  Treatment of Restricted Stock Units

        As of February 9, 2015, there were 216,305 outstanding Company RSUs held by our directors and executive officers. Each Company RSU that by its terms will vest as of the Effective Time will be canceled and converted into the right to receive $44.25 for each share of Advent common stock underlying such vested Company RSU, less any required withholding taxes. Any dividend equivalent rights applicable to any such vested Company RSU will vest and be paid to the holder of such vested Company RSU in accordance with its terms.

        Each unvested Company RSU will cease to represent a right with respect to shares of Advent common stock and will be converted into a restricted stock unit with respect to shares of SS&C common stock. The number of shares of SS&C common stock subject to the new restricted stock unit will be equal to the product of (i) the number of shares of Advent common stock subject to the Company RSU and (ii) the equity award exchange ratio (rounding fractional shares down to the nearest whole number of shares). Any dividend equivalent rights applicable to any such unvested Company RSU will be allocated on a pro rata basis to the resulting shares of SS&C common stock (rounded down to the nearest whole cent).

        For each Company Performance RSU, the performance period will terminate immediately prior to the Effective Time and a number of shares of Advent common stock subject to such Company Performance RSU, pro-rated for the shortened performance period, will vest immediately prior to the Effective Time based on the applicable level of Advent's performance as determined by Advent's Compensation Committee. The number of shares of Advent common stock underlying such vested Company Performance RSU will be canceled and converted into the right to receive $44.25 for each share of Advent common stock underlying such vested Company Performance RSU, less any required withholding taxes.

        The remaining unvested shares of Advent common stock subject to such Company Performance RSU will cease to represent a right with respect to Advent common stock and will be converted into a restricted stock unit with respect to shares of SS&C common stock, which will vest based on time over the remaining portion of the original performance period. The number of shares of SS&C common stock subject to the new restricted stock unit will be equal to the product of (i) the number of remaining unvested shares of Advent common stock subject to the Company Performance RSU and (ii) the equity award exchange ratio (rounding fractional shares down to the nearest whole number of shares).

  Treatment of Purchase Rights under the Employee Stock Purchase Plan

        The ESPP will be terminated effective immediately prior to the Effective Time. The offering period under the ESPP that is currently in effect will be the last offering period under the ESPP. Rights to purchase shares of Advent's common stock for such offering period will be exercised on the earlier of (1) May 29, 2015 (which is the regularly scheduled purchase date of such offering period) and (2) the final payroll date prior to the closing date of the merger. After the date of the Merger Agreement, ESPP participants will not be permitted to increase the rate of payroll contributions to the ESPP. Any shares of Advent common stock purchased through the ESPP will be canceled at the Effective Time and receive the same $44.25 per share in the merger as all other shares of Advent common stock.

  Payments Upon Termination Following Change of Control

  Severance Plans

        Under Advent's Chief Executive Officer Severance Plan (the "CEO Plan"), in the event our chief executive officer, Mr. Hess, is terminated without "Cause" or resigns for "Good Reason" during the period beginning three (3) months prior and ending twelve (12) months after a change of control, such as the merger, Mr. Hess will receive, subject to execution of a release of claims agreement:

  •
  a lump-sum payment equal to 24 months' base salary;

  •
  a lump-sum payment equal to 150% of Mr. Hess's annual target performance bonus for the year of termination.

  •
  18-months' continued Company-paid health coverage;

  •
  All equity awards granted prior to March 14, 2014 will accelerate vesting by 30 months; and

  •
  All equity awards granted on or after March 14, 2014 will be treated as follows: (i) time-vested awards will accelerate vesting by 48 months, and (ii) performance-vested awards will continue to vest over 36 months following termination based on achievement of performance goals as provided in the award agreement.

        Under Advent's Executive Severance Plan (the "EMT Plan"), in the event a member of the Company's executive management team (other than the chief executive officer), including James S. Cox, the Executive Vice President and Chief Financial Officer, Todd J. Gottula, the Executive Vice President, Global Solutions Development and Chief Technology Officer, Christopher J. Momsen, Executive Vice President, Global Sales and Solutions, and Anthony E. Sperling, Executive Vice President, Global Client Experience, is terminated without "Cause" or resigns for "Good Reason" during the period beginning three (3) months prior and ending twelve (12) months after a change of control, such as the merger, he will receive, subject to execution of a release of claims agreement:

  •
  a lump-sum payment equal to 12 months' base salary;

  •
  a lump-sum payment equal to 100% of the executive's annual target performance bonus for the year of termination.

  •
  12-months' continued Company-paid health coverage;

  •
  All equity awards granted prior to March 14, 2014 will accelerate vesting by 30 months; and

  •
  All equity awards granted on or after March 14, 2014 will be treated as follows: (i) time-vested awards will accelerate vesting by 48 months, and (ii) performance-vested awards will continue to vest over 36 months following termination based on achievement of performance goals as provided in the award agreement.

  Important Terms

        The receipt of these payments is subject to the applicable executive officer signing and not revoking a separation agreement and release of claims in a form reasonably acceptable to Advent.

        In addition, in the event any of the amounts provided for under the CEO Plan or the EMT Plan would constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code and could be subject to the related excise tax, the executive officer would be entitled to receive either full payment of benefits or such lesser amount that would result in no portion of the benefits being subject to the excise tax pursuant to Section 4999 of the Internal Revenue Code, whichever results in the greater amount of after-tax benefits to the executive officer. Neither the CEO Plan nor the EMT Plan requires us to provide any tax gross-up payments.

        "Cause" for purposes of the CEO Plan and the EMT Plan means (1) a material violation by the applicable executive of a federal or state law or regulation applicable to the business of the Company that has a material adverse effect on the Company; (2) the applicable executive's misappropriation or embezzlement of Company funds or property or an act of fraud upon the Company made by the applicable executive; (3) the applicable executive's conviction of, or plea of nolo contendre to, a felony; (4) the willful failure by the applicable executive to perform his or her material duties for the Company if such failure to perform is not fully cured by the applicable executive within ten (10) days after he or she receives written notice of such failure; (5) a willful violation of a written Company policy, the violation of which is stated in such policy to be grounds for termination; or (6) an act by the applicable executive which constitutes gross misconduct and which is materially and demonstrably injurious to the Company.

        "Good Reason" for purposes of the CEO Plan and the EMT Plan means, without the applicable executive's express written consent, (1) a material reduction of the executive's duties, title, authority or responsibilities, relative to the executive's duties, title, authority or responsibilities as in effect immediately prior to such reduction, or the assignment to executive of such reduced duties, title, authority or responsibilities; provided, however, that a reduction in duties, title, authority or responsibilities solely by virtue of the Company being acquired and made part of a larger entity (as, for example, when the Chief Executive Officer of the Company remains the Chief Executive Officer of the subsidiary or business unit containing the Company's business following a change of control) shall not by itself constitute grounds for a "Good Reason" termination; (2) a substantial reduction of the facilities and perquisites (including office space and location) available to the executive immediately prior to such reduction; (3) a ten-percent (10%) or greater reduction by the Company in the base compensation of the executive as in effect immediately prior to such reduction; (4) a material reduction by the Company in the kind or level of benefits to which the executive was entitled immediately prior to such reduction with the result that such executive's overall benefits package is significantly reduced; or (5) the relocation of the executive to a facility or a location more than thirty-five (35) miles from such executive's then present location; provided, however, that such events shall not constitute grounds for a Good Reason termination unless the executive has provided notice to the Company of the existence of the one or more of the above conditions within 90 days of its initial existence, the Company has been provided at least 30 days to remedy the condition, and the executive terminates employment within ninety (90) days following expiration of such cure period to the extent the condition remains uncured.

  Performance RSU Agreements

        Upon a change of control, including the merger, the performance period under the Company Performance RSUs granted in 2014 will terminate immediately prior to the change of control and shares will vest based on actual performance for the shortened period with a pro-rated number of shares delivered. The remaining unvested RSUs will be assumed by SS&C and will convert to monthly time-based vesting over the remaining portion of the 36 month performance period.

  Golden Parachute Compensation

        In accordance with Item 402(t) of Regulation S-K, the table below sets forth the compensation that is based on or otherwise relates to the merger that will or may become payable to each of our named executive officers in connection with the merger. Please see the previous portions of this section for further information regarding this compensation.

        The amounts indicated in the table below are estimates of the amounts that would be payable assuming, solely for purposes of this table, that the merger is consummated on June 30, 2015, and that the employment of each of the named executive officers was terminated other than for cause or the named executive officer resigned for good reason, in each case on that date. Advent's executive officers will not receive pension, non-qualified deferred compensation, tax reimbursement or other benefits in connection with the merger.

        Certain of the amounts set forth in the table would be payable solely by virtue of the consummation of the merger. In addition to the assumptions regarding the consummation date of the merger and the date of the named executive officers' termination of employment, these estimates are based on certain other assumptions that are described in the footnotes accompanying the table below. Accordingly, the ultimate values to be received by a named executive officer in connection with the merger may differ from the amounts set forth below.

Golden Parachute Compensation

Name	Cash ($)(1)	Equity ($)(2)(3)(4)	Perquisites/ Benefits ($)(5)	Total Value ($)
David Peter F. Hess, Jr.	1,837,500	20,210,278	37,500	22,085,278
James S. Cox	601,200	8,980,209	25,000	9,606,409
Todd J. Gottula	544,950	5,351,348	25,000	5,921,298
Christopher J. Momsen	657,720	10,192,101	25,000	10,874,821
Anthony E. Sperling	537,600	9,604,124	25,000	10,166,724

(1)
This amount represents the "double-trigger" cash severance payments to which each named executive officer may become entitled under the CEO Plan and the EMT Plan, as applicable. The amount represents 200% of the base salary and 150% of the target annual cash incentive compensation opportunity for Mr. Hess, effective January 1, 2015; and 100% of the annual base salary and target annual cash incentive compensation opportunity for the other named executive officers, effective January 1, 2015.

(2)
The value represents the product of (a) $44.25 per share multiplied by (b) the number of shares of Advent common stock subject to each named executive officer's outstanding Company RSUs, Company Performance RSUs and Company Stock Appreciation Rights (and, in the case of the Company Stock Appreciation Rights, reduced by their aggregate exercise price) payable in cancellation of vested equity awards in the merger. The amount also includes the estimated value of dividend equivalent rights granted in connection with the Company's 2013 special dividend that become payable upon the accelerated vesting of Company RSUs.

(3)
The value includes "double-trigger" equity acceleration to which each named executive officer may become entitled under the CEO Plan and the EMT Plan, as applicable, assuming a qualifying termination occurred on June 30, 2015. These amounts are quantified in the table below. The values in the table below include cash dividend equivalent rights that become payable upon the accelerated vesting of Company RSUs in the following amounts: Mr. Hess ($180,540), Mr. Cox ($99,036), Mr. Gottula ($145,089), Mr. Momsen ($134,541) and Mr. Sperling ($107,388). The value for Company RSUs in the table below excludes the value of "single-trigger" vesting of Company Performance RSUs which is quantified below in footnote 4.

Name	Shares Subject to Unvested Company Stock Appreciation Rights (#)	Payment for Unvested Company Stock Appreciation Rights ($)	Number of Outstanding Company RSUs (#)	Payment for Outstanding Company RSUs ($)	Total ($)
David Peter F. Hess, Jr.	96,616	2,289,517	90,288	4,175,784	6,465,301
James S. Cox	53,649	1,467,427	42,878	1,996,388	3,463,815
Todd J. Gottula	70,509	2,086,948	37,660	1,811,544	3,898,492
Christopher J. Momsen	68,544	2,042,577	32,534	1,574,171	3,616,748
Anthony E. Sperling	54,739	1,611,786	24,679	1,199,434	2,811,220
(4)
The value includes "single-trigger" accelerated vesting of Company Performance RSUs held by each named executive officer pursuant to the terms of the Company Performance RSU agreements, assuming maximum achievement of performance goals and payment of a pro-rated number of shares based on a performance period ending June 30, 2015, as follows: (i) Mr. Hess, acceleration of 38,372 Company Performance RSUs with a value of $1,697,961; (ii) Mr. Cox, acceleration of 17,426 Company Performance RSUs with a value of $771,101; (iii) Mr. Gottula, acceleration of 11,761 Company Performance RSUs with a value of $520,424; (iv) Mr. Momsen, acceleration of 9,615 Company Performance RSUs with a value of $425,464; and (v) Mr. Sperling, acceleration of 6,953 Company Performance RSUs with a value of $307,670. The actual number of Company Performance RSUs that accelerate based on the shortened performance period will be determined by the Compensation Committee of the Board of Directors and may differ materially from the foregoing estimate.

(5)
This amount equals the estimated value of the "double-trigger" COBRA benefits to which each named executive officer may become entitled under the CEO Plan and the EMT Plan, as applicable.

  Equity Interests of Advent's Executive Officers and Non-Employee Directors

        The following table sets forth the number of shares of common stock and the number of shares of common stock underlying equity awards that are currently held by each of Advent's executive officers and non-employee directors assuming that the Effective Time occurs on June 30, 2015. The table also sets forth the values of these shares and equity awards based on the $44.25 Per Share Merger Consideration (minus the applicable aggregate exercise price for the equity awards that are Company Stock Options or Company Stock Appreciation Rights).

Name	Shares Held (#)(1)	Shares Held ($)	Options (#)	Options ($)	RSUs Held (#)(2)	RSUs Held ($)	SARs (#)	SARs ($)	Total ($)
Stephanie G. DiMarco	2,869,193	126,961,790	—	—	—	—	249,952	8,664,440	135,626,230
Michael L. Frandsen	—	—	—	—	2,611	115,537	18,277	278,541	394,078
Asiff S. Hirji	5,314	235,145	—	—	1,159	51,286	42,297	1,040,106	1,326,536
James D. Kirsner	43,146	1,909,211	84,000	3,058,440	—	—	96,747	2,923,398	7,891,049
Robert Tarkoff	2,534	112,130	—	—	1,099	48,631	17,742	376,789	537,550
Wendell G. Van Auken	56,113	2,483,000	—	—	—	—	9,138	139,263	2,622,263
David Peter F. Hess, Jr.	31,799	1,407,106	—	—	128,660	5,693,205	504,230	14,336,533	21,436,844
James S. Cox	19,877	879,557	—	—	60,304	2,668,452	214,670	6,212,721	9,760,730
Todd J. Gottula	5,793	256,340	—	—	49,421	2,186,879	102,072	3,019,380	5,462,599
Christopher J. Momsen	38,181	1,689,509	—	—	42,149	1,865,093	276,940	8,192,467	11,747,069
Anthony E. Sperling	14,063	622,288	—	—	31,632	1,399,716	261,740	8,097,020	10,119,024

(1)
This amount includes shares of common stock held directly as well as the estimated number of shares to be purchased under the ESPP assuming that any executive officer currently participating in the ESPP will purchase shares of common stock under the ESPP on May 29, 2015 based on a 15% discount to the offering price, and assuming further no decrease will be made to any executive officer's contribution percentage.

(2)
This amount includes shares subject to Company Performance RSUs. The number of shares subject to Company Performance RSUs is the maximum number of shares.

SS&C's Financing for the Merger

        The obligation of SS&C and Merger Sub to consummate the merger is not subject to any financing condition. SS&C anticipates that the total amount of funds necessary to complete the merger and the related transactions will be approximately $2.4 billion. This amount includes the funds needed to (1) pay stockholders the amounts due under the Merger Agreement; and (2) make payments in respect of our outstanding, vested equity-based awards pursuant to the Merger Agreement; and excludes amounts to be used to refinance indebtedness outstanding under SS&C's and Advent's existing credit agreements and to pay fees and expenses related to the transactions.

        According to SS&C, the funds necessary to consummate the merger and related transactions, to refinance existing senior secured credit facilities of SS&C and Advent and to pay related transaction expenses will be provided from a combination of SS&C's cash on hand and:

  •
  senior secured credit facilities of SS&C in an aggregate principal amount of $2,630 million, comprised of:

  •
  a $2,080 million senior secured term loan B facility to be made available to SS&C ("Term Loan B-1 Facility");

  •
  a $400 million senior secured term loan B facility to be made available to SS&C Technologies Holdings Europe S.a.r.L, a wholly-owned subsidiary of SS&C ("Term Loan B-2 Facility"); and

  •
  a $150 million senior secured revolving credit facility to be made available to SS&C (which may only be drawn to pay certain fees and costs and which is expected to be undrawn at the closing of the merger) (the "Revolving Credit Facility" and, together with the Term Loan B-1 Facility and the Term Loan B-2 Facility, the "Senior Secured Credit Facilities");

  •
  $500 million in aggregate principal amount of senior unsecured senior notes (the "Notes") and/or, to the extent that the aggregate principal amount of the Notes issued on or prior to the closing of the merger is less than $500 million, a senior unsecured bridge loan facility up to an aggregate principal amount of $500 million less the aggregate principal amount of Notes issued (the "Debt Bridge Facility"); and

  •
  the issuance of shares of SS&C's equity yielding gross proceeds of up to $400 million in a public offering or private placement ("Equity Securities") and/or, to the extent that the issuance and sale of such Equity Securities on or prior to the closing of the merger results in less than $400 million in aggregate gross proceeds, a senior unsecured bridge loan facility up to an aggregate principal amount of $400 million less the aggregate gross proceeds from the issuance and sale of Equity Securities (the "Equity Bridge Facility" and, together with the Senior Secured Credit Facilities and the Debt Bridge Facility, the "Debt Facilities").

        SS&C received a commitment letter dated February 2, 2015 (the "Commitment Letter") with Deutsche Bank AG New York Branch ("DBNY"), Deutsche Bank AG Cayman Islands Branch ("DBCI") and Deutsche Bank Securities Inc. ("DBSI" and, together with DBNY and DBCI, "Deutsche Bank") and Morgan Stanley Senior Funding, Inc. ("Morgan Stanley" and, together with Deutsche Bank, the "Commitment Parties"), pursuant to which the Commitment Parties have committed to provide to SS&C (i) the Senior Secured Credit Facilities, (ii) to the extent that the aggregate principal amount of the Notes issued and sold on or prior to the closing date of the merger is less than $500 million, the Debt Bridge Facility and (iii) to the extent that the gross proceeds from the Equity Securities issued and sold on or prior to the closing date of the merger is less than $400 million, the Equity Bridge Facility. The Commitment Parties' obligations to provide the Debt Facilities are subject to the satisfaction of customary conditions precedent, including entry into customary documentation and completion of a customary marketing period.

        Certain of the Commitment Parties are also acting as financial advisors to SS&C in connection with the merger. SS&C has agreed to reimburse the Commitment Parties and their respective affiliates for their expenses incurred in performing their services. In addition, SS&C has agreed to indemnify the Commitment Parties, their respective affiliates and their respective directors, officers, employees and representatives against certain liabilities and expenses related to or arising out of the Commitment Parties engagement.

        In addition to entering into the Commitment Letter, SS&C has also entered into an engagement letter with affiliates of the Commitment Parties to engage them for the issuance and sale of the Notes and the Equity Securities.

        In consideration for their services with respect to the Debt Facilities, the Notes and the Equity Securities, SS&C has agreed to pay the Commitment Parties and their respective affiliates customary commitment, arrangement and underwriting fees.

Closing and Effective Time of the Merger

        Unless otherwise mutually agreed by Advent and SS&C, the closing of the merger will take place as soon as possible, but in any event no later than two business days, following the satisfaction or waiver of the conditions set forth in the Merger Agreement and described in the section entitled "The Merger Agreement—Conditions to Completion of the Merger" (other than the conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or, to the extent permitted by applicable law, waiver of those conditions by the party or parties entitled to the benefit of those conditions at the closing of the merger).

        The merger will become effective at such time as the certificate of merger is duly filed with the Delaware Secretary of State or at such later time as may be specified in the certificate of merger. As of the date of this proxy statement, we expect to complete the merger in mid-2015. However, completion of the merger is subject to the satisfaction or waiver of the conditions to the completion of the merger, which are described below, and it is possible that factors outside the control of Advent or SS&C could delay the completion of the merger, or prevent it from being completed at all. There may be a substantial amount of time between the special meeting and the completion of the merger. We expect to complete the merger promptly following the receipt of all required approvals.

Appraisal Rights

        If the merger is completed, stockholders who do not vote in favor of the adoption of the Merger Agreement and who properly demand appraisal of their shares and do not withdraw such demand or otherwise lose their right to appraisal will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL ("Section 262").

        The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Annex C and incorporated herein by reference. The following summary does not constitute any legal or other advice and does not constitute a recommendation that stockholders exercise their appraisal rights under Section 262. Only a holder of record of shares of common stock is entitled to demand appraisal rights for the shares registered in that holder's name. A person having a beneficial interest in shares of common stock held of record in the name of another person, such as a bank, broker or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. If you hold your shares of Advent common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or the other nominee.

        Under Section 262, holders of shares of common stock who (i) do not vote in favor of the adoption of the Merger Agreement; (ii) continuously hold such shares through the Effective Time; and (iii) otherwise follow the procedures set forth in Section 262 will be entitled to have their shares appraised by the Court of Chancery of the State of Delaware and to receive in lieu of the Per Share Merger Consideration payment in cash of the amount determined by the Court of Chancery to be the "fair value" of the shares of common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest to be paid on the amount determined to be fair value as determined by the court. Unless the Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the Effective Time through the date the judgment is paid at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period. Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the Per Share Merger Consideration.

        Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than twenty (20) days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes Advent's notice to stockholders that appraisal rights are available in connection with the merger, and the full text of Section 262 is attached to this proxy statement as Annex C. In connection with the merger, any holder of shares of common stock who wishes to exercise appraisal rights or who wishes to preserve such holder's right to do so should review Annex C carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner will result in the loss of appraisal rights under the DGCL. A stockholder who loses his, her or its appraisal rights will be entitled to receive the Per Share Merger Consideration. Because of the complexity of the procedures for exercising the right to seek appraisal of shares of common stock, Advent believes that if a stockholder considers exercising such rights, that stockholder should seek the advice of legal counsel.

        Stockholders wishing to exercise the right to seek an appraisal of their shares of common stock must fully comply with Section 262, which means doing, among other things, ALL of the following:

  •
  the stockholder must not vote in favor of the proposal to adopt the Merger Agreement;

  •
  the stockholder must deliver to Advent a written demand for appraisal before the vote on the proposal to adopt the Merger Agreement at the Special Meeting;

  •
  the stockholder must continuously hold the shares from the date of making the demand through the Effective Time (a stockholder will lose appraisal rights if the stockholder transfers the shares before the Effective Time); and

  •
  the stockholder or the Surviving Corporation must file a petition in the Court of Chancery of the State of Delaware requesting a determination of the fair value of the shares within 120 days after the Effective Time. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so.

        Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the Merger Agreement, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the adoption of the Merger Agreement, abstain or not vote its shares.

  Filing Written Demand

        Any holder of shares of common stock wishing to exercise appraisal rights must deliver to Advent, before the vote on the proposal to adopt the Merger Agreement at the Special Meeting, a written demand for the appraisal of the stockholder's shares, and that stockholder must not vote in favor of the adoption of the Merger Agreement, either in person or by proxy. A holder of shares of common stock exercising appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the Effective Time. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the Merger Agreement, and it will cause a stockholder to lose the stockholder's right to appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption of the Merger Agreement or abstain from voting on the adoption of the Merger Agreement. Neither voting against the adoption of the Merger Agreement nor abstaining from voting or failing to vote on the proposal to adopt the Merger Agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the Merger Agreement. A stockholder's failure to make the written demand prior to the taking of the vote on the adoption of the Merger Agreement at the Special Meeting of Advent's stockholders will constitute a waiver of appraisal rights.

        Only a holder of record of shares of common stock is entitled to demand appraisal rights for the shares registered in that holder's name. A demand for appraisal in respect of shares of common stock should be executed by or on behalf of the holder of record and must reasonably inform Advent of the identity of the holder and state that the person intends thereby to demand appraisal of the holder's shares in connection with the merger. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners.

        STOCKHOLDERS WHO HOLD THEIR SHARES IN BROKERAGE OR BANK ACCOUNTS OR OTHER NOMINEE FORMS AND WHO WISH TO EXERCISE APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR BANK, BROKER OR OTHER NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKER OR OTHER NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BANK, BROKER OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

        All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

Advent Software, Inc.
600 Townsend Street
San Francisco, CA 94103
Attention: Corporate Secretary

        Any holder of shares of common stock may withdraw his, her or its demand for appraisal and accept the Per Share Merger Consideration by delivering to Advent a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the Effective Time will require written approval of the Surviving Corporation. No appraisal proceeding in the Court of Chancery of the State of Delaware will be dismissed without the approval of such court, and such approval may be conditioned upon such terms as the court deems just.

  Notice by the Surviving Corporation

        If the merger is completed, within 10 days after the Effective Time, the Surviving Corporation will notify each holder of shares of common stock who has made a written demand for appraisal pursuant to Section 262 and who has not voted in favor of the adoption of the Merger Agreement of the date that the merger has become effective.

  Filing a Petition for Appraisal

        Within 120 days after the Effective Time, but not thereafter, the Surviving Corporation or any holder of shares of common stock who has complied with Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Court of Chancery of the State of Delaware, with a copy served on the Surviving Corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The Surviving Corporation is under no obligation, and has no present intention, to file such a petition, and holders should not assume that the Surviving Corporation will file a petition. Accordingly, any holders of shares of common stock who desire to have their shares appraised by the Court of Chancery should initiate all necessary action to perfect their appraisal rights in respect of their shares of common stock within the time and in the manner prescribed in Section 262. The failure of a holder of common stock to file such a petition for appraisal within the period specified in Section 262 will nullify the stockholder's previous written demand for appraisal.

        Within 120 days after the Effective Time, any holder of shares of common stock who has complied with the requirements for the exercise of appraisal rights will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the Merger Agreement and with respect to which Advent has received demands for appraisal, and the aggregate number of holders of such shares. The Surviving Corporation must mail this statement to the requesting stockholder within 10 days after receipt of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. A beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition seeking appraisal or request from the Surviving Corporation the foregoing statements. As noted above, however, the demand for appraisal can only be made by a stockholder of record.

        If a petition for an appraisal is duly filed by a holder of shares of common stock and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated within twenty (20) days after such service to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the court, the Court of Chancery of the State of Delaware is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Court of Chancery of the State of Delaware may require the stockholders who demanded appraisal of their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the direction, the Court of Chancery of the State of Delaware may dismiss that stockholder from the proceedings.

  Determination of Fair Value

        After determining the holders of common stock entitled to appraisal, the Court of Chancery of the State of Delaware will appraise the "fair value" of the shares of common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company". The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger". In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value", but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered".

        Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined by the Court of Chancery of the State of Delaware could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL. Although Advent believes that the Per Share Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Court of Chancery of the State of Delaware, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Per Share Merger Consideration. Each of Advent and SS&C reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the "fair value" of a share of common stock is less than the Per Share Merger Consideration.

        Unless the court in its discretion determines otherwise for good cause shown, interest from the Effective Time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. The costs of the appraisal proceedings (which do not include attorneys' fees or the fees and expenses of experts) may be determined by the Court of Chancery of the State of Delaware and taxed upon the parties as the Court of Chancery of the State of Delaware deems equitable under the circumstances. Upon application of a stockholder, the Court of Chancery of the State of Delaware may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to be appraised.

        If any stockholder who demands appraisal of his, her or its shares of common stock under Section 262 fails to perfect, or loses or successfully withdraws, such holder's right to appraisal, the stockholder's shares of common stock will be deemed to have been converted at the Effective Time into the right to receive the Per Share Merger Consideration.

        From and after the Effective Time, no stockholder who has demanded appraisal rights will be entitled to vote such shares of common stock for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the holder's shares of common stock, if any, payable to stockholders as of a time prior to the Effective Time.

        Failure to comply strictly with all of the procedures set forth in Section 262 will result in the loss of a stockholder's appraisal rights. Consequently, any stockholder wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

Accounting Treatment

        The merger will be accounted for as a "purchase transaction" for financial accounting purposes.

Material U.S. Federal Income Tax Consequences of the Merger

        The following discussion is a summary of material U.S. federal income tax consequences of the merger that may be relevant to U.S. Holders and Non-U.S. Holders (each as defined below) of shares of common stock whose shares are converted into the right to receive cash pursuant to the merger. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service (the "IRS"), and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. This discussion is limited to holders who hold their shares of common stock as "capital assets" within the meaning of Section 1221 of the Code (generally, property held for investment purposes).

        This discussion is for general information only and does not address all of the tax consequences that may be relevant to holders in light of their particular circumstances. For example, this discussion does not address:

  •
  tax consequences that may be relevant to holders who may be subject to special treatment under U.S. federal income tax laws, such as financial institutions; tax-exempt organizations; S-corporations or any other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes; insurance companies; mutual funds; dealers in stocks and securities; traders in securities that elect to use the mark-to-market method of accounting for their securities; regulated investment companies; real estate investment trusts; entities subject to the U.S. anti-inversion rules; or certain former citizens or long-term residents of the United States;

  •
  tax consequences to holders holding the shares as part of a hedging, constructive sale or conversion, straddle or other risk reduction transaction;

  •
  tax consequences to holders that received their shares of common stock in a compensatory transaction;

  •
  tax consequences to holders who own an equity interest, actually or constructively, in SS&C or the Surviving Corporation following the merger;

  •
  tax consequences to U.S. Holders whose "functional currency" is not the U.S. dollar;

  •
  tax consequences to holders who hold their common stock through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the United States;

  •
  tax consequences arising from the Medicare tax on net investment income;

  •
  the U.S. federal estate, gift or alternative minimum tax consequences, if any; or

  •
  any state, local or foreign tax consequences.

        If a partnership (including an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of common stock, then the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partner and the partnership. Partnerships holding shares of common stock and partners therein should consult their tax advisors regarding the consequences of the merger.

        No ruling has been or will be obtained from the IRS regarding the U.S. federal income tax consequences of the merger described below. If the IRS contests a conclusion set forth herein, no assurance can be given that a holder would ultimately prevail in a final determination by a court.

        THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY HOLDER. A HOLDER SHOULD CONSULT ITS OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO

THE MERGER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION.

  U.S. Holders

        For purposes of this discussion, a "U.S. Holder" is a beneficial owner of shares of common stock that is for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust (1) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in Section 7701(a)(30) of the Code; or (2) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

        The receipt of cash by a U.S. Holder in exchange for shares of common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder's gain or loss will be equal to the difference, if any, between the amount of cash received and the U.S. Holder's adjusted tax basis in the shares surrendered pursuant to the merger. A U.S. Holder's adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder's holding period in such shares is more than one year at the time of the completion of the merger. Gain or loss will be determined separately for each block of shares (i.e., shares acquired for the same cost in a single transaction) surrendered in the merger. A reduced tax rate on capital gain generally will apply to long-term capital gain of a non-corporate U.S. Holder (including individuals). The deductibility of capital losses is subject to limitations.

  Non-U.S. Holders

        For purposes of this discussion, the term "Non-U.S. Holder" means a beneficial owner of shares of common stock that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

        Special rules not discussed below may apply to certain Non-U.S. Holders subject to special tax treatment such as "controlled foreign corporations" or "passive foreign investment companies". Non-U.S. Holders should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them in light of their particular circumstances.

        Any gain realized by a Non-U.S. Holder pursuant to the merger generally will not be subject to U.S. federal income tax unless:

  •
  the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. Holders, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to the branch profits tax at a rate of 30% (or a lower rate under an applicable income tax treaty);

  •
  such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other specified conditions are met, in which case such gain (net of certain losses) will be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable income tax treaty); or

  •
  Advent is or has been a "United States real property holding corporation" as such term is defined in Section 897(c) of the Code ("USRPHC") at any time within the shorter of the five-year period preceding the merger or such Non-U.S. Holder's holding period with respect to the applicable shares of common stock, which we refer to as the "relevant period", and, if shares of common stock are regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Code), such Non-U.S. Holder owns directly or is deemed to own pursuant to attribution rules more than 5% of our common stock at any time during the relevant period, in which case such gain will be subject to U.S. federal income tax at rates generally applicable to U.S. Holders (as described in the first bullet point above), except that the branch profits tax will not apply. We believe that we are not, and have not been, a USRPHC at any time during the five-year period preceding the merger.

  Information Reporting and Backup Withholding

        Information reporting and backup withholding (at a rate of 28%) may apply to the proceeds received by a holder pursuant to the merger. Backup withholding generally will not apply to (1) a U.S. Holder that furnishes a correct taxpayer identification number and certifies that such holder is not subject to backup withholding on IRS Form W-9 (or a substitute or successor form) or (2) a Non-U.S. Holder that (i) provides a certification of such holder's foreign status on the appropriate series of IRS Form W-8 (or a substitute or successor form) or (ii) otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the holder's U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Regulatory Approvals Required for the Merger

        Advent and SS&C have agreed to use their reasonable best efforts to comply with all regulatory notification requirements and obtain all regulatory approvals required to consummate the merger and the other transactions contemplated by the Merger Agreement. These approvals include the applicable waiting period under the HSR Act has expired or been terminated.

  HSR Act and U.S. Antitrust Matters

        Under the HSR Act and the rules promulgated thereunder, the merger cannot be completed until Advent and SS&C file a notification and report form with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "DOJ") under the HSR Act and the applicable waiting period has expired or been terminated. A transaction notifiable under the HSR Act may not be completed until the expiration of waiting period following the parties' filing of their respective HSR Act notification forms (typically a 30 day period) or the early termination of that waiting period. Advent and SS&C made the necessary filings with the FTC and the Antitrust Division of the DOJ on February 18, 2015.

        At any time before or after consummation of the merger, notwithstanding the termination of the waiting period under the HSR Act, the FTC or the DOJ could take such action under the antitrust laws as it deems necessary under the applicable statutes, including seeking to enjoin the completion of the merger, seeking divestiture of substantial assets of the parties, or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the completion of the merger, and notwithstanding the termination of the waiting period under the HSR Act, any state could take such action under the antitrust laws as it deems necessary. Such action could include seeking to enjoin the completion of the merger or seeking divestiture of substantial assets of the parties, or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

  Other Regulatory Approvals

        One or more governmental agencies may impose a condition, restriction, qualification, requirement or limitation when it grants the necessary approvals and consents. Third parties may also seek to intervene in the regulatory process or litigate to enjoin or overturn regulatory approvals, any of which actions could significantly impede or even preclude obtaining required regulatory approvals. There is currently no way to predict how long it will take to obtain all of the required regulatory approvals or whether such approvals will ultimately be obtained and there may be a substantial period of time between the approval by stockholders and the completion of the merger.

        Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained, obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the merger, including the requirement to divest assets, or require changes to the terms of the Merger Agreement. These conditions or changes could result in the conditions to the merger not being satisfied.

Legal Proceedings Regarding the Merger

        Following the announcement of the merger, three putative class action lawsuits challenging the transactions contemplated by the Merger Agreement have been filed by purported Advent stockholders in the Court of Chancery of the State of Delaware against Advent, the Board of Directors, SS&C and Merger Sub. The actions are captioned Chitwood v. Advent Software, Inc., et al., Case No. 10623-VCL (the "Chitwood complaint"), City of Atlanta Firefighters' Pension Fund v. David Peter F. Hess, Jr., et al., Case No. 10633-VCL (the "Atlanta Firefighters' complaint"), and Klein v. Advent Software, Inc., et al., Case No. 10670-VCL (the "Klein complaint"). The complaints generally allege, among other things, that the Board of Directors breached its fiduciary duties to Advent's stockholders by engaging in a flawed sales process, agreeing to a transaction price that does not adequately compensate Advent stockholders and agreeing to certain deal protection provisions in the Merger Agreement that the plaintiff alleges impede or preclude a potential topping bid. The Chitwood and Klein complaints assert that Advent, SS&C and Merger Sub aided and abetted the Board of Directors' breaches of fiduciary duties. The Atlanta Firefighters' complaint asserts that SS&C and Merger Sub aided and abetted the Board of Directors' breaches of fiduciary duties.

        The Chitwood complaint seeks to enjoin the merger, and also seeks damages and costs. The Atlanta Firefighters' complaint seeks to enjoin the merger or, alternatively, seeks rescission of the merger or an award of rescissory or other compensatory damages in the event the defendants are able to consummate it, as well as costs. The Klein complaint seeks to enjoin the merger, seeks rescission of the Merger Agreement or any of its terms, or an award of rescissory damages, to the extent already implemented, and also seeks damages and costs.

THE MERGER AGREEMENT

Explanatory Note Regarding the Merger Agreement

        The following summary describes the material provisions of the Merger Agreement. The descriptions of the Merger Agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. We encourage you to read the Merger Agreement carefully and in its entirety because this summary may not contain all the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement. Capitalized terms used in this section but not defined in this proxy statement have the meaning ascribed to them in the Merger Agreement.

        The representations, warranties, covenants and agreements described below and included in the Merger Agreement (1) were made only for purposes of the Merger Agreement and as of specific dates; (2) were made solely for the benefit of the parties to the Merger Agreement; and (3) may be subject to important qualifications, limitations and supplemental information agreed to by Advent, SS&C and Merger Sub in connection with negotiating the terms of the Merger Agreement. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to reports and documents filed with the SEC and in some cases were qualified by confidential matters disclosed to SS&C and Merger Sub by Advent in connection with the Merger Agreement. In addition, the representations and warranties may have been included in the Merger Agreement for the purpose of allocating contractual risk between Advent, SS&C and Merger Sub rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Stockholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of Advent, SS&C or Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of Advent, SS&C and Merger Sub, because the parties may take certain actions that are either expressly permitted in the confidential disclosure schedule to the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The Merger Agreement is described below, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding Advent, SS&C, Merger Sub or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding Advent and our business.

Structure of the Merger

        At the Effective Time, Merger Sub will be merged with and into Advent. Advent will be the surviving corporation in the merger and will continue its corporate existence under the DGCL as a wholly-owned subsidiary of SS&C. The certificate of incorporation of Advent as in effect at the Effective Time will be the certificate of incorporation of the surviving corporation until amended in accordance with applicable law. The bylaws of Merger Sub as in effect at the Effective Time will be the bylaws of the surviving corporation until amended in accordance with applicable law. The directors of Merger Sub at the Effective Time will be the directors of the surviving corporation until their respective successors are duly elected or appointed and qualified in accordance with applicable law. The officers of Advent immediately prior to the Effective Time will be the initial officers of the surviving corporation until their respective successors are duly elected or appointed and qualified in accordance with applicable law.

Closing and Effective Time of the Merger

        Unless otherwise mutually agreed by Advent and SS&C, the closing of the merger will take place as soon as possible, but in any event no later than two business days, following the satisfaction or waiver of the conditions set forth in the Merger Agreement and described in the section entitled "—Conditions to Completion of the Merger" (other than the conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or, to the extent permitted by applicable law, waiver of those conditions by the party or parties entitled to the benefit of those conditions at the closing of the merger), subject to the marketing period described below.

        The consummation of the transaction is subject to the completion of a 20 business day marketing period, which commences upon (i) the delivery in certain specified financial information by Advent, (ii) satisfaction of closing conditions relating to antitrust approval, stockholder approval and absence of legal prohibitions, and (iii) the absence of events that would cause the closing conditions for the benefit of SS&C and Merger Sub not to be met.

        The merger will become effective at such time as the certificate of merger is duly filed with the Delaware Secretary of State or at such later time as may be specified in the certificate of merger. As of the date of this proxy statement, we expect to complete the merger in mid-2015. However, completion of the merger is subject to the satisfaction or waiver of the conditions to the completion of the merger, which are described below, and it is possible that factors outside the control of Advent or SS&C could delay the completion of the merger, or prevent it from being completed at all. There may be a substantial amount of time between the special meeting and the completion of the merger. We expect to complete the merger promptly following the receipt of all required approvals and the completion of the marketing period.

Effect of Merger on Advent's Stock

        At the Effective Time, each share of common stock outstanding immediately prior to the Effective Time (other than shares held by Advent as treasury stock (other than those in a trust or managed account under an employee plan of the Company), or owned by SS&C, Merger Sub, or any other subsidiary of either Advent or SS&C, or owned by any stockholder who has properly demanded and not validly withdrawn rights of appraisal in accordance with the DGCL, together, the "excluded shares") will be converted into the merger consideration. At the Effective Time, all of the shares of common stock (other than the excluded shares) will cease to be outstanding, will be canceled and will cease to exist, and will thereafter represent only the right to receive the merger consideration.

        At the Effective Time, each share of common stock held by Advent as treasury stock, or owned by SS&C, Merger Sub or any other subsidiary of either Advent or SS&C, will cease to be outstanding and will be canceled without payment of any consideration. In addition, each share of common stock the holder of which has properly demanded rights of appraisal in accordance with the DGCL will not be canceled and converted into the merger consideration unless and until such holder fails to perfect or withdraws or otherwise loses its right to appraisal. If any holder of common stock that demands appraisal rights properly perfects such rights, such holder will be entitled to the fair value of such shares as determined by the Court of Chancery of the State of Delaware plus interest, if any, on the amount determined to be the fair value, as further described in the section above entitled "The Merger—Appraisal Rights".

        Each share of common stock of Merger Sub outstanding immediately prior to the Effective Time will be converted into one share of common stock of the surviving corporation.

Procedures for Surrendering Shares for Payment

        At or prior to the Effective Time, SS&C will deposit, or cause to be deposited, with a paying agent selected by SS&C (and reasonably acceptable to Advent), in trust for the benefit of the holders of common stock (other than excluded shares), cash in the aggregate amount necessary for the paying agent to make the payment of the merger consideration to Advent stockholders. The funds deposited with the paying agent will not be used for any other purpose.

        Promptly after the Effective Time, the paying agent will send to each holder of common stock (other than excluded shares) at the Effective Time a letter of transmittal and instructions for effecting the surrender of the certificate, as applicable, representing shares of common stock or the transfer of uncertificated shares of common stock, in each case in exchange for the cash amount to which such stockholder is entitled as a result of the merger pursuant to the Merger Agreement.

        Upon delivery of the letter of transmittal properly completed by the applicable stockholder and, in the case of certificated shares, the surrender of the certificate representing shares of common stock to the paying agent in accordance with the terms of such letter of transmittal or, in the case of book-entry uncertificated shares, receipt of an "agent's message" by the paying agent (or such other evidence, if any, of transfer as the paying agent may reasonably request), the holder of such certificate or of uncertificated shares will be entitled to receive the merger consideration for such shares.

        In the event that any certificate representing shares of common stock has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by the surviving corporation, the posting by such person of a bond in a reasonable amount as the surviving corporation may direct as indemnity against any claim that may be made against it with respect to such certificate, the paying agent will pay, in exchange for the lost, stolen or destroyed certificate, the merger consideration that would be payable in respect of the shares of Advent common stock represented by the lost, stolen or destroyed certificate pursuant to the Merger Agreement.

        In the event of a transfer of ownership of common stock that is not registered in the transfer records of Advent, payment of the merger consideration for shares of common stock may be made to a person other than the person in whose name the surrendered certificate or uncertificated share is registered, if the certificate or uncertificated share surrendered is presented to the paying agent and is (i) either properly endorsed or otherwise is in the proper form for transfer and (ii) the person requesting payment of the merger consideration pays the paying agent any transfer or other taxes required as a result of such payment to a person other than the registered holder of the certificate or uncertificated share surrenders or provides evidence to the satisfaction of the paying agent that all applicable transfer or other taxes have been paid or are not applicable.

        Any portion of the funds deposited with the paying agent for payment to the stockholders that remains unclaimed by the stockholders of Advent for six months after the Effective Time will be delivered to SS&C, upon demand. Any holder of common stock will thereafter look only to SS&C for payment of the merger consideration.

Withholding

        SS&C, Advent, the surviving corporation, and the paying agent are entitled to deduct and withhold from the consideration and any other payments otherwise payable to the stockholders of Advent pursuant to the Merger Agreement such amounts as they are required to deduct and withhold with respect to the making of such payment under the Code or any other applicable state, local or foreign tax law. To the extent that amounts are withheld and paid to the appropriate governmental authority in accordance with applicable law, such amounts will be treated as having been paid to the person in respect of which such deduction and withholding was made.

Treatment of Advent Equity-Based Awards

        At the Effective Time, each equity award with respect to shares of Advent common stock that is outstanding immediately prior to the Effective Time will be treated at the Effective Time as follows:

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  Each vested Company Stock Option and Company Stock Appreciation Right that remains outstanding and unexercised as of immediately prior to the Effective Time will be canceled and converted into the right to receive an amount in cash equal to the product of (i) the number of shares of Advent common stock subject to such Company Stock Option or Company Stock Appreciation Right, as applicable, and (ii) the excess, if any, of $44.25 over the exercise price per share of such Company Stock Option or Company Stock Appreciation Right, as applicable, less any required withholding taxes.

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  Each unvested Company Stock Option and Company Stock Appreciation Right that remains outstanding and unexercisable as of immediately prior to the Effective Time will cease to represent a right to acquire shares of Advent common stock or cash, as applicable, and will be converted into a stock option or stock appreciation right, as applicable, in respect of shares of SS&C common stock. The number of shares of SS&C common stock subject to the new stock option or stock appreciation right will be equal to the product of (i) the number of shares of Advent common stock subject to the Company Stock Option or Company Stock Appreciation Right and (ii) the equity award exchange ratio (rounding fractional shares down to the nearest whole number of shares). The exercise price per share of SS&C common stock under the new stock option or stock appreciation right will be equal to the exercise price per share of the Company Stock Option or Stock Appreciation Right divided by the equity award exchange ratio (rounded up to the nearest whole cent).

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  Each Company RSU that by its terms will vest as of the Effective Time will be canceled and converted into the right to receive $44.25 for each share of Advent common stock underlying such vested Company RSU award, less any required withholding taxes. Any dividend equivalent rights applicable to any such vested Company RSU will vest and be paid to the holder of such vested Company RSU in accordance with its terms.

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  Each unvested Company RSU will cease to represent a right with respect to shares of Advent common stock and will be converted into a restricted stock unit with respect to shares of SS&C common stock. The number of shares of SS&C common stock subject to the new restricted stock unit will be equal to the product of (i) the number of shares of Advent common stock subject to the Company RSU and (ii) the equity award exchange ratio (rounding fractional shares down to the nearest whole number of shares). Any dividend equivalent rights applicable to any such unvested Company RSU will be allocated on a pro rata basis to the resulting shares of SS&C common stock (rounded down to the nearest whole cent).

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  For each Company Performance RSU, the performance period will terminate immediately prior to the Effective Time and a number of shares of Advent common stock subject to such Company Performance RSU, pro-rated for the shortened performance period, will vest immediately prior to the Effective Time based on the applicable level of Advent's performance as determined by the Compensation Committee of the Board Directors. The number of shares of Advent common stock underlying such vested Company Performance RSU will be canceled and converted into the right to receive $44.25 for each share of Advent common stock underlying such vested Company Performance RSU, less any required withholding taxes. The remaining unvested shares of Advent common stock subject to such Company Performance RSU will cease to represent a right with respect to Advent common stock and will be converted into a restricted stock unit with respect to shares of SS&C common stock, which will vest based on time over the remaining portion of the original performance period. The number of shares of SS&C common stock subject to the new restricted stock unit will be equal to the product of

    (i) the number of remaining unvested shares of Advent common stock subject to the Company Performance RSU and (ii) the equity award exchange ratio (rounding fractional shares down to the nearest whole number of shares).

        Under the terms of the Merger Agreement, Advent may grant additional equity-based awards after the date of the Merger Agreement, as follows:

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  Pursuant to the Advent Software, Inc. 2002 Stock Plan (the "2002 Stock Plan"), Advent may grant additional Company Stock Options, Company Stock Appreciation Rights or Company RSUs to Advent employees in the ordinary course of business consistent with past practice, with the aggregate number of shares of Advent common stock underlying such equity-based awards not to exceed 1,240,072. The aggregate number of shares of Advent common stock underlying such (i) Company Stock Options and Company Stock Appreciation Rights may not exceed 536,745, (ii) Company RSUs may not exceed 369,793 and (iii) Company Performance RSUs may not exceed 334,434 (based on a maximum level of performance). Any such additional equity-based awards will provide that the merger will not constitute a "change in control" (or other similar term) for purposes of the 2002 Stock Plan, the applicable award agreement or any Advent severance plan.

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  Advent may also grant awards of Company Stock Options, Company Stock Appreciation Rights or Company RSUs, in connection with the hiring of employees or individual independent contractors whose annual base salary is less than $225,000, provided that the aggregate number of shares of Advent common stock underlying such (i) Company RSUS may not exceed 72,162 and (ii) Company Stock Options and Company Stock Appreciation Rights may not exceed 188,480.

Representations and Warranties

        Advent's representations and warranties to SS&C and Merger Sub in the Merger Agreement relate to, among other things:

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  the organization, good standing and qualification of each of Advent and its subsidiaries;

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  the corporate power and authority to execute, deliver and perform the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement;

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  required regulatory filings and authorizations, consents or approvals of governmental entities;

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  the absence of certain breaches, violations, defaults or consent requirements under certain contracts, organizational documents and laws, in each case arising out of the execution, delivery and performance of, and consummation of the transactions contemplated by, the Merger Agreement;

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  the capital structure of Advent and its subsidiaries;

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  the reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed with the SEC since January 1, 2012, and the accuracy of the information contained in those documents;

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  the financial statements and earnings release of Advent and Advent's internal system of disclosure controls and procedures concerning financial reporting;

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  the accuracy of information included in this proxy statement;

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  the absence of certain changes or events since September 31, 2014, or of a company material adverse effect since December 31, 2013;

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  the absence of material undisclosed liabilities;

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  compliance with certain laws and permits by Advent and its subsidiaries;

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  registration of Second Street Securities, Inc. ("Second Street") as a broker-dealer with the SEC and compliance by Second Street with the applicable provisions of the Exchange Act and Financial Industrial Regulatory Authority ("FINRA") regulations since January 1, 2010;

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  the absence of certain actions, suits, investigations or proceedings;

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  real property owned or leased by Advent and its subsidiaries;

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  ownership of or rights with respect to the intellectual property of Advent and its subsidiaries;

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  the payment of taxes, the filing of tax returns and other tax matters related to Advent and its subsidiaries;

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  matters relating to employees and employee benefits plans of Advent and its subsidiaries;

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  employment and labor matters related to Advent and its subsidiaries;

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  compliance with environmental laws, permits, and licenses by Advent and its subsidiaries and other environmental matters;

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  certain material contracts of Advent and its subsidiaries;

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  transactions between Advent or its subsidiaries and its or their affiliates, directors, officers and employees;

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  brokers' and finders' fees and other expenses payable by Advent;

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  receipt of the opinion of Qatalyst Partners LP with respect to the fairness of the merger consideration to the stockholders of Advent from a financial point of view; and

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  the applicability of, and Advent's compliance with, certain state takeover statutes and the absence of any rights agreement, "poison pill" or similar agreements or plans.

        SS&C's representations and warranties to Advent in the Merger Agreement relate to, among other things:

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  the organization, good standing and qualification of each of SS&C and Merger Sub;

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  the absence of prior business activities of Merger Sub;

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  the corporate power and authority to execute, deliver and perform the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement;

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  required regulatory filings and authorizations, consents or approvals of governmental entities;

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  the absence of certain breaches, violations, defaults or consent requirements under certain contracts, organizational documents and laws, in each case arising out of the execution, delivery and performance of, and consummation of the transactions contemplated by, the Merger Agreement;

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  the accuracy of information supplied by or on behalf of SS&C or Merger Sub and included in this proxy statement;

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  the absence of certain actions, suits, investigations or proceedings that relate to the merger or the transactions contemplated thereby;

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  the availability of funds to consummate the merger and pay related fees and expenses and an acknowledgment that SS&C's obligation to consummate the merger is not subject to any financing condition;

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  brokers' and finders' fees and other expenses payable by SS&C or Merger Sub; and

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  beneficial ownership of shares of Advent common stock or common stock of any of the Company's subsidiaries (or any economic interest through derivative securities or otherwise in the Company or any of its subsidiaries) by SS&C, Merger Sub or any of their subsidiaries and the status of SS&C and Merger Sub under Section 203 of the DGCL.

        None of the representations and warranties in the Merger Agreement survives the Effective Time.

Definition of "Material Adverse Effect"

        Many of Advent's representations and warranties in the Merger Agreement are qualified by a "company material adverse effect" standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct would reasonably be expected to have a company material adverse effect). For purposes of the Merger Agreement, a "company material adverse effect" means a material adverse effect on (i) the ability of Advent to consummate the merger or the other transactions contemplated in the Merger Agreement or (ii) the condition (financial or otherwise), business, assets or results of operations of Advent and its subsidiaries, taken as a whole, excluding, in the case of this clause (ii), any effect resulting from or arising out of:

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  changes in the financial, credit or securities markets or general economic or political conditions in the United States or elsewhere in the world;

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  changes or conditions generally affecting the industry in which Advent and its subsidiaries operate;

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  acts of war, sabotage or terrorism or any escalation or worsening thereof or any natural disasters;

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  changes or prospective changes in applicable law, GAAP or accounting standards, or any changes or prospective changes in the interpretation or enforcement thereof (provided that to the extent such changes, circumstances or events described in this or any of the three preceding bullets disproportionately affect Advent and its subsidiaries, taken as a whole, relative to the other participants in the principal industry in which Advent and its subsidiaries operate, such changes, circumstances or events may be taken into account in determining whether a "company material adverse effect" has occurred or would reasonably be expected to occur, but only to the extent of such disproportionality);

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  subject to certain exceptions, the announcement, pendency or consummation of the transactions contemplated by the Merger Agreement;

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  any action taken by Advent or its subsidiaries that is required by the Merger Agreement or is taken with the prior written consent of SS&C or at its written direction in accordance with the Merger Agreement, or the failure to take any action by Advent or its subsidiaries if that action is prohibited by the Merger Agreement; or

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  any failure in and of itself by Advent and its subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period (provided that the underlying causes of any such event that are not otherwise excluded from the definition of a "company material adverse effect" may be taken into account in determining whether a "company material adverse effect" has occurred or would reasonably be expected to occur).

        Certain of SS&C's and Merger Sub's representations and warranties are qualified by a "parent material adverse effect" standard. For purposes of the Merger Agreement, "parent material adverse effect" means a material adverse effect on SS&C's or Merger Sub's ability to consummate the transactions contemplated by the Merger Agreement.

Conduct of Business Pending the Merger

        Advent has agreed to certain covenants in the Merger Agreement restricting the conduct of its business between the date of the Merger Agreement and the earlier of the termination of the Merger Agreement and the Effective Time. In general, except as may be required by applicable law, as expressly permitted or contemplated by the Merger Agreement, as set forth on the disclosure schedules to the Merger Agreement or as consented to in writing by SS&C (such consent not to be unreasonably withheld, conditioned or delayed), Advent is required to conduct its business in the ordinary course consistent with past practices and use its commercially reasonable efforts to (i) preserve intact its present business organization, (ii) maintain in effect all material foreign, federal, state and local licenses, permits, consents, franchises, approvals and authorizations, (iii) keep available the services of its directors, officers and key employees and (iv) maintain satisfactory relationships with its customers, lenders, suppliers, licensors, licensees, distributors and others having a material business relationship with it.

        In addition, without limiting the foregoing, except as may be expressly contemplated by the Merger Agreement, as set forth on the disclosure schedules to the Merger Agreement, as required by applicable law or as consented to in writing by SS&C (such consent not to be unreasonably withheld, conditioned or delayed), Advent agreed to restrictions on, among others and with certain exceptions:

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  amending its certificate of incorporation, bylaws or other similar organizational documents;

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  splitting, combining or reclassifying any of its or its subsidiaries' capital stock;

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  declaring, setting aside or paying any dividends or distributions in respect of any of its capital stock, except for dividends by any of its wholly-owned subsidiaries or payment of dividend equivalent rights or redeeming, repurchasing or otherwise acquiring any of its or its subsidiaries' equity interests;

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  issuing, delivering or selling any of its or its subsidiaries' equity interests (in each case, whether by merger, consolidation or otherwise);

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  incurring capital expenditures or any obligations or liabilities in respect thereof over a certain value (other than those contemplated by the capital expenditure budget and unbudgeted capital expenditures that do not exceed $100,000 individually or $350,000 in the aggregate per month);

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  acquiring securities, properties, interests or businesses (other than (i) supplies in the ordinary course of business in a manner that is consistent with past practice, (ii) those contemplated by the capital expenditure budget and (iii) those that are unbudgeted that do not exceed $100,000 individually or $350,000 in the aggregate per calendar month);

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  selling, leasing or otherwise transferring, or creating or incurring any lien (other than certain permitted liens) on any of Advent's or its subsidiaries' assets, securities, properties, interests or businesses (other than (i) sales of inventory, licenses, other products to customers or obsolete equipment in the ordinary course of business consistent with past practice, (ii) sales of assets, securities, properties, interests or businesses with a sale price (including any related assumed indebtedness) that does not exceed $500,000 in the aggregate or (iii) sales of liquid marketable securities in the ordinary course of Advent's treasury operations);

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  selling, leasing, licensing, or otherwise transferring or disposing of, abandoning or permitting to lapse, failing to take any action necessary to maintain, enforce or protect, or creating or incurring any lien (other than certain permitted liens) on, any owned intellectual property right or licensed intellectual property right (other than (i) non-exclusive licenses granted by Advent or any of its subsidiaries to any customer and (ii) any lapse, abandonment or other disposition of non-material intellectual property rights not currently used by Advent or any of its subsidiaries, in each case, in the ordinary course of business consistent with past practice);

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  making any loans, advances or capital contributions to, or investments in, any other person (other than in the ordinary course of business consistent with past practices);

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  creating, incurring or assuming or otherwise becoming liable with respect to any indebtedness for borrowed money or guarantees thereof that would cause the aggregate principal outstanding for indebtedness for borrowed money or guarantees thereof to exceed $210 million;

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  entering into, amending or modifying in any material respect, or terminating any material contract (or any contract that would have constituted such a material contract had it been in effect as of the date of the Merger Agreement) or otherwise waiving, releasing or assigning any material right, claim or benefit of Advent or any of its subsidiaries under any such contract, in each case, other than renewals of existing material contracts in the ordinary course of business on terms not materially adverse to Advent relative to the existing terms of such material contracts;

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  granting or increasing retention, severance or termination payments to any Advent employee, officer, director, or consultant or entering into or amending any retention, termination, employment, consulting, bonus, change in control or severance agreement with any existing or new Advent employee, officer, director or consultant;

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  establishing, adopting or amending any employee benefit plan or collective bargaining agreement, other than establishing the 2015 One Advent Incentive Plan and 2015 Black Diamond Bonus Plans in the ordinary course of business consistent with past practice;

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  granting any equity-based or incentive awards, or discretionarily accelerating the vesting or payment of any such awards, held by any current or former employee, officer, director or consultant, other than, in the ordinary course of business consistent with past practice, grants of such awards to certain employees and in connection with the hiring of certain employees and individual independent contractors, provided that the shares of Advent common stock underlying such awards do not to exceed specified limits on the maximum number of shares described above in the section entitled "—Treatment of Advent Equity-Based Awards";

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  increasing compensation or benefits of any current or former employee, officer, director, or consultant (other than base salary increases of not more than 3.5% on average in the ordinary course of business consistent with past practice in connection with annual compensation reviews or ordinary course promotions for employees who are not members of the Advent executive management team);

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  changing Advent's methods of accounting except as required by concurrent changes in GAAP or in Regulation S-X of the 1934 Act, as agreed to by Advent's independent public accountants;

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  settling, offering or proposing to settle, (i) any material litigation, investigation, arbitration, proceeding or other claim or dispute involving or against Advent or any of its subsidiaries, if such settlement would result in the payment by Advent of over $250,000 or require Advent to agree to ongoing restrictions on its operations, (ii) any stockholder litigation, demand or dispute against Advent, any of its subsidiaries or any of their respective officers or directors or (iii) any litigation, arbitration, proceeding or dispute that relates to the transactions contemplated by the Merger Agreement;

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  adopting a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, conversion, recapitalization or other reorganization;

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  making or changing any material tax election, changing any annual tax accounting period, adopting or changing any method of tax accounting, amending any income tax or other material tax returns or file claims for income tax or other material tax refunds, entering into any closing agreement with respect of material taxes, settling any material tax claim, audit or assessment or surrendering any right to claim an income tax or other material tax refund, offset or other reduction in material tax liability;

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  failing to maintain existing material insurance policies or comparable replacement policies;

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  entering into any other transaction the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the merger or that could reasonably be expected to dilute materially the benefits to SS&C of the transactions contemplated hereby; or

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  agreeing, resolving or committing to do any of the foregoing actions.

Board Obligation to Call a Stockholders' Meeting

        Advent has agreed under the Merger Agreement to cause a meeting of its stockholders to be duly called and held as soon as reasonably practicable (but in any event will cause the meeting to be held no later than 35 days after (i) the tenth calendar day after the preliminary proxy statement therefor has been filed with the SEC if by such date the SEC has not informed Advent that it intends to review this proxy statement or (ii) if the SEC has by such date informed Advent that it intends to review this proxy statement, the date on which the SEC confirms it has no further comments on this proxy statement) for purposes of voting on the approval and adoption of the Merger Agreement. Subject to compliance with the section below entitled "—Restrictions on Solicitation of Alternative Acquisition Proposals", the Board of Directors will (i) recommend approval and adoption of the Merger Agreement, the merger and the other transactions contemplated thereby by Advent's stockholders, (ii) use its reasonable best efforts to obtain Advent stockholder approval of the Merger Agreement, (iii) not effect an adverse recommendation change and (iv) otherwise comply with all legal requirements applicable to such meeting.

        Prior to the date of the stockholders' meeting, Advent may not adjourn or postpone the stockholders' meeting without SS&C's consent, except that Advent may, without SS&C's consent, adjourn or postpone the stockholders' meeting (i) if at the time for which the stockholders' meeting is originally scheduled there are insufficient shares of Advent's common stock represented to constitute a quorum necessary to conduct the business of the stockholders' meeting, (ii) if a failure to adjourn or postpone the stockholders' meeting would reasonably be expected to be a violation of applicable law or for the distribution of any required supplement or amendment to the proxy statement or (iii) if the Board of Directors (or any committee thereof) has determined in good faith (after consultation with outside legal counsel) that it is necessary or appropriate to postpone or adjourn the stockholders' meeting.

Restrictions on Solicitation of Alternative Acquisition Proposals

        Advent has agreed that it and its subsidiaries will not, and will not authorize any of their respective directors and officers, employees, investment bankers, attorneys, accountants, consultants and other agents or advisors (collectively, "representatives") to, directly or indirectly:

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  solicit, initiate or take any action to knowingly facilitate or knowingly encourage the submission of any Acquisition Proposal (as defined below);

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  enter into or participate in any discussions or negotiations with, furnish any nonpublic information relating to Advent or any of its subsidiaries or afford access to the business, properties, assets, books or records of Advent or any of its subsidiaries to, otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by any third party that is seeking to make, or has made an Acquisition Proposal;

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  fail to enforce or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of Advent or any of its subsidiaries;

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  make an adverse recommendation change, except as described below in the section entitled "—Changes in Board Recommendation";

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  approve any transaction under, or any person becoming an "interested stockholder" under, Section 203 of the DGCL; or

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  except for an acceptable confidentiality agreement (as defined below), enter into any agreement in principle, letter of intent, term sheet, Merger Agreement, acquisition agreement, option agreement or other similar instrument relating to an Acquisition Proposal.

        Notwithstanding the restrictions described above, if before obtaining the approval of Advent stockholders for the merger, Advent receives a bona fide written Acquisition Proposal and the Board of Directors reasonably believes the Acquisition Proposal either constitutes or would reasonably be expected to lead to a Superior Proposal as described in the section below entitled "—Restrictions on Solicitation of Alternative Acquisition Proposals", Advent, subject to its compliance with the non-solicitation provision of the Merger Agreement, may:

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  engage in negotiations or discussions with the third party that has made the Acquisition Proposal; and

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  furnish to the third party that has made an Acquisition Proposal or its representatives non-public information relating to Advent or any of its subsidiaries pursuant to a confidentiality agreement with the third party on terms no less favorable to Advent (other than standstill obligations) than those contained in the confidentiality agreement previously entered into between Advent and SS&C (referred to as an "acceptable confidentiality agreement"); provided that any non-public information not previously provided to SS&C must be provided to SS&C prior to or substantially concurrently with being provided to the third party making the Acquisition Proposal.

        Advent has agreed to promptly (but in any event within 24 hours after receipt) provide SS&C notice of its receipt of any Acquisition Proposal, any indication that a third party is considering making an Acquisition Proposal or any request for information relating to Advent or any of its subsidiaries or for access to the business, properties, assets, books or records of Advent or any of its subsidiaries by any third party that, Advent has reason to believe, may be considering making, or has made, an Acquisition Proposal. Advent must also identify the third party taking the above-described actions and the material terms and conditions of any such Acquisition Proposal, indication or request.

        Advent has also agreed to keep SS&C fully informed on a reasonably current basis of any material changes in the status, terms or conditions of any such Acquisition Proposal, indication or request, and shall promptly (but in no event later than 24 hours after receipt) provide to SS&C copies of all correspondence and written materials sent or provided to Advent or any of its subsidiaries that describe any terms or conditions of any Acquisition Proposal.

        Advent also agreed to (and agreed to cause its subsidiaries and its and their respective representatives to) immediately cease and cause to be terminated all activities, discussions and negotiations with any third party and its representatives conducted prior to the date of the Merger Agreement with respect to any Acquisition Proposal, and to promptly request that each third party that has (i) entered into a confidentiality agreement within the 24-month period prior to the date of the Merger Agreement in connection with its consideration of an Acquisition Proposal and (ii) received any material confidential information in connection therewith to promptly return or destroy all confidential information previously furnished to such third party by or on behalf of Advent or any of its subsidiaries.

        For purposes of the Merger Agreement, "Acquisition Proposal" means, other than the transactions contemplated by the Merger Agreement, any third party offer, proposal or inquiry relating to, or any third party indication of interest in, (i) any acquisition or purchase, direct or indirect, of 15% or more of the consolidated assets of Advent and its subsidiaries or 15% or more of any class of equity or voting securities of Advent or any of its subsidiaries whose assets, individually or in the aggregate, constitute 15% or more of the consolidated assets of Advent and its subsidiaries, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such third party beneficially owning 15% or more of any class of equity or voting securities of Advent or any of its subsidiaries whose assets, individually or in the aggregate, constitute 15% or more of the consolidated assets of Advent and its subsidiaries or (iii) a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving Advent or any of its subsidiaries whose assets, individually or in the aggregate, constitute 15% or more of the consolidated assets of Advent and its subsidiaries.

        For purposes of the Merger Agreement, "Superior Proposal" means a bona fide, unsolicited written Acquisition Proposal (with each reference to "15%" in the definition of Acquisition Proposal deemed to be a reference to "50%" for purposes of this definition under the Merger Agreement) with terms that the Board of Directors determines in good faith by a majority vote, after considering the advice of a financial advisor of nationally recognized reputation and outside legal counsel and taking into account all the terms and conditions of the Acquisition Proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation, are more favorable to Advent's stockholders than as provided under the Merger Agreement after taking into account any proposal by SS&C to amend the terms of the Merger Agreement, for which financing, if a cash transaction (whether in whole or in part), is then fully committed or reasonably determined to be available by the Board of Directors.

Changes in Board Recommendation

        Except as provided in the paragraphs below, under the terms of the Merger Agreement, the Board of Directors has agreed not to fail to make or withdraw or modify in a manner adverse to SS&C, the Board of Directors' recommendation in favor of the merger (any of the foregoing being referred to as an "adverse recommendation change").

        Notwithstanding the foregoing, the Board of Directors may make an adverse recommendation change (i) following the receipt of a bona fide written Acquisition Proposal that the Board of Directors has determined constitutes a Superior Proposal or (ii) in response to material events or changes in circumstances arising after the date of the Merger Agreement that were not known or reasonably foreseeable to Advent as of the date of the Merger Agreement (an "intervening event"), in each case only if the Board of Directors determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under the DGCL. Notwithstanding any adverse recommendation change, until the Merger Agreement is terminated in accordance with its terms (see "—Termination of the Merger Agreement" below), Advent may not (A) enter into any agreement in principle, letter of intent, term sheet, Merger Agreement, acquisition agreement, option agreement or other similar instrument relating to an Acquisition Proposal, (B) other than as required by applicable law, make, facilitate or provide information in connection with any SEC or other regulatory filings in connection with the transactions contemplated by any Acquisition Proposal or (C) seek any third party consents in connection with the transactions contemplated by any Acquisition Proposal. Advent will otherwise remain subject to all of its obligations under the Merger Agreement.

        However, the Board of Directors may not make an adverse recommendation change (or terminate the Merger Agreement in order to enter into a definitive, written agreement concerning a Superior Proposal) unless:

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  Advent promptly provides written notice to SS&C of its intention to take such action at least three business days in advance and attaching (i) in the case of an adverse recommendation change to be made following receipt of an Acquisition Proposal that the Board of Directors has determined constitutes a Superior Proposal, the most current version of the proposed agreement under which such Superior Proposal is proposed to be consummated and the identity of the third party making the Acquisition Proposal; or (ii) in the case of an adverse recommendation change to be made pursuant to an intervening event, a reasonably detailed description of the reasons for making such adverse recommendation change; and

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  SS&C does not make, within three business days after its receipt of that written notification, a binding written offer that (i) in the case of any adverse recommendation change to be made following receipt of a Superior Proposal, is at least as favorable to the stockholders of Advent as such Superior Proposal (and any amendment to the financial terms or other material terms of such Superior Proposal will require a new written notification from Advent and a new two business day notice period) or (ii) in the case of an adverse recommendation change to be made pursuant to an intervening event, obviates the need for such adverse recommendation change.

Required Efforts to Consummate the Merger

        Subject to certain exceptions described below and the terms and conditions of the Merger Agreement, SS&C and Advent have agreed to use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under any applicable laws to consummate the transactions contemplated by the Merger Agreement, including (i) preparing and filing as promptly as practicable with any governmental authority or other third party all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, (ii) obtaining and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any governmental entity or other third party that are necessary, proper or advisable to consummate the transactions contemplated by the Merger Agreement, including by defending, contesting and resisting any actual or threatened claim, suit, action, objection or other proceeding brought by a governmental authority challenging any transaction contemplated by the Merger Agreement as violative of any applicable law, including antitrust laws. Notwithstanding the foregoing, no party is required to (A) enter into any settlement, undertaking, consent decree, stipulation or agreement with any governmental authority in connection with the transactions contemplated by the Merger Agreement or (B) divest or otherwise hold separate (including by establishing a trust or otherwise), or take any other action with respect to any of its or the surviving corporation's subsidiaries or any of their respective affiliates' businesses, assets or properties (or otherwise agreeing to do any of the foregoing).

        In furtherance of the foregoing, each of SS&C and Advent has agreed to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act as promptly as practicable within ten (10) business days of the date of the Merger Agreement and supply as promptly as practicable such additional information and documentary materials as may be requested pursuant to the HSR Act and each of SS&C and Advent agreed to use their reasonable best efforts to take all actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable. Advent, SS&C and Merger Sub have agreed that SS&C will have primary responsibility for scheduling and conducting meeting with governmental authorities, coordinating and making any applications and filings with, and resolving any investigation or other inquiry of, any agency or governmental authority, obtaining and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any governmental authority that are necessary, proper or advisable to consummate the transactions contemplated by the Merger Agreement.

        SS&C agreed to use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary or advisable to arrange and consummate any financing necessary for it to consummate the merger and the transactions contemplated by the Merger Agreement as promptly as practicable following the date of the Merger Agreement and prior to the consummation of the merger. Further, SS&C will deliver to Advent copies or all new or amended commitment letters in connection with the financing and promptly notify Advent of its intention to make any amendment to such letters or obtain alternative financing.

        Advent agreed that it will, and will cause its subsidiaries and its and their respective representatives to, use its reasonable best efforts to cooperate with SS&C in its efforts to consummate the financing transactions that SS&C or Merger Sub may undertake to finance the merger and the other transactions contemplated by the Merger Agreement.

Employee Benefit Matters

        SS&C has agreed, for the period from the Effective Time until December 31, 2015, to provide each continuing Advent employee with:

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  compensation and benefits that are substantially comparable in the aggregate to the compensation and benefits (other than equity-based compensation or other long-term incentive, change in control, retention, transition, stay or similar arrangements) that were provided to such employee immediately prior to the Effective Time or that are provided to similarly situated SS&C employees; and

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  if the continuing employee is located in the United States, severance benefits under SS&C' s broad-based severance practice.

        In the event any continuing employee of Advent first becomes eligible to participate under any employee benefit plan, program, policy or arrangement of SS&C or any of its subsidiaries, SS&C has agreed to use commercially reasonable efforts to: (i) waive any preexisting condition exclusions and waiting periods for participation and coverage requirements applicable to each such employee under any such SS&C health plans and (ii) provide the continuing employees of Advent with credit for any co-payments and deductibles paid by each such employee in the calendar year in which the Effective Time occurs for purposes of annual co-payment and deductible limits under the SS&C health plans. In addition, SS&C has agreed to recognize each continuing Advent employee's service with Advent for purposes of vesting and eligibility (but not for benefit accrual purposes, except for vacation and severance benefits) under SS&C plans.

        Effective as of immediately prior to the Effective Time, unless otherwise directed in writing by SS&C at least five business days prior to the closing of the merger, Advent has agreed to terminate the Company's 401(k) Plan. In connection with the termination of such plan, SS&C has agreed to permit each continuing employee of Advent to make rollover contributions of eligible rollover distributions (including loans) in cash or notes (in the case of loans) to an eligible defined contribution retirement plan of SS&C.

        The ESPP will be terminated effective immediately prior to the Effective Time. The offering period under the ESPP that is currently in effect will be the last offering period under the ESPP. Rights to purchase shares of Advent common stock for such offering period will be exercised on the earlier of (1) May 29, 2015 (which is the regularly scheduled purchase date of such offering period) and (2) the final payroll date prior to the closing date of the merger. After the date of the Merger Agreement, ESPP participants will not be permitted to increase the rate of payroll contributions to the ESPP. Any shares of Advent common stock purchased through the ESPP will be canceled at the Effective Time and receive the same $44.25 per share in the merger as all other shares of Advent common stock.

Directors' and Officers' Indemnification and Insurance

        For six years after the Effective Time, SS&C has agreed to cause the surviving corporation to indemnify and hold harmless the present and former officers and directors of Advent (each, an "indemnified person") in respect of acts or omissions occurring at or prior to the closing of the merger to the fullest extent provided under Advent's certificate of incorporation and bylaws in effect on the date of the Merger Agreement or any indemnity agreements between Advent and its present and former officers in effect as of the Merger Agreement; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law and such indemnity agreements.

        For six years after the Effective Time, SS&C has agreed to cause the surviving corporation to maintain in effect the provisions in its certificate of incorporation and bylaws regarding elimination of liability of directors, indemnification of officers, directors and employees and advances of expenses that are no less advantageous to the intended beneficiaries than the corresponding provisions in Advent's certificate of incorporation and bylaws in existence on the date of the Merger Agreement. SS&C's foregoing obligation will also apply to individuals who are officers or directors of certain of Advent's subsidiaries as of the date of the Merger Agreement.

        SS&C has also agreed to cause the surviving corporation to either (i) continue to maintain in effect Advent's directors' and officers' insurance policies and fiduciary liability insurance policies in place as of the date of the Merger Agreement, in each case for six years from the Effective Time, with terms, conditions, retentions and limits of liability that are at least as favorable as those contained in Advent's D&O insurance policies in effect as of the date of the Merger Agreement or (ii) purchase comparable D&O insurance for six years from the Effective Time with terms, conditions, retentions and limits of liability that are at least as favorable as those contained in Advent's D&O insurance policies in effect as of the date of the Merger Agreement; provided that if the aggregate cost for such insurance coverage exceeds 250% of the current annual premium paid by Advent, the surviving corporation shall instead be obligated to obtain D&O insurance with the best available coverage with respect to matters occurring at or prior to the Effective Time for an aggregate cost of 250% of the current annual premium.

        Prior to the Effective Time, Advent may obtain a non-cancellable extension or "tail" insurance on Advent's D&O insurance, subject to the same cost restrictions as those applicable to the surviving corporation in the proviso contained in the sentence above. If Advent elects to purchase such a "tail" policy prior to the Effective Time, the surviving corporation will, and SS&C will cause the surviving corporation to maintain such "tail" policies in full force and effect through such six-year period.

Takeover Provisions

        If any "control share acquisition", "fair pricing", "moratorium" or other anti-takeover or similar statute or regulation becomes applicable to the transactions contemplated by the Merger Agreement, each of Advent, SS&C and Merger Sub and the respective members of their boards of directors shall, to the extent permitted by applicable law, use reasonable best efforts to grant such approvals and to take such actions as are reasonably necessary so that the transactions contemplated by the Merger Agreement may be consummated as promptly as practicable on the terms contemplated therein and otherwise to take all such other actions as are reasonably necessary to eliminate or minimize the effects of any such statute or regulation on the transactions contemplated by the Merger Agreement.

Litigation Related to the Merger

        Advent has agreed to give SS&C the opportunity to participate in the defense or settlement of any litigation (including derivative claims) against Advent and/or its directors or executive officers relating to the transactions contemplated by the Merger Agreement. Advent has agreed that it will not settle or offer to settle any litigation commenced on or after the date of the Merger Agreement against it or any of its directors or executive officers relating to the Merger Agreement, the merger or any other transaction contemplated thereby or otherwise, without the prior written consent of SS&C (not to be unreasonably withheld, conditioned or delayed).

Other Covenants

        The Merger Agreement contains other covenants, including those relating to access to information, publicity, notices of certain events and matters related to reporting requirements of Section 16(a) of the Exchange Act.

Conditions to Completion of the Merger

        The obligations of Advent, SS&C and Merger Sub to consummate the merger are subject to the satisfaction of each of the following conditions:

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  approval and adoption of the Merger Agreement by an affirmative vote of the majority of the outstanding shares of common stock entitled to vote thereon in accordance with the DGCL;

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  all applicable waiting periods (and any extensions thereof) under the HSR Act relating to the merger will have expired or been terminated; and

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  no provision of any applicable law and no order, injunction or ruling will restrain, enjoin or prohibit the consummation of the merger;

        The obligations of SS&C and Merger Sub to consummate the merger are also subject to the satisfaction (or waiver to the extent permitted under applicable law) of the following conditions:

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  Advent will have performed in all material respects all of its obligations under the Merger Agreement required to be performed by it at or prior to the Effective Time;

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  Advent's representations and warranties (i) relating to corporate existence and power, corporate authorization, finders' fees, opinion of Advent's financial advisor and antitakeover provisions will be true and correct in all material respects and (ii) relating to capital structure, including the number of shares and options outstanding, will be true and correct subject to such exceptions as would not, individually or in the aggregate, reasonably be expected to cause the aggregate consideration to be paid SS&C and Merger Sub to holders of Advent securities under the Merger Agreement to increase by more than 0.5%;

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  all other representations and warranties of Advent contained in the Merger Agreement or in any certificate or other writing delivered by Advent pursuant thereto will be true and correct (disregarding all materiality and "company material adverse effect" qualifications contained therein) at and as of the date of the Merger Agreement and at and as of the Effective Time as if made at and as of such time (other than any such representations and warranties that by their terms address matters only as of another specified time, which will be true and correct (disregarding all materiality and "company material adverse effect" qualifications contained therein) only as of such time), with only such exceptions as have not had and would not reasonably be expected to have, individually or in the aggregate, a "company material adverse effect";

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  there will not have been instituted and remain pending any unresolved action or proceeding by any governmental authority (i) challenging or seeking to make illegal, enjoin or otherwise to restrain or prohibit the consummation of the merger, (ii) seeking to restrain or prohibit the ownership or operation by SS&C, Advent or any of their respective affiliates of all or any portion of the businesses or assets of any of SS&C, Advent or any of their respective affiliates or (iii) seeking to compel SS&C, Advent or any of their respective affiliates to take or accept any action that would not be required to be taken pursuant to the Merger Agreement in order to obtain governmental approvals for the merger (as described above in the section entitled "—Required Efforts to Consummate the Merger");

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  no governmental authority will have imposed a condition to the consummation of the merger that includes the taking of any action that is not required to be taken pursuant to the Merger Agreement in order to obtain governmental approvals for the merger (as described above in the section entitled "—Required Efforts to Consummate the Merger"); and

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  no event, occurrence, revelation, development, change or state of circumstances or facts which, individually or in the aggregate, has had or would reasonably be expected to have a company material adverse effect will have occurred since the date of the Merger Agreement and be continuing.

        The obligation of Advent to consummate the merger is also subject to the satisfaction (or waiver to the extent permitted under applicable law) of the following conditions:

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  each of SS&C and Merger Sub will have performed in all material respects all of its obligations under the Merger Agreement required to be performed by it at or prior to the Effective Time;

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  SS&C's and Merger Sub's representations and warranties relating to corporate existence and power and corporate authorization will be true in all material respects at and as of the date of the Merger Agreement and at and as of the Effective Time as if made at and as of such time (other than any such representations and warranties that by their terms address matters only at and as of another specified time, which will be true and correct in all material respects only at and as of such time); and

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  all other representations and warranties of SS&C and Merger Sub contained in the Merger Agreement or in any certificate or other writing delivered by SS&C or Merger Sub pursuant thereto will be true and correct (disregarding all materiality qualifications contained therein) at and as of the date of the Merger Agreement and at and as of the Effective Time as if made at and as of such time (other than any such representations and warranties that by their terms address matters only as of another specified time, which will be true and correct (disregarding all materiality qualifications contained therein) only at and as of such time), with only such exceptions as have not had and would not reasonably be expected to have, individually or in the aggregate, a "parent material adverse effect".

Termination of the Merger Agreement

        The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after the stockholders of Advent have adopted the Merger Agreement, in the following ways:

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  by mutual written agreement of Advent and SS&C;

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  by either Advent or SS&C if:

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  the merger has not been consummated on or before August 2, 2015 (the "End Date"), provided that if, as of the End Date, one or more closing conditions relating to antitrust clearances or approvals or governmental actions challenging the merger has not been satisfied or waived, then the End Date will be extended automatically to December 31, 2015;

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    there is any final, nonappealable (i) applicable law that makes consummation of the merger illegal or otherwise prohibited, (ii) order, injunction, judgment, decree, ruling or interpretation that (x) restrains or enjoins Advent or SS&C from consummating the merger or (y) conditions the consummation of the merger on the taking of any action that is not required to be taken pursuant to the Merger Agreement in order to obtain governmental approvals for the merger (as described above in the section entitled "—Required Efforts to Consummate the Merger");

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    at the Advent stockholder meeting called for the purpose of voting on the approval and adoption of the Merger Agreement (including any adjournment or postponement thereof), the requisite stockholder approval is not obtained; or

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    the other party has breached any representation or warranty or failed to perform any covenant or agreement set forth in the Merger Agreement that would cause a condition to the terminating party's obligation to consummate the merger not to be satisfied and such breach or failure (i) is incapable of being cured by the End Date or (ii) is incapable of being cured by the End Date;

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  by Advent if:

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  at any time prior to the meeting to approve and adopt the Merger Agreement by Advent stockholders, if the Board of Directors makes an adverse recommendation change in compliance with the terms of the Merger Agreement, in order to enter into a definitive written agreement concerning a Superior Proposal, provided that Advent will have paid to SS&C the termination fee as described below in the section entitled "—Termination Fee Payable by Advent"; and

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  by SS&C if:

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  an adverse recommendation change has occurred, or at any time after receipt or public announcement of an Acquisition Proposal, the Board of Directors will have failed to reaffirm its recommendation in favor of the merger as promptly as practicable (but in any event within five (5) business days) after receipt of any written request to do so from SS&C; provided, however, that SS&C's right to terminate the Merger Agreement for this reason expires on the fifteenth business day following the date on which its right to terminate for this reason first arose;

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  Advent intentionally and materially breaches its obligations described above in the sections entitled "—Restrictions on Solicitation of Alternative Acquisition Proposals" and "—Changes in Board Recommendation";

Termination Fee Payable by Advent

        Advent has agreed to pay to SS&C a fee of $80 million upon termination of the Merger Agreement in the following circumstances:

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  SS&C terminates the Merger Agreement because of an adverse recommendation change, because, after receipt or public announcement of an Acquisition Proposal, the Board of Directors failed to reaffirm its recommendation in favor of the Merger Agreement within five (5) business days of being requested to do so by SS&C or because of a material breach of Advent's obligations described above in the sections entitled "—Restrictions on Solicitation of Alternative Acquisition Proposals" and "—Changes in Board Recommendation"; or

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  Advent terminates the Merger Agreement because, prior to the stockholder meeting to approve the Merger Agreement, the Board of Directors makes an adverse recommendation change in compliance with Advent's obligations described above under "—Restrictions on Solicitation of Alternative Acquisition Proposals" and "—Changes in Board Recommendation" in order to enter into a definitive written agreement concerning a Superior Proposal.

        In addition, Advent has agreed to pay to SS&C a fee of $80 million if the Merger Agreement is terminated by SS&C or Advent because (i) the merger has not been consummated on or before the End Date or (ii) the stockholder approval of the Merger Agreement is not obtained at the stockholder meeting to approve the Merger Agreement (including any adjournment or postponement thereof), which results from Advent's intentional breach of any of its representations, warranties, covenants or agreements contained in the Merger Agreement, but only if:

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  after the date of the Merger Agreement and prior to such termination, an Acquisition Proposal will have been publicly announced or otherwise been communicated to the Board of Directors or its stockholders and not publicly withdrawn; and

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  within twelve months following the date of such termination, Advent will have entered into a definitive agreement with respect to or recommended to its stockholders an Acquisition Proposal or an Acquisition Proposal will have been consummated (provided that, for purposes of this bullet, each reference to "15%" in the definition of Acquisition Proposal will be deemed to be a reference to "50%").

        In such case, the termination fee will be payable concurrently with the occurrence of the applicable event described in the preceding bullet.

Expense Reimbursement Payable by Advent

        Advent has agreed to reimburse SS&C for its documented out-of-pocket expenses reasonably incurred by SS&C in connection with the Merger Agreement and the transactions contemplated thereby (subject to a cap of $12.5 million) upon termination of the Merger Agreement by SS&C or Advent because Advent's stockholder approval is not obtained. If Advent is also required to pay the termination fee, any amounts paid to SS&C pursuant to the expense reimbursement provision of the Merger Agreement will be credited against such termination fee.

Specific Performance

        The Merger Agreement provides that the parties will be entitled to an injunction to prevent breaches of the Merger Agreement and to specifically enforce the performance of the terms and provisions of the Merger Agreement.

Fees and Expenses

        Except as set forth in the sections entitled "—Termination Fee Payable by Advent" and "—Expense Reimbursement Payable by Advent" above, costs and expenses incurred in connection with the Merger Agreement will be paid by the party incurring such costs or expenses.

Amendments; Waivers

        At any time prior to the Effective Time, the parties may amend or waive any provision of the Merger Agreement. Any such amendment must be in writing and signed by each party to the Merger Agreement and any such waiver must be in writing and signed by each party against whom the waiver is to be effective. After the Advent stockholders have approved and adopted the Merger Agreement, there will be no amendment or waiver that would require the further approval of the Advent stockholders under the DGCL without such approval having first been obtained.

Governing Law and Venue; Waiver of Jury Trial

        Subject to a limited exception in the case of litigation related to SS&C's debt financing sources, which shall be brought in the State of New York and pursuant to New York law, the parties agreed that the Merger Agreement will be governed by and construed in accordance with the DGCL, without regard to the conflicts of law rules of such state. Each party agreed to irrevocably consent to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such court does not have jurisdiction, any federal court located in the State of Delaware or other Delaware state courts (and in each case, any appellate court therefrom) for purposes of any action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, the Merger Agreement or the transactions contemplated by the Merger Agreement. Each party further irrevocably waived any and all right to trial by jury in any legal proceeding arising out of or related to the Merger Agreement or the transactions contemplated by the Merger Agreement.

 THE VOTING AGREEMENT

        The following is a summary of selected material terms and provisions of the Voting Agreement. This summary does not purport to be complete and may not contain all of the information about the Voting Agreement that may be important to you. You are encouraged to read the Voting Agreement carefully and in its entirety. This summary is qualified in its entirety by reference to the complete text of the Voting Agreement, a copy of which is attached as Annex D, and which is incorporated by reference into this proxy statement. We encourage you to read the Voting Agreement carefully and in its entirety.

        Concurrently with the execution of the Merger Agreement, the Stockholders entered into a voting agreement with SS&C. As of February 9, 2015, the Stockholders collectively beneficially owned approximately 5.8% of the outstanding shares of common stock of the Company on an as-converted basis.

Voting Provisions

        Pursuant to the Voting Agreement, the Stockholders have agreed, subject to the terms and conditions contained in the Voting Agreement, to vote all of their shares of Advent common stock, stock appreciation rights and restricted stock units, as applicable, whether currently owned or acquired at any time prior to the termination of the applicable Voting Agreement, in the following manner:

  •
  in favor of the adoption and approval of the Merger Agreement and all agreements related to the merger and any actions related thereto at any meeting of the stockholders of the Company and any adjournment thereof at which any of the foregoing matters are submitted for consideration;

  •
  against any Acquisition Proposal;

  •
  against any reorganization, recapitalization, liquidation or winding-up of the Company or any other extraordinary transaction involving the Company;

  •
  against any corporate action the consummation of which would frustrate the purposes, or prevent or delay the consummation, of the transactions contemplated by the Merger Agreement; and

  •
  against any other matter relating to, or in connection with, any of the three preceding items.

        Nothing in the Voting Agreement limits the rights of any member of the Board of Directors to vote in favor of, against or abstain with respect to any matters presented to the stockholders of the Company. The Voting Agreement does not limit or restrict a stockholder who signs a Voting Agreement in his or her capacity as a director or officer from acting in such capacity in such person's discretion on any matter.

        Pursuant to the Voting Agreement, the Stockholders have agreed to waive appraisal rights and have provided an irrevocable proxy to SS&C.

Restrictions on Transfer; Other Actions

        Under the Voting Agreement, the Stockholders have agreed that until the termination of the Voting Agreement, they will not:

  •
  grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of their shares of Advent common stock, stock appreciation rights and restricted stock units, as applicable;

  •
  transfer any of their shares of Advent common stock, stock appreciation rights and restricted stock units, as applicable, beneficial ownership thereof or any other interest therein unless pursuant to certain permitted transfers; or

  •
  enter into any contract, option or other arrangement or understanding with respect to the direct or indirect acquisition or sale, assignment, transfer encumbrance or other disposition of any of their shares of Advent common stock, stock appreciation rights and restricted stock units, as applicable.

Non-Solicitation

        Pursuant to the Voting Agreement, the Stockholders have also agreed that they will not, and will use their reasonable best efforts to (x) with respect to DiMarco, cause her agents and controlled affiliates not to and (y) with respect to the Revocable Trust and the Charitable Trust, cause their respective subsidiaries and its and their respective representatives not to, in either case, directly or indirectly:

  •
  take any action to solicit or initiate any Acquisition Proposal; or

  •
  engage in negotiations with, or disclose any nonpublic information relating to the Company or any of its subsidiaries or afford access to the properties, books and records of the Company or any of its subsidiaries to, any person that may be considering making, or has made, an Acquisition Proposal or has agreed to endorse an Acquisition Proposal.

Termination

        The Voting Agreement terminates upon the date that the Merger Agreement terminates in accordance with its terms.

MARKET PRICES AND DIVIDEND DATA

        Our common stock is listed on NASDAQ under the symbol "ADVS". As of February 9, 2015, there were 52,512,213 shares of common stock outstanding, held by approximately 55 stockholders of record. Prior to July 2013, we had a history of not paying dividends. In July 2013, we paid a $9.00 per share one-time special cash dividend to our stockholders in connection with a recapitalization. On July 15, 2014, October 15, 2014 and January 15, 2015, we paid a $0.13 per share cash dividend to our stockholders. Any future dividends are subject to the approval of the Board of Directors and, unless and until the Merger Agreement is terminated, we are prohibited from issuing dividends.

        The following table presents the high and low intra-day sale prices of our common stock on NASDAQ during the fiscal quarters indicated:

	Common Stock Prices
	High	Low
Fiscal 2014—Quarter Ended
December 31	$35.17	$28.78
September 30	34.74	30.38
June 30	33.56	25.42
March 31	35.73	26.00
Fiscal 2013—Quarter Ended
December 31	$36.11	$29.90
September 30	36.21	26.10
June 30	35.40	25.70
March 31	29.88	21.50
Fiscal 2012—Quarter Ended
December 31	$24.80	$20.85
September 30	28.19	20.86
June 30	28.00	24.26
March 31	28.30	23.03

        On February 17, 2015, the latest practicable trading day before the printing of this proxy statement, the closing price of our common stock on NASDAQ was $44.22 per share. You are encouraged to obtain current market quotations for our common stock.

        Following the merger, there will be no further market for our common stock and it will be delisted from NASDAQ and deregistered under the Exchange Act. As a result, following the merger we will no longer file periodic reports with the SEC.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of our common stock, as of February 9, 2015, of each person or entity who we know to beneficially own 5% or more of the outstanding shares of common stock and all of our current directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person, and the percentage ownership of that person, shares of common stock subject to stock options held by that person that are currently exercisable, or exercisable within 60 days of February 9, 2015, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated below, the address of each beneficial owner listed in the table is c/o Advent Software, Inc., 600 Townsend Street, San Francisco, CA 94103.

        The percentages in the table below are based on 52,512,213 shares of common stock outstanding as of February 9, 2015. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to our knowledge, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name. The information provided in this table is based on our records and information filed with the SEC, unless otherwise noted.

Name	Number of Shares Beneficially Owned	Percentage Beneficially Owned
Baron Capital Group, Inc.(1)	4,965,043	9.5%
BlackRock, Inc.(2)	4,098,531	7.8%
The London Company(3)	3,322,578	6.3%
SS&C(4)	3,119,145	5.9%
Stephanie G. DiMarco(5)	3,060,096	5.8%
The Vanguard Group(6)	3,043,973	5.8%
Janus Capital Management LLC(7)	2,913,618	5.5%
Neuberger Berman Group LLC(8)	2,906,587	5.5%

(1)
Information concerning stock ownership was obtained from Amendment No. 6. to Schedule 13G filed with the SEC on February 17, 2015 by Baron Capital Group, Inc., BAMCO, Inc., Baron Capital Management, Inc. and Ronald Baron (collectively, "Baron Capital"). Baron Capital Group, Inc. and Ronald Baron each reported shared voting power with respect to 4,700,043 shares of common stock and shared dispositive power with respect to 4,965,043 shares of common stock. BAMCO, Inc. reported shared voting power with respect to 4,460,084 shares of common stock and shared dispositive power with respect to 4,725,084 shares of common stock. Baron Capital Management, Inc. reported sole voting power and shared dispositive power with respect to 239,959 shares of common stock. The address of Baron Capital is 767 Fifth Avenue, 49th Floor, New York, NY 10153.

(2)
Information concerning stock ownership was obtained from Amendment No. 1 to Schedule 13G filed with the SEC on January 23, 2015 by Black Rock, Inc. Black Rock, Inc. reported sole voting power with respect to 3,965,502 shares of common stock and sole dispositive power with respect to 4,098,531 shares of common stock. The address of Black Rock, Inc. is 55 East 52nd Street, New York, NY 10022.

(3)
Information concerning stock ownership was obtained from Amendment No. 4. to Schedule 13G filed with the SEC on February 13, 2015 by The London Company. The London Company reported sole voting and dispositive power with respect to 3,008,099 shares of common stock and shared dispositive power with respect to 314,479 shares of common stock. The address of The London Company is 1801 Bayberry Court, Suite 301, Richmond Virginia 23266.

(4)
Information concerning stock ownership was obtained from the Schedule 13D filed with the SEC on February 12, 2015 by SS&C. SS&C reported shared voting and dispositive power with respect to 3,119,145 shares of common stock as a result of the Voting Agreement, dated February 2, 2015, SS&C entered into with Stephanie G. DiMarco, DiMarco/Harleen Revocable Living Trust and DiMarco/Harleen 1996 Charitable Trust. The address of SS&C is 80 Lamberton Road, Windsor, CT 06095. Share amount includes 2,468,233 shares of common stock held by DiMarco/Harleen Revocable Living Trust, 399,654 shares of common stock held by DiMarco/Harleen 1996 Charitable Trust, 249,952 shares of common stock underlying stock appreciation rights held by Stephanie G. DiMarco and 1,306 shares of common stock underlying restricted stock units held by Stephanie G. DiMarco.

(5)
Ms. DiMarco is the founder of Advent. Share amount includes 2,468,233 common shares held in the name of DiMarco/Harleen Revocable Living Trust and 399,654 common shares held in the name of DiMarco/Harleen 1996 Charitable Trust. In addition, share amount includes SARs (240,814 in the aggregate) to acquire 192,209 shares of common stock exercisable within sixty days of February 9, 2015. See footnote 4 to this table.

(6)
Information concerning stock ownership was obtained from Amendment No. 1 to Schedule 13G filed on February 10, 2015 by The Vanguard Group. The Vanguard Group reported sole voting and shared dispositive power with respect to 66,827 shares of common stock and sole dispositive power with respect to 2,982,146 shares of common stock. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(7)
Information concerning stock ownership was obtained from the Schedule 13G filed with the SEC on February 18, 2015 by Janus Capital Management LLC ("Janus Capital"). Janus Capital reported sole voting and dispositive power with respect to 2,913,618 shares of common stock. The address of Janus Capital is 151 Detroit Street, Denver, CO 80206.

(8)
Information concerning stock ownership was obtained from Amendment No. 1. to Schedule 13G filed with the SEC on February 11, 2015 by Neuberger Berman Group LLC, Neuberger Berman LLC and Neuberger Berman Management LLC (collectively, "Neuberger Berman"). Neuberger Berman Group LLC and Neuberger Berman LLC each reported shared voting power with respect to 2,899,187 shares of common stock and shared dispositive power with respect to 2,906,587 shares of common stock. Neuberger Berman Management LLC reported shared voting and dispositive power with respect to 2,591,038 shares of common stock. The address of Neuberger Berman is 605 Third Avenue, New York, NY 10158.

Name	Number of Shares Beneficially Owned	Percentage Beneficially Owned
Stephanie G. DiMarco(1)	3,060,096	5.8%
Michael L. Frandsen	—	*
Asiff S. Hirji(2)	22,983	*
James D. Kirsner(3)	188,527	*
Robert Tarkoff(4)	3,192	*
Wendell G. Van Auken(5)	84,807	*
David Peter F. Hess, Jr.(6)(11)	284,031	*
James S. Cox(7)(11)	114,529	*
Todd J. Gottula(8)(11)	12,203	*
Christopher J. Momsen(9)(11)	143,418	*
Anthony E. Sperling(10)(11)	148,747	*
All current directors and executive officers as a group (11 persons)(11)	4,062,533	7.7%

*
Less than 1%

(1)
Ms. DiMarco is the founder of Advent. Share amounts include 2,468,233 common shares held in the name of DiMarco/Harleen Revocable Living Trust and 399,654 common shares held in the name of DiMarco/Harleen 1996 Charitable Trust. In addition, share amount includes SARs (240,814 in the aggregate) to acquire 192,209 shares of common stock exercisable within sixty days of February 9, 2015. All such shares are subject to the Voting Agreement, dated February 2, 2015, between SS&C, Ms. DiMarco, DiMarco/Harleen Revocable Living Trust and DiMarco/Harleen 1996 Charitable Trust.

(2)
Share amount includes 4,008 common shares held directly and SARs (31,300 in the aggregate) to acquire 18,975 shares of common stock that are exercisable within sixty days of February 9, 2015.

(3)
Share amount includes 41,840 common shares held by the Kirsner Family Trust, options to purchase 84,000 shares of common stock and SARs (87,609 in the aggregate) to acquire 62,687 shares of common stock exercisable within sixty days of February 9, 2015.

(4)
Share amount includes 1,228 common shares held directly and SARs (3,312 in the aggregate) to acquire 1,964 shares of common stock that are exercisable within sixty days of February 9, 2015.

(5)
Share amount includes 64,471 common shares held by the Wendell G. & Ethel S. Van Auken Trust, 7,336 common shares held by the Van Auken Private Foundation and 13,000 common shares held by Dog Hill Partners LP.

(6)
Share amount includes 16,295 common shares held directly and SARs (398,089 in the aggregate) to acquire 267,736 shares of common stock exercisable within sixty days of February 9, 2015.

(7)
Share amount includes 13,882 common shares held directly and SARs (151,259 in the aggregate) to acquire 100,647 shares of common stock that are exercisable within sixty days of February 9, 2015.

(8)
Share amount includes 2 common shares held directly and SARs (18,402 in the aggregate) to acquire 12,201 shares of common stock that are exercisable within sixty days of February 9, 2015.

(9)
Share amount includes 13,729 common shares held directly and SARs (195,491 in the aggregate) to acquire 129,689 shares of common stock exercisable within sixty days of February 9, 2015.

(10)
Share amount includes 9,709 common shares held directly and SARs (196,483 in the aggregate) to acquire 139,038 shares of common stock exercisable within sixty days of February 9, 2015.

(11)
As of February 9, 2015, the Named Executive Officers listed below each held SARs. A SAR is the right to receive the appreciation in fair market value of common stock between the exercise date and the date of grant and vests over four years. Upon exercise, SARs are settled in shares of Advent common stock. Before taxes, the number of shares of common stock issuable from in-the-money SARs exercisable within sixty days of February 9, 2015 for the Named Executive Officers listed below were as follows:

	Number of SARs Exercisable within 60 days of 2/9/2015	Exercise Price	Common Stock Fair Market Value as of 2/9/2015	Total Appreciation	Number of Shares of Common Stock Issuable from SARs Exercisable within 60 days 2/9/2015
David P.F. Hess Jr.	63,708	$21.67	$43.84	$1,412,406	32,217
	47,047	$18.23	$43.84	$1,204,874	27,483
	44,946	$17.91	$43.84	$1,165,450	26,584
	33,688	$17.80	$43.84	$877,236	20,010
	59,000	$12.75	$43.84	$1,834,310	41,841
	60,000	$7.84	$43.84	$2,160,000	49,270
	25,200	$11.88	$43.84	$805,392	18,371
	25,500	$9.57	$43.84	$873,885	19,934
	39,000	$7.84	$43.84	$1,404,000	32,026

	398,089				267,736

James S. Cox	22,963	$21.67	$43.84	$509,090	11,612
	21,467	$17.91	$43.84	$556,639	12,697
	14,996	$17.80	$43.84	$390,496	8,907
	10,000	$15.01	$43.84	$288,300	6,576
	40,833	$12.10	$43.84	$1,296,039	29,563
	35,000	$10.79	$43.84	$1,156,750	26,386
	6,000	$8.00	$43.84	$215,040	4,905

	151,259				100,647

Todd J. Gottula	2,725	$21.67	$43.84	$60,413	1,378
	1,166	$17.91	$43.84	$30,234	690
	1,911	$17.80	$43.84	$49,762	1,135
	11,667	$12.10	$43.84	$370,311	8,447
	933	$17.91	$43.84	$24,193	552

	18,402				12,201

Christopher J. Momsen	81,667	$12.10	$43.84	$2,592,111	59,127
	3,000	$12.75	$43.84	$93,270	2,128
	16,249	$17.80	$43.84	$423,124	9,652
	60,000	$15.01	$43.84	$1,729,800	39,457
	13,108	$21.67	$43.84	$290,604	6,629
	21,467	$17.91	$43.84	$556,639	12,697

	195,491				129,689

Anthony E. Sperling	11,871	$21.67	$43.84	$263,180	6,003
	21,467	$17.91	$43.84	$556,639	12,697
	15,895	$17.80	$43.84	$413,906	9,441
	23,000	$12.75	$43.84	$715,070	16,311
	61,250	$12.10	$43.84	$1,944,075	44,345
	12,600	$11.88	$43.84	$402,696	9,186
	8,400	$9.57	$43.84	$287,868	6,566
	42,000	$7.84	$43.84	$1,512,000	34,489

	196,483				139,038

FUTURE STOCKHOLDER PROPOSALS

        If the merger is completed, we will have no public stockholders and there will be no public participation in any future meetings of stockholders of Advent. However, if the merger is not completed, stockholders will continue to be entitled to attend and participate in stockholder meetings.

        Advent will hold an annual meeting in 2015 only if the merger has not already been completed.

        Proposals of stockholders that are intended for inclusion in our proxy statement relating to our annual meeting in 2015, if held, must be received by us at our offices 600 Townsend Street, San Francisco, CA 94103, Attention: Corporate Secretary, and must satisfy the conditions established by the SEC, including, but not limited to, Rule 14a-8 promulgated under the Exchange Act, and in our bylaws for stockholder proposals in order to be included in our proxy statement for that meeting.

        Stockholders may only present a matter for consideration at our annual meeting in 2015, if held, if certain procedures are followed. Under our bylaws, in order for a matter to be deemed properly presented by a stockholder, timely notice must be delivered to or mailed and received by the Corporate Secretary at our principal executive offices not later than the close of business on the 45th day, nor earlier than the close of business on the 75th day, before the one-year anniversary of the date on which Advent first mailed its proxy materials or a notice of availability of proxy materials for the preceding year's annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year's annual meeting, then notice by the stockholder to be timely must be so received not earlier than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the tenth day following the day on which public announcement of the date of such annual meeting is first made. Our bylaws specify the information with respect to making stockholder proposals that is required to be included in the written notice that must be provided to our Corporate Secretary. Stockholders may contact the Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals. Additionally, a copy of our bylaws is available on our website at www.advent.com under "About Advent—Investor Relations—Corporate Governance".

 WHERE YOU CAN FIND MORE INFORMATION

        The SEC allows us to "incorporate by reference" information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.

        The following Advent filings with the SEC are incorporated by reference:

  •
  Advent's Annual Report on Form 10-K for the fiscal year ended December 31, 2013;

  •
  Advent's Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2014, June 30, 2014 and March 31, 2014; and

  •
  Advent's Current Reports on Form 8-K filed on February 3, 2015, February 2, 2015, August 15, 2014, May 13, 2014, and March 20, 2014.

        We also incorporate by reference into this proxy statement additional documents that we may file with the SEC between the date of this proxy statement and the earlier of the date of the Special Meeting or the termination of the Merger Agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference herein.

        Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.

        You may read and copy any reports, statements or other information that we file with the Securities and Exchange Commission at the SEC's public reference room at the following location: Station Place, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at (800) SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov.

        You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

Advent Software, Inc.
Attn: Corporate Secretary
600 Townsend Street
San Francisco, CA 94103

        If you would like to request documents from us, please do so as soon as possible, to receive them before the Special Meeting. Please note that all of our documents that we file with the SEC are also promptly available through the Investor Relations section of our website, www.advent.com. The information included on our website is not incorporated by reference into this proxy statement.

        If you have any questions concerning the merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of common stock, please contact our Proxy Solicitor:

MacKenzie Partners, Inc.
105 Madison Avenue
New York, New York 10016
Call Toll-Free: (800) 322-2885
Call Collect: (212) 929-5500

MISCELLANEOUS

        Advent has supplied all information relating to Advent, and SS&C has supplied, and Advent has not independently verified, all of the information relating to SS&C and Merger Sub contained in this proxy statement.

        You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents that we incorporate by reference in this proxy statement in voting on the merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [    •    ], 2015. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement), and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A

AGREEMENT AND PLAN OF MERGER

dated as of

February 2, 2015

among

ADVENT SOFTWARE, INC.,

SS&C TECHNOLOGIES HOLDINGS, INC.

and

ARBOR ACQUISITION COMPANY, INC.

A-i

A-ii

A-iii

 AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of February 2, 2015 among Advent Software, Inc., a Delaware corporation (the "Company"), SS&C Technologies Holdings, Inc., a Delaware corporation ("Parent"), and Arbor Acquisition Company, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Subsidiary").

W I T N E S S E T H :

        WHEREAS, the respective Boards of Directors of the Company and Merger Subsidiary have approved and deemed it advisable that the respective stockholders of the Company and Merger Subsidiary approve and adopt this Agreement pursuant to which, among other things, Parent would acquire the Company by means of a merger of Merger Subsidiary with and into the Company on the terms and subject to the conditions set forth in this Agreement;

        WHEREAS, Parent has required, as a condition and inducement to its willingness to enter into this Agreement, that (i) the Persons listed on Section 1.01 of the Parent Disclosure Schedule each simultaneously herewith enter into a voting agreement (the "Voting Agreement") dated as of the date hereof, providing that each such Person shall vote in favor of and support the Merger and the other transactions contemplated hereby; and

        NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

        Section 1.01.    Definitions.     (a) As used herein, the following terms have the following meanings:

        "Acquisition Proposal" means, other than the transactions contemplated by this Agreement, any Third Party offer, proposal or inquiry relating to, or any Third Party indication of interest in, (i) any acquisition or purchase, direct or indirect, of 15% or more of the consolidated assets of the Company and its Subsidiaries or 15% or more of any class of equity or voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 15% or more of the consolidated assets of the Company and its Subsidiaries, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such Third Party beneficially owning 15% or more of any class of equity or voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 15% or more of the consolidated assets of the Company and its Subsidiaries or (iii) a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 15% or more of the consolidated assets of the Company and its Subsidiaries.

        "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

        "Antitrust Laws" means the HSR Act and any other Applicable Law that is designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

        "Applicable Law" means, with respect to any Person, any transnational, domestic or foreign federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling, interpretation or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

        "Business Day" means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York or San Francisco, California are authorized or required by Applicable Law to close.

        "Broker-Dealer" means Second Street Securities, Inc.

        "Closing Date" means the date on which the Closing occurs.

        "Code" means the Internal Revenue Code of 1986.

        "Collective Bargaining Agreement" means any written or oral agreement, memorandum of understanding or other contractual obligation between the Company or any of its Subsidiaries and any labor organization or other authorized employee representative representing Service Providers.

        "Company Balance Sheet" means the consolidated balance sheet of the Company as of September 30, 2014 and the footnotes thereto set forth in the Company's quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2014.

        "Company Balance Sheet Date" means September 30, 2014.

        "Company Disclosure Schedule" means the disclosure schedule dated the date hereof regarding this Agreement that has been provided by the Company to Parent and Merger Subsidiary.

        "Company Material Adverse Effect" means a material adverse effect on (i) the condition (financial or otherwise), business, assets or results of operations of the Company and its Subsidiaries, taken as a whole, excluding any effect resulting from (A) changes in the financial, credit or securities markets or general economic or political conditions in the United States or elsewhere in the world to the extent that such changes do not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, relative to other participants in the industry in which the Company and its Subsidiaries operate, (B) changes generally affecting the industry in which the Company and its Subsidiaries operate to the extent such changes do not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, relative to other participants in the industry in which the Company and its Subsidiaries operate, (C) acts of war, sabotage or terrorism (or any escalation of the foregoing, and whether or not declared) or natural disasters to the extent that such changes do not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, relative to other participants in the industry in which the Company and its Subsidiaries operate, (D) changes or prospective changes in Applicable Law or GAAP or in accounting standards, or any changes or prospective changes in the interpretation or enforcement of any of the foregoing, in each case, to the extent that such changes do not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, relative to other participants in the industry in which the Company and its Subsidiaries operate, (E) the announcement, pendency or consummation of the transactions contemplated by this Agreement, including the impact thereof on relationships with customers, suppliers, distributors, partners, employees, or Governmental Authorities (it being understood that this clause (E) shall not apply to any representation, warranty, covenant or agreement of the Company herein that is expressly intended to address the consequences of the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby), (F) any action taken by the Company or its Subsidiaries that is required by this Agreement or is taken with the prior written consent or at the written direction of Parent in accordance with this Agreement, or the failure to take any action by the Company or its Subsidiaries if that action is prohibited by this Agreement, or (G) any failure, in and of itself, by the Company and its Subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period, or any changes in the price or trading volume of the Company Stock (it being understood that this clause (G) shall not prevent a party from asserting that any underlying fact, change, event, occurrence or effect that may have contributed to such failure or change independently constitutes or contributes to a Company Material Adverse Effect), or (ii) the Company's ability to consummate the Merger or the other transactions contemplated by this Agreement.

        "Company SAR" means a stock appreciation right in respect of shares of Company Stock granted under the Equity Plan.

        "Company Stock" means the common stock, $0.01 par value, of the Company.

        "Company Stock Option" means an option to purchase shares of Company Stock granted under the Equity Plan.

        "Company 10-K" means the Company's annual report on Form 10-K for the fiscal year ended December 31, 2013.

        "Contract" or "contract" means any contract, agreement, or other legally binding obligation, commitment, arrangement, understanding, instrument, lease or license, in each case whether written or oral.

        "Debt Financing Source" means each lender and each other Person (including each agent and arranger) that have committed to provide or otherwise entered into agreements in connection with the Financing contemplated by the Commitment Letters (or any alternative debt financing commitments contemplated by Section 8.02), including any commitment letters, engagement letters, credit agreements, loan agreements or indentures relating thereto, together with each former, current and future Affiliate thereof and each former, current and future officer, director, employee, partner, controlling person, advisor, attorney, agent and representative of each such lender, other Person or Affiliate or the heirs, executors, successors and assigns of any of the foregoing.

        "Delaware Law" means the General Corporation Law of the State of Delaware.

        "Dividend Equivalent Rights" means a payment to holders of Company RSUs outstanding as of July 1, 2013 equal to $9.00 per share of Company Stock subject to such Company RSUs, payable in cash upon the vesting date of such Company RSUs, less applicable Tax withholding.

        "Employee Plan" means any (i) "employee benefit plan" as defined in Section 3(3) of ERISA, (ii) compensation, employment, individual consulting, severance, termination protection, change in control, transaction bonus or retention agreement, arrangement, program or policy, or (iii) other plan, agreement, arrangement, program or policy providing for compensation, bonuses, profit-sharing, equity or equity-based compensation or other forms of incentive or deferred compensation, vacation benefits, insurance (including any self-insured arrangement), medical, dental, vision, prescription or fringe benefits, life insurance, relocation or expatriate benefits, perquisites, disability or sick leave benefits, employee assistance program, supplemental unemployment benefits or post-employment or retirement benefits (including compensation, pension, health, medical or insurance benefits), in each case whether or not written (x) that is sponsored, maintained, administered, contributed to or entered into by the Company or any of its Affiliates for the current or future benefit of any current or former Service Provider or (y) for which the Company or any of its Subsidiaries has any direct or indirect liability. For the avoidance of doubt, a Collective Bargaining Agreement shall constitute an agreement for purposes of clauses (ii) and (iii).

        "Environmental Law" means any Applicable Law relating to the environment, human health or safety (as such relates to pollutants, chemicals or any hazardous or toxic substances or waste) or any pollutant, contaminant, chemical or toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material.

        "Equity Award Exchange Ratio" means the quotient obtained by dividing (a) the Merger Consideration by (b) the average, rounded to the nearest one ten thousandth, of the closing-sale prices of Parent Common Stock on NASDAQ as reported by The Wall Street Journal for the ten full trading days ending on (and including) the trading day preceding the Closing Date, rounded to the nearest one ten thousandth.

        "Equity Plan" means the Advent Software, Inc. 2002 Stock Plan.

        "ERISA" means the Employee Retirement Income Security Act of 1974.

        "ERISA Affiliate" with respect to an entity means any other entity that, together with such first entity, would be treated as a single employer under Section 414 of the Code.

        "Executive Management Team" means each of David Peter F. Hess, Jr., James S. Cox, Todd J. Gottula, Christopher J. Momsen, Anthony E. Sperling, Katherine P. Calvert, Randall Cook, Carmel M. Galvin, Håkan Valberg, Charles D. Welling and Douglas M. Yokoyama.

        "FINRA" means the Financial Industry Regulatory Authority, Inc.

        "GAAP" means generally accepted accounting principles in the United States.

        "Governmental Authority" means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, applicable self-regulatory organization, department, court, or agency, including any political subdivision thereof.

        "Hazardous Substance" means any pollutant, contaminant or chemical or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material, or any substance, waste or material having any constituent elements displaying any of the foregoing characteristics, including any substance, waste or material regulated under any Environmental Law.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

        "Intellectual Property Rights" means any and all intellectual property and similar proprietary rights throughout the world, including (i) patents and patent applications (including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations thereof) registered or applied for in the United States and all other nations throughout the world, (ii) trademarks and service marks, including rights associated with trade dress, logos, domain names, publicity, trade names and corporate names (whether or not registered) in the United States and all other nations throughout the world, including all registrations and applications for registration of the foregoing and all goodwill associated therewith, (iii) copyrights (whether or not registered) and registrations and applications for registration thereof in the United States and all other nations throughout the world, including moral rights, renewals, extensions, reversions or restorations associated with such copyrights, now or hereafter provided by law, (iv) rights in trade secrets and know-how, (v) rights in databases and data collections, and (vi) all rights to sue or recover and retain damages and costs and attorneys' fees for past, present and future infringement or misappropriation of any of the foregoing.

        "International Plan" means any Employee Plan that is not a US Plan.

        "IRS" means the Internal Revenue Service.

        "IT Assets" means computers, software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines and all other information technology equipment (including laptops and mobile devices), and all associated documentation, owned by, or licensed or leased to, the Company or any of its Subsidiaries.

        "Key Employee" means an employee of the Company or any of its Subsidiaries whose annual base compensation is $225,000 or more.

        "knowledge" of (i) the Company means the actual knowledge of the individuals named in Section 1.01(a) of the Company Disclosure Schedule, and (ii) any other Person that is not an individual means the actual knowledge of such Person's officers after reasonable inquiry.

        "Licensed Intellectual Property Rights" means any and all Intellectual Property Rights and Software owned by a third party and licensed or sublicensed to either the Company or any of its Subsidiaries or for which the Company or any of its Subsidiaries has obtained a covenant not to be sued.

        "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance, right of first offer, right of first refusal or other similar encumbrance in respect of such property or asset. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

        "Marketing Period" means the first period of twenty consecutive Business Days throughout which (x) Parent shall have all of the Required Information and during which period such information shall remain compliant at all times with the applicable provisions of Regulation S-X and Regulation S-K under the 1933 Act, (y) the conditions set forth in Section 9.01 shall have been satisfied and (z) nothing has occurred and no condition exists that would cause any of the conditions in Section 9.02 to fail to be satisfied, assuming that the Closing Date were to be scheduled on the last day of such twenty (20) consecutive Business Day period; provided that the Marketing Period will not be deemed to have commenced if, prior to the completion of the Marketing Period, the financial statements included in the Required Information that is available to Parent on the first day of any such twenty (20) consecutive Business Day period would be required to be updated under Rule 3-12 of Regulation S-X in order to be sufficiently current on any day during such twenty (20) consecutive Business Day period to permit a registration statement using such financial statements to be declared effective by the SEC on the last day of such twenty (20) consecutive Business Day period, in which case the Marketing Period shall not be deemed to commence unless and until the receipt by Parent of updated Required Information that would be required under Rule 3-12 of Regulation S-X to permit a registration statement using such financial statements to be declared effective by the SEC on the last day of such new twenty (20) consecutive Business Day period; provided, further, that (x) each of July 2, 2015, November 25, 2015 and November 27, 2015 shall not be included in determining such twenty (20) consecutive business day period, (y) if such twenty (20) consecutive business day period has not ended prior to August 21, 2015, then it will commence no earlier than September 8, 2015 and (z) such twenty (20) consecutive business day period shall commence no later than December 2, 2015; provided, further, that the Marketing Period shall not be deemed to have commenced if, prior to the completion of the Marketing Period, PricewaterhouseCoopers LLP shall have withdrawn its audit opinion with respect to any audited financial statements contained in the Required Information, in which case the Marketing Period shall not be deemed to commence unless and until a new unqualified audit opinion is issued with respect to the forgoing financial statements for the applicable periods by PricewaterhouseCoopers LLP or another independent public accounting firm of nationally recognized standing; and provided, further, that the Marketing Period shall end on any earlier date that is the date on which the proceeds of the Financing are obtained.

        "NASDAQ" means the NASDAQ Stock Market LLC.

        "1933 Act" means the Securities Act of 1933.

        "1934 Act" means the Securities Exchange Act of 1934.

        "Open Source Software" means any and all Software that is distributed as free software, open source software or similar licensing or distribution models, including software licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: (i) GNU's General Public License (GPL) or Lesser/Library GPL (LGPL); (ii) the Artistic License (e.g., PERL); (iii) the Mozilla Public License; (iv) the Netscape Public License; (v) the Sun Community Source License (SCSL); (vi) the Eclipse Public License; (vii) the BSD License; and/or (viii) the Apache License.

        "Owned Intellectual Property Rights" means any and all Intellectual Property Rights and Software owned or purported to be owned by either the Company or any of its Subsidiaries.

        "Parent Common Stock" means the common stock, $0.01 par value, of Parent.

        "Parent Disclosure Schedule" means the disclosure schedule dated the date hereof regarding this Agreement that has been provided by Parent to the Company.

        "Parent Material Adverse Effect" means a material adverse effect on Parent's or Merger Subsidiary's ability to consummate the transactions contemplated by this Agreement.

        "Performance RSU" means any Company RSU with performance-based vesting conditions that remains outstanding as of immediately prior to the Effective Time.

        "Permitted Liens" means (i) Liens disclosed on the Company Balance Sheet, (ii) Liens for Taxes not yet due and payable or Taxes being contested in good faith and for which adequate reserves have been established in accordance with GAAP on the Company Balance Sheet; (iii) non-exclusive licenses and similar rights and authorizations with respect to Intellectual Property Rights, Software and technology granted in the ordinary course; and (iv) mechanics', carriers', workmen's, repairmen's, landlord's or other similar liens or encumbrances arising or incurred in the ordinary course of business consistent with past practice that do not materially impair the value or the present or intended use and operation of the asset to which such lien or encumbrances relates.

        "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

        "Sarbanes-Oxley Act" means the Sarbanes-Oxley Act of 2002.

        "SEC" means the Securities and Exchange Commission.

        "Service Provider" means any director, officer, employee or individual independent contractor of the Company or any of its Subsidiaries.

        "Software" means computer software, including source code, object code, firmware, operating systems and specifications.

        "Subsidiary" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person.

        "Tax" means (i) any tax, governmental fee or other like assessment or charge of any kind whatsoever (including withholding on amounts paid to or by any Person), together with any interest, penalty, addition to tax or additional amount imposed by any Governmental Authority (a "Taxing Authority") responsible for the imposition of any such tax (domestic or foreign), and any liability for any of the foregoing as transferee, (ii) in the case of the Company or any of its Subsidiaries, liability for the payment of any amount of the type described in clause (i) as a result of being or having been before the Effective Time a member of an affiliated, consolidated, combined or unitary group, or a party to any agreement or arrangement, as a result of which liability of the Company or any of its Subsidiaries to a Taxing Authority is determined or taken into account with reference to the activities of any other Person, and (iii) liability of the Company or any of its Subsidiaries for the payment of any amount as a result of being party to any Tax Sharing Agreement or with respect to the payment of any amount imposed on any Person of the type described in (i) or (ii) as a result of any existing express or implied agreement or arrangement (including an indemnification agreement or arrangement).

        "Tax Return" means any report, return, document, declaration or other information or filing required to be supplied to any Taxing Authority with respect to Taxes, including information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

        "Tax Sharing Agreements" means all existing agreements or arrangements (whether or not written) binding the Company or any of its Subsidiaries that provide for the allocation, apportionment, sharing or assignment of any Tax liability or benefit, or the transfer or assignment of income, revenues, receipts, or gains for the purpose of determining any Person's Tax liability (excluding customary commercial agreements entered into in the ordinary course of business and the principal purpose of which is not the sharing of Taxes, and any indemnification agreement or arrangement pertaining to the sale or lease of assets or subsidiaries).

        "Third Party" means any Person or group, including in each case as defined in Section 13(d) of the 1934 Act, other than Parent or any of its Affiliates.

        "US Plan" means any Employee Plan that covers Service Providers located primarily within the United States.

        "WARN" means the Worker Adjustment and Retraining Notification Act and any comparable foreign, state or local law.

        (b)   Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Acceptable Confidentiality Agreement	Section 6.03(b)(i)
Adjusted RSU	Section 2.05(e)
Adjusted SAR	Section 2.05(d)
Adjusted Stock Option	Section 2.05(b)
Adverse Recommendation Change	Section 6.03(a)
Agreement	Preamble
Anti-Corruption Laws	Section 4.12(c)
Capitalization Date	Section 4.05(a)
Certificates	Section 2.03(a)
Closing	Section 2.01(b)
Commitment Letters	Section 5.07
Company	Preamble
Company Board Recommendation	Section 4.02(b)
Company Filings	Article 4
Company Owned Software	Section 4.15(b)(viii)
Company Permits	Section 4.12(b)
Company Proxy Statement	Section 4.09
Company RSU	Section 2.05(e)
Company SEC Documents	Section 4.07(a)
Company Securities	Section 4.05(b)
Company Source Code	Section 4.15(b)(xii)
Company Stockholder Approval	Section 4.02(a)
Company Stockholder Meeting	Section 6.02(a)
Company Subsidiary Securities	Section 4.06(b)
Confidentiality Agreement	Section 6.03(b)(i)
Covered Employee	Section 7.04(a)
D&O Insurance	Section 7.03(c)
Effective Time	Section 2.01(c)
e-mail	Section 11.01
End Date	Section 10.01(b)(i)
Enforceability Limitations	Section 4.02(a)
ESPP	Section 7.04(e)
Expense Reimbursement Amount	Section 11.04(c)
Financing	Section 5.07
Foreign Antitrust Jurisdictions	Section 4.03
Indemnified Person	Section 7.03(a)
Intervening Event	Section 6.03(b)(ii)

Term	Section
Lease	Section 4.14(b)
Material Contract	Section 4.19(b)
Merger	Section 2.01(a)
Merger Consideration	Section 2.02(a)
Merger Subsidiary	Preamble
Parent	Preamble
Parent Plan	Section 7.04(b)
Paying Agent	Section 2.03(a)
Payment Fund	Section 2.03(a)
Release	Section 4.18(a)
Representatives	Section 6.03(a)
Required Information	Section 8.02(d)
Superior Proposal	Section 6.03(e)
Surviving Corporation	Section 2.01(a)
Taxing Authority	Section 1.01(a)
Termination Fee	Section 11.04(b)(i)
Uncertificated Shares	Section 2.03(a)
Unvested Option	Section 2.05(b)
Unvested RSU	Section 2.05(f)
Unvested SAR	Section 2.05(d)
Vested Option	Section 2.05(a)
Vested RSU	Section 2.05(e)
Vested SAR	Section 2.05(c)
Voting Agreement	Preamble

        Section 1.02.    Other Definitional and Interpretative Provisions.     The words "hereof", "herein" and "hereunder" and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation", whether or not they are in fact followed by those words or words of like import. "Writing", "written" and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules, regulations or interpretations promulgated thereunder. References to any Contract are to that Contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided that with respect to any Contract listed on any schedules hereto, all such amendments, modifications or supplements must also be listed in the appropriate schedule. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to "law", "laws" or to a particular statute or law shall be deemed also to include any Applicable Law.

ARTICLE 2
THE MERGER

        Section 2.01.    The Merger.     (a) At the Effective Time, Merger Subsidiary shall be merged (the "Merger") with and into the Company in accordance with Delaware Law, whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving corporation (the "Surviving Corporation").

          (b)   Subject to the provisions of Article 9, the closing of the Merger (the "Closing") shall take place (i) in New York City at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York, 10017 as soon as possible, but in any event no later than two Business Days after the date the conditions set forth in Article 9 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible, waiver of those conditions at the Closing) have been satisfied or, to the extent permissible, waived by the party or parties entitled to the benefit of such conditions; provided, however, that if the Marketing Period has not ended at the time of the satisfaction or, to the extent permissible, waiver of the conditions set forth in Article 9 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible, waiver of those conditions at the Closing), the Closing shall occur on the date following the satisfaction or, to the extent permissible, waiver of such conditions that is the earliest to occur of (A) a date during the Marketing Period to be specified by Parent and (B) the final day of the Marketing Period, or (ii) at such other place, at such other time or on such other date as Parent and the Company may mutually agree.

          (c)   At the Closing, the Company and Merger Subsidiary shall file a certificate of merger with the Delaware Secretary of State and make all other filings or recordings required by Delaware Law in connection with the Merger. The Merger shall become effective at such time (the "Effective Time") as the certificate of merger is duly filed with the Delaware Secretary of State (or at such later time as may be specified in the certificate of merger).

          (d)   From and after the Effective Time, the Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Merger Subsidiary, all as provided under Delaware Law.

        Section 2.02.    Conversion of Shares.     At the Effective Time:

          (a)   Except as otherwise provided in Section 2.02(b) or Section 2.04, each share of Company Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive $44.25 in cash, without interest (the "Merger Consideration"). As of the Effective Time, all such shares of Company Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and shall thereafter represent only the right to receive the Merger Consideration, without interest.

          (b)   Each share of Company Stock held by the Company as treasury stock (other than shares in a trust or managed account under an Employee Plan of the Company) or owned by Parent or any Subsidiary of the Company or Parent immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto.

          (c)   Each share of common stock of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

        Section 2.03.    Surrender and Payment.     (a) Prior to the Effective Time, Parent shall appoint an agent reasonably acceptable to the Company (the "Paying Agent") for the purpose of exchanging for the Merger Consideration (i) certificates representing shares of Company Stock (the "Certificates") or (ii) uncertificated shares of Company Stock (the "Uncertificated Shares"). Parent shall make available to the Paying Agent, as needed, the Merger Consideration to be paid in respect of the Certificates and the Uncertificated Shares (any funds deposited with the Paying Agent, the "Payment Fund"). Promptly after the Effective Time, Parent shall send, or shall cause the Paying Agent to send, to each holder of shares of Company Stock at the Effective Time a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates or transfer of the Uncertificated Shares to the Paying Agent) for use in such exchange.

          (b)   Each holder of shares of Company Stock that have been converted into the right to receive the Merger Consideration shall be entitled to receive, upon (i) surrender to the Paying Agent of a Certificate, together with a properly completed letter of transmittal, or (ii) receipt of an "agent's message" by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares, the Merger Consideration in respect of the Company Stock represented by a Certificate or Uncertificated Share. Until so surrendered or transferred, as the case may be, each such Certificate or Uncertificated Share shall represent after the Effective Time for all purposes only the right to receive such Merger Consideration.

          (c)   If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Uncertificated Share is registered, it shall be a condition to such payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Uncertificated Share shall be properly transferred and (ii) the Person requesting such payment shall pay to the Paying Agent any transfer or other Taxes required as a result of such payment to a Person other than the registered holder of such Certificate or Uncertificated Share or establish to the satisfaction of the Paying Agent that such Tax has been paid or is not payable.

          (d)   After the Effective Time, there shall be no further registration of transfers of shares of Company Stock. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation or the Paying Agent, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article 2.

          (e)   Any portion of the Merger Consideration made available to the Paying Agent pursuant to this Section 2.03 that remains unclaimed by the holders of shares of Company Stock six months after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged shares of Company Stock for the Merger Consideration in accordance with this Section 2.03 prior to that time shall thereafter look only to Parent for payment of the Merger Consideration in respect of such shares without any interest thereon. Notwithstanding the foregoing, Parent shall not be liable to any holder of shares of Company Stock for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by holders of shares of Company Stock two years after the Effective Time (or, if earlier, immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Authority) shall become, to the extent permitted by Applicable Law, the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

          (f)    Any portion of the Merger Consideration made available to the Paying Agent pursuant to this Section 2.03 to pay for shares of Company Stock for which appraisal rights have been perfected shall be returned to Parent, upon demand.

          (g)   The Paying Agent shall invest any cash in the Payment Fund as directed by Parent. Any interest and other income resulting from such investments shall be paid to Parent. In the event the Payment Fund shall be insufficient to make the payments contemplated by this Agreement, Parent shall, or shall cause Merger Subsidiary to, promptly deposit additional funds with the Paying Agent in an amount which is equal to the deficiency in the amount required to make such payment.

        Section 2.04.    Dissenting Shares.     Notwithstanding Section 2.02, shares of Company Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such shares in accordance with Delaware Law shall not be converted into the right to receive the Merger Consideration, unless such holder fails to perfect, withdraws or otherwise loses the right to appraisal. If, after the Effective Time, such holder fails to perfect, withdraws or otherwise loses the right to appraisal, such shares shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of shares of Company Stock, and Parent shall have the right to direct all negotiations and proceedings with respect to all such demands. Except with the prior written consent of Parent, the Company shall not make any payment with respect to, or offer to settle or settle, any such demands.

        Section 2.05.    Equity Awards.     (a) At the Effective Time, each vested Company Stock Option (including those Company Stock Options listed on Section 2.05(a) of the Company Disclosure Schedule that vest as of the Effective Time) that is outstanding and unexercised immediately prior to the Effective Time (a "Vested Option") shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and converted into and shall become a right to receive an amount in cash, without interest, equal to the product obtained by multiplying (x) the number of shares of Company Stock subject to the Vested Option, by (y) the excess, if any, of the amount of the Merger Consideration over the exercise price per share of the Vested Option (with the aggregate payment rounded down to the nearest cent), less applicable Tax withholding.

          (b)   At the Effective Time, each unvested Company Stock Option that is outstanding and unexercised immediately prior to the Effective Time (an "Unvested Option"), shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to represent a right to acquire shares of Company Stock and shall be converted automatically into an option to purchase the number of shares of Parent Common Stock (each, an "Adjusted Stock Option") equal to the product obtained by multiplying (x) the total number of shares of Company Stock subject to such Unvested Option immediately prior to the Effective Time by (y) the Equity Award Exchange Ratio, with any fractional shares rounded down to the next lower whole number of shares. Each Adjusted Stock Option shall have an exercise price per share of Parent Common Stock (rounded up to the nearest whole cent) equal to (i) the per share exercise price for the shares of Company Stock subject to such Unvested Option divided by (ii) the Equity Award Exchange Ratio. Each Adjusted Stock Option shall otherwise be subject to the same terms and conditions applicable to the converted Unvested Option under the Equity Plan and the agreements evidencing grants thereunder, including as to vesting. Notwithstanding anything to the contrary in the foregoing, in all cases, the exercise price of, and the number of shares subject to, each Adjusted Stock Option shall be determined as necessary to comply with Section 409A of the Code, and for any Unvested Option to which Section 421 of the Code applies by reason of its qualification under any of Sections 422 through 424 of the Code, the option price, the number of shares subject to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424 of the Code.

          (c)   At the Effective Time, each vested Company SAR (including those Company SARs listed on Section 2.05(c) of the Company Disclosure Schedule that vest as of the Effective Time) that is outstanding and unexercised immediately prior to the Effective Time (a "Vested SAR"), shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and converted into and shall become a right to receive an amount in cash, without interest, equal to the product obtained by multiplying (x) the number of shares of Company Stock subject to the Vested SAR, by (y) the excess, if any, of the amount of the Merger Consideration over the exercise price per share of the Vested SAR (with the aggregate payment rounded down to the nearest cent), less applicable Tax withholding.

          (d)   At the Effective Time, each unvested Company SAR (an "Unvested SAR") that is outstanding and unexercised immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to represent a right to receive shares of Company Stock or cash and shall be converted automatically into a stock appreciation right in respect of shares of Parent Common Stock (each, an "Adjusted SAR") equal to the product obtained by multiplying (x) the total number of shares of Company Stock subject to such Unvested SAR immediately prior to the Effective Time by (y) the Equity Award Exchange Ratio, with any fractional shares rounded down to the next lower whole number of shares. Each Adjusted SAR shall have an exercise price per share of Parent Common Stock (rounded up to the nearest whole cent) equal to (i) the per share exercise price for the shares of Company Stock subject to such Unvested SAR divided by (ii) the Equity Award Exchange Ratio. Each Adjusted SAR shall otherwise be subject to the same terms and conditions applicable to the converted Unvested SAR under the Equity Plan and the agreements evidencing grants thereunder, including as to vesting. Notwithstanding anything to the contrary in the foregoing, in all cases, the exercise price of, and the number of shares subject to, each Adjusted SAR shall be determined as necessary to comply with Section 409A of the Code.

          (e)   At the Effective Time, each restricted stock unit in respect of shares of Company Stock granted under the Equity Plan (a "Company RSU") that (i) is listed on Section 2.05(e) of the Company Disclosure Schedule, (ii) is outstanding immediately prior to the Effective Time and (iii) will vest as of the Effective Time (a "Vested RSU"), shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and converted into and shall become a right to receive an amount in cash, without interest, equal to the product obtained by multiplying (x) the number of shares of Company Stock subject to the Vested RSU, by (y) the amount of the Merger Consideration, less applicable Tax withholding. Any Dividend Equivalent Rights applicable to any such Vested RSU shall vest and be paid to the holder of such Vested RSU in accordance with its terms. With respect to each award of Performance RSUs listed on Section 2.05(e) of the Company Disclosure Schedule, a number of shares of Company Stock subject to such award will become vested immediately prior to the Effective Time based on the applicable level of performance as determined by the Compensation Committee of the Company's Board of Directors pursuant to the terms of the Equity Plan and the applicable Performance RSU award agreement in the form previously provided to Parent, and such number of shares of Company Stock shall be settled by the Company in cash pursuant to the terms of the Equity Plan and the applicable Performance RSU award agreement. The remaining unvested shares of Company Stock subject to such Performance RSU award will convert in accordance with Section 2.05(f) and such shares will thereafter vest monthly based on continued service over the portion of the performance period after the Effective Time, as determined under and subject to the terms of the Equity Plan and the applicable Performance RSU award agreement.

          (f)    At the Effective Time, each unvested Company RSU (an "Unvested RSU") that is outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to represent a right with respect to shares of Company Stock and shall be converted automatically into a restricted stock unit with respect to a number of shares of Parent Common Stock (each, an "Adjusted RSU") equal to the product obtained by multiplying (x) the total number of shares of Company Stock subject to the Company

  RSU immediately prior to the Effective Time by (y) the Equity Award Exchange Ratio, with any fractional shares rounded down to the next lower whole number of shares. Each Adjusted RSU shall otherwise be subject to the same terms and conditions applicable to the converted Company RSU under the Equity Plan and the agreements evidencing grants thereunder, including as to vesting and, if applicable, the right of the holder thereof to receive Dividend Equivalent Rights (which such Dividend Equivalent Rights will be allocated on a pro rata basis to the applicable shares of Parent Common Stock, rounded down to the nearest cent).

          (g)   Any payment to which a current or former employee of the Company or any Subsidiary of the Company becomes entitled pursuant to Section 2.05(a), Section 2.05(c) or Section 2.05(e) shall be made through the Surviving Corporation's payroll as promptly as practicable following the Effective Time. Parent shall make available to the Paying Agent the amounts to be paid under Section 2.05(a), Section 2.05(c) or Section 2.05(e) to holders of Vested Options, Vested SARs or Vested RSUs who are not current or former employees of the Company or any Company Subsidiary. At or prior to the Effective Time, the Company, the Company's Board of Directors and its compensation committee, as applicable, shall adopt any resolutions and take all actions that are reasonably necessary to effectuate the provisions of this Section 2.05 and Parent, the Parent's Board of Directors and its compensation committee, as applicable, shall take such actions as are reasonably necessary for the assumption by Parent of the Adjusted Stock Options, Adjusted SARs and Adjusted RSUs.

        Section 2.06.    Adjustments.     If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur by reason of any reclassification, recapitalization, stock split or combination, exchange of shares or any similar transaction, or any stock dividend thereon with a record date during such period (but, in each case, expressly excluding (i) any change resulting from the grant of any Company Stock Options, Company SARS or Company RSUs expressly permitted by this Agreement, and (ii) any change that results from any exercise or settlement of Company Stock Options, Company SARs or Company RSUs outstanding as of the date hereof or granted after the date hereof in compliance with this Agreement to purchase shares of Company Stock granted under the Company's stock option or compensation plans or arrangements), the Merger Consideration payable pursuant to this Agreement shall be appropriately adjusted to eliminate the effect of such event on the Merger Consideration payable pursuant to this Agreement.

        Section 2.07.    Withholding Rights.     Notwithstanding any provision contained herein to the contrary, each of the Paying Agent, the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article 2 such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign Tax law. If the Paying Agent, the Surviving Corporation or Parent, as the case may be, so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to such Person in respect of which the Paying Agent, the Surviving Corporation or Parent, as the case may be, made such deduction and withholding.

        Section 2.08.    Lost Certificates.     If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Company Stock represented by such Certificate, as contemplated by this Article 2.

ARTICLE 3
THE SURVIVING CORPORATION

        Section 3.01.    Certificate of Incorporation.     The certificate of incorporation of the Company in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with Applicable Law.

        Section 3.02.    Bylaws.     The bylaws of Merger Subsidiary in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with Applicable Law, subject to Section 3.03.

        Section 3.03.    Directors and Officers.     From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with Applicable Law, (i) the directors of Merger Subsidiary at the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Subject to Section 11.05, except (x) as disclosed in (i) the Company 10-K, (ii) the Company's quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2014, June 30, 2014 and September 30, 2014, (iii) each of the Company's current reports on Form 8-K filed with or furnished to the SEC since December 31, 2013 and prior to the date hereof or (iv) the Company's proxy statement relating to its 2014 annual meeting of stockholders, in each case, without giving effect to any amendment thereto filed on or after the date hereof (the documents referred to in the foregoing clauses (i) through (iv), collectively, the "Company Filings"), or (y) as set forth in the Company Disclosure Schedule, the Company represents and warrants to Parent that:

        Section 4.01.    Corporate Existence and Power.     The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified or to be in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has heretofore made available to Parent true and complete copies of the certificate of incorporation and bylaws of the Company as currently in effect.

        Section 4.02.    Corporate Authorization.     (a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company's corporate powers and, except for the required approval of the Company's stockholders in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action on the part of the Company. The affirmative vote of the holders of a majority of the outstanding shares of Company Stock is the only vote of the holders of any of the Company's capital stock necessary in connection with the consummation of the Merger (the "Company Stockholder Approval"). This Agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors' rights generally and general principles of equity (collectively, the "Enforceability Limitations")).

          (b)   At a meeting duly called and held, the Company's Board of Directors has (i) unanimously determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the Company's stockholders, (ii) unanimously approved, adopted and declared advisable this Agreement and the transactions contemplated hereby and (iii) unanimously resolved, subject to Section 6.03(a), to recommend approval and adoption of this Agreement by its stockholders (such recommendation, the "Company Board Recommendation").

        Section 4.03.    Governmental Authorization.     The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority other than (i) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (ii) compliance with any applicable requirements of the HSR Act and of the Antitrust Laws applicable to the Merger as set forth on Section 4.03 of the Company Disclosure Schedule (the "Foreign Antitrust Jurisdictions"), (iii) compliance with any applicable requirements of the 1933 Act, the 1934 Act, and any other applicable state or federal securities laws, (iv) filing an application with FINRA with respect to the indirect change of ownership of Broker-Dealer and (v) any other actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 4.04.    Non-contravention.     The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company, (ii) assuming compliance with the matters referred to in Section 4.03, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law, (iii) assuming compliance with the matters referred to in Section 4.03, require any consent or other action by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of any Material Contract or, to the knowledge of the Company, any other Contract binding upon the Company or any of its Subsidiaries or any Company Permit or (iv) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, with only such exceptions, in the case of each of clauses (ii) through (iv), as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 4.05.    Capitalization.     (a) The authorized capital stock of the Company consists of (i) 120,000,000 shares of Company Stock and (ii) 2,000,000 shares of preferred stock, par value $0.01, of the Company. As of January 29, 2015 (the "Capitalization Date"), there were outstanding (i) 52,325,262 shares of Company Stock, (ii) zero shares of preferred stock of the Company, (iii) Company Stock Options to purchase an aggregate of 892,258 shares of Company Stock (of which Company Stock Options to purchase an aggregate of 424,498 shares of Company Stock were exercisable), (iv) Company SARs relating to an aggregate of 3,695,634 shares of Company Stock (of which Company SARs relating to an aggregate of 2,066,817 shares of Company Stock were exercisable), (v) Company RSUs relating to an aggregate of 1,136,757 shares of Company Stock (all of which were unvested, and of which Company RSUs relating to an aggregate of 663,819 shares of Company Stock were subject to Dividend Equivalent Rights) and (vi) Performance RSUs relating to an aggregate of 344,584 shares of Company Stock based on maximum achievement of performance goals. All outstanding shares of capital stock of the Company have been, and all shares that may be issued pursuant to any employee stock option or other compensation plan or arrangement will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued, fully paid and nonassessable and free of preemptive rights. Section 4.05(a) of the Company Disclosure Schedule contains a true and complete list, as of the Capitalization Date, of all outstanding Company Stock Options, Company SARs and Company RSUs, including with respect to each such award, as applicable, the holder, date of grant, exercise price, vesting schedule, expiration date, number of shares of Company Stock subject thereto and, where applicable, Dividend Equivalent Rights. Prior to the anticipated Closing Date as communicated by Parent to the Company, the Company shall provide Parent with a revised version of such list, updated as of a date not more than five Business Days prior to such anticipated Closing Date.

          (b)   There are no outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth in this Section 4.05 and for changes since Capitalization Date resulting from (x) the grant of any Company Stock Options, Company SARS or Company RSUs expressly permitted by this Agreement, or (y) the exercise of Company Stock Options and the settlement of Company SARs and Company RSUs outstanding on such date or granted after the date of this Agreement in compliance with this Agreement, there are no issued, reserved for issuance or outstanding (i) shares of capital stock or other voting securities of or ownership interests in the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or other voting securities of, or other ownership interests in, the Company, (iii) warrants, calls, options or other rights to acquire from the Company, or other obligations of the Company to issue, any shares of capital stock or other voting securities of, or other ownership interests in, or securities convertible into or exchangeable for capital stock or other voting securities of, or other ownership interests in, the Company or (iv) restricted shares, stock appreciation rights, performance units, contingent value rights, "phantom" stock or similar securities or rights issued by the Company or its Subsidiaries that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or voting securities of, or other ownership interests in, the Company (the items in clauses (i) through (iv) being referred to collectively as the "Company Securities"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities. Other than the Voting Agreement, neither the Company nor any of its Subsidiaries is a party to any voting agreement with respect to the voting of any Company Securities.

          (c)   None of (i) the shares of capital stock of the Company or (ii) Company Securities are owned by any Subsidiary of the Company.

        Section 4.06.    Subsidiaries.     (a) Each Subsidiary of the Company has been duly organized, is validly existing and (where applicable) in good standing under the laws of its jurisdiction of organization, has all organizational powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each such Subsidiary is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where such qualification is necessary, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All Subsidiaries of the Company and their respective jurisdictions of organization are identified in Section 4.06(a) of the Company Disclosure Schedule.

          (b)   All of the outstanding capital stock of or other voting securities of, or ownership interests in, each Subsidiary of the Company is owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests). There are no issued, reserved for issuance or outstanding (i) securities of the Company or any of its Subsidiaries convertible into, or exchangeable for, shares of capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company, (ii) warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries, or other obligations of the Company or any of its Subsidiaries to issue, any capital stock or other voting securities of, or ownership interests in, or any securities convertible into, or exchangeable for, any capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company or (iii) restricted shares, stock appreciation rights, performance units, contingent value rights, "phantom" stock or similar securities or rights issued by the Company or any of its Subsidiaries that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company (the items in clauses (i) through (iii) being referred to collectively as the "Company Subsidiary Securities"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities. Except for the capital stock or other voting securities of, or ownership interests in, its Subsidiaries, the Company does not own, directly or indirectly, any capital stock or other voting securities of, or ownership interests in, any Person.

        Section 4.07.    SEC Filings and the Sarbanes-Oxley Act.     (a) The Company has filed with or furnished to the SEC, and made available to Parent to the extent not publicly available on the SEC's EDGAR filing system, all reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed with or furnished to the SEC by the Company since January 1, 2012 (collectively, as have been supplemented, modified or amended since the time of filing, together with any exhibits and schedules thereto and other information incorporated therein, the "Company SEC Documents").

          (b)   As of its filing date (and as of the date of any amendment), each Company SEC Document complied, and each Company SEC Document filed subsequent to the date hereof will comply, as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be.

          (c)   As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each Company SEC Document filed pursuant to the 1934 Act did not, and each Company SEC Document filed subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          (d)   Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (e)   The Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the 1934 Act). Such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company's principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the 1934 Act are being prepared. Such disclosure controls and procedures are effective in timely alerting the Company's principal executive officer and principal financial officer to material information required to be included in the Company's periodic and current reports required under the 1934 Act. For purposes of this Agreement, "principal executive officer" and "principal financial officer" shall have the meanings given to such terms in the Sarbanes-Oxley Act.

          (f)    Since January 1, 2012, the Company and its Subsidiaries have established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 under the 1934

  Act) designed to provide reasonable assurance regarding the reliability of the Company's financial reporting and the preparation of Company financial statements for external purposes in accordance with GAAP. The Company has disclosed, based on its most recent evaluation of internal controls prior to the date hereof, to the Company's auditors and audit committee (i) any significant deficiencies and material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in internal controls. The Company has made available to Parent a summary of any such disclosure made by management to the Company's auditors and audit committee since January 1, 2012.

          (g)   There are no outstanding loans or other extensions of credit made by the Company or any of its Subsidiaries to any executive officer (as defined in Rule 3b-7 under the 1934 Act) or director of the Company. The Company has not, since the enactment of the Sarbanes-Oxley Act, taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

          (h)   Since January 1, 2012, the Company has, to its knowledge, complied in all material respects with the applicable listing and corporate governance rules and regulations of NASDAQ.

          (i)    Each of the principal executive officer and principal financial officer of the Company (or each former principal executive officer and principal financial officer of the Company, as applicable) have made all certifications required by Rule 13a-14 and 15d-14 under the 1934 Act and Sections 302 and 906 of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC and NASDAQ, and the statements contained in any such certifications are complete and correct.

          (j)    There are no off-balance sheet arrangements of any type pursuant to any off-balance sheet arrangement required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated under the Securities Act that have not been so described in the Company SEC Documents.

          (k)   Since January 1, 2012, there has been no transaction, or series of similar transactions, agreements, arrangements or understandings, nor is there any proposed transaction as of the date of this Agreement, or series of similar transactions, agreements, arrangements or understandings to which the Company or any of its Subsidiaries was or is to be a party, that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the 1933 Act.

        Section 4.08.    Financial Statements.     (a) The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included or incorporated by reference in the Company SEC Documents fairly present in all material respects, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end audit adjustments in the case of any unaudited interim financial statements).

          (b)   The earnings release of the Company included in Section 4.08 of the Company Disclosure Schedule fairly presents in all material respects the consolidated financial position of the Company and its Subsidiaries, and the consolidated results of their operations, their consolidated cash flows and changes in stockholders' equity for the period then ended (subject to any adjustments described therein). Such earnings release was prepared in good faith based upon assumptions that are reasonable as of the date hereof.

        Section 4.09.    Disclosure Documents.     The proxy statement of the Company to be filed with the SEC in connection with the Merger (the "Company Proxy Statement") and any amendment or supplement thereto will, when filed, comply as to form in all material respects with the applicable requirements of the 1934 Act. At the time the Company Proxy Statement and any amendments or supplements thereto are first mailed to the stockholders of the Company and at the time such stockholders vote on approval and adoption of this Agreement, the Company Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.09 will not apply to statements or omissions included or incorporated by reference in the Company Proxy Statement based upon information supplied by Parent, Merger Subsidiary or any of their respective representatives or advisors specifically for use or incorporation by reference therein.

        Section 4.10.    Absence of Certain Changes.     (a) Since December 31, 2013 until the date hereof, there has not been any event, occurrence, development or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (b)   From the Company Balance Sheet Date until the date hereof, (i) the business of the Company and its Subsidiaries has been conducted in the ordinary course consistent with past practices and (ii) there has not been any action taken by the Company or any of its Subsidiaries that, if taken during the period from the date of this Agreement through the Effective Time without Parent's consent, would constitute a breach of Section 6.01 (other than subsection (j) (Material Contracts)).

        Section 4.11.    No Undisclosed Material Liabilities.     There are no liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than: (i) liabilities or obligations disclosed and provided for in the Company Balance Sheet or in the notes thereto; (ii) liabilities or obligations incurred in the ordinary course of business consistent with past practices since the Company Balance Sheet Date, (iii) liabilities and other obligations under executory Contracts to which the Company or any of its Subsidiaries is a party (other than any liability or other obligation arising from a breach of such Contract by the Company or any of its Subsidiaries), (iv) contractual liabilities incurred in connection with the transactions contemplated by this Agreement and (v) liabilities or obligations that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 4.12.    Compliance with Laws and Court Orders.     (a) The Company and each of its Subsidiaries is and since January 1, 2011 has been in compliance with, and to the knowledge of the Company is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any Applicable Law, except for failures to comply or violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There is no judgment, decree, injunction, rule or order of any arbitrator or Governmental Authority outstanding against the Company or any of its Subsidiaries that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or that in any manner seeks to prevent, enjoin, alter or materially delay the Merger or any of the other transactions contemplated hereby.

          (b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries hold all governmental licenses, franchises, authorizations, permits, consents, approvals, variances, exemptions and orders necessary for the operation of the businesses of the Company and its Subsidiaries (the "Company Permits"). Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries are in compliance with the terms of the Company Permits, and since January 1, 2011, there has occurred no violation of, default (with or without notice or lapse of time or both) under, or event giving to others any right of termination or cancellation of, with or without notice or lapse of time or both, any Company Permit. Since January 1, 2011, no event has occurred that (i) gives to any Person any right of revocation, cancellation, non-renewal or adverse modification (with or without notice or lapse of time or both) of any Company Permit or (ii) to the knowledge of the Company, would otherwise reasonably be expected to result in the termination, cancellation, revocation, adverse modification or non-renewal of any Company Permit, which in the case of clause (i) and (ii), would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Merger, in and of itself, will not cause the revocation, cancellation, non-renewal, adverse modification or termination of any such Company Permit.

          (c)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2010, none of the Company, any of its Subsidiaries or any of their respective directors, officers or employees, or, to the Company's knowledge, any agent or representative of the Company or any of its Subsidiaries, has, in the course of his, her or its actions for, or on behalf of, any of them (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee; (iii) violated any provision of any of the U.S. Foreign Corrupt Practices Act of 1977 or any similar Applicable Law of any other jurisdiction (collectively, the "Anti-Corruption Laws"); or (iv) directly or indirectly made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2011, neither the Company nor any of its Subsidiaries has received any written communication that alleges that the Company or any of its Subsidiaries, or any of their respective Representatives, is, or may be, in violation of, or has, or may have, any liability under, any Anti-Corruption Law. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and the matters referred to in this Section 4.12(c).

          (d)   Broker-Dealer is, and since January 1, 2010 has been, duly registered as a broker-dealer with the SEC, admitted to membership in FINRA, and duly registered, licensed or qualified as a broker-dealer in each jurisdiction where the conduct of Broker-Dealer's business requires such registration, licensing or qualification. Broker-Dealer is, and since January 1, 2010 has been, in compliance with the applicable provisions of the 1934 Act and the SEC rules thereunder, applicable rules and regulations of FINRA, and the state securities laws governing the operations of broker-dealers in each state in which it operates.

        Section 4.13.    Litigation.     There is no action, suit, investigation or proceeding pending against, or, to the knowledge of the Company, threatened against or affecting, the Company, any of its Subsidiaries, any present or former officer, director or employee of the Company or any of its Subsidiaries or any Person for whom the Company or any of its Subsidiaries may be liable or any of their respective properties before (or, in the case of threatened actions, suits, investigations or proceedings, would be before) or by any Governmental Authority or arbitrator that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 4.14.    Properties.     (a) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have good title to, or valid leasehold interests in or valid rights under Contract to use, all property and assets reflected on the Company Balance Sheet or acquired after the Company Balance Sheet Date, except as have been disposed of since the Company Balance Sheet Date in the ordinary course of business consistent with past practice.

          (b)   Neither the Company nor any of its Subsidiaries owns any real property. Section 4.14(b) of the Company Disclosure Schedule sets forth, as of the date hereof, each lease, sublease or license under which the Company or any of its Subsidiaries leases, subleases or licenses any real property (each, a "Lease"), to the extent such real property is material to the Company. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each Lease is valid and in full force and effect and (ii) neither the Company nor any of its Subsidiaries, nor to the Company's knowledge any other party to a Lease, has violated any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of such Lease, and neither the Company nor any of its Subsidiaries has received notice that it has breached, violated or defaulted under any Lease.

        Section 4.15.    Intellectual Property Rights.     (a) Section 4.15(a) of the Company Disclosure Schedule contains a true and complete list of all registrations or applications for registration included in the Owned Intellectual Property Rights.

          (b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect on the Company:

              (i)  To the knowledge of the Company, the Company and each of its Subsidiaries own, license or have a valid and enforceable right to use all Intellectual Property Rights and Software necessary to the conduct of the business of the Company and its Subsidiaries as currently conducted. None of the Owned Intellectual Property Rights has been adjudged invalid or unenforceable in whole or part, and, to the knowledge of the Company, all such Owned Intellectual Property Rights are valid and enforceable;

             (ii)  The Company and its Subsidiaries are the sole and exclusive owners of all Owned Intellectual Property Rights and hold all of their right, title and interest in and to all Owned Intellectual Property Rights and Licensed Intellectual Property Rights, free and clear of any Liens (other than Permitted Liens);

            (iii)  To the knowledge of the Company, neither the Company nor any of its Subsidiaries has infringed, misappropriated or otherwise violated any Intellectual Property Rights of any Person;

            (iv)  To the knowledge of the Company, no Person is currently challenging, infringing, misappropriating or otherwise violating, and there are no unresolved challenges, infringements, misappropriations or other violations in the three year period immediately preceding the Effective Time of, any Owned Intellectual Property Rights or Licensed Intellectual Property Rights;

             (v)  There is no claim, action, suit, investigation or proceeding pending against, or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries (A) based upon, or challenging or seeking to deny or restrict, the rights of the Company or any of its Subsidiaries in any of the Owned Intellectual Property Rights or the Licensed Intellectual Property Rights, (B) alleging that the use of the Owned Intellectual Property Rights or the Licensed Intellectual Property Rights or any services provided or processes used by the Company or any of its Subsidiaries does or may conflict with, misappropriate, infringe or otherwise violate any Intellectual Property Right of any third party, or (C) alleging that the Company or any of its Subsidiaries has infringed, misappropriated or otherwise violated any Intellectual Property Right of any Person;

            (vi)  The consummation of the transactions contemplated by this Agreement will not alter, encumber, impair or extinguish any Owned Intellectual Property Rights or Licensed Intellectual Property Rights or, to the knowledge of the Company, impair the right of Parent to develop, use, sell, license or dispose of, or to bring any action for the infringement of, any Intellectual Property Right of the Company or any of its Subsidiaries. There exist no material restrictions on the disclosure, use, license or transfer of the Owned Intellectual Property Rights;

           (vii)  (A) The Company and its Subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all Intellectual Property Rights of the Company or any of its Subsidiaries that are material to the business or operation of the Company or any of its Subsidiaries and the value of which to the Company or its Subsidiaries is contingent upon maintaining the confidentiality thereof and (B) no such Intellectual Property Rights have been disclosed other than to employees, representatives and agents of the Company and its Subsidiaries all of whom are bound by written confidentiality agreements which reasonably protect the interests of the Company and its Subsidiaries in and to such Intellectual Property Rights;

          (viii)  To the Company's knowledge, there are no material defects in any of the Software owned or purported to be owned by the Company or any of its Subsidiaries and currently offered or provided to the Company's customers (the "Company Owned Software") that would prevent such Company Owned Software from performing in accordance with its user specifications, except for such non-conformities for which an adequate reserve has been made on the Company Balance Sheet. The Company has taken reasonable steps in accordance with normal industry practice to prevent the inclusion of viruses, worms, Trojan horses or similar programs in any of the Company Owned Software;

            (ix)  (A) Section 4.15(b)(ix)(A) of the Company Disclosure Schedule sets forth a true and complete list of any and all Open Source Software that forms part of, has been used in connection with the development of, is incorporated into or is required to use, or has been distributed with, in whole or in part, any Company Owned Software specifying (x) the applicable Open Source Software, (y) the license governing the use of the Open Source Software and (z) the particular Company Owned Software in or with which the Open Source Software is used; (B) the Company and each of its Subsidiaries has complied at all times with the terms of all licenses governing the use or distribution of the Open Source Software; (C) no use of or activities with respect to the Open Source Software by the Company or any of its Subsidiaries, or its contractors, customers, licensees or end users (x) requires the licensing, disclosure or distribution of any Company Owned Software to any other Person, or (y) prohibits or limits the (i) receipt of consideration in connection with licensing or otherwise distributing any product produced or sold by the Company or any of its Subsidiaries in connection with the business, or (ii) imposition of contractual restrictions on the rights of licensees or other recipients to decompile, disassemble or otherwise reverse-engineer any Company Owned Software; and (D) none of the Company or any of its Subsidiaries has received any request from any Person to license, disclose or distribute the source code for any Company Owned Software pursuant to a license governing Open Source Software;

             (x)  The IT Assets operate and perform in a manner that permits the Company and its Subsidiaries to conduct their respective businesses as currently conducted and, to the knowledge of the Company, no Person has gained unauthorized access to the IT Assets. The Company and its Subsidiaries have taken commercially reasonable actions, consistent with current industry standards, to protect the confidentiality, integrity and security of the IT Assets (and all information and transactions stored or contained therein or transmitted thereby) against any unauthorized use, access, interruption, modification or corruption, including the implementation of commercially reasonable (A) (data backup, (B) disaster avoidance and recovery procedures, (C) business continuity procedures, and (D) encryption and other security protocol technology; and

            (xi)  The Company and its Subsidiaries have at all times complied during the three year period immediately preceding the Effective Time (except for instances of non-compliance which have been fully and finally resolved) with all Applicable Law relating to privacy, data protection and the collection and use of personal information and user information gathered or accessed in the course of their operations, and no claims have been asserted or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries by any Person during the three year period immediately preceding the Effective Time alleging a violation of such Person's privacy, personal or confidentiality rights under any such Applicable Law.

           (xii)  Section 4.15(b)(xii) of the Company Disclosure Schedule lists any third party to which the Company or any of its Subsidiaries has granted a contingent right to receive any source code containing or embodying any Company Owned Software ("Company Source Code") pursuant to an escrow arrangement or otherwise. The Company has not provided or leased any material portion of the Company Source Code to any third party, and none of the third parties to whom the Company has granted a contingent right to receive any Company Source Code will be entitled to receive such Company Source Code as a result of any condition other than conditions substantially similar to those included in the Contracts listed in the schedules attached hereto, and in no event will any such third party have a right to receive such Company Source Code solely as a result of the consummation of the transactions contemplated hereby.

        Section 4.16.    Taxes.     (a) All material Tax Returns required by Applicable Law to be filed with any Taxing Authority by, or on behalf of, the Company or any of its Subsidiaries have been filed when due in accordance with all Applicable Law, and all such material Tax Returns are, or shall be at the time of filing, true and complete in all material respects.

          (b)   The Company and each of its Subsidiaries has paid (or has had paid on its behalf) all material Taxes due and payable, or, where payment is not yet due, has established (or has had established on its behalf and for its sole benefit and recourse) in accordance with GAAP an adequate accrual for all Taxes through the end of the last period for which the Company and its Subsidiaries ordinarily record items on their respective books.

          (c)   (i) The U.S., federal and state income and franchise Tax Returns of the Company and its Subsidiaries through the Tax year ended December 31, 2005 have been examined and closed or are Tax Returns with respect to which the applicable period for assessment under Applicable Law, after giving effect to extensions or waivers, has expired, and (ii) neither the Company nor any of its Subsidiaries has granted an extension or waiver of the limitation period for the assessment or collection of any U.S., federal, state or foreign income or franchise Tax that remains in effect.

          (d)   There is no claim, audit, action, suit, proceeding or investigation now pending or, to the Company's knowledge, threatened against or with respect to the Company or its Subsidiaries in respect of any income Tax or other material Tax.

          (e)   Neither the Company nor any of its Subsidiaries is a party to or is bound by any Tax Sharing Agreement (other than such an agreement or arrangement between or among the Company and its Subsidiaries exclusively).

          (f)    Neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated, consolidated, combined or unitary group other than one of which the Company was the common parent, or (ii) has any liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

          (g)   Neither the Company nor any of its Subsidiaries has been a party to any "reportable transaction" within the meaning of Treasury Regulations Section 1.6011-4.

          (h)   During the five-year period ending on the date hereof, neither the Company nor any of its Subsidiaries was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.

          (i)    There are no material Liens for Taxes (other than statutory liens for taxes not yet due and payable or being contested in good faith, for which adequate accruals or reserves have been established on the Company Balance Sheet) upon any of the assets of the Company or any of its Subsidiaries.

          (j)    No claim has been made by any Taxing Authority in a jurisdiction where the Company or a Subsidiary does not file Tax Returns that the Company or a Subsidiary is or may be subject to taxation by, or required to file any Tax Return in, that jurisdiction.

          (k)   The Company and each of its Subsidiaries has properly withheld, and paid over to the appropriate Taxing Authority, all material Taxes that it was required to withhold from any payment (including any dividend or interest payment) to any employee, independent contractor, creditor, stockholder, vendor or other Person.

          (l)    The Company has made available to Parent all transfer pricing studies or reports prepared since December 31, 2010 with respect to the Company and its Subsidiaries and the Company's intercompany agreements are consistent with such transfer pricing studies and reports.

          (m)  Section 4.16(m) of the Company Disclosure Schedule contains a correct and complete list of all non-U.S. Subsidiaries of the Company that are disregarded entities for U.S. federal income tax purposes. With respect to each such non-U.S. Subsidiary, a valid entity classification election to treat such Subsidiary as a disregarded entity has been made as of the date of its formation.

        Section 4.17.    Employees and Employee Benefit Plans.     (a) Section 4.17(a) of the Company Disclosure Schedule contains a correct and complete list identifying each material Employee Plan (excluding individual employment agreements or offer letters, in a form previously provided to Parent, for Service Providers who are not Key Employees entered into in the ordinary course of business consistent with past practice and that may be terminated at any time without liability to the Company or its Subsidiaries (other than the provision of notice of termination to the extent required by Applicable Law)), and specifies whether such plan is a US Plan or an International Plan. For each such Employee Plan (excluding the individual employment agreements or offer letters described in the preceding sentence), the Company has provided to Parent (i) a copy of such plan (or a description, if such plan is not written) and all amendments thereto and, as applicable, (ii) all trust agreements, insurance contracts or other funding arrangements and amendments thereto, (iii) the current summary plan description and current summaries of material modifications, (iv) the most recent favorable determination or opinion letter from the IRS, (v) the most recently filed annual return/report (Form 5500) and accompanying schedules and attachments thereto, (vi) the most recently prepared actuarial report and financial statements and (vii) if such plan is an International Plan, documents that are substantially comparable (taking into account differences in Applicable Law and practices) to the documents required to be provided in clauses (i) through (vi).

          (b)   The Company has provided to Parent a schedule that sets forth, for each employee of the Company or any of its Subsidiaries, his or her name, title, annual base salary, most recent annual bonus received, current annual bonus opportunity, hire date, location, whether full- or part-time, and whether active or on leave. Prior to the anticipated Closing Date as communicated by Parent to the Company, the Company will provide Parent with a revised version of the schedule described in the immediately preceding sentence, updated as of a date not more than ten days prior to such anticipated Closing Date. As of the date hereof, no Key Employee has indicated to the Company or any of its Subsidiaries that he or she intends to resign or retire as a result of the transactions contemplated by this Agreement or otherwise within one year after the Closing Date.

          (c)   With respect to any Employee Plan covered by Subtitle B, Part 4 of Title I of ERISA or Section 4975 of the Code, no non-exempt prohibited transaction has occurred that has caused or would reasonably be expected to cause the Company or any of its Subsidiaries to incur any material liability under ERISA or the Code. Neither the Company nor any of its ERISA Affiliates (nor any predecessor of any such entity) sponsors, maintains, administers or contributes to (or has any obligation to contribute to), or has in the past six years sponsored, maintained, administered or contributed to (or had any obligation to contribute to), or has or is reasonably expected to have any direct or indirect liability with respect to, any plan that is (i) subject to Title IV of ERISA or (ii) a "multiemployer plan" (as defined in Section 3(37) of ERISA).

          (d)   Each Employee Plan, and any award thereunder, that is or forms part of a "nonqualified deferred compensation plan" within the meaning of Section 409A of the Code has been maintained, in form and operation, in material compliance with all applicable requirements of Section 409A of the Code. Neither the Company nor any of its Subsidiaries has any obligation to gross-up, indemnify or otherwise reimburse any current or former Service Provider for any Tax incurred by such Service Provider, including under Section 409A, 457A or 4999 of the Code.

          (e)   Each Employee Plan that is intended to be qualified under Section 401(a) of the Code may rely on a prototype opinion letter or has received a favorable determination letter from the IRS, and no circumstances exist that would reasonably be expected to result in any such determination letter being revoked or not being reissued or a penalty under the IRS Closing Agreement Program if discovered during an IRS audit or investigation. Each trust created under any such Employee Plan is exempt from Tax under Section 501(a) of the Code and has been so exempt since its creation. Each Employee Plan has been maintained in compliance with its terms and with the requirements of Applicable Law, including ERISA and the Code, except for failures to comply or violations that have not had and would not reasonably be expected have, individually or in the aggregate, a Company Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no events have occurred with respect to any Employee Plan that could result in payment or assessment by or against the Company or any Subsidiary of any excise taxes under ERISA or the Code.

          (f)    Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all contributions, premiums and payments that are due have been made for each Employee Plan within the time periods prescribed by the terms of such plan and Applicable Law, and all contributions, premiums and payments for any period ending on or before the Closing Date that are not due are properly accrued to the extent required to be accrued under applicable accounting principles.

          (g)   Neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement (either alone or together with any other event) will (i) entitle any current or former Service Provider to any payment or benefit, including any bonus, retention, severance, retirement or job security payment or benefit, (ii) enhance any benefits or accelerate the time of payment or vesting or trigger any payment of funding (through a grantor trust or otherwise) of compensation or benefits under, or increase the amount payable or trigger any other obligation under, any Employee Plan or otherwise or (iii) limit or restrict the right of the Company or any of its Subsidiaries or, after Closing, Parent, to merge, amend or terminate any Employee Plan. There is no contract, plan or arrangement (written or otherwise) covering any current or former Service Provider that, individually or collectively, could give rise to the payment of any amount that would not be deductible due to the application of Section 280G or 162(m) of the Code.

          (h)   Neither the Company nor any of its Subsidiaries has any current or projected liability for, and no Employee Plan provides or promises, any post-employment or post-retirement medical, dental, disability, hospitalization, life or similar benefits (whether insured or self-insured) to any current or former Service Provider (other than coverage mandated by Applicable Law, including the Consolidated Omnibus Budget Reconciliation Act of 1985 (or COBRA)).

          (i)    There is no action, suit, investigation, audit, proceeding or claim (or any basis therefore) (other than routine claims for benefits) pending against or involving, or, to the Company's knowledge, threatened against or involving any Employee Plan before any arbitrator or any Governmental Authority, including the IRS or the Department of Labor that, if determined or resolved adversely in accordance with the plaintiff's demands, would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and its Subsidiaries are, and have been since January 1, 2012, in compliance with all Applicable Laws with respect to labor relations, employment and employment practices, including those relating to labor management relations, wages, hours, overtime, employee classification, discrimination, sexual harassment, civil rights, affirmative action, work authorization, immigration, safety and health, information privacy and security, workers compensation, continuation coverage under group health plans, wage payment and the payment and withholding of Taxes, except for failures to comply or violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (j)    Each International Plan (i) has been maintained in compliance with its terms and Applicable Law, except for failures to comply or violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (ii) if intended to qualify for special tax treatment, meets in all material respects all the requirements for such treatment, and (iii) if required, to any extent, to be funded, book-reserved or secured by an insurance policy, is fully funded, book-reserved or secured by an insurance policy, as applicable, based on reasonable actuarial assumptions in accordance with applicable accounting principles.

          (k)   Neither the Company nor any of its Subsidiaries is or has been party to or subject to, or is currently negotiating in connection with entering into, any Collective Bargaining Agreement. There has not been any organizational campaign, petition or other unionization activity seeking recognition of a collective bargaining unit relating to any Service Provider. There are no, and since January 1, 2012 there have not been any, labor strikes, slowdowns, stoppages, picketings, interruptions of work or lockouts pending or, to the Company's knowledge, threatened against or affecting the Company or any of its Subsidiaries. There are no material unfair labor practice complaints pending or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries before the National Labor Relations Board or any other Governmental Authority or any current union representation questions involving Service Providers. The consent or consultation of, or the rendering of formal advice by, any labor or trade union, works council or other employee representative body is not required for the Company to enter into this Agreement or to consummate any of the transactions contemplated hereby.

          (l)    Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries is, and has been since January 1, 2011, in compliance with WARN and has no liabilities or other obligations thereunder.

        Section 4.18.    Environmental Matters.     (a) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) since January 1, 2011, no notice, demand, request for information, citation, summons or complaint has been received, no order is outstanding or otherwise in effect, no penalty has been assessed and no action, suit, investigation or proceeding is pending or, to the knowledge of the Company, threatened in writing with respect to the Company or any of its Subsidiaries (or any of their respective predecessors) that relates to or arises out of any Environmental Law or Hazardous Substance; (ii) the Company and its Subsidiaries (and their respective predecessors) are and, since January 1, 2011, have been in compliance with all Environmental Laws, which compliance includes obtaining and maintaining all Company Permits required by Environmental Law; and (iii) no Hazardous Substance has been discharged, disposed of, dumped, injected, pumped, deposited, spilled, leaked, emitted or released (each, a "Release") at, on, under, to or from (x) any property or facility currently owned, leased or operated by the Company or any of its Subsidiaries (or any of their respective predecessors), (y) any property previously owned, leased, or operated by the Company or any of its Subsidiaries (or any of their respective predecessors), to the extent such Release occurred during the time of the Company or any of its Subsidiaries' (or any of their respective predecessors') ownership, lease or operation or (z) any property or facility to which any Hazardous Substance of the Company or any of its Subsidiaries has been transported for disposal or treatment by or on behalf of the Company or any of its Subsidiaries (or any of their respective predecessors), in the case of clauses (x), (y) and (z), which would reasonably be expected to require investigation, remediation or other response action under Environmental Law by the Company or any of its Subsidiaries.

          (b)   Neither the Company nor any of its Subsidiaries own, lease or operate any properties in New Jersey or Connecticut.

        Section 4.19.    Material Contracts.     (a) Except as set forth on Section 4.19 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or bound by any of the following Contracts as of the date hereof:

              (i)  any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC);

             (ii)  any partnership, joint venture, strategic alliance, collaboration, co-promotion, or other similar Contract, including any Contract for the development of Company Owned Software for the benefit of the Company or any of its Subsidiaries by any party other than the Company or its Subsidiaries;

            (iii)  any Contract that limits the freedom of the Company or any of its Affiliates to compete in any line of business or geographic region, or with any Person, or otherwise restricts the research, development, manufacture, marketing, distribution or sale of any product or service by the Company or any of its Affiliates, excluding exclusive distribution agreements entered into in the ordinary course of business;

            (iv)  any Contract that contains exclusivity or "most favored nation" provisions, or grants any right of first refusal or right of first offer to any Person, in each case which is material to the operations of the Company and its Subsidiaries taken as a whole, and excluding distribution agreements entered into in the ordinary course of business;

             (v)  any Contract that requires the Company or any of its Subsidiaries to purchase or sell goods relating to any product or product candidate exclusively, in each case from or to any Person, which cannot be terminated by the Company or the applicable Subsidiary on less than 90 days' notice without material payment or penalty;

            (vi)  any employment Contract (including agreements that contain non-competition, non-solicitation or confidentiality covenants) applicable to any Key Employee, other than confidentiality or intellectual property assignment agreements entered into on the Company's standard forms as previously provided to Parent;

           (vii)  any Contract relating to indebtedness for borrowed money with a principal amount of over $500,000 or any financial guarantee (whether incurred, assumed, guaranteed or secured by any asset) with a potential obligation of over $500,000, other than Contracts solely among the Company and its wholly owned Subsidiaries or Contracts whereby the Company has guaranteed an obligation of one of its wholly owned Subsidiaries;

          (viii)  any Contract relating to any loan or other extension of credit made by the Company or any of its Subsidiaries with a principal amount of over $500,000, other than (A) Contracts solely among the Company and its wholly owned Subsidiaries and (B) accounts receivable in the ordinary course of business of the Company and its Subsidiaries consistent with past practice;

            (ix)  any Contract pursuant to which the Company or any of its Subsidiaries grants or is granted any material license, right or immunity (including any covenant not to sue) with respect to any Intellectual Property Rights or Software to or by any third party (other than (A) licenses granted to the Company or any of its Subsidiaries for commercial off-the-shelf software generally available on nondiscriminatory pricing terms, (B) licenses of Open Source Software, (C) non-disclosure agreements, or (D) evaluation licenses);

             (x)  any Contract relating to any swap, forward, futures, warrant, option or other derivative transaction;

            (xi)  any Contract with any of the 20 largest direct end user licensees or other customers or sources of revenue of the Company and its Subsidiaries (determined on the basis of aggregate revenues recognized by the Company and its Subsidiaries during the 2014 fiscal year), other than non-disclosure agreements and evaluation licenses;

           (xii)  any Contract that (A) involved expenditures by the Company or any of its Subsidiaries of more than $1,000,000 in fiscal year 2014 or in the aggregate and (B) cannot be terminated by the Company or the applicable Subsidiary on less than 60 days' notice without material payment or penalty;

          (xiii)  any Contract relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise) pursuant to which the Company or any of its Subsidiaries has material continuing obligations, including "earn-outs" and indemnification obligations to the counterparty in such transaction;

          (xiv)  any Contract between the Company or any of its Subsidiaries, on the one hand, and any officer, director or Affiliate (other than a wholly owned Subsidiary) of the Company or any of its Subsidiaries or any of their respective "associates" or "immediate family members" (as such terms are defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act) on the other hand, other than any Contracts with the Company's directors or officers consisting of award agreements entered into pursuant to the Equity Plan or indemnification agreements, in each case, entered into on the Company's standard forms that were previously made available to Parent and any employment Contracts, which the parties agree are covered by Section 4.19(a)(vi) above;

           (xv)  any stockholders, investors rights, registration rights or similar agreement or arrangement; or

          (xvi)  any other Contract which would prohibit or materially delay the consummation of the Merger or any other transaction contemplated by this Agreement.

          (b)   The Company has made available to Parent or filed with the Company SEC Documents a true and complete copy of each Contract required to be disclosed pursuant to Section 4.19(a) (each, a "Material Contract"). Except for breaches, violations or defaults which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each of the Material Contracts is valid and in full force and effect and (ii) neither the Company nor any of its Subsidiaries, nor to the Company's knowledge any other party to a

  Material Contract, has violated any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of such Material Contract, and neither the Company nor any of its Subsidiaries has received notice that it has breached, violated or defaulted under any Material Contract.

          (c)   Since January 1, 2014 through the date hereof, the Company has not terminated, or granted any waiver or release under, any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries.

        Section 4.20.    Finders' Fees.     Except for Qatalyst Partners, L.P., a copy of whose engagement agreement has been provided to Parent prior to the date hereof, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission from the Company or any of its Affiliates in connection with the transactions contemplated by this Agreement.

        Section 4.21.    Opinion of Financial Advisor.     The Company has received the opinion of Qatalyst Partners, L.P., financial advisor to the Company, to the effect that, as of the date of such opinion, and based upon and subject to the considerations, limitations, qualifications and other matters set forth therein, the Merger Consideration to be received by the holders of shares of Company Stock (other than Parent or any affiliate of Parent) pursuant to this Agreement is fair, from a financial point of view, to such holders.

        Section 4.22.    Antitakeover Statutes.     The Company has no "rights plan," "rights agreement," or "poison pill" in effect. The Company has taken all action necessary to exempt the Merger, this Agreement and the transactions contemplated hereby from Section 203 of Delaware Law, and, accordingly, neither such Section nor any other antitakeover or similar statute or regulation applies or purports to apply to any such transactions. No other "control share acquisition," "fair price," "moratorium" or other antitakeover laws enacted under U.S. state or federal laws apply to this Agreement or any of the transactions contemplated hereby.

        Section 4.23.    No Other Representations.     Except for the representations and warranties of the Company set forth in this Article 4, (a) neither the Company nor any of its Subsidiaries (or any other Person) makes, or has made, and Parent and Merger Subsidiary have not relied on, any representation or warranty (whether express or implied) relating to the Company, its Subsidiaries or any of their respective businesses, operations, properties, assets, liabilities or otherwise in connection with this Agreement or the transactions contemplated hereby, including as to the accuracy or completeness of any such information and (b) any estimate, projection, prediction, data, financial information, memorandum, presentation or any other materials or information provided or addressed to Parent, Merger Subsidiary or any of their respective Affiliates or Representatives, including any materials or information made available in the electronic data room hosted by the Company in connection with the transactions contemplated by this Agreement or in connection with presentations by the Company's management, are not and shall not be deemed to be or include representations or warranties unless and to the extent any such materials or information is the express subject of any express representation or warranty of the Company set forth in Article 4. Parent and Merger Subsidiary hereby acknowledge that they have conducted their own independent investigation of the business, operations and financial condition of the Company and its Subsidiaries and, in making their determination to proceed with the transactions contemplated by this Agreement, each of Parent and Merger Subsidiary have relied on the results of their own independent investigation and representations and warranties set forth in this Article 4. Notwithstanding the foregoing or any other provision of this Agreement or otherwise, nothing herein shall be deemed to constitute a waiver of claims of fraud.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF PARENT

        Subject to Section 11.05, except as set forth in the Parent Disclosure Schedule, Parent represents and warrants to the Company that:

        Section 5.01.    Corporate Existence and Power.     Each of Parent and Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Since the date of its incorporation, Merger Subsidiary has not engaged in any activities other than in connection with or as contemplated by this Agreement or in connection with arranging any financing required to consummate the transactions contemplated hereby.

        Section 5.02.    Corporate Authorization.     The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby are within the corporate powers of Parent and Merger Subsidiary and, except for the adoption of this Agreement by the sole stockholder of Merger Subsidiary, have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of each of Parent and Merger Subsidiary, enforceable against Parent and Merger Subsidiary in accordance with its terms (subject to the Enforceability Limitations).

        Section 5.03.    Governmental Authorization.     The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority, other than (i) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business, (ii) compliance with any applicable requirements of the HSR Act and the Antitrust Laws of the Foreign Antitrust Jurisdictions, (iii) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other state or federal securities laws and (iv) any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 5.04.    Non-contravention.     The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of Parent or Merger Subsidiary, (ii) assuming compliance with the matters referred to in Section 5.03, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law, (iii) assuming compliance with the matters referred to in Section 5.03, require any consent or other action by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or any of its Subsidiaries is entitled under any provision of any Contract binding upon Parent or any of its Subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of Parent and its Subsidiaries or (iv) result in the creation or imposition of any Lien on any asset of Parent or any of its Subsidiaries, with only such exceptions, in the case of each of clauses (ii) through (iv), as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 5.05.    Disclosure Documents.     The information supplied in writing by Parent for inclusion in the Company Proxy Statement will not, at the time the Company Proxy Statement and any amendments or supplements thereto is first mailed to the stockholders of the Company and at the time of the Company Stockholder Approval, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties in this Section 5.05 will not apply to statements or omissions included or incorporated by reference in the Company Proxy Statement based upon information supplied by the Company or any of its representatives or advisors specifically for use or incorporation by reference therein.

        Section 5.06.    Litigation.     As of the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of Parent, threatened against or affecting, Parent, any of its Subsidiaries, any present or former officer, director or employee of Parent or any of its Subsidiaries or any other Person for whom Parent or any of its Subsidiaries may be liable or any of their respective properties before (or, in the case of threatened actions, suits, investigations or proceedings, would be before) or by any Governmental Authority or arbitrator that relates to the Merger or the transactions contemplated hereby, except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 5.07.    Financing.     Parent has delivered to the Company true, complete and fully executed copies of commitment letters from Deutsche Bank AG New York Branch, Deutsche Bank AG Cayman Islands Branch, Deutsche Bank Securities, Inc. and Morgan Stanley Senior Funding, Inc., together with the executed fee letter related thereto of even date herewith (which such fee letter may be redacted so long as no redaction covers terms that would adversely affect the aggregate amount, conditionality, availability or termination of the debt financing contemplated therein) and any related exhibits, schedules, annexes, supplements, term sheets and other agreements, which provide such lenders' respective commitments to provide Parent with debt financing in connection with the transactions contemplated hereby in the amount set forth therein (collectively, the "Commitment Letters") (such debt financing, the "Financing"). Each of the Commitment Letters is in full force and effect and is a valid and binding obligation of Parent and, to the knowledge of Parent, the other parties thereto and enforceable against the parties thereto in accordance with their terms, subject to the Enforceability Limitations. As of the date hereof, none of the Commitment Letters have been amended or modified, and the respective commitments contained in the Commitment Letters have not been withdrawn, rescinded or otherwise modified (and no such withdrawal, rescission or modification is contemplated). As of the date hereof, there are no side letters or other arrangements relating to the Commitment Letters that would reasonably be expected to affect the availability of the funding in full of the Financing. As of the date of this Agreement, Parent has fully paid, or caused to be fully paid, any and all commitment fees or other fees that have been incurred and are due and required to be paid in connection with the Commitment Letters on or prior to the date of this Agreement. As of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, would constitute a material default or breach on the part of Parent under any term or condition of the Commitment Letters, or otherwise result in any portion of the Financing contemplated thereby to be unavailable. There are no conditions precedent or other contingencies related to the funding of the full amount of the Financing, other than as set forth in the Commitment Letters in the form so delivered to the Company. As of the date of this Agreement, Parent has no reason to believe that any term or condition to the Financing set forth in the Commitment Letters will not be fully satisfied on a timely basis or that the Financing will not be available to Parent at the Closing. The aggregate proceeds of the Financing, together with the cash or other sources of immediately available funds that Parent has or will have prior to the Closing, are in an amount sufficient to enable it to consummate the Merger and the other transactions contemplated hereby, to refinance any indebtedness required to be refinanced in connection therewith and to pay any related fees and expenses.

        Section 5.08.    Finders' Fees.     Except for Morgan Stanley & Co. LLC and Deutsche Bank Securities Inc., whose fees will be paid by Parent, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent who might be entitled to any fee or commission from the Company or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

        Section 5.09.    No Interested Stockholder.     As of the time the Company Board Recommendation was adopted by the Board of Directors, none of Parent, Merger Subsidiary or any of their "affiliates" and "associates" were, or have been within the three years preceding such date, an "interested stockholder" of the Company, as those terms are defined in Section 203 of Delaware Law.

        Section 5.10.    Non-Reliance.     Parent and Merger Subsidiary hereby acknowledge that, as of the date hereof, Parent, Merger Subsidiary and their respective Affiliates and Representatives (a) have received access to (i) such books and records, facilities, equipment, Contracts and other assets of the Company that Parent and Merger Subsidiary and their respective Affiliates and Representatives, as of the date hereof, have requested to review and (ii) the electronic data room hosted by the Company in connection with the transactions contemplated by this Agreement, and (b) have had the opportunity to meet with the management of the Company. Parent and Merger Subsidiary hereby acknowledge and agree that, except for the representations and warranties of the Company set forth in Article 4, (a) none of Parent, Merger Subsidiary or any of their respective Affiliates or Representatives is relying on any representation or warranty except for those representations and warranties of the Company expressly set forth in Article 4 and (b) any estimate, projection, prediction, data, financial information, memorandum, presentation or any other materials or information provided or addressed to Parent, Merger Subsidiary or any of their respective Affiliates or Representatives, including any materials or information made available in the electronic data room hosted by the Company in connection with the transactions contemplated by this Agreement or in connection with presentations by the Company's management, are not and shall not be deemed to be or include representations or warranties unless and to the extent any such materials or information is the subject of any representation or warranty of the Company set forth in Article 4. Parent and Merger Subsidiary hereby acknowledge that they have conducted their own independent investigation of the business, operations and financial condition of the Company and its Subsidiaries and, in making their determination to proceed with the transactions contemplated by this Agreement, each of Parent and Merger Subsidiary have relied on the results of their own independent investigation and representations and warranties set forth in this Article 4. Notwithstanding the foregoing or any other provision of this Agreement or otherwise, nothing herein shall be deemed to constitute a waiver of claims of fraud.

ARTICLE 6
COVENANTS OF THE COMPANY

        The Company agrees that:

        Section 6.01.    Conduct of the Company.     From the date hereof until the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course consistent with past practice and in compliance in all material respects with all Applicable Laws, Company Permits and Material Contracts, and use its commercially reasonable efforts to (i) preserve intact its present business organization, (ii) maintain in effect all of its foreign, federal, state and local licenses, permits, consents, franchises, approvals and authorizations, (iii) keep available the services of its directors, officers and key employees and (iv) maintain satisfactory relationships with its customers, lenders, suppliers, licensors, licensees, distributors and others having material business relationships with it. Without limiting the generality of the foregoing, except as expressly contemplated by this Agreement or set forth in Section 6.01 of the Company Disclosure Schedule or with the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall not, nor shall it permit any of its Subsidiaries to:

          (a)   amend its articles of incorporation, bylaws or other similar organizational documents (whether by merger, consolidation or otherwise);

          (b)   (i) split, combine or reclassify any shares of its capital stock, (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, except for (A) dividends by any of its wholly-owned Subsidiaries or (B) payment of Dividend Equivalent Rights or (iii) redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any Company Securities or any Company Subsidiary Securities;

          (c)   (i) issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of any Company Securities or Company Subsidiary Securities, other than the issuance of (A) any Company Subsidiary Securities to the Company or any other Subsidiary of the Company, (B) any shares of Company Stock upon the exercise of Company Stock Options, Company SARs or the settlement of Company RSUs that (x) are granted in accordance with the terms of this Agreement or (y) are outstanding on the date of this Agreement, in each case, as required pursuant to the terms of the Equity Plan governing such awards as in effect on the date of this Agreement, (C) any shares of Company Stock pursuant to the ESPP in compliance with Section 7.04(e) and (D) Company Stock Options, Company SARs and Company RSUs to the extent permitted under the proviso to Section 6.01(k) or (ii) amend any term of any Company Security or any Company Subsidiary Security (in each case, whether by merger, consolidation or otherwise);

          (d)   incur any capital expenditures or any obligations or liabilities in respect thereof, except for (i) those contemplated by the capital expenditure budget that has been made available to Parent prior to the date of this Agreement and (ii) any unbudgeted capital expenditures not to exceed $100,000 individually and $350,000 in the aggregate per calendar month;

          (e)   acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties, interests or businesses, other than (i) supplies in the ordinary course of business of the Company and its Subsidiaries in a manner that is consistent with past practice, (ii) as contemplated by the capital expenditure budget that has been made available to Parent prior to the date of this Agreement and (iii) any unbudgeted expenditures not to exceed $100,000 individually and $350,000 in the aggregate per calendar month;

          (f)    sell, lease or otherwise transfer, or create or incur any Lien (other than Permitted Liens) on, any of the Company's or its Subsidiaries' assets, securities, properties, interests or businesses, other than (i) sales of inventory, licenses, other products to customers, or obsolete equipment in the ordinary course of business consistent with past practice, (ii) sales of assets, securities, properties, interests or businesses with a sale price (including any related assumed indebtedness) that does not exceed $500,000 in the aggregate or (iii) sales of liquid marketable securities in the ordinary course of the Company's treasury operations;

          (g)   sell, lease, license or otherwise transfer or dispose of, abandon or permit to lapse, fail to take any action necessary to maintain, enforce or protect, or create or incur any Lien (other than Permitted Liens) on, any Owned Intellectual Property Right or Licensed Intellectual Property Right, except (i) non-exclusive licenses granted by the Company or any of its Subsidiaries to any customer, and (ii) any lapse, abandonment or other disposition of non-material Intellectual Property Rights not currently used by the Company or any of its Subsidiaries, in each case, in the ordinary course of business consistent with past practice;

          (h)   other than in connection with actions permitted by Section 6.01(d) or Section 6.01(e), make any loans, advances or capital contributions to, or investments in, any other Person, other than in the ordinary course of business consistent with past practice;

          (i)    create, incur, assume, suffer to exist or otherwise be liable with respect to any indebtedness for borrowed money or guarantees thereof that would cause the aggregate principal outstanding for indebtedness for borrowed money or guarantees thereof to exceed $210 million;

          (j)    enter into, amend or modify in any material respect or terminate any Material Contract (or any Contract that would have been a Material Contract if entered into prior to the date hereof) or otherwise waive, release or assign any material rights, claims or benefits of the Company or any of its Subsidiaries under any Material Contract, in each case other than renewals of existing Material Contracts in the ordinary course of business on terms not materially adverse to the Company relative to the existing terms of such Material Contracts;

          (k)   except as required by Applicable Law or the terms of an Employee Plan as in effect on the date hereof, (i) grant or increase any severance, retention or termination pay to, or enter into or amend any retention, termination, employment, consulting, bonus, change in control or severance agreement with, any current or former Service Provider, (ii) increase the compensation or benefits provided to any current or former Service Provider, (iii) grant any equity, equity-based or other incentive awards to, or discretionarily accelerate the vesting or payment of any such awards held by, any current or former Service Provider, (iv) establish, adopt, enter into or amend any Employee Plan or Collective Bargaining Agreement, (v) hire any (x) Key Employees or (y) any employee who is not a Key Employee other than in the ordinary course of business consistent with past practice or (vi) terminate the employment of any Key Employees other than for cause; provided, however, nothing herein shall prohibit the Company and its Subsidiaries from (1) increasing base salaries of employees who are not members of the Company's Executive Management Team by not more than 3.5% on average (calculated in the aggregate across all such employees) in the ordinary course of business consistent with past practice in connection with annual compensation reviews or ordinary course promotions, (2) granting Company Stock Options, Company SARs or Company RSUs under the Equity Plan to Service Providers who are employees of the Company or any of its Subsidiaries in the ordinary course of business consistent with past practice in an aggregate number of shares of Company Stock not to exceed 1,240,702, and with the aggregate number of shares of Company Stock underlying such (x) Company Stock Options and Company SARs not to exceed 536,475, (y) Company RSUs not to exceed 369,793 and (z) Performance RSUs not to exceed 334,434 (based on a maximum level of performance); provided that (x) each such equity award shall provide that the transactions contemplated by this Agreement shall not, subject to the conversion of such equity awards into Parent equity awards pursuant to Section 2.05(b), Section 2.05(d) or Section 2.05(f), as applicable, constitute a "Change in Control" (or such similar term) for purposes of the Equity Plan, the applicable award agreement or any Company severance plan and (y) each Company RSU that is a Performance RSU shall be subject to the performance metrics and other terms and conditions set forth on Section 6.01(k) of the Company Disclosure Schedule and subject to the conditions in the immediately preceding clause (x), (3) in connection with the hiring of Service Providers who are not Key Employees, granting Company Stock Options, Company SARs or Company RSUs on the terms and conditions set forth on Section 6.01(k) of the Company Disclosure Schedule, and (4) establishing and administering the Company's One Advent Incentive Plan and Black Diamond Bonus Plan, in each case, in the ordinary course of business consistent with past practice and on the terms and conditions set forth on Section 6.01(k) of the Company Disclosure Schedule;

          (l)    change the Company's methods of accounting, except as required by concurrent changes in GAAP or in Regulation S-X of the 1934 Act, as agreed to by its independent public accountants;

          (m)  settle, or offer or propose to settle, (i) any material litigation, investigation, arbitration, proceeding or other claim or dispute involving or against the Company or any of its Subsidiaries, if such settlement would result in the payment by the Company of over $250,000 or require the Company to agree to ongoing restrictions on its operations, (ii) any stockholder litigation or dispute against the Company or any of its officers or directors or (iii) any litigation, arbitration, proceeding or dispute that relates to the transactions contemplated hereby;

          (n)   adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

          (o)   make or change any material Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting, amend any income Tax or other material Tax Returns or file claims for income Tax or other material Tax refunds, enter into any closing agreement, settle any material Tax claim, audit or assessment, or surrender any right to claim an income Tax or other material Tax refund, offset or other reduction in material Tax liability;

          (p)   fail to maintain existing material insurance policies or comparable replacement policies;

          (q)   enter into any other transaction the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the Merger or that could reasonably be expected to dilute materially the benefits to Parent of the transactions contemplated hereby; or

          (r)   agree, resolve or commit to do any of the foregoing.

        Section 6.02.    Company Stockholder Meeting.     (a) The Company shall cause a meeting of its stockholders (the "Company Stockholder Meeting") to be duly called and held as soon as reasonably practicable (but in no event later than 35 days after (i) the tenth calendar day after the preliminary Company Proxy Statement therefor has been filed with the SEC if by such date the SEC has not informed the Company that it intends to review the Company Proxy Statement or (ii) if the SEC has by such date informed the Company that it intends to review the Company Proxy Statement, the date on which the SEC confirms that it has no further comments on the Company Proxy Statement) for the purpose of voting on the approval and adoption of this Agreement and the Merger. Subject to Section 6.03, the Board of Directors of the Company shall (i) recommend approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby by the Company's stockholders, (ii) use its reasonable best efforts to obtain the Company Stockholder Approval, (iii) not effect an Adverse Recommendation Change and (iv) otherwise comply with all legal requirements applicable to such meeting.

          (b)   In connection with the Company Stockholder Meeting, the Company shall (i) prepare, subject to receipt of the information to be provided by Parent pursuant to the final sentence of this Section 6.02(b), and file with the SEC the preliminary Company Proxy Statement as soon as reasonably practicable after the date hereof, (ii) cause the Company Proxy Statement and any amendments or supplements thereto, when filed, to comply in all material respects with all legal requirements applicable thereto, (iii) use its reasonable best efforts to respond as promptly as practicable to and resolve all comments received from the SEC or its Staff concerning the Company Proxy Statement and all other proxy materials (and the Company shall promptly provide all such comments to Parent and shall consult with Parent in good faith in formulating the responses thereto) and (iv) cause the Company Proxy Statement to be mailed to its stockholders as promptly as reasonably practicable after resolution of any such comments. Notwithstanding the foregoing, no covenant is made by the Company with respect to any information supplied by Parent, Merger Subsidiary or any of their Affiliates for inclusion or incorporation by reference in the Company Proxy Statement. Parent and Merger Subsidiary shall furnish all information concerning it and its Affiliates, if applicable, as the Company may reasonably request in connection with the preparation and filing with the SEC of the Company Proxy Statement.

          (c)   The Company shall not, without the consent of Parent, adjourn or postpone the Company Stockholder Meeting; provided that the Company may, without the consent of Parent, adjourn or postpone the Company Stockholder Meeting (A) if as of the time for which the Company Stockholder Meeting is originally scheduled (as set forth in the Company Proxy Statement) there are insufficient shares of Company Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholder Meeting, (B) if the failure to adjourn or postpone the Company Stockholder Meeting would reasonably be expected to be a violation of Applicable Law for the distribution of any required supplement or amendment to the Company Proxy Statement or (C) if the Board of Directors of the Company (or any committee thereof) has determined in good faith (after consultation with outside legal counsel) that it is necessary or appropriate to postpone or adjourn the Company Stockholder Meeting, including in order to give the Company's stockholders sufficient time to evaluate any information or disclosure that the Company has sent to its stockholders or otherwise made available to its stockholders (including in connection with any Adverse Recommendation Change).

        Section 6.03.    No Solicitation; Other Offers.     (a) General Prohibitions. Neither the Company nor any of its Subsidiaries shall, nor shall the Company or any of its Subsidiaries authorize or permit any of its or their officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents or advisors ("Representatives") to, directly or indirectly, (i) solicit, initiate or take any action to knowingly facilitate or knowingly encourage the submission of any Acquisition Proposal, (ii) enter into or participate in any discussions or negotiations with, furnish any non-public information relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to, otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by any Third Party that is seeking to make, or has made, an Acquisition Proposal, (iii) fail to make, withdraw or modify in a manner adverse to Parent the Company Board Recommendation (or recommend an Acquisition Proposal) (any of the foregoing in this clause (iii), an "Adverse Recommendation Change"), (iv) fail to enforce or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries, (v) approve any transaction under, or any Person becoming an "interested stockholder" under, Section 203 of Delaware Law or (vi) except for an Acceptable Confidentiality Agreement, enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement or other similar instrument relating to an Acquisition Proposal. It is agreed that any violation of the restrictions on the Company set forth in this Section by any Representative of the Company or any of its Subsidiaries shall be a breach of this Section by the Company.

          (b)   Exceptions.    Notwithstanding Section 6.03(a), but subject to compliance with Section 6.03(b), Section 6.03(c) and Section 6.03(d) , at any time prior to the adoption of this Agreement by the Company's stockholders:

              (i)  the Company, directly or indirectly through its Representatives, may (A) engage in negotiations or discussions with any Third Party and its Representatives that has made after the date of this Agreement a bona fide, written Acquisition Proposal that was not solicited in violation of Section 6.03(a) that the Board of Directors of the Company determines in good faith either constitutes a Superior Proposal or would reasonably be expected to lead to a Superior Proposal and (B) furnish to such Third Party or its Representatives non-public information relating to the Company or any of its Subsidiaries pursuant to a confidentiality agreement (a copy of which shall be provided for informational purposes only to Parent) with such Third Party with terms no less favorable to the Company than those contained in the confidentiality agreement dated December 15, 2014 (the "Confidentiality Agreement") between the Company and Parent (an "Acceptable Confidentiality Agreement"; provided that such confidentiality agreement need not contain any "standstill" or other similar restrictions

    (including "non-use" restrictions that operate as an indirect "standstill")); provided that all such information (to the extent that such information has not been previously provided or made available to Parent) is provided or made available to Parent, as the case may be, prior to or substantially concurrently with the time it is provided or made available to such Third Party); and

             (ii)  Subject to compliance with Section 6.03(d), the Board of Directors of the Company may make an Adverse Recommendation Change (A) following receipt of a Superior Proposal or (B) in response to material events or changes in circumstances arising after the date hereof that were not known or reasonably foreseeable to the Company as of or prior to the date hereof (an "Intervening Event"), in each case referred to in the foregoing clauses (i) and (ii) only if the Board of Directors of the Company determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under Delaware Law. For the avoidance of doubt, notwithstanding any Adverse Recommendation Change, until the termination of this Agreement in accordance with its terms (x) in no event may the Company (A) enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement or other similar instrument relating to an Acquisition Proposal, (B) other than as required by Applicable Law, make, facilitate or provide information in connection with any SEC or other regulatory filings in connection with the transactions contemplated by any Acquisition Proposal or (C) seek any Third Party consents in connection with the transactions contemplated by any Acquisition Proposal, and (y) the Company shall otherwise remain subject to all of its obligations under this Agreement.

          In addition, nothing contained herein shall prevent the Board of Directors of the Company from (1) complying with Rule 14e-2(a) under the 1934 Act with regard to an Acquisition Proposal; provided that any such action taken or statement made that relates to an Acquisition Proposal shall be deemed to be an Adverse Recommendation Change unless the Board of Directors of the Company reaffirms the Company Board Recommendation in such statement or in connection with such action or (2) issuing a "stop, look and listen" disclosure or similar communication of the type contemplated by Rule 14d-9(f) under the 1934 Act.

          (c)   Required Notices.    The Board of Directors of the Company shall not take any of the actions referred to in Section 6.03(b) unless the Company shall have delivered to Parent a prior written notice advising Parent that it intends to take such action, and, after taking such action, the Company shall continue to advise Parent on a reasonably current basis of the status and material terms of any discussions and negotiations with the Third Party. The Company shall notify Parent promptly (but in no event later than 24 hours) after receipt by the Company (or any of its Representatives) of any Acquisition Proposal, any indication that a Third Party is considering making an Acquisition Proposal or any request for information relating to the Company or any of its Subsidiaries or for access to the business, properties, assets, books or records of the Company or any of its Subsidiaries by any Third Party that the Company has reason to believe may be considering making, or has made, an Acquisition Proposal. The Company shall provide such notice in writing and shall identify the Third Party making, and the material terms and conditions of, any such Acquisition Proposal, indication or request. The Company shall keep Parent reasonably informed, on a reasonably current basis, of the status and material details of any such Acquisition Proposal, indication or request, and shall promptly (but in no event later than 24 hours after receipt) provide to Parent copies of all correspondence and written materials (including any amendments to the original Acquisition Proposal) sent or provided to the Company or any of its Subsidiaries that describes any terms or conditions of any Acquisition Proposal (as well as written summaries of any oral communications addressing such matters).

          (d)   "Last Look".    Further, the Board of Directors of the Company shall not make an Adverse Recommendation Change in response to an Acquisition Proposal (or terminate this Agreement pursuant to Section 10.01(d)(i)), unless (i) the Company promptly notifies Parent, in writing at least three Business Days before taking that action, of its intention to do so, attaching (A) in the case of an Adverse Recommendation Change to be made following receipt of a Superior Proposal, the most current version of the proposed agreement under which such Superior Proposal is proposed to be consummated and the identity of the Third Party making the Acquisition Proposal, or (B) in the case of an Adverse Recommendation Change to be made pursuant to an Intervening Event, a reasonably detailed description of the reasons for making such Adverse Recommendation Change, and (ii) Parent does not make, within three Business Days after its receipt of that written notification, a written offer, capable of becoming binding if accepted by the Company, that (A) in the case of any Adverse Recommendation Change to be made following receipt of a Superior Proposal, is at least as favorable to the stockholders of the Company as such Superior Proposal (it being understood and agreed that any amendment to the financial terms or other material terms of such Superior Proposal shall require a new written notification from the Company and a new two Business Day period under this Section 6.03(d)) or (B) in the case of an Adverse Recommendation Change to be made pursuant to an Intervening Event, obviates the need for such recommendation change.

          (e)   Definition of Superior Proposal.    For purposes of this Agreement, "Superior Proposal" means a bona fide, unsolicited written Acquisition Proposal (with each reference to "15%" in the definition of Acquisition Proposal deemed to be a reference to "50%" for purposes of this definition) with terms that the Board of Directors of the Company determines in good faith by a majority vote, after considering the advice of a financial advisor of nationally recognized reputation and outside legal counsel and taking into account all the terms and conditions of the Acquisition Proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation, are more favorable to the Company's stockholders than as provided hereunder (taking into account any proposal by Parent to amend the terms of this Agreement pursuant to Section 6.03(d)), for which financing, if a cash transaction (whether in whole or in part), is then fully committed or reasonably determined to be available by the Board of Directors of the Company.

          (f)    Obligation to Terminate Existing Discussions.    The Company shall, and shall cause its Subsidiaries and its and their Representatives to, cease immediately and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any Third Party and its Representatives conducted prior to the date hereof with respect to any Acquisition Proposal. The Company shall promptly request that each Third Party, if any, that has (i) executed a confidentiality agreement within the 24-month period prior to the date hereof in connection with its consideration of any Acquisition Proposal and (ii) received any material confidential information in connection therewith, to return or destroy all confidential information heretofore furnished to such Person by or on behalf of the Company or any of its Subsidiaries (and all analyses and other materials prepared by or on behalf of such Person that contains, reflects or analyzes that information), in each case in accordance with the terms of the applicable confidentiality agreement, and the Company shall provide to Parent all certifications of such return or destruction from such other Persons as promptly as practicable after receipt thereof. The Company shall use its commercially reasonable efforts to secure all such certifications as promptly as practicable.

        Section 6.04.    Access to Information.     From the date hereof until the Effective Time and subject to Applicable Law and the Confidentiality Agreement, the Company shall (i) give to Parent, its counsel, financial advisors, auditors and other authorized representatives reasonable access, at regular business hours and upon prior notice, to the offices, properties, books and records of the Company and its

Subsidiaries, (ii) furnish to Parent, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and (iii) instruct its employees, counsel, financial advisors, auditors and other authorized representatives to cooperate with Parent in its investigation, provided, however, the Company may restrict or otherwise prohibit access to any documents or information to the extent that (a) any Applicable Law requires the Company to restrict or otherwise prohibit access to such documents or information; (b) access to such documents or information would give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other privilege applicable to such documents or information; (c) access to a Contract to which the Company or any of its Subsidiaries is a party or otherwise bound would violate or cause a default pursuant to, or give a third Person the right terminate or accelerate the rights pursuant to, such Contract; (d) access would result in the disclosure of any trade secrets of third Persons; or (e) such documents or information are reasonably pertinent to any adverse legal proceeding between the Company and its Affiliates, on the one hand, and Parent and its Affiliates, on the other hand; and provided, further, that if the Company does not provide access to any document or information in reliance on clauses (a) through (d) of the foregoing proviso, it shall use its reasonable best efforts to communicate the applicable information to Parent in a way that would not violate the Applicable Law or applicable Contract or cause a waiver of the applicable privilege or trade secret right; and provided, further that, subject to Section 8.02(f), the Company shall provide access to any such documents or information notwithstanding clauses (a) through (d) to the extent required by Applicable Law in connection with the consummation of the Financing. Any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries. No information or knowledge obtained in any investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by the Company hereunder.

        Section 6.05.    Consultation as to Certain Tax Matters.     Except as set forth in Section 6.01 of the Company Disclosure Schedule, prior to (a) consummating any material transaction that (i) is described in clause (b) or (c) of Section 6.01 and (ii) is not subject to Parent's consent right provided in Section 6.01 on the basis that such transaction involves solely the Company and one or more its Subsidiaries or solely its Subsidiaries, or (b) altering any material intercompany arrangements or agreements or the ownership structure among the Company and its Subsidiaries or among the Company's Subsidiaries, the Company shall consult with Parent reasonably prior to consummating any such transaction and shall not proceed with any such action or transaction described in clause (a) or (b) hereof without Parent's consent (not to be unreasonably conditioned, withheld or delayed) if such action or transaction would, in the reasonable judgment of the Company and without taking into account any action or transaction entered into by Parent or any of its Subsidiaries (including, after the Effective Time, the Company or any of its Subsidiaries), reasonably be expected to materially change the Tax position of the Company and its Subsidiaries.

        Section 6.06.    Certain Litigation.     The Company shall give Parent the opportunity to participate in the defense or settlement of any litigation (including derivative claims) against the Company and/or its directors or executive officers relating to the transactions contemplated by this Agreement. The Company agrees that it shall not settle or offer to settle any litigation commenced on or after the date of this Agreement against it or any of its directors or executive officers relating to this Agreement, the Merger or any other transaction contemplated hereby or otherwise, without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed).

ARTICLE 7
COVENANTS OF PARENT

        Parent agrees that:

        Section 7.01.    Obligations of Merger Subsidiary.     Parent shall take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

        Section 7.02.    Approval by Sole Stockholder of Merger Subsidiary.     Immediately following the execution of this Agreement by the parties, Parent shall cause the sole stockholder of Merger Subsidiary to approve and adopt this Agreement, in accordance with Delaware Law, by written consent.

        Section 7.03.    Director and Officer Liability.     Parent shall cause the Surviving Corporation, and the Surviving Corporation hereby agrees, to do the following:

          (a)   For six years after the Effective Time, the Surviving Corporation shall indemnify and hold harmless the present and former officers and directors of the Company (each, an "Indemnified Person") in respect of acts or omissions occurring at or prior to the Effective Time to the fullest extent provided under the Company's certificate of incorporation and bylaws in effect on the date hereof or any indemnity agreements between the Company and their respective present and former directors and officers in effect as of the date hereof; provided that such indemnification shall be subject to any limitation imposed from time to time under Applicable Law and such indemnity agreements.

          (b)   For six years after the Effective Time, Parent shall cause to be maintained in effect provisions in the Surviving Corporation's certificate of incorporation and bylaws and the comparable organization documents of the Surviving Corporation's Subsidiaries (or in such documents of any successor to the business of the Surviving Corporation and/or its Subsidiaries) regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses that are no less advantageous to the intended beneficiaries than the corresponding provisions in existence on the date of this Agreement, provided, that with respect to the organizational documents of the Surviving Corporation's Subsidiaries, Parent shall have the obligations set forth in this Section 7.03(b) solely with respect to any Subsidiary to which any of the individuals set forth in Section 7.03(b) of the Company Disclosure Schedule serve as either an officer or director as of the date hereof.

          (c)   Parent shall cause the Surviving Corporation to either (i) continue to maintain in effect for six years after the Effective Time the Company's directors' and officers' insurance policies and fiduciary liability insurance policies (collectively, the "D&O Insurance") in place as of the date hereof with terms, conditions, retentions and limits of liability that are at least as favorable as those contained in the Company's D&O Insurance policies in effect as of the date hereof or (ii) purchase comparable D&O Insurance for such six-year period with terms, conditions, retentions and limits of liability that are at least as favorable as those contained in the Company's D&O Insurance policies in effect as of the date hereof; provided that if the aggregate cost for such insurance coverage exceeds 250% of the current annual premium paid by the Company (which amount is set forth in Section 7.03(c) of the Company Disclosure Schedule), the Surviving Corporation shall instead be obligated to obtain D&O Insurance with the best available coverage with respect to matters occurring at or prior to the Effective Time for an aggregate cost of 250% of the current annual premium. Prior to the Effective Time, notwithstanding anything to the contrary set forth in this Agreement, the Company may, with Parent's prior written consent, purchase a six-year "tail" prepaid policy on the D&O Insurance, subject to the same cost restrictions as those applicable to the Surviving Corporation in the proviso contained in the preceding sentence, provided, that no such consent from Parent shall be required if the Company is currently required to purchase such "tail" on terms provided for in its D&O Insurance in effect as of the date hereof. In the event that the Company elects to purchase such a "tail" policy prior to the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain such "tail" policy in full force and effect and continue to honor their respective obligations thereunder, in lieu of all other obligations of the Surviving Corporation (and Parent) under the first sentence of this Section 7.03(c) for so long as such "tail" policy shall be maintained in full force and effect.

          (d)   If Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 7.03.

          (e)   The rights of each Indemnified Person under this Section 7.03 shall be in addition to any rights such Person may have under the certificate of incorporation or bylaws of the Company or any of its Subsidiaries, or under Delaware Law or any other Applicable Law or under any agreement of any Indemnified Person with the Company or any of its Subsidiaries. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person.

        Section 7.04.    Employee Matters.     (a) During the period beginning at the Effective Time and ending on December 31, 2015 (or such shorter period of employment, as the case may be), Parent shall, or shall cause its Subsidiaries to, provide to each employee who is actively employed by the Company or its Subsidiaries at the Effective Time (each, a "Covered Employee"), (i) compensation and benefits that are substantially comparable in the aggregate to the compensation and benefits (other than equity compensation and other long-term incentives, change in control, retention, transition, stay or similar arrangements) that, as determined by Parent in its sole discretion, either (A) were provided to such Covered Employee under the Employee Plans immediately prior to the Effective Time or (B) are provided to similarly situated employees of Parent and its Subsidiaries (other than the Company and its Subsidiaries); and (ii) severance benefits for U.S. employees under the broad-based severance practice of Parent and its Subsidiaries (other than the Company and its Subsidiaries).

          (b)   Crediting of Payments.    In the event any Covered Employee first becomes eligible to participate under any employee benefit plan, program, policy or arrangement of Parent or any of its Subsidiaries (each, a "Parent Plan") following the Effective Time, Parent shall, or shall cause its Subsidiaries to, use commercially reasonable efforts to: (i) waive any preexisting condition exclusions and waiting periods with respect to participation and coverage requirements applicable to such Covered Employee under any Parent Plan providing medical, dental or vision benefits to the same extent such limitation would have been waived or satisfied under the Employee Plan such Covered Employee participated in immediately prior to coverage under such Parent Plan and (ii) provide such Covered Employee with credit for any copayments and deductibles paid under an Employee Plan prior to such Covered Employee's coverage under any Parent Plan during the calendar year in which such amount was paid, to the same extent such credit was given under the Employee Plan such Covered Employee participated in immediately prior to coverage under such Parent Plan in satisfying any applicable deductible or out-of-pocket requirements under such Parent Plan.

          (c)   Service Crediting.    As of the Effective Time, Parent shall, or shall cause its Subsidiaries to, recognize all service of each Covered Employee prior to the Effective Time, with the Company and its Subsidiaries for vesting and eligibility purposes (but not for benefit accrual purposes, except for vacation and severance, as applicable). In no event shall anything contained in this Section 7.04 result in any duplication of benefits for the same period of service.

          (d)   Company 401(k) Plan.    Effective as of immediately prior to the Effective Time, unless otherwise directed in writing by Parent at least five Business Days prior to the Effective Time, the Company shall terminate the Company's Profit-Sharing and Employee Savings Plan, pursuant to resolutions of the Company's Board of Directors that are reasonably satisfactory to Parent. In connection with the termination of such plan, Parent shall permit each Covered Employee to make rollover contributions of "eligible rollover distributions" (within the meaning of Section 401(a)(31) of the Code, including all participant loans) in cash or notes (in the case of participant loans) in an amount equal to the eligible rollover distribution portion of the account balance distributed to each such Covered Employee from such plan to an "eligible retirement plan" (within the meaning of Section 401(a)(31) of the Code) of Parent or any of its Subsidiaries.

          (e)   ESPP.    Prior to the Effective Time, the Company's Board of Directors or the appropriate committee thereof shall take all actions, including adopting any resolutions or amendments, with respect to the Company's 2005 Employee Stock Purchase Plan (the "ESPP") to: (i) cause the "Offering Period" (as defined in the ESPP) ongoing as of the date of this Agreement to be the final Offering Period under the ESPP and the options under the ESPP to be exercised on the earlier of (x) the scheduled purchase date for such Offering Period and (y) the final payroll date prior to the Closing Date (with any participant payroll deductions not applied to the purchase of shares returned to the participant), (ii) prohibit participants in the ESPP from increasing their payroll deductions from those in effect on the date of this Agreement and (iii) terminate the ESPP effective immediately prior to the Effective Time.

          (f)    Without limiting the generality of Section 11.06, nothing in this Section 7.04, express or implied, (i) is intended to or shall confer upon any Person other than the parties hereto, including any Covered Employee or any former employee, director, officer or individual independent contract of the Company or any of its Subsidiaries, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, (ii) shall establish, or constitute an amendment, termination or modification of, or an undertaking to amend, establish, terminate or modify, any benefit plan, program, agreement or arrangement, (iii) shall alter or limit the ability of Parent or any of its Subsidiaries (or, following the Effective Time, the Company or any of its Subsidiaries) to amend, modify or terminate any benefit plan, program, agreement or arrangement at any time assumed, established, sponsored or maintained by any of them or (iv) shall create any obligation on the part of Parent or its Subsidiaries (or, following the Effective Time, the Company or any of its Subsidiaries) to employ any Covered Employee for any period following the Closing Date.

        Section 7.05.    No Adverse Actions.     Parent shall not, and shall cause its Subsidiaries to not, enter into any transaction the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the Merger.

ARTICLE 8
COVENANTS OF PARENT AND THE COMPANY

        The parties hereto agree that:

        Section 8.01.    Reasonable Best Efforts.     (a) Subject to the terms and conditions of this Agreement, the Company and Parent shall use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Applicable Law to consummate the transactions contemplated by this Agreement, including (i) preparing and filing as promptly as practicable with any Governmental Authority or other third party all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (ii) obtaining and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any Governmental Authority or other third party under any Contracts that are necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including by defending, contesting and resisting any actual or threatened claim, suit, action, objection or other proceeding brought by a Governmental Authority challenging the transactions contemplated by this Agreement as violative of any Applicable Law, including Antitrust Laws.

          (b)   The Company and Parent shall (i) give the other parties hereto prompt notice of the making or commencement of any request, inquiry, investigation or action by or before any Governmental Authority with respect to the transactions contemplated by this Agreement; (ii) keep the other parties hereto fully and promptly informed as to the status of any such request, inquiry, investigation or action; and (iii) promptly inform the other parties hereto of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Authority regarding the transactions contemplated by this Agreement. The Company and Parent will provide copies of any notifications, submissions, analyses, presentations, memoranda, briefs, opinions and any other documents proposed to be made with or to any Governmental Authority in connection with the transactions contemplated by this Agreement a reasonable period of time prior to filing or submitting any such notifications, submissions, analyses, presentations, memoranda, briefs, opinions and any other documents with such Governmental Authorities, consult and cooperate in good faith with the other parties hereto regarding such requests, inquiries, investigations or actions and any such notifications, submissions, analyses, presentations, memoranda, briefs, opinions and any other documents, and consider in good faith the views of the other parties regarding such requests, inquiries, investigations or actions and any such notifications, submissions, analyses, presentations, memoranda, briefs, opinions and any other documents. In addition, except as may be prohibited by any Governmental Authority or by any Applicable Law, in connection with any such request, inquiry, investigation or legal proceeding, each party hereto will permit authorized Representatives of the other parties to be present at each meeting or conference relating to such requests, inquiries, investigations or actions and any such notifications, submissions, analyses, presentations, memoranda, briefs, opinions and any other document. Notwithstanding anything contained in this Section 8.01(b), Parent shall have primary responsibility for scheduling and conducting any meeting with any Governmental Authority, coordinating and making any applications and filings with, and resolving any investigation or other inquiry of, any agency or other Governmental Authority, obtaining and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any Governmental Authority that are necessary, proper or advisable to consummate the transactions contemplated by this Agreement.

          (c)   Notwithstanding anything to the contrary in this Agreement, the parties hereto understand and agree that the reasonable best efforts of any party hereto shall not be deemed to include (and, without the prior written consent of Parent, the Company shall be prohibited from) (A) entering into any settlement, undertaking, consent decree, stipulation or agreement with any Governmental Authority in connection with the transactions contemplated hereby or (B) divesting or otherwise holding separate (including by establishing a trust or otherwise), or taking any other action with respect to any of its or the Surviving Corporation's Subsidiaries or any of their respective Affiliates' businesses, assets or properties (or otherwise agreeing to do any of the foregoing).

          (d)   In furtherance and not in limitation of the foregoing, each of Parent and the Company shall make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and in any event within 10 Business Days of the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to use their reasonable best efforts to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable. All filing fee costs and expenses by Parent and the Company under the HSR Act or any similar filing requirement of any Governmental Authority applicable to this Agreement and the transactions contemplated hereby and payable to a Governmental Authority, shall be paid for the Parent at the time any such fees, costs and expenses become due and payable.

          (e)   In furtherance and not in limitation of the provisions of Section 8.01, pursuant to NASD Rule 1017, the Company shall cause Broker-Dealer to file with FINRA, at least 30 days prior to Closing, a substantially complete application seeking FINRA's approval of the indirect change of ownership of Broker-Dealer to be effected as a result of the transactions contemplated hereby and use its reasonable best efforts to obtain such approval.

        Section 8.02.    Financing.     (a) Parent shall use its reasonable best efforts to take or cause to be taken all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to arrange and obtain the proceeds of the Financing (including, to the extent required, the full exercise of any flex provisions) at or prior to the Closing, including using its reasonable best efforts to: (i) maintain in effect the Commitment Letters in accordance with the terms and subject to the conditions thereof, (ii) comply with its obligations under the Commitment Letters, (iii) negotiate and enter into definitive agreements with respect thereto on the terms and conditions contained in the Commitment Letters as promptly as practicable after the date hereof, but in no event later than the Closing, or on such other terms and conditions no less favorable in the aggregate to Parent and Merger Subsidiary (as determined by Parent and Merger Subsidiary in their sole reasonable discretion) than the terms and conditions contained in the Commitment Letters (provided that such other terms would not reasonably be expected to materially delay or hinder the Closing), (iv) satisfy, or cause their Representatives to satisfy, on a timely basis all conditions applicable to Parent, Merger Subsidiary or their respective Representatives in the Commitment Letters (or definitive agreements entered into with respect to the Commitment Letters), it being understood that Parent and Merger Subsidiary may seek to obtain financing in a private placement of securities pursuant to available exemptions from the registration requirements of the 1933 Act or in a public offering of securities pursuant to the 1933 Act in lieu of all or a portion of the Financing (and references to the Financing in this Section 8.02 shall be deemed to include such private placement or public offering, as applicable); provided, however, that (1) Parent and Merger Subsidiary shall not release or waive the Commitment Letters or the obligations of the arrangers and lenders thereunder and (2) Parent and Merger Subsidiary shall proceed with, and consummate, the financing contemplated in the Commitment Letters in the event that such alternative private placement financing or public offering financing is not available or would materially delay or hinder the Closing, (v) prepare the information memoranda, preliminary and final offering memoranda or prospectuses, registration statements and other materials to be used in connection with obtaining the Financing prior to the anticipated date on which all of the conditions in Section 9.01 and Section 9.02 have been satisfied, to the extent reasonably practicable, and (vi) in the event that all conditions in the Commitment Letters have been satisfied, cause the lenders and any other Persons providing financing to fund the Financing at the Closing. Parent and Merger Subsidiary will fully pay, or cause to be fully paid, all commitment or other fees arising pursuant to the Commitment Letters as and when they become due to the extent they are required to be paid pursuant to the terms of the Commitment Letters.

          (b)   Subject to the terms and conditions of this Agreement, Parent will not permit any amendment or modification to be made to, or any waiver of any provision or remedy pursuant to, the Commitment Letters if such amendment, modification or waiver would (i) reduce the aggregate amount of the Financing, (ii) impose new or additional conditions or other terms to the Financing, or otherwise expand any of the conditions to the receipt of the Financing, in a manner that would reasonably be expected to (A) delay, prevent or materially impede the consummation of the Merger, or (B) make the timely funding of the Financing, or the satisfaction of the conditions to obtaining the Financing, less likely to occur in any material respect, or (iii) materially adversely impact the ability of Parent to enforce its rights against the other parties to the Commitment Letters or the definitive agreements with respect thereto. Parent shall (i) furnish the Company complete, correct and executed copies of the financing agreements or any alternative financing agreement promptly upon their execution, (ii) give the Company prompt notice of any material breach (or material breach threatened in writing) by any party of any of the Commitments Letters, any alternative financing commitment, the financing agreements, or any alternative financing agreement of which Parent or Merger Subsidiary becomes aware or any termination thereof and (iii) otherwise keep the Company reasonably and promptly informed of the status of its efforts to arrange the Financing (or any alternative financing); provided that in no event shall Parent or Merger Subsidiary be under any obligation to disclose any information pursuant to clauses (i) or (ii) that would waive the protection of attorney-client or similar privilege if such party shall have used reasonable best efforts to disclose such information in a way that would not waive such privilege.

          (c)   In the event that any portion of the Financing becomes unavailable on the terms and conditions contemplated by the Commitment Letters (including the flex provisions), (A) Parent shall promptly notify the Company and (B) Parent and Merger Subsidiary shall use their reasonable best efforts to arrange and obtain any such portion from alternative sources on terms, taken as whole, that are no more adverse to Parent and the Company (including after giving effect to the flex provisions) as promptly as practicable following the occurrence of such event but in no event later than the last day of the Marketing Period. In furtherance of the provisions of this Section 8.02(c), one or more Commitment Letters may be amended, restated, supplemented or otherwise modified or superseded at the option of Parent after the date of this Agreement but prior to the Effective Time by instruments that either amend, amend and restate, or replace the existing Commitment Letters or contemplate co-investment by or financing from one or more other or additional parties; provided that the terms of the such new or amended commitment letters shall not (1) expand upon the conditions precedent to the debt financing as set forth in the existing Commitment Letters, (2) reasonably be expected to materially delay or hinder the Closing or (3) reduce the aggregate amount of available financing. Parent shall promptly notify the Company of its intention to make any such amendment or obtain such alternative financing and keep the Company reasonably informed of the terms thereof. Parent shall deliver to the Company true and correct copies of all new or amended commitment letters (including redacted fee and engagement letters in respect of any new or amended commitment letters). In such event, the term "Commitment Letters" as used herein shall be deemed to include the Commitment Letters that are not so superseded at the time in question and the new or amended commitment letters to the extent then in effect and the term "Financing" as used herein shall be deemed to include the financing contemplated by any such new or amended commitment letters.

          (d)   The Company shall use its reasonable best efforts to cooperate with Parent in its efforts to consummate the Financing. Such reasonable best efforts shall include, to the extent reasonably requested by Parent, (i) providing direct contact between prospective lenders, investors and other Debt Financing Sources and the officers and directors of the Company and its Subsidiaries, (ii) providing assistance in preparation of information memoranda, preliminary and final offering memoranda or prospectuses, registration statements, financial information and other materials to be used in connection with obtaining such financing, including promptly furnishing any additional customary information as Parent or the Debt Financing Sources reasonably request in order to prepare such materials, (iii) cooperating with the marketing efforts of Parent and the Debt Financing Sources for such financing, including participation in a reasonable number of management presentation sessions, due diligence sessions, drafting sessions, "road shows" and sessions with rating agencies, (iv) providing assistance in obtaining any consents of third parties necessary in connection with such financing, (v) providing assistance in extinguishing existing indebtedness of the Company and its Subsidiaries and releasing Liens securing such indebtedness, in each case to take effect at the Effective Time, (vi) cooperating with respect to matters relating to provision of guarantees and pledges of collateral to take effect at the Effective Time in connection with such financing, (vii) assisting Parent in obtaining legal opinions, organizational documents and customary officer's certificates to be delivered in connection with such financing, (viii) assisting Parent in securing the cooperation of the independent accountants of the Company and its Subsidiaries, including with respect to the delivery of accountants' comfort letters, (ix) causing the taking of corporate actions by the Company and its Subsidiaries reasonably necessary to permit the completion of such financing, (x) providing the financial information necessary for the satisfaction of the obligations and conditions set forth in the Commitment Letters within the time periods required thereby, including, to the extent required under the Commitment Letters, all financial statements, financial data, audit reports and other information regarding the Company and its Subsidiaries of the type that would be required by Regulation S-X promulgated by the SEC and Regulation S-K promulgated by the SEC for a registered offering of debt or equity securities of the Company, together with drafts of comfort letters customary for such financing by auditors of the Company which such auditors are prepared to issue at the time of pricing of such securities and the closing thereof upon completion of customary procedures (such information referred to in this clause (x), the "Required Information"; provided that in no event shall the Required Information be deemed to include or shall the Company otherwise be required to provide (A) pro forma statements or pro forma adjustments (including regarding any pro forma cost savings, synergies, capitalization and other post-Closing or pro forma adjustments), (B) any description of all or any component of the Financing, (C) risk factors relating to all or any component of the Financing, (D) separate financial statements in respect of its Subsidiaries, or (E) other information required by Rule 3-10 or Rule 3-16 of Regulation S-X. The Company and its Subsidiaries shall use their reasonable best efforts to periodically update any Required Information provided to Parent as may be reasonably necessary so that such Required Information (i) meets the condition set forth in the first proviso in the definition of "Marketing Period", (ii) meets the applicable requirements set forth in the definition of "Required Information," and (iii) would not, after giving effect to such update(s), result in the Marketing Period to cease to be deemed to have commenced. If the Company in good faith reasonably believes that it has provided the Required Information, it may deliver to Parent a written notice stating when it believes that it completed such delivery, in which case the Company will be deemed to have complied with this Section 8.02(d) and the Marketing Period shall be deemed to have commenced as of such date unless Parent in good faith reasonably believes that the Company has not completed delivery of the Required Information and, within five Business Days after the delivery of the foregoing notice by the Company, delivers a written notice to the Company stating in good faith the specific items of Required Information the Company has not delivered, in which case the Marketing Period shall be deemed to have commenced when such specific items have been delivered by the Company (provided that all other conditions to the commencement of the Marketing Period have been satisfied at such time).

          (e)   Notwithstanding the provisions of Section 8.02(d) or any other provision of this Agreement, nothing in this Agreement will require the Company or any of its Subsidiaries to (A) waive or amend any terms of this Agreement or agree to pay any fees or reimburse any expenses prior to the Effective Time for which it has not received prior reimbursement or is not otherwise indemnified by or on behalf of Parent, (B) enter into any definitive agreement that is effective prior to the Effective Time, (C) give any indemnities that are effective prior to the Effective Time, (D) take any action contemplated by Section 8.02(d) that, in the good faith determination of the Company, would unreasonably interfere with the conduct of the business of the Company and its Subsidiaries or create a risk of damage or destruction to any property or assets of the Company or any of its Subsidiaries, or (E) provide any information or take any action that will conflict with or violate its organizational documents or any Applicable Laws or would result in a violation or breach of, or default under, any agreement to which the Company or any of its Subsidiaries is a party or would result in the waiver of a legal privilege; provided that if the Company or any of its Subsidiaries does not provide access to any document or information in reliance on this clause (E), the Company shall use its reasonable best efforts to communicate the applicable information to Parent in a way that would not violate the Applicable Law or applicable Contract or cause a waiver of the applicable privilege or trade secret right; and provided, further that, subject to Section 8.02(f), the Company shall provide access to any such documents or information notwithstanding the foregoing provisions of this clause (E) to the extent required by Applicable Law in connection with the consummation of the Financing. In addition, no action, liability or obligation of the Company, any of its Subsidiaries or any of their respective Representatives pursuant to any certificate, agreement, arrangement, document or instrument relating to the Financing will be effective until the Effective Time, and neither the Company nor any of its Subsidiaries will be required to take any action pursuant to any certificate, agreement, arrangement, document or instrument (including being an issuer or other obligor with respect to the Financing) contemplated by Section 8.02(d) that is not contingent on the occurrence of the Closing or that must be effective prior to the Effective Time. Nothing in this Agreement will require (A) any officer or Representative of the Company or any of its Subsidiaries to deliver any certificate or opinion or take any other action pursuant to Section 8.02 or any other provision of this Agreement that could reasonably be expected to result in personal liability to such officer or Representative, or (B) the members of the Company Board as of the date hereof to approve any financing or Contracts related thereto prior to the Effective Time.

          (f)    All non-public or other confidential information provided by the Company or any of its Representatives pursuant to this Agreement will be kept confidential in accordance with the Confidentiality Agreement, except that Parent and Merger Subsidiary will be permitted to disclose such information (i) as is legally required to be disclosed in any offering documents related to the Financing or (ii) to any financing sources or prospective financing sources, ratings agencies and other financial institutions and investors that are or may become parties to the Financing and to any underwriters, initial purchasers or placement agents in connection with the Financing (and, in each case, to their respective counsel and auditors) so long as such Persons (x) agree to be bound by the Confidentiality Agreement as if parties thereto, (y) are subject to other confidentiality undertakings customary for financings of the same type as the Financing.

          (g)   Parent shall promptly, upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys' fees) incurred by the Company or any of its Subsidiaries in connection with the cooperation of the Company and its Subsidiaries contemplated by this Section 8.02 and shall indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all losses, damages, claims, costs or expenses actually suffered or incurred by any of them of any type in connection with the arrangement of any Financing and any information used in connection therewith, except with respect to any information prepared or provided by the Company or any of its Subsidiaries or any of their respective Representatives, or to the extent such losses, damages, claims, costs or expenses result from the gross negligence or willful misconduct of the Company, any of its Subsidiaries or their respective Representatives, and the foregoing obligations shall survive termination of this Agreement.

          (h)   Parent and Merger Subsidiary acknowledge and agree that, notwithstanding anything in this Agreement to the contrary, the obligations of Parent and Merger Subsidiary to perform their respective agreements, covenants and obligations hereunder, including their respective obligations to consummate the Closing subject to the terms and conditions hereof, are not conditioned on availability, obtaining or receipt of the Financing or any alternative Financing.

        Section 8.03.    Public Announcements.     Unless the Company shall have effected an Adverse Recommendation Change or Parent and the Company are disputing either party's obligation to effect the Closing on the terms hereof, (i) Parent and the Company shall consult with each other before issuing any press release, having any communication with the press (whether or not for attribution), making any other public statement or scheduling any press conference or conference call with investors or analysts with respect to this Agreement or the transactions contemplated hereby and (ii) except in respect of any public statement or press release as may be required by Applicable Law or any listing agreement with or rule of any national securities exchange or association, shall not issue any such press release or make any such other public statement or schedule any such press conference or conference call without the consent of the other party.

        Section 8.04.    Further Assurances.     At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

        Section 8.05.    Notices of Certain Events.     Each of the Company and Parent shall promptly notify the other of:

          (a)   any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

          (b)   any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement;

          (c)   any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries or Parent and any of its Subsidiaries, as the case may be, that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to any Section of this Agreement or that relate to the consummation of the transactions contemplated by this Agreement;

          (d)   any inaccuracy of any representation or warranty contained in this Agreement at any time during the term hereof that could reasonably be expected to cause the conditions set forth in Section 9.02(a) or Section 9.03(a), as the case may be, not to be satisfied; and

          (e)   any failure of that party to comply in any material respect with or satisfy in all material respects any covenant, condition or agreement to be complied with or satisfied by it hereunder;

provided that the delivery of any notice pursuant to this Section 8.05 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

        Section 8.06.    Section 16 Matters.     Prior to the Effective Time, each of the Company and Parent shall take all steps as may be required to cause any dispositions of Company Stock (including derivative securities with respect to Company Stock) or acquisitions of Parent Common Stock (including derivative securities with respect to Parent Common Stock) resulting from the transactions contemplated by Article 2 of this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the 1934 Act with respect to the Company or will become subject to such reporting requirements with respect to Parent to be exempt under Rule 16b-3 promulgated under the 1934 Act.

        Section 8.07.    Stock Exchange De-listing; 1934 Act Deregistration.     Prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under Applicable Laws and rules and policies of NASDAQ to enable the de-listing by the Surviving Corporation of the Company Stock from NASDAQ and the deregistration of the Company Stock under the 1934 Act as promptly as practicable after the Effective Time, and in any event no more than ten days after the Closing Date.

        Section 8.08.    Takeover Statutes.     If any "control share acquisition," "fair price," "moratorium" or other antitakeover or similar statute or regulation shall become applicable to the transactions contemplated by this Agreement, each of the Company, Parent and Merger Subsidiary and the respective members of their boards of directors shall, to the extent permitted by Applicable Law, use reasonable best efforts to grant such approvals and to take such actions as are reasonably necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated herein and otherwise to take all such other actions as are reasonably necessary to eliminate or minimize the effects of any such statute or regulation on the transactions contemplated hereby.

ARTICLE 9
CONDITIONS TO THE MERGER

        Section 9.01.    Conditions to the Obligations of Each Party.     The obligations of the Company, Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following conditions:

          (a)   the Company Stockholder Approval shall have been obtained in accordance with Delaware Law;

          (b)   no Applicable Law shall restrain, enjoin or prohibit the consummation of the Merger; and

          (c)   any applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated.

        Section 9.02.    Conditions to the Obligations of Parent and Merger Subsidiary.     The obligations of Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following further conditions:

          (a)   (i) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) (A) the representations and warranties of the Company contained in Section 4.01, Section 4.02, Section 4.20, Section 4.21 and Section 4.22 shall be true in all material respects at and as of the Effective Time as if made at and as of such time (other than such representations and warranties that by their terms address matters only as of another specified time, which shall be true in all material respects only as of such time), (B) the representations and warranties of the Company contained in Section 4.05 shall be true and correct at and as of the date of this Agreement and at and as of the Effective Time as if made at and as of such time (other than any such representations and warranties that by their terms address matters only at and as of another specified time, which shall be true and correct only at and as of such time), in each case except for any inaccuracies that would not, individually or in the aggregate, increase the aggregate Merger Consideration payable in the Merger by more than 0.5% and (C) the other representations and warranties of the Company contained in this Agreement or in any certificate or other writing delivered by the Company pursuant hereto (disregarding all materiality and Company Material Adverse Effect qualifications contained therein) shall be true at and as of the Effective Time as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be true only as of such time), with, in the case of this clause (C) only, only such exceptions as have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and

  (iii) Parent shall have received a certificate signed by an executive officer of the Company to the foregoing effect;

          (b)   there shall not have been instituted or pending any action or proceeding by any Governmental Authority (i) challenging or seeking to make illegal, to delay materially or otherwise to restrain or prohibit the consummation of the Merger, seeking to obtain material damages or otherwise relating to the transactions contemplated by this Agreement, (ii) seeking to restrain or prohibit the ownership or operation by Parent, the Company or any of their respective Affiliates of all or any portion of the businesses or assets of any of Parent, the Company or any of their respective Affiliates or (iii) seeking to compel Parent, the Company or any of their respective Affiliates to take any action that would not be required to be taken pursuant to Section 8.01(c), and no Applicable Law shall have been enacted, enforced, promulgated or issued that has, or is reasonably likely to have, any of the effects described in the preceding clauses (i)-(iii);

          (c)   no Governmental Authority shall have imposed a condition to the consummation of the Merger that includes the taking of any action that is not required to be taken pursuant to the terms of this Agreement;

          (d)   there shall not have occurred since the date hereof and be continuing any event, occurrence, revelation or development of a state of circumstances or facts which, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

        Parent and Merger Subsidiary acknowledge and agree that, notwithstanding anything in this Agreement to the contrary, the obligations of Parent and Merger Subsidiary to perform their respective agreements, covenants and obligations hereunder, including their respective obligations to consummate the Closing subject to the terms and conditions hereof, are not conditioned on availability, obtaining or receipt of the Financing or any alternative Financing.

        Section 9.03.    Conditions to the Obligations of the Company.     The obligations of the Company to consummate the Merger are subject to the satisfaction of the following further conditions:

          (a)   each of Parent and Merger Subsidiary shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (i) (A) the representations and warranties of Parent contained in Section 5.01 and Section 5.02 shall be true in all material respects at and as of the Effective Time as if made at and as of such time (other than such representations and warranties that by their terms address matters only as of another specified time, which shall be true in all material respects only as of such time) and (B) the other representations and warranties of Parent contained in this Agreement or in any certificate or other writing delivered by Parent pursuant hereto (disregarding all materiality and Parent Material Adverse Effect qualifications contained therein) shall be true at and as of the Effective Time as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be true only as of such time), with, in the case of this clause (B) only, only such exceptions as have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect; and (ii) the Company shall have received a certificate signed by an executive officer of Parent to the foregoing effect.

ARTICLE 10
TERMINATION

        Section 10.01.    Termination.     This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

          (a)   by mutual written agreement of the Company and Parent;

          (b)   by either the Company or Parent, if:

              (i)  the Merger has not been consummated on or before the End Date; provided that the right to terminate this Agreement pursuant to this Section 10.01(b)(i) shall not be available to any party whose breach of any provision of this Agreement results in the failure of the Merger to be consummated by such time. As used in this Agreement, the "End Date" shall mean August 2, 2015 (the "Initial End Date"); provided, however, that if on the Initial End Date, any of the conditions to closing set forth in (A) Section 9.01(b) to the extent the relevant Applicable Law relates to an Antitrust Law, (B) Section 9.01(c) or (C) Section 9.02(b) or 9.02(c) to the extent related to any Governmental Authority enforcing Antitrust Laws have not been satisfied (or, the extent permissible, waived) then the End Date shall be extended automatically (and without any action on the part of any party hereto) to December 31, 2015;

             (ii)  there shall be (A) any applicable law that makes consummation of the Merger illegal or otherwise prohibited, or (B) any order, injunction, judgment, decree, ruling or interpretation which constitutes an Applicable Law that (x) restrains or enjoins the Company or Parent from consummating the Merger or (y) conditions the consummation of the Merger on the taking of any action that is not required to be taken pursuant to Section 8.01(c), and in each case such order, injunction, judgment, decree, ruling or interpretation shall have become final and nonappealable; or

            (iii)  at the Company Stockholder Meeting (including any adjournment or postponement thereof), the Company Stockholder Approval shall not have been obtained; or

          (c)   by Parent, if:

              (i)  an Adverse Recommendation Change shall have occurred or at any time after receipt or public announcement of an Acquisition Proposal, the Company's Board of Directors shall have failed to reaffirm the Company Board Recommendation as promptly as practicable (but in any event within five Business Days) after receipt of any written request to do so from Parent; provided, however, that that Parent's right to terminate this Agreement pursuant to this Section 10.01(c)(i) will expire on the fifteen (15th) Business Day following the date on which such right to terminate first arose; or

             (ii)  a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Company set forth in this Agreement shall have occurred that would cause the condition set forth in Section 9.02(a) not to be satisfied, and such breach is incapable of being cured by the End Date; or

            (iii)  there shall have been an intentional and material breach of Section 6.02 or Section 6.03; or

          (d)   by the Company, if:

              (i)  prior to the Company Stockholder Meeting, the Board of Directors of the Company shall have made an Adverse Recommendation Change in compliance with the terms of this Agreement, including Section 6.03(d), in order to enter into a definitive, written agreement concerning a Superior Proposal; provided, that the Company shall have paid any amounts due pursuant to Section 11.04(b) in accordance with the terms, and at the times, specified therein; or

             (ii)  a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Parent or Merger Subsidiary set forth in this Agreement shall have occurred that would cause the condition set forth in Section 9.03(a) not to be satisfied, and such breach is incapable of being cured by the End Date.

The party desiring to terminate this Agreement pursuant to this Section 10.01 (other than pursuant to Section 10.01(a)) shall give notice of such termination to the other party.

        Section 10.02.    Effect of Termination.     If this Agreement is terminated pursuant to Section 10.01, this Agreement shall become void and of no effect without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party hereto; provided that, if such termination shall result from the intentional (i) failure of either party to fulfill a condition to the performance of the obligations of the other party or (ii) failure of either party to perform a covenant hereof, such party shall be fully liable for any and all liabilities and damages incurred or suffered by the other party as a result of such failure. The provisions of this Section 10.02 and Section 11.01, Section 11.04, Section 11.07, Section 11.08 and Section 11.09 shall survive any termination hereof pursuant to Section 10.01.

ARTICLE 11
MISCELLANEOUS

        Section 11.01.    Notices.     All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail ("e-mail") transmission, so long as a receipt of such e-mail is requested and received) and shall be given, if to Parent or Merger Subsidiary, to:

    SS&C Technologies Holdings, Inc.
    80 Lamberton Road
    Windsor, CT 06095
    Attention: General Counsel
    Facsimile No.: 860-298-4962
    E-mail: pigoe@sscinc.com

  with a copy to:

    Davis Polk & Wardwell LLP
    450 Lexington Avenue
    New York, New York 10017
    Attention: Leonard Kreynin
    Facsimile No.: (212) 701-5800
    E-mail: leonard.kreynin@davispolk.com

  if to the Company, to:

    Advent Software, Inc.
    600 Townsend Street, Suite 500
    San Francisco, CA 94103
    Attention: Randall Cook
    Facsimile No.: (415) 556-0626
    E-mail: adventlegal@advent.com

  with a copy to:

    Wilson Sonsini Goodrich & Rosati Professional Corporation
    650 Page Mill Road
    Palo Alto, CA 94304
    Attention: Mike Ringler and Melissa Hollatz
    Facsimile No.: (650) 493-6811
    E-mail: mringler@wsgr.com; mhollatz@wsgr.com

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding business day in the place of receipt.

        Section 11.02.    Survival of Representations and Warranties.     The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time.

        Section 11.03.    Amendments and Waivers.     (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided that after the Company Stockholder Approval has been obtained there shall be no amendment or waiver that would require the further approval of the stockholders of the Company under Delaware Law without such approval having first been obtained; provided, further, that none of Section 11.06, Section 11.07, Section 11.08, Section 11.09 and Section 11.13, nor this proviso, may be amended without the prior written consent of the Debt Financing Sources.

          (a)   No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

        Section 11.04.    Expenses.     (a) General. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

        (b)    Termination Fee.

            (i)  If this Agreement is terminated by Parent pursuant to Section 10.01(c)(i) or Section 10.01(c)(iii), or by the Company pursuant to Section 10.01(d)(i), then the Company shall pay to Parent in immediately available funds $80,000,000 (the "Termination Fee"), in the case of a termination by Parent, within one Business Day after such termination and, in the case of a termination by the Company, immediately before and as a condition to such termination.

           (ii)  If (A) this Agreement is terminated by Parent or the Company pursuant to Section 10.01(b)(i) or Section 10.01(b)(iii), or by Parent pursuant to Section 10.01(c)(ii) (but only if the failure to satisfy the condition specified therein results from an intentional breach by the Company of any of its representations, warranties, covenants or agreements contained herein), (B) after the date of this Agreement and prior to such termination, an Acquisition Proposal shall have been publicly announced or otherwise been communicated to the Board of Directors of the Company or its stockholders and not publicly withdrawn and (C) within 12 months following the date of such termination, the Company shall have entered into a definitive agreement with respect to or recommended to its stockholders an Acquisition Proposal or an Acquisition Proposal shall have been consummated, whether or not with the party that announced or communicated the Acquisition Proposal described in clause (B) above (provided that for purposes of clauses (B) and (C), each reference to "15%" in the definition of Acquisition Proposal shall be deemed to be a reference to "50%"), then the Company shall pay to Parent in immediately available funds, concurrently with the occurrence of the applicable event described in clause (C), the Termination Fee.

          (iii)  The parties hereto acknowledge and hereby agree that in no event shall the Company be required to pay the Termination Fee on more than one occasion, whether nor not the Termination

  Fee may be payable under more than one provision of this Agreement at the same or at different times and the occurrence of different events. Any Termination Fee payable pursuant to Section 11.04(b)(ii) shall be reduced by the full amount of any Expense Reimbursement Amount previously or contemporaneously paid to Parent pursuant to Section 11.04(c), and, for avoidance of doubt, in no event shall the aggregate amount of the Company's obligations under Sections 11.04(b) and 11.04(c) exceed the amount of the Termination Fee, other than as contemplated by Section 11.04(d).

          (iv)  Notwithstanding anything to the contrary contained herein, the Company (on behalf of itself and any of its Affiliates, directors, officers, employees, agents and representatives) hereby waives any rights or claims against any Debt Financing Source in connection with this Agreement, the financing commitments, the Financing, the financing agreements or in respect of any other document or any of the transactions contemplated hereby or thereby or theory of law or equity (whether in tort, contract or otherwise) or in respect of any oral or written representations made or alleged to be made in connection herewith or therewith and the Company (on behalf of itself and any of its Affiliates, directors, officers, employees, agents and representatives) agrees not to commence any action or proceeding against any Debt Financing Source in connection with this Agreement, the financing commitments, the Financing, the financing agreements or in respect of any other document or any of the transactions contemplated hereby or thereby or theory of law or equity and agrees to cause any such action or proceeding asserted by the Company (on behalf of itself and any of its Affiliates, directors, officers, employees, agents and representatives) in connection with this Agreement, the financing commitments, the Financing, the financing agreements or in respect of any other document or any of the transactions contemplated hereby or thereby or theory of law or equity against any Debt Financing Source to be dismissed or otherwise terminated. In furtherance and not in limitation of the foregoing waiver, it is acknowledged and agreed that no Debt Financing Source shall have any liability for any claims or damages to the Company in connection with this Agreement, the financing commitments, the Financing, the financing agreements or the transactions contemplated hereby or thereby. The provisions of this Section 11.04(b)(iv) shall inure to the benefit of, and be enforceable by, each Debt Financing Source, its Affiliates and their respective successors and permitted assigns, each of which is hereby intended to be an express third party beneficiary of this Section 11.04(b)(iv).

          (c)   Reimbursement.    Upon any termination of this Agreement by either party pursuant to Section 10.01(b)(iii), the Company shall pay to Parent, within two (2) Business Days of such termination, the Expense Reimbursement Amount. The term "Expense Reimbursement Amount" means all documented out-of-pocket expenses reasonably incurred by Parent in connection with this Agreement and the transactions contemplated hereby, including the arrangement of, obtaining the commitment to provide or obtaining any financing for such transactions and the fees and expenses of accountants, attorneys, investment bankers and financial advisors (but excluding corporate overhead or salaries payable to employees of Parent or any of its Subsidiaries); provided, however, that in no event shall the Expense Reimbursement Amount exceed $12,500,000.

          (d)   Other Costs and Expenses.    The Company acknowledges that the agreements contained in this Section 11.04 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Parent and Merger Subsidiary would not enter into this Agreement. Accordingly, if the Company fails promptly to pay any amount due to Parent pursuant to this Section 11.04, it shall also pay any costs and expenses incurred by Parent or Merger Subsidiary in connection with a legal action to enforce this Agreement that results in a judgment against the Company for such amount, together with interest on the amount of any unpaid fee, cost or expense at the publicly announced prime rate of Citibank, N.A. from the date such fee, cost or expense was required to be paid to (but excluding) the payment date.

        Section 11.05.    Disclosure Schedule and SEC Document References.     (a) The parties hereto agree that any reference in a particular Section of either the Company Disclosure Schedule or the Parent Disclosure Schedule shall only be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the relevant party that are contained in the corresponding Section of this Agreement and (b) any other representations and warranties of such party that is contained in this Agreement, but only if the relevance of that reference as an exception to (or a disclosure for purposes of) such representations and warranties would be readily apparent to a reasonable person who has read that reference and such representations and warranties, without any independent knowledge on the part of the reader regarding the matter(s) so disclosed.

          (b)   The parties hereto agree that any information contained in any part of any Company Filing shall only be deemed to be an exception to (or a disclosure for purposes of) the Company's representations and warranties if the relevance of that information as an exception to (or a disclosure for purposes of) such representations and warranties would be reasonably apparent to a person who has read that information concurrently with such representations and warranties, without any independent knowledge on the part of the reader regarding the matter(s) so disclosed; provided that in no event shall any information contained in any part of any Company Filing entitled "Risk Factors" or containing a description or explanation of "Forward-Looking Statements" be deemed to be an exception to (or a disclosure for purposes of) any representations and warranties of the Company contained in this Agreement.

        Section 11.06.    Binding Effect; Benefit; Assignment.     (a) The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, and no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns; provided that the Indemnified Persons are third party beneficiaries of, and shall be entitled to enforce, Section 7.03 and the Financing sources are third party beneficiaries of, and shall be entitled to enforce, Section 11.03, Section 11.04(b)(iv), Section 11.06, Section 11.07, Section 11.08, Section 11.09 and Section 11.13 (in each case it being understood that they are not intended to be third party beneficiaries of, and shall have no right to enforce, any other provision of this Merger Agreement).

          (b)   No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that Parent or Merger Subsidiary may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to (i) one or more of their Affiliates at any time, (ii) after the Effective Time, to any Person and (iii) after the Effective Time, to the Debt Financing Sources as collateral security; provided that such transfer or assignment shall not relieve Parent or Merger Subsidiary of its obligations hereunder or enlarge, alter or change any obligation of any other party hereto or due to Parent or Merger Subsidiary.

        Section 11.07.    Governing Law.     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state; provided, however, that any legal suit, action, litigation, proceeding or claim against any Debt Financing Source (whether in law or equity or in contract, tort or otherwise) shall be governed by, including as to validity, interpretation and effect, by the laws of the State of New York. The provisions of this Section 11.07 shall inure to the benefit of, and be enforceable by, each Debt Financing Source, its Affiliates and their respective successors and permitted assigns, each of which is hereby intended to be an express third party beneficiary of this Section 11.07.

        Section 11.08.    Jurisdiction.     The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this

Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.01 shall be deemed effective service of process on such party. The parties hereby further agree that New York state or United States Federal courts sitting in New York County and the Borough of Manhattan, State of New York (and appellate courts thereof) shall have exclusive jurisdiction over any legal action, suit or proceeding (whether at law, in equity, in contract, in tort or otherwise) brought against any Debt Financing Source in any way connected with the transactions contemplated by this Agreement, including any dispute arising out of or relating in any way to the financing commitments or the performance thereof and the parties shall not bring or permit any of their Affiliates to bring or support anyone else in bringing any such legal action, suit or proceeding in any other court. The provisions of this Section 11.08 shall inure to the benefit of, and be enforceable by, each Debt Financing Source, its Affiliates and their respective successors and permitted assigns, each of which is hereby intended to be an express third party beneficiary of this Section 11.08.

        Section 11.09.    WAIVER OF JURY TRIAL.     EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING THE FINANCING). THE PROVISIONS OF THIS SECTION 11.09 SHALL INURE TO THE BENEFIT OF, AND BE ENFORCEABLE BY, EACH DEBT FINANCING SOURCE, ITS AFFILIATES AND THEIR RESPECTIVE SUCCESSORS AND PERMITTED ASSIGNS, EACH OF WHICH IS HEREBY INTENDED TO BE AN EXPRESS THIRD PARTY BENEFICIARY OF THIS SECTION 11.09.

        Section 11.10.    Counterparts; Effectiveness.     This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

        Section 11.11.    Entire Agreement.     This Agreement and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

        Section 11.12.    Severability.     If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

        Section 11.13.    Specific Performance.     The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity, and shall not raise any objections asserting that monetary damages would be adequate remedies in the event of such breach. Any party hereto seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each party hereto irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security. For avoidance of doubt and without limitation to Section 8.02(h), the Company's rights to specific performance of Parent and Merger Sub's obligation to consummate the transaction in accordance with Section 2.01 is not conditioned on the availability, obtaining or funding of the Financing or any alternative Financing. With respect to the provisions hereof to which the Debt Financing Sources are third party beneficiaries (including this Section 11.13), the provisions of this Section 11.13 shall inure to the benefit of, and be enforceable by, each Debt Financing Source, its Affiliates and their respective successors and permitted assigns, each of which is hereby intended to be an express third party beneficiary of this Section 11.13.

[The remainder of this page has been intentionally left blank; the next page is the signature page.]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth on the cover page of this Agreement.

ADVENT SOFTWARE, INC.
By:	/s/ JAMES COX
	Name:	James Cox
	Title:	Chief Financial Officer
SS&C TECHNOLOGIES HOLDINGS, INC.
By:	/s/ PATRICK PEDONTI
	Name:	Patrick Pedonti
	Title:	Chief Financial Officer
ARBOR ACQUISITION COMPANY, INC.
By:	/s/ PATRICK PEDONTI
	Name:	Patrick Pedonti
	Title:	Treasurer

[Signature Page to Merger Agreement]

Annex B

February 2, 2015

Board of Directors
Advent Software, Inc.
600 Townsend Street
San Francisco, CA 94103

Members of the Board:

We understand that Advent Software, Inc. (the "Company"), SS&C Technologies Holdings, Inc. ("Parent"), and Arbor Acquisition Company, Inc., a wholly owned subsidiary of Parent ("Merger Sub"), have entered into an Agreement and Plan of Merger, dated as of February 2, 2015 (the "Merger Agreement"), pursuant to which, among other things, Merger Sub will merge with and into the Company (the "Merger"). Pursuant to the Merger, the Company will become a wholly owned subsidiary of Parent, and each outstanding share of common stock of the Company, par value $0.01 per share ("Company Common Stock"), other than shares held by the Company as treasury stock (other than shares in a trust or managed account under an employee plan of the Company) or owned by Parent or any subsidiary of the Company or Parent, respectively, and shares as to which appraisal rights have been properly demanded, will be converted into the right to receive $44.25 in cash. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the consideration to be received by the holders of shares of Company Common Stock, other than Parent or any affiliates of Parent (the "Holders"), pursuant to the Merger Agreement is fair, from a financial point of view, to such Holders.

For purposes of the opinion set forth herein, we have reviewed the Merger Agreement, certain related documents and certain publicly available financial statements and other business and financial information of the Company. We have also reviewed certain forward-looking information prepared by management of the Company, including financial projections and operating data of the Company (collectively, the "Company Projections"). Additionally, we discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company. We also reviewed the historical market prices and trading activity for Company Common Stock and compared the financial performance of the Company and the prices and trading activity of Company Common Stock with that of certain other selected publicly-traded companies and their securities. In addition, we reviewed the financial terms, to the extent publicly available, of selected acquisition transactions and performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to, or discussed with, us by the Company. With respect to the Company Projections, we have been advised by the management of the Company, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company and other matters covered thereby. We have assumed that the Merger will be consummated in accordance with the terms set forth in the

B-1

Merger Agreement, without any modification, waiver or delay. In addition, we have assumed that in connection with the receipt of all the necessary approvals of the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that could have an adverse effect on the Company or the contemplated benefits expected to be derived in the proposed Merger. We have not made any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal. In addition, we have relied, without independent verification, upon the assessment of the management of the Company as to the existing and future technology and products of the Company and the risks associated with such technology and products. In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to an acquisition, business combination or other extraordinary transaction involving the Company.

We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services payable upon rendering of this opinion. We will also receive an additional, larger fee if the Merger is consummated. In addition, the Company has agreed to reimburse our expenses and indemnify us for certain liabilities arising out of our engagement. During the two year period prior to the date hereof, no material relationship existed between Qatalyst or any of its affiliates and the Company or Parent pursuant to which compensation was received by Qatalyst or its affiliates other than Qatalyst acting as financial advisor to the Company in connection with the Company's 2013 dividend recapitalization and debt financing and a prior strategic review; however, Qatalyst and/or its affiliates may in the future provide investment banking and other financial services to the Company or Parent and their respective affiliates for which we would expect to receive compensation.

Qatalyst provides investment banking and other services to a wide range of corporations and individuals, domestically and offshore, from which conflicting interests or duties may arise. In the ordinary course of these activities, affiliates of Qatalyst may at any time hold long or short positions, and may trade or otherwise effect transactions in debt or equity securities or loans of the Company, Parent or certain of their respective affiliates.

This opinion has been approved by our opinion committee in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent. This opinion does not constitute a recommendation as to how any Holder should vote with respect to the Merger or any other matter and does not in any manner address the price at which Company Common Stock will trade at any time.

Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion. Our opinion does not address the underlying business decision of the Company to engage in the Merger, or the relative merits of the Merger as compared to any strategic alternatives that may be available to the Company. Our opinion is limited to the fairness, from a financial point of view, of the consideration to be received by the Holders pursuant to the Merger Agreement and we express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company's officers, directors or employees, or any class of such persons, relative to such consideration.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the consideration to be received by the Holders pursuant to the Merger Agreement is fair, from a financial point of view, to such Holders.

Yours faithfully,

/s/ QATALYST PARTNERS

QATALYST PARTNERS LP

B-2

Annex C

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

Appraisal rights.

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the Record Date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the Surviving Corporation as provided in § 251(f) of this title.

          (2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the SS&C immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

          (4)   In the event of an amendment to a corporation's certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word "amendment" substituted for the words "merger or consolidation", and the word "corporation" substituted for the words "constituent corporation" and/or "surviving or resulting corporation".

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the Record Date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a Record Date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the Record Date shall be such effective date. If no Record Date is fixed and the notice is given prior to the effective date, the Record Date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Annex D

STOCKHOLDER AGREEMENT

        AGREEMENT, dated as of February 2, 2015 between SS&C Technologies Holdings, Inc., a Delaware corporation ("Parent"), Arbor Acquisition Company, Inc., a Delaware corporation ("Merger Sub"), Stephanie G. DiMarco, DiMarco/Harleen Revocable Living Trust and DiMarco/Harleen 1996 Charitable Trust (each, a "Stockholder" and collectively, the "Stockholders").

        WHEREAS, in order to induce Parent and Merger Sub to enter into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), with Advent Software, Inc., a Delaware corporation (the "Company"), Parent has requested each Stockholder, and each Stockholder has agreed, to enter into this Agreement with respect to all shares of common stock of the Company that each Stockholder beneficially owns (the "Shares").

        NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1
GRANT OF PROXY; VOTING AGREEMENT

        Section 1.01.    Voting Agreement.

        (a)   Until this Agreement has been terminated in accordance with its terms, each Stockholder hereby agrees to vote or exercise its right to consent with respect to all Shares that Stockholder is entitled to vote at the time of any vote or action by written consent to approve and adopt the Merger Agreement, the Merger and all agreements related to the Merger and any actions related thereto at any meeting of the stockholders of the Company, and at any adjournment thereof, at which such Merger Agreement and other related agreements (or any amended version thereof), or such other actions, are submitted for the consideration and vote of the stockholders of the Company.

        (b)   Stockholder hereby agrees that it will not vote any Shares in favor of, or consent to, and will vote against and not consent to, the approval of any (i) Acquisition Proposal, (ii) reorganization, recapitalization, liquidation or winding-up of the Company or any other extraordinary transaction involving the Company, (iii) corporate action the consummation of which would frustrate the purposes, or prevent or delay the consummation, of the transactions contemplated by the Merger Agreement or (iv) other matter relating to, or in connection with, any of the foregoing matters.

        (c)   Notwithstanding the foregoing, nothing in this Agreement shall require any Stockholder to vote or otherwise consent to any amendment to the Merger Agreement or the taking of any action that could result in the amendment, modification or a waiver of a provision therein, in any such case, in a manner that (i) decreases the amount or changes the form of the Merger Consideration, (ii) imposes any material restrictions or additional conditions on the consummation of the Merger or the payment of the Merger Consideration to stockholders or (iii) extends the End Date. Except as expressly set forth in this Section 1.01, Stockholders shall not be restricted from voting in favor of, against or abstaining with respect to any other matter presented to the stockholders of the Company.

        Section 1.02.    Irrevocable Proxy.     Each Stockholder hereby revokes any and all previous proxies granted with respect to the Shares. By entering into this Agreement, Stockholder hereby grants a proxy appointing Parent as the Stockholder's attorney-in-fact and proxy, with full power of substitution, for and in the Stockholder's name, to vote at any meeting of the stockholders of the Company (or deliver written consent) in favor of the actions set forth in Section 1.01(a) and against the actions set forth in Section 1.01(b). The proxy granted by each Stockholder pursuant to this Article 1 is irrevocable and is granted in consideration of Parent entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses. The proxy granted by each Stockholder shall be revoked upon termination of this Agreement in accordance with its terms.

        Section 1.03.    Other Capacities.     If any Stockholder is an officer or director of the Company, nothing in this Agreement shall be deemed to apply to, or to limit in any manner, the discretion of such Stockholder with respect to any action to be taken (or omitted) by such Stockholder in his or her capacity as an officer or director of the Company; provided that the obligations, covenants and agreements of such Stockholder contained in this Agreement are separate and apart from such Stockholder's capacity as an officer or director of the Company, and neither any fiduciary obligation that such Stockholder may have as a director or officer of the Company nor the occurrence of an Adverse Recommendation Change shall countermand the obligations, covenants and agreements of such Stockholder, solely in his or her capacity as a stockholder of the Company, contained in this Agreement.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

        Each Stockholder, severally and not jointly, represents and warrants to Parent that:

        Section 2.01.    Corporation Authorization.     With respect to any Stockholder who is not an individual, the execution, delivery and performance by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby are within the powers (corporate and otherwise) of such Stockholder and, if applicable, have been duly authorized by all necessary corporate action. With respect to any Stockholder who is an individual, if such Stockholder is married and the Shares constitute community property under applicable law, this Agreement has been duly authorized, executed and delivered by, and constitutes the valid and binding agreement of, such Stockholder's spouse. If this Agreement is being executed in a representative or fiduciary capacity, the person signing this Agreement has full power and authority to enter into and perform this Agreement. This Agreement constitutes a valid and binding Agreement of such Stockholder (and, if applicable, such Stockholder's Spouse), enforceable against such Stockholder (and, if applicable, such Stockholder's Spouse) in accordance with its terms.

        Section 2.02.    Non-Contravention.     The execution, delivery and performance by such Stockholder of this agreement and the consummation of the transactions contemplated hereby do not and will not (i) with respect to any Stockholder who is not an individual, violate the certificate of incorporation or bylaws of such Stockholder, (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which Stockholder is entitled under any provision of any agreement or other instrument binding on such Stockholder or (iv) result in the imposition of any Lien on any asset of such Stockholder.

        Section 2.03.    Ownership of Shares.     As of the date hereof, such Stockholder is the record and beneficial owner of the Shares set forth on the signature page hereto, free and clear of any Lien and any other limitation or restriction (including any restriction on the right to vote or otherwise dispose of the Shares). None of the Shares is subject to any voting trust or other agreement or arrangement with respect to the voting of such Shares.

        Section 2.04.    Total Shares.     As of the date hereof, except for the securities set forth on the signature page hereto, such Stockholder does not beneficially own any (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company.

        Section 2.05.    Finder's Fees.     No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Parent or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of Stockholder.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF PARENT

        Parent represents and warrants to Stockholder:

        Section 3.01.    Corporation Authorization.     The execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby are within the corporate powers of Parent and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of Parent.

ARTICLE 4
COVENANTS OF STOCKHOLDER

        Each Stockholder, severally and not jointly, hereby covenants and agrees that:

        Section 4.01.    No Proxies for or Encumbrances on Shares.

        (a)   Except pursuant to the terms of this Agreement, no Stockholder shall, without the prior written consent of Parent, directly or indirectly, (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Shares or (ii) acquire, sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect acquisition or sale, assignment, transfer, encumbrance or other disposition of, any Shares during the term of this Agreement, except for Permitted Transfers. Except with the prior written consent of Parent, no Stockholder shall seek or solicit any such acquisition or sale, assignment, transfer, encumbrance or other disposition or any such contract, option or other arrangement or understanding, except for Permitted Transfers, and agrees to notify Parent promptly, and to provide all details requested by Parent, if Stockholder shall be approached or solicited, directly or indirectly, by any Person with respect to any of the foregoing.

        (b)   For purposes of this Section 4.01, "Permitted Transfers" shall mean any acquisition or sale, assignment, transfer, encumbrance or other disposition of securities (i) for the net settlement of Stockholder's Company Options or Company SARs (to pay the exercise price thereof and any tax withholding obligations), (ii) for the net settlement of Stockholder's Company RSUs (including Performance RSUs) settled in shares of Company Stock (to pay any tax withholding obligations), (iii) for the exercise of Stockholder's Company Options or Company SARs, to the extent such options would expire prior to the Effective Time, (iv) for the exercise of Stockholder's Company Options or Company SARs, or the receipt upon settlement of Stockholder's Company RSUs, and the sale of a sufficient number of such shares of Company Stock acquired upon exercise or settlement of such securities as would generate sales proceeds sufficient to pay the aggregate applicable exercise price of shares then exercised under such options or stock appreciation rights and the taxes payable by Stockholder as a result of such exercise or settlement, (v) made as a bona fide gift to a charitable entity (provided that the aggregate number of Shares assigned, transferred or otherwise disposed of by all Stockholders pursuant to this clause (v) shall not exceed 150,000), (vi) to any family member or trust for the benefit of any family member, (vii) to any stockholder, member or partner of any Stockholder which is an entity, (viii) to any Affiliate of Stockholder, or (ix) to any person or entity if and to the extent required by any non-consensual legal order, by divorce decree or by will, intestacy or other similar Applicable Law, so long as, in the case of the foregoing clauses (vi), (vii), (viii) and (ix), the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to the parties hereto a written consent and joinder memorializing such agreement.

        Section 4.02.    Other Offers.     Subject to Section 1.03, each Stockholder (in his, her or its capacity as such) shall not and shall use its reasonable best efforts to cause (x) if Stockholder is not an individual, its subsidiaries and its and their officers, directors, employees or other agents not to or (y) if Stockholder is an individual, its agents and controlled affiliates not to, in either case, directly or indirectly, (i) take any action to solicit or initiate any Acquisition Proposal or (ii) engage in negotiations with, or disclose any nonpublic information relating to the Company or any of its Subsidiaries or afford access to the properties, books or records of the Company or any of its Subsidiaries to, any Person that may be considering making, or has made, an Acquisition Proposal or has agreed to endorse an Acquisition Proposal.

        Section 4.03.    Appraisal Rights.     Stockholder agrees not to exercise any rights (including under Section 262 of the General Corporation Law of the State of Delaware) to demand appraisal of any Shares which may arise with respect to the Merger.

ARTICLE 5
MISCELLANEOUS

        Section 5.01.    Other Definitional and Interpretative Provisions.     The words "hereof", "herein" and "hereunder" and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation", whether or not they are in fact followed by those words or words of like import. "Writing", "written" and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

        Section 5.02.    Further Assurances.     Parent and Stockholder will each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the transactions contemplated by this Agreement.

        Section 5.03.    Amendments; Termination.     Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective. This Agreement shall terminate upon the termination of the Merger Agreement in accordance with its terms.

        Section 5.04.    Expenses.     All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

        Section 5.05.    Successors and Assigns.     The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto, except that Parent may transfer or assign its rights and obligations to any Affiliate of Parent.

        Section 5.06.    Governing Law.     This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware.

        Section 5.07.    Counterparts; Effectiveness.     This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

        Section 5.08.    Severability.     If any term, provision or covenant of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

        Section 5.09.    Specific Performance.     The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement is not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or in equity.

        Section 5.10.    Capitalized Terms.     Capitalized terms used but not defined herein shall have the respective meanings set forth in the Merger Agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

SS&C TECHNOLOGIES HOLDINGS, INC.
By:	/s/ PATRICK J. PEDONTI
	Name:	Patrick J. Pedonti
	Title:	Senior Vice President and Chief Financial Officer
ARBOR ACQUISITION COMPANY, INC.
By:	/s/ PATRICK J. PEDONTI
	Name:	Patrick J. Pedonti
	Title:	Treasurer

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

STOCKHOLDER:
STEPHANIE G. DIMARCO
By:	/s/ STEPHANIE G. DIMARCO
	Name:	Stephanie G. DiMarco
Title:
SPOUSE OF STOCKHOLDER:
By:	/s/ JAMES HARLEEN
	Name:	James Harleen
Title:

Stockholder	Description of Security	Shares Owned (or Underlying such Security)
Stephanie G. DiMarco	Stock Appreciation Rights	249,952
	Restricted Stock Units	1,306

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

STOCKHOLDER:
DIMARCO/HARLEEN REVOCABLE LIVING TRUST
By:	/s/ STEPHANIE G. DIMARCO
	Name:	Stephanie G. DiMarco
	Title:	Trustee

Stockholder	Description of Security	Shares Owned (or Underlying such Security)
Dimarco/Harleen Revocable Living Trust	Common Stock	2,468,233

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

STOCKHOLDER:
DIMARCO/HARLEEN 1996 CHARITABLE TRUST
By:	/s/ STEPHANIE G. DIMARCO
	Name:	Stephanie G. DiMarco
	Title:	Trustee

Stockholder	Description of Security	Shares Owned (or Underlying such Security)
Dimarco/Harleen 1996 Charitable Trust	Common Stock	399,654

PRELIMINARY PROXY CARD—SUBJECT TO COMPLETION Advent Software, Inc. Special Meeting of Stockholders This proxy is solicited by the Board of Directors The undersigned(s) hereby appoint(s) David Peter F. Hess, Jr. and James S. Cox, or either of them, as the true and lawful attorneys-in-fact, agents and proxies (each of them with full power of substitution) to represent the undersigned(s) and to vote at the Special Meeting of Stockholders of Advent Software, Inc., to be held on [.], 2015, at [.], at [.], Pacific time, and any and all adjournments, postponements or other delays thereof (the “Special Meeting”), in the manner directed, with respect to all shares of common stock of Advent Software, Inc. that the undersigned(s) is entitled to vote and in the discretion of the proxies on such other matters as may properly come before the Special Meeting. This proxy is solicited by the Board of Directors of Advent Software, Inc. and will be voted as directed or, if no direction is indicated, will be voted “FOR” Proposals 1, 2 and 3. The Board of Directors recommends a vote “FOR” Proposals 1, 2 and 3. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued, and to be signed, on reverse side

[INSERT ADVENT LOGO] VOTE BY INTERNET] • Go to [.] • Follow steps outlined on the secure website VOTE BY TELEPHONE • Call toll free - 1-800-[.] within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message PROXIES SUBMITTED BY THE INTERNET OR TELEPHONE MUST BE RECEIVED BY 11:59 P.M., EASTERN TIME, ON [.], 2015. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to [.]. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR Proposals 1, 2, and 3. For Against Abstain 1. To adopt the Agreement and Plan of Merger, dated as of February 2, 2015, by and among SS&C Technologies Holdings, Inc., Arbor Acquisition Company, Inc. and Advent Software, Inc., as it may be amended from time to time. 2. To approve the adoption of any proposal to adjourn the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. 3. To approve, on a non-binding, advisory basis, the compensation that will or may become payable by Advent Software, Inc. to its named executive officers in connection with the merger. For address change/comments, mark here. (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date